Prospectus Supplement (Sales Report) No. 4 dated February 1, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 543957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543957	$12,800	$12,800	7.29%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 543957. Member loan 543957 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Ameriprise Financial	Debt-to-income ratio:	20.00%
Length of employment:	8 years	Location:	ashburn, VA

Home town:
Current & past employers:	Ameriprise Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I have done a good job getting my debt lowered however, with Credit Card APR's going higher I really feel my payment isn't going as far as it used to. I want to get to a fixed monthly payment so I know its getting lower every month.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,422.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Ameriprise Financial?	Financial advisor/Investment Manager
Please list the credit cards you wish to pay off with this loan; include the balances, and interest rates you are paying on each debt. Thank you. IBEW 595 retired.	I got your question already. When I have a chance to get home and look at my list, I will reply back.
Please list all debts; the balances and interest rates you are paying on each debt. Thank you. IBEW 595 retired.	Ameriprise MC $9629.60 @7.99% going to 9% in March Airtran $3288.28 @14.99%

Member Payment Dependent Notes Series 553429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553429	$10,200	$10,200	12.68%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 553429. Member loan 553429 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sports Training Physical Therapy	Debt-to-income ratio:	17.71%
Length of employment:	3 years	Location:	Staten Island, NY

Home town:
Current & past employers:	Sports Training Physical Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > In June of 2010, I purchased my first home. It needed an updated kitchen. Unfortunately, I had to charge approximately $14,000 on my credit cards. I've used lending club in the past to pay off my high interest credit cards and am looking to do so again. Thanks

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,657.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total is $307,000. My homes estimated value on zillow.com is $340,000. Please let me know if you have any further questions.

Member Payment Dependent Notes Series 597795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
597795	$10,000	$10,000	7.29%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 597795. Member loan 597795 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	PharMerica	Debt-to-income ratio:	2.78%
Length of employment:	2 years	Location:	Tampa, FL

Home town:
Current & past employers:	PharMerica
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,239.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 624787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
624787	$20,000	$20,000	16.40%	1.00%	January 31, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 624787. Member loan 624787 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,873 / month
Current employer:	Holland & Hart	Debt-to-income ratio:	19.27%
Length of employment:	7 years	Location:	Westminster, CO

Home town:
Current & past employers:	Holland & Hart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	24
Revolving Credit Balance:	$13,201.00	Public Records On File:	1
Revolving Line Utilization:	46.20%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Reason for Chap 7/13 Bankruptcy filing 111-months ago? Final dispositionw was? (2) What is current employer? and What is your position (brief job summary) with employer? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (4) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) Reason for bankruptcy: Was told my job would be eliminated within a couple of months following the attacks of 9/11/01. There had been a considerable drop in business when the "tech bubble" burst and the attacks caused this business slowdown to accelerate. Bankruptcy was discharged in April 2002. (2) Current employer is Holland & Hart, the largest law firm in the Rocky Mountain region. It is headquartered in Denver and there are over 400 attorneys in 13 offices in Colorado, Wyoming, Idaho, Nevada and New Mexico, plus one office in Washington, DC. I am a legal secretary (and have been for more than 30 years) and have been employed with this firm for nearly 7 years. (3) Currently aniticipate using the full 5 years to pay off the loan. Will not decide about accepting a partially funded loan until listing expires.
What do you do for Holland & Hart?	I am a legal secretary (and have been for more than 30 years) and have been employed with this law firm for nearly 7 years. Holland & Hart is the largest law firm in the Rocky Mountain region. It is headquartered in Denver and there are over 400 attorneys in 13 offices in Colorado, Wyoming, Idaho, Nevada and New Mexico, plus one office in Washington, DC. .
What actions have you taken (other than requesting this loan) to further reduce your debt and maintain it at a lower level moving forward?	This loan is to pay off higher-interest credit card accounts which I closed more than a year ago. My sole focus is to pay off my debt under the best arrangement I can make. This loan is one option to do that.

Member Payment Dependent Notes Series 633190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
633190	$10,000	$10,000	13.06%	1.00%	January 26, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 633190. Member loan 633190 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Invesco	Debt-to-income ratio:	15.50%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Invesco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan is for credit card debt consolidation at a lower rate. My Dad passed 4 years ago and I needed money to quickly relocate from LA to SF to keep my Mom from losing her house. I have a solid career and income as a career Executive Assistant/Notary Public. This loan will expedite my debt payoff at a lower interest rate. Borrower added on 01/22/11 > Dear DasMula: These are my debts: Wells Fargo=$6700 18%, Bank of America=$6800 18% & HSBC=$2300 16%. This equals $15,800; I get my annual bonus next month and will pay off the remaining $5800 with my bonus :). My balances have not gone down in the past years because I have been making only the minimum payments anywhere from $75-$175 per card; hence my new gameplan. I also recently got rid of my car so I am freeing up money that way since I live and work in downtown SF. My mother has her boyfriend living with her and helping with the mortgage so I am free from that fiscal responsibility as well. Thanks!

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	51
Revolving Credit Balance:	$16,247.00	Public Records On File:	0
Revolving Line Utilization:	88.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 637670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637670	$14,500	$14,500	10.00%	1.00%	January 31, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637670. Member loan 637670 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,450 / month
Current employer:	Wells -Fargo Bank	Debt-to-income ratio:	12.28%
Length of employment:	10+ years	Location:	WILLMAR, MN

Home town:
Current & past employers:	Wells -Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Wells -Fargo Bank?	I am a Learning and Development Consultant - trainer/facilitator
If you don't mind, I have some brief questions for you regarding your loan. What do you your duties for Wells Fargo entail? Do you work within a branch of the bank or within a headquarters building? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr?	I travel the east coast training on a staffing system. I work from home when not traveling. Liquid assets 34,000 paying approx 500 currently, use spouse income to help pay which was not included in app, I will probably take 3 yrs. to pay off.
Hi borrower. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? 23) Usually 300 loans listed; today 421. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I would go with a partially funded loan to pay off higher interest debt. Thanks.

Member Payment Dependent Notes Series 638959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638959	$8,000	$8,000	5.42%	1.00%	January 28, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638959. Member loan 638959 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Just Sports	Debt-to-income ratio:	6.41%
Length of employment:	< 1 year	Location:	Sun City, AZ

Home town:
Current & past employers:	Just Sports
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Simply using this money to pay off a high interest credit card that is currently at 16.9%. I am currently paying $300 a month on this now, so making the payment of $241 will be no problem. I'm tired of wasting all my money on interest charges which is why I have not used a credit card in over a year. Doing this loan will save me lots of money on interest. Thank you

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,059.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Type your answer here. 1. To consolidate my last credit card. Basically about a year ago I got a credit card offer from chase for 6.9% I transferred all my credit cards to that one. Then banks doing what they do jacked up rate to 16.9% I went in to talk with them about it and of course they won't help me. This money will pay off that card plus two small cards I have that are only at 500 each, the credit card is at 7300. Once I pay these I will have no credit cards with a balance. I plan on keeping the one that has small limit for emergencies. I haven't charged anything in almost a year I am done with credit cards. 2.Lots of reasons mostly things came up car repair, christmas etc etc. 3 and 4. I am a manager of retail store have been with company about 6 months prior company went out of business but I was with them 7 years, and 9 years at job before that. Manager at both of those jobs as well. 5. I take home about 2 grand a month. Car insurance and cell phone$200, $250 for hoa fee for my house back in Cincinnati (currently rented out). $400 in savings,$400 on 2nd mortgage and I plan on paying $300 a month on this loan if I get it. Leaves me about $500 a month left over. 6. No one to support I am married but we have no kids she also works full time. Currently live with brother while we save for house. 7. My wife only has her car payment and a small balance of about $500 on one of her cards.

Member Payment Dependent Notes Series 639370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639370	$25,000	$25,000	20.85%	1.00%	January 31, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639370. Member loan 639370 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	n/a	Debt-to-income ratio:	19.74%
Length of employment:	10+ years	Location:	north richland hills, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	18	Months Since Last Delinquency:	18
Revolving Credit Balance:	$37,318.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe approximately $285,000 and the current value is $380,000
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Lending Club has requested additional information, including proof of income, which our accountant will be providing Monday. We just learned of ths request today and were not able to contact them on a Saturday.
What is your source of income?	I am a veterinarian in Texas. I have been working at the same hospital for 15 years with the last eight years as a 1/3 ownership. We opened an additional larger facility three years in which I own 1/3 of the land and building.
Your credit history states that you have had 3 delinquencies in the last 2 years. Would you mind telling us what those were?	The delinquencies were associated with credit cards. They were a month late due from an unexpected amount of taxes we had to pay with building the new veterinary hospital. We worked diligently to resolve the issue immediately, but unfortunately it was noted on our credit report. This occurred over 18 months ago and we have since been in good standing.
I would like to help fund your note but please get your income verified first.	My accountant sent, via email and fax, my 2009 tax return and a letter stating my 2010 income. I have not been able to speak directly or by email with Lending Club credit department despite my multiple attempts. The message from my accountant ???We have faxed all the information including a letter regarding 2010 income. We also have confirmation that the fax went through. Please let us know if we can provide anything else.???
Veterinarian, Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (2) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I greatly appreciate the additional information.

Member Payment Dependent Notes Series 641983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641983	$13,475	$13,475	15.28%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641983. Member loan 641983 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,461 / month
Current employer:	ISI commercial refrigeration	Debt-to-income ratio:	15.11%
Length of employment:	4 years	Location:	Frisco, TX

Home town:
Current & past employers:	ISI commercial refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I have been with the same company 4 years. Job is very stable & demanding.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	13
Revolving Credit Balance:	$12,037.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1098.84 monthly with escrow. principle balance 112,608.55, 15 yr term
And how much is the market value of the home?	last I check it was 115k
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? With the payments on this loan of $322 per month, how much if anything will that save you per month on what you now pay on your credit card debt?	I have girl friend she does not work at this time do to a 7 month old. My Hourly rate is 21.60 -864 week -3456 monthly. I average 5-10 hrs of Ot a week during the winter and 10-20 during Summer. It will save me approx 150 month. If the loan was approved for 20k it would save me 400-500 a month
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Care credit bal. 2800- 24.99% payment 100.00 Chase health bal. 2200-24.75%payment 150.00 Chase card bal. 1500-29.99%payment 100.00 Citi card bal.5400- 0%payment 100.00 Best buy bal. 500- 0% payment 50.00 AGI bal.2800 payment 150.00 Student loan bal.4000-%.970payment 85.00 I am going to pay off 4 of the cards with the highest interest rates, Also in need of a vehicle. I am a refrigeration Tech. service responsibilites include repairing ice machines, Taylor equipment for mcdonalds, basically anything refrigeration related.

Member Payment Dependent Notes Series 642720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642720	$5,000	$5,000	17.51%	1.00%	January 31, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642720. Member loan 642720 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,326 / month
Current employer:	Fraser Communications	Debt-to-income ratio:	9.59%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Fraser Communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	12	Months Since Last Delinquency:	4
Revolving Credit Balance:	$71.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 643706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643706	$14,400	$14,400	10.74%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643706. Member loan 643706 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Fanwood Animal Hospital	Debt-to-income ratio:	6.60%
Length of employment:	2 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Fanwood Animal Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > At the end of the year, both of our credit card rates doubled...the cards previously at 12% went to 20%! It's ridiculous. I called them to try to get a better rate, but got the same answer about the economy, no profit for the credit card companies, the usual. My husband finishes medical school in 2 weeks and starts his residency in July, so income won't be an issue. It's just getting these cards paid off as quickly as possible so we can save the interest and have that money to tide us over until the residency begins.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,224.00	Public Records On File:	1
Revolving Line Utilization:	97.60%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Fanwood Animal Hospital and where did you work prior to that?	I am a veterinarian in private practice for 16 years. Before Fanwood, I was an emergency veterinary relief surgeon at multiple locations in Florida and Arizona. (My husband was active duty Air Force so we moved frequently)
Hello, I am interested in helping to fund your loan. Could you please list your largest monthly expenses (rent, car loan(s), child care, student loans, utilities, food, etc.)? Also, please consider having your income verified through Lending Club, as that will greatly help in getting people to fund your loan. Thank you.	Thanks for your question; I believe I have already had my income verified last night via phone, so it should be posted soon. Because my husband is a full-time medical student, I am the sole provider in our home. My net income is approximately $4000/month. One month's expenses breaks down like this: Rent: $1950, car payments $677, utilities $400. These are the largest, other than the credit cards, which are absolutely killing us. I've cut back on other things to try to get ahead of the interest increase they imposed at the end of last year. (We spend almost $600 each month due to the 10% interest increase). Hope this helps.
Veterinarian, I'm interested helping to fund yoir loan. My questions: (1) Reason(s) why Public Record Chapter 7/13 Bankruptcy filing 103-months ago? Final disposition was? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 421. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thank you for your question. This is an enormously painful and personal aspect of my life I was hoping not to have to discuss, but I suppose it is germaine to this loan request....Ten years ago I started and ran a small emergency veterinary hospital in Oklahoma. About 1 1/2 years into it, we were struck by 2 pieces of hard luck; one was Sept. 11, which dropped our business to near zero overnight, the other was finding out that both my parents were diagnosed with terminal illnesses within 6 months of each other. As my brother and sister are much younger than me, it fell to me to keep the family together and take care of my parent's bills, which were overwhelming, since many of the treatments they needed were not covered by their insurance. In addition, our family is very small, and my siblings were scared and alone, and needed my help with the doctors, and the logistics of caring for two ill parents. Between my parents' bills, taking care of everyone, and trying to cover so many hours at the hospital (emergency hospitals typically have to cover more than 125 hr/week), it was all too much. With the help of my lawyer and CPA, it was decided to take the bankruptcy to give my parents financial relief when they needed it most, and to let the business go. I still grieve for both my parents and my business. I loved that hospital so much; I knew the bankruptcy would ruin everything, but putting family first was the right thing to do. I would like to pay the loan back in less than 3 years; I had already looked into any potential prepayment penalties and found that I can indeed pay it off sooner. As I may have mentioned in an earlier post, I have been putting my husband through medical school these past four years, and so although money is tight right now, income will not be an issue for very long. As for taking the partially funded loan, I am not sure yet; I guess it is a good idea to take anything that has a lower interest rate than what we pay now; my husband and I have not discussed that yet, as we are hopefully the loan will get fully funded. I hope this answers your question and I apologize it is a little verbose. I also apologize if this answer seems a little whiny; I have not spoken of these event in a very long time.

Member Payment Dependent Notes Series 643919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643919	$7,000	$7,000	5.79%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643919. Member loan 643919 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Peace Over Violence	Debt-to-income ratio:	14.97%
Length of employment:	5 years	Location:	Altadena, CA

Home town:
Current & past employers:	Peace Over Violence
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,732.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Peace Over Violence?	I work as a violence prevention educator, and I train youth in Los Angeles schools to become peer educators around the issues of domestic violence, sexual violence, gang violence, etc.
My understanding of the Peace Over Violence is a volunteer organization. Is the income listed from such organization?	Type your answer here. "A lot of the work done by Peace Over Violence" as a 501 c3 non-profit is volunteer work. But they also hire a lot of fulltime staff, of which I am one. My employment can be verified at the info given on the application. We all get a W-2 form at the beginning of the year (I just got mine). As far as the income of the organization, they have to list that somewhere since they are a non-profit corporation. They probably list it in their annual report also. Hope that helps. Frank Blaney

Member Payment Dependent Notes Series 644409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644409	$10,000	$10,000	7.66%	1.00%	January 28, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644409. Member loan 644409 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Desert Orthopaedic Center	Debt-to-income ratio:	20.75%
Length of employment:	6 years	Location:	las vegas, NV

Home town:
Current & past employers:	Desert Orthopaedic Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I am trying to refinance my 2 credit card balances whose interest rate are too high. i have worked hard for 2 years to pay off my debts and am about half way there and have every intention to reach my goal and be debt free! so the entire amount of this loan would go towards refinancing those 2 credit cards. i have not used those accounts (which are closed)since i started this program and have not accumulated any more debt either. I have never been late in paying my debt or bills. i have a steady job (6 yrs)and have no intention of changing jobs anytime soon.I am my sole provider do not have any other debts (besides this) to pay beyond my monthly living expenses. thank you for your consideration

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$182.00	Public Records On File:	1
Revolving Line Utilization:	4.00%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Desert Orthopaedic Center?	i am a medical assistant to an orthopaedic surgeon
Would you please provide additional detail regarding the public record from 102 months ago? Thank you.	sure that was a bankruptcy. i was much younger and got myself into trouble. since then i have been working to rebuild my credit.

Member Payment Dependent Notes Series 644660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644660	$12,000	$12,000	5.79%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644660. Member loan 644660 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Sharyland ISD	Debt-to-income ratio:	4.20%
Length of employment:	10+ years	Location:	McAllen, TX

Home town:
Current & past employers:	Sharyland ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > I need the money to start a new Daycare. It will be a second income for me and my wife. I am a teacher and my monthly income is between 4500 and 5000 monthly. I have an excellent credit and you will get the monthly payments on time. Lend me the money and you will see. Thank you. Borrower added on 01/29/11 > I want to thank those of you that have contributed to my loan. I need a little bit more help from some of you out there. I know the interest is not that high but you will not lose any money with this loan. I promise you that. Thank you again and please help me out.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,854.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sharyland ISD?	Teacher/Coach. 10 years at that district. Thank you.
If you don't mind, I have some brief questions for you regarding your loan. What do you do for the Sharyland ISD? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What sort of business are you forming? Will it be your sole source of income, or will you remain at your current position? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	Teacher $4000.00 to 4500.00/ month. My wife wants to start a daycare center. 2 to 3 years maybe sooner. Thank you.

Member Payment Dependent Notes Series 645750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645750	$12,000	$12,000	10.37%	1.00%	January 31, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645750. Member loan 645750 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	cnsi	Debt-to-income ratio:	16.23%
Length of employment:	5 years	Location:	Gaithersburg, MD

Home town:
Current & past employers:	cnsi
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,580.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 645757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645757	$14,400	$14,400	10.37%	1.00%	January 28, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645757. Member loan 645757 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	D & K Supply Inc	Debt-to-income ratio:	22.60%
Length of employment:	10+ years	Location:	Ewing, MO

Home town:
Current & past employers:	D & K Supply Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > We always pay our bills on time and have a credit score of 791. The amount we are paying now is over $300.00 per month and would like to consolidate into one payment by getting this loan.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,587.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at D & K Supply Inc?	I work in the office and also in the warehouse. I drive a forklift to unload trucks as they come in.
What is it you plan on using the requested funds for?	I am consolidating my debts
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Financily right now it would be for the full term, unless something unexpected happens and we would come into some money from another source. But I don't forsee anything like that happening at the moment. I hope this answered your question. I would really like to have the full amount I asked for to get caught up on my other bills. Thank you
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	We own or house and have the title to it in my name & my husbund's. We don't have a home equity line of credit. I don't know about the valuation of our home on zillow.com. We have live her since 1995
Please provide a breakdown of the rates and monthly payments of your other debts. Good luck!	Electric - 165.54 Water - 41.72 Gas - 121.70 Phone - 62.30 Medco - 49.99 Medical - 406.43 Auto Loan - 436.24 Cell Phone - 51.00 Denmans - 48.30 Life Ins - 203.21 Car Ins - 219.01 QMG - 25.00 Blessing - $50.00

Member Payment Dependent Notes Series 645928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645928	$8,000	$8,000	5.79%	1.00%	January 26, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645928. Member loan 645928 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	n/a	Debt-to-income ratio:	16.94%
Length of employment:	2 years	Location:	Florissant, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Pretty much guaranteed employment through life of loan. Have paid 300 per month on-time for last 18 months Borrower added on 01/22/11 > My Goal, as you may surmise, is to kill my credit cards. I'm currently paying close to 20% on 5k and 15% on 2.5k. As my previous note stated, I've been paying 300 per month on-time for the last 18 months, with high interest devaluing the money I've been putting into them. By turning to you, I hope to gain more value for my money against credit card debit while helping you insure the value of your money over the next 3 years.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	36
Revolving Credit Balance:	$8,289.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide you employer information?	I'd prefer to keep this information private, as Lending Club has already done a credit review. I'm in year 2 of a 5 year contract with the United States Government.

Member Payment Dependent Notes Series 645962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645962	$14,600	$14,600	15.65%	1.00%	January 26, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645962. Member loan 645962 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Fisher & Paykel Appliances	Debt-to-income ratio:	16.04%
Length of employment:	10+ years	Location:	big bear city, CA

Home town:
Current & past employers:	Fisher & Paykel Appliances
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I am consolidating my debt. This program actually provides me a better cumulative average interest rate than what I am paying now. I definitely appreciate the savings opportunity.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,532.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646675	$15,000	$15,000	9.63%	1.00%	January 28, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646675. Member loan 646675 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,692 / month
Current employer:	Phoenix Offset	Debt-to-income ratio:	22.51%
Length of employment:	10+ years	Location:	CHANDLER, AZ

Home town:
Current & past employers:	Phoenix Offset
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I plan to use this money to consolidate all of my debt into one payment and be debt free in 3 years. In 18 years of having all kinds of accounts I have never missed or been late with a payment. I have been with the same company in my current position for 13 years.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,619.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 421. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a building mechanic at USA Today/ commericial print facility. I handle any HVAC, plumbing or electricial issues we have. As for repayment of loan, I do plan on making extra payments whenever I have the money to do so. Yes I probably would except a partial loan. I hope I answered all your questions and thank you for taking the time to look over loan request.

Member Payment Dependent Notes Series 646965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646965	$15,000	$15,000	11.11%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646965. Member loan 646965 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	US Postal Service	Debt-to-income ratio:	8.33%
Length of employment:	10+ years	Location:	Somerville, MA

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I am trying to secure funding to pay for wedding expenses. We're aiming for an early wedding date, hence the need for a loan. We'll also be working on immigration paperwork for my fiancee.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	78
Revolving Credit Balance:	$12,302.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the US Postal Service?	I've been a Distribution Window Clerk for my entire career. Primarily my job entails working with the public, mailing packages & selling stamps. I also sort the incoming mail for delivery to our PO Box customers. Since 2000 I've been working in a small Post Office where I have taken on some more administrative work, handling some of the paperwork and reports the Postal Service requires. The work is steady & regular, typically working a full time 40 hour week. With the time I've served I have reached the top of my pay scale and I am covered under our union contract against layoffs.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 435. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan's unfunded $ amount or list a new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) I've been a Distribution Window Clerk for my entire career. I've been employed by the Postal Service since April 1998. Primarily my job entails working with the public, mailing packages & selling stamps. I also sort the incoming mail for delivery to our PO Box customers. Since 2000 I've been working in a small Post Office where I have taken on some more administrative work, handling some of the paperwork and reports the Postal Service requires. The work is steady & regular, typically working a full time 40 hour week. With the time I've served I have reached the top of my pay scale and I am covered under our union contract against layoffs. (2) I am aware of the prepayment option. It was one of the attractive features of the loan terms. It would be my intention to throw as much money as possible towards the loan payment in the hopes of paying off the loan as quickly as possible. Between 1-2 years would be ideal. Partial consideration would be how fully the loan funds. Obviously a partially funded loan would be repaid much quicker than a fully loan. (3) I did notice in the loan terms that the loan will automatically fund at 60%+ once the 2 week listing period expires. A partial loan would still be acceptable. In that case payments and expenses would need to reassessed & reprioritized. I am currently trying to finalize the verification process with my bank. Hopefully within the next day my bank will be able to provide me with the information I need. I wasn't aware of the option to relist the unfunded portion of the loan after 6 months. Thank you for that information. I hope I have sufficiently answered your questions & thank you for the information on the loan process.
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	Hi thanks for your comments. I am aware of the financial structure of the loan. The peer to peer model as well as the generous rates were what attracted me to the loan in the first place. I would like to assure you that I have every intention of paying back the loan in a timely manner. I consider it to be a point of personal honor that I make good on all my debts. Thanks again.
There has been recent reports about significant cutbacks and closings of US postal offices around the country. Is there a chance that the post office where you work is in jeopardy of closing and, if so, would you be employable elsewhere within the post office system? Are there any guarantees in your employment contract protecting you and your position? I would like to fund your loan, but I am concerned with the recent reports. I appreciate your honest and complete response. Thank you!	Hi. Thanks for your question. Your concerns are well founded, however I believe that the chance of my particular office getting closed is fairly low. While the Postal Service has conducted some studies in my general area, the only offices determined to be at risk were the small offices located within some of the local colleges and universities. As yet, no action has been taken to close these offices, pending further review. Unfortunately, for the public and the Postal Service as a whole, the offices slated for closing tend to be located in extremely rural areas of the country. Thanks to my union contract, in the unlikely event that my office was closed I would be moved to a different location. It wouldn't have an effect on my pay though it might impact things like my commute & office seniority calculations for certain benefits like vacation time which ultimately has little bearing on my ability to repay the loan. I believe the actual risk to my office is quite low due to several smaller and less profitable offices in the general area. At the very worst, the office where I am employed would be rolled into a larger office with little to no impact to our staffing. The personnel reductions discussed in the recent news focuses on the executive positions, supervisors, postmasters & higher, aiming to reduce the management numbers through retirement and consolidating some district offices. As a "rank & file" member of the service I remain unaffected by this proposed action. Also my district was quite recently consolidated with another making it highly unlikely that another consolidation would take place. Thanks again for your question. I hope that I've answered it to your satisfaction & alleviated your concerns. If you have any other questions or if I've failed to sufficiently address a certain point, please ask again.
Good Luck on your funding and wish you have a wonderful wedding and happy marriage life. My supporting fund is limited but my best wish is unlimited. May all the best with you!	Hi, thanks for the well wishes and every little bit of funding helps. Thanks again
1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses?	Hi, thanks for your inquiry. I'll try to answer as best as I can. (1) I currently hold the following accounts: Account APR Balance Payment Line of Credit - 17.99% - $5750 - $250 Chase MC - 28.24% - $5050 - $250 Chase Visa - 31.99% - No Balance Capital 1 Visa - 10.9% - No Balance Capital 1 MC - 22.9% - No Balance Capital 1 MC - 25.9% - $600 - $100 Dell Finance - 27.99% - No Balance NewEgg Acct - 25.99% - No Balance In the event that the loan fully funds I would pay off the remaining Capital 1 card and possibly pay a sizable chunk of the Chase MC. (2) My net pay is approximately $1075 every two weeks. Savings currently stands at about $700 with about $200 added each month Rent is $750/ month & utility payments are abour $150/month Car Insurance is roughly $100/month Health insurance payments are drawn from my paycheck prior to receiving it. There are no tax liens, alimony, medication or child care expenses. I hope that sufficiently answers your questions. Thanks for your consideration.
Assuming this loan fully funds, how much do you plan to put toward wedding expenses, and how much do you plan to put toward paying off the higher interest debt you mentioned?	Hi. Thanks for your inquiry. I trying to enter this marriage with my ducks as much in a row as possible. That said I was contemplating putting somewhere around 15-20% towards consolidation. Thanks for your consideration.
Could you please provide the details for your delinquency 78 months ago on your credit report? Also, does your fiancee have a steady source of income as well? Thanks in advance for your response.	Hi. Thanks for your inquiry. The delinquency cited on my credit report was with Dell finances for the purchase of a laptop. As strange as it may sound, 6-1/2 years ago Dell did not have a convenient online option of making payments. I had fallen behind on a payment & Dell reported me past due. The account has since been fully paid & closed. And that laptop is now completely obsolete. I believe that in another 6 months that delinquency should fall off my report entirely. My fiancee is a nurse & transferring her credentials to my home state. Once that process is complete she'll be working & pulling in a steady income. I hope that answers your questions. Thanks for your consideration.

Member Payment Dependent Notes Series 647605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647605	$5,000	$5,000	5.79%	1.00%	January 26, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647605. Member loan 647605 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,333 / month
Current employer:	qwest communications	Debt-to-income ratio:	8.85%
Length of employment:	10+ years	Location:	webster, FL

Home town:
Current & past employers:	qwest communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,991.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for qwest communications?	Type your answer here. operations tech
Hi. What will this loan be used to buy? Thanks.	Type your answer here golf cart
Cart loan? Please state the purpose of the loan.	Type your answer here. golf cart

Member Payment Dependent Notes Series 648302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648302	$16,000	$16,000	12.61%	1.00%	January 26, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648302. Member loan 648302 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	kelloggs corp.	Debt-to-income ratio:	17.69%
Length of employment:	2 years	Location:	grand rapids, MI

Home town:
Current & past employers:	kelloggs corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > I'm using this money to refi three credit cards. I paying $750 a month towards these now, by refinacing I will cut my payment in half and be able to pay off in 5 years or less. Borrower added on 01/19/11 > My wife and I got most of this credit card debt when she went back to school to get her masters degree. She has graduated and found a job now we are going to work hard to pay off our debt. Borrower added on 01/19/11 > My job is very stable, the plant I work in is only 5 yrs old, I have worked there for 2 and a half years and in that time we have doubled in size. Last year I worked almost 600 hours of overtime and there is no end in site.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,579.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.I owe 126,000 on my home it is worth 135,000.
What do you do at Kelloggs?	Type your answer here. I am a production lead.
Could you please verify your income with LendingClub? Thank you in advance!	Type your answer here. It should have been they called my work a few days ago.

Member Payment Dependent Notes Series 648590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648590	$25,000	$25,000	18.25%	1.00%	January 26, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648590. Member loan 648590 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	GlobalStar Consulting LLC	Debt-to-income ratio:	23.53%
Length of employment:	10+ years	Location:	Loganville, GA

Home town:
Current & past employers:	GlobalStar Consulting LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	77
Revolving Credit Balance:	$87,254.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Thank you for the advice! I have contacted Lending Club and faxed the documentation requested. Hopefully, they will be reviewing it soon.
What is GlobalStar Consulting LLC and what do you do there?	Hello. GlobalStar Consulting LLC is a technology consulting firm that focuses on ERP (Enterprise Resource Planning) technology, more specifically the Lawson and PeopleSoft products. I believe we employ between 20 and 30 consultants. The majority of the employs at GlobalStar began at a firm called S3G that performed Lawson consulting in the late 90s. S3G was acquired by Compuware. The head of sales, John Davidson and his wife, the head of operations, Ruth Davidson, decided to leave S3G and started GlobalStar. I was one of the first three consultants to leave Compuware for GlobalStar in October of 2000. I am a Sr. Technical Consultant in the Lawson practice. The majority of my tasks involve either customizing the software package for an individual client's needs, or writing custom reports and custom interfaces. (For example, the majority of my work concerns Human Resources and Payroll. I often have to write a program that will send information to a benefits vendor about the employees of the company.)
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Thank you for the advice! I have contacted Lending Club and faxed the documentation requested. Hopefully, they will be reviewing it soon.
Hi borrower. I am interestd to help fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (2) Usually 300 loans listed; today 421. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) The goal is to pay off the loan between the end of year 3 and the end of year 4. (2) I would accept a partial loan.

Member Payment Dependent Notes Series 648708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648708	$14,400	$14,400	11.11%	1.00%	January 31, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648708. Member loan 648708 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	AAP St.Marys	Debt-to-income ratio:	20.69%
Length of employment:	3 years	Location:	sidney, OH

Home town:
Current & past employers:	AAP St.Marys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Hi. I wish to use this loan to cut my credit card payments and interest in half. I have a very stable career and can't wait to be completelt out of debt with my house paid off. Thanks to everyone for helping me on my way. Borrower added on 01/29/11 > This loan if fully funded will also cut my monthly credit payment by $200 and save me about half the interest.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,709.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	First of all thank you for your service to our country. I have family members that served our country. My postion is a machinist. I work with cnc lathes and mills and program robots. The company I work for makes wheels some big name automakers. I hope to be able to pay off the loan within 2 to 4 yrs but the sooner the better. Thanks for all the help!
What do you do for AAP St.Marys?	I work with cnc lathes and mills. I also work with and train robots. We make wheels for cars, trucks and SUV's.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	The two I will be paying off are 26% and 22%. Monthly I pay 540 for both and with this loan it will cut the payment by roughly 220 a month. I am a machinist with cnc lathes and mills and work with fanuk robots.

Member Payment Dependent Notes Series 648886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648886	$20,000	$20,000	13.06%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648886. Member loan 648886 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	E-Z Rent-A-Car	Debt-to-income ratio:	3.48%
Length of employment:	8 years	Location:	Ellenton, FL

Home town:
Current & past employers:	E-Z Rent-A-Car
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,908.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello, my position with E-Z Rent-A-Car is to manage and promote the brand through distribution channels such as Orbitz, Travelocity and Pricleline (among others). Our main focus, however, is to build the brand and product in such a way as to increase our overall bookings through our own website (our least expensive channel). I also oversee and develop all our systems, such as our rental management software, Risk/Claims programs and Accounting interfaces. Finally, I am in charge of other employees in the IT Support Department. I have worked with this company for 8.5 years. My goal (realistically) is to pay this off within the two years timeframe. I would accept the partial. Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, mortgage balance is $242,054.73. This is a new home through Ryland, with the mortgage from Bank of America. We closed on the house in June 2010, so the value was appraised above the mortgage amount. Zillow does not have information on the home because it is so new. No HELOC loans on this house.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? DO you have any other loans apart from CC loans ? What is your monthly budget (including family)? Please itemize Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster If you have spousal income please specify approx ?	AMEX $9K credit card (paying off with this loan) Chase $10.5K credit card (paying off with this loan) BOA Mortgage on primary residence (balance and appraisal mentioned on previous answer) GMAC Mortgage on rental property in Orlando, FL $160K balance (under lease for 1 year term via property management company) No car loans or student loans I just sent over the income verification via email to LendingClub.
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	Thanks, I did send over last two pay stubs and complete the request for tax transcripts with LC, so all should be set.

Member Payment Dependent Notes Series 649075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649075	$6,000	$6,000	10.74%	1.00%	January 28, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649075. Member loan 649075 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,400 / month
Current employer:	SAM'S TOWN HOTEL	Debt-to-income ratio:	3.21%
Length of employment:	10+ years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	SAM'S TOWN HOTEL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > Hello, I'm planning to help finance a car with this loan. I've been employed at my current job for almost 14 years.my credit is not excellent but good and I pay my bills on time...thanks for your time. sincerely, Mike S.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,952.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, Thanks for your time. no, It is a manufactured home, in my name, title in hand,lot rent is $435.00 monthly.It is considered personal property insured for $30,000 I have lived in the home for about 2 years and in the mobile home park for about 22 years. Hope this answers you questions. sincerely, Mike
What is your position at Sam's Town	I'm currently employed as a receiver for the food&beverage dept.Thanks for your question. sincerely, Mike
Please provide a breakdown of the rates and monthly payments of any other debts. Good luck!	Hello, I have a lowe,s card account with approximatly 1500.00 owed for a new appliance, with free interset for 6 months. That's it. thanks for you question,Mike S.

Member Payment Dependent Notes Series 649145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649145	$12,000	$12,000	10.37%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649145. Member loan 649145 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	VA Medical Center Muskogee	Debt-to-income ratio:	19.83%
Length of employment:	< 1 year	Location:	Tulsa, OK

Home town:
Current & past employers:	VA Medical Center Muskogee
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,959.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am an LPN and I work for the VA Medical center in Muskogee, OK. I will try to pay the loan off sooner than 3 years if possible.
Where did you work prior to VA Medical Center Muskogee?	I worked at Narconon Arrowhead in Canadian, OK as an LPN.
Received reply, thanks. But really need an approximate IN YEARS answer from the following: Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Lender 505570 USMC Retired	2 to 3 years

Member Payment Dependent Notes Series 649153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649153	$25,000	$25,000	17.14%	1.00%	January 27, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649153. Member loan 649153 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Lee dee wholesale	Debt-to-income ratio:	20.54%
Length of employment:	4 years	Location:	Lake Charles, LA

Home town:
Current & past employers:	Lee dee wholesale
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,156.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I owe on credit cards some have about the same interest rate on this loan but this will enable me to have one note and have 3 years to pay almost everything off.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	I verified my income by faxing pay stubs to the fax number. I do not see on my account that this was updated. I will see if they need any more information
Please characterize how this loan will improve or change your payments and rates.	I will be able to put all credit card payments into one monthly note. The rates on my cards are higher than the rate I'm getting with lending club
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balanced owed is 251,000.00 Value of home 350,000.00
Could you please provide the following information regarding your mortgage: 1. What is your current monthly payment including any escrows for taxes, insurance, etc. 2. What is your remaining mortgage balance and months remaining? 3. What is your home value (use Zillow.com is unsure)? Furthermore, could you please be more specific on the amount of existing debt you will be paying off? How much of your current outstanding debt will remain after your consolidation with your Lending Club loan? Thank you.	Remaining Debt all of it should be paid off with this loan
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I faxed lending club a copy of my income
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I faxed a copy of my income to lending club.
Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	If I am approved this should clear all my debts out.
Hello, I am interested in funding your loan. Could you please list your monthly expenses (mortgage, car loan(s), student loans, insurance, utilities, child support if applicable, etc.)? Thank you! -Joe	monthly income take home is 5300.00 Trying to pay off credit card debt and have one note a month.

Member Payment Dependent Notes Series 649179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649179	$4,000	$4,000	12.68%	1.00%	January 26, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649179. Member loan 649179 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	durman	Debt-to-income ratio:	12.96%
Length of employment:	5 years	Location:	beach park , IL

Home town:
Current & past employers:	durman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Im using the money to purchase a bussiness in Beach Park IL.I will still keep my day job,so I still have more income coming in Borrower added on 01/11/11 > The sport bar average monthly revenue is between 40,000.00 to 50,0000.The establishment been around for 20 years plus.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,114.00	Public Records On File:	1
Revolving Line Utilization:	42.30%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649582	$22,000	$22,000	19.36%	1.00%	January 28, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649582. Member loan 649582 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Rovi Corporation	Debt-to-income ratio:	11.37%
Length of employment:	1 year	Location:	Costa Mesa, CA

Home town:
Current & past employers:	Rovi Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	2
Revolving Credit Balance:	$22,085.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the delinquencies from 2 months ago for?	From a rather silly mixup with a Macy's credit card. Despite repeated calls to their customer service, I have been unable to log in to my account online (which is the preferred method of paying my bills). When I signed up for the card, I must have selected "paperless billing", because I only received a written notice after the account was delinquent. A failure in diligence on my part, no doubt, though since then I have paid the account in full.
what are all the 3 delinquencies in your report?	One from a Macy's card (explained in full in a separate answer) and the remaining two were from credit cards that I was late on, due to a period of unemployment in 2008-09. Those accounts are now current, I am making monthly payments of about $100 in excess of the minimum amount due, and I intend to pay them off fully and close the accounts if my loan is funded. Thank you for your consideration.
1) What are your fixed monthly costs? 2) What is your position at your current job? 3) Is there room for advancement at your current job? Thanks in advance.	1. my fixed monthly costs are approximately $2,800. This includes about $1,000 in credit card payments (I pay $100 above the minimum due each month on 3 cards). I hope to pay off, and close, these accounts should my loan be funded. 2. my position is Senior Software Quality Assurance Engineer. It is a stable, and profitable company, which is growing despite the poor economy. I intend to stay with the firm, with the intention of advancing to a project management position. -Thank you for your consideration

Member Payment Dependent Notes Series 649668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649668	$16,000	$16,000	13.43%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649668. Member loan 649668 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Nevada Sleep Diagnostics	Debt-to-income ratio:	14.38%
Length of employment:	1 year	Location:	Pahrump, NV

Home town:
Current & past employers:	Nevada Sleep Diagnostics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	38
Revolving Credit Balance:	$29,764.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage amount on this home is $129,600. There is no HELOC on this home. $162,000.as was appraised value in October, 2010. Thanks

Member Payment Dependent Notes Series 649879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649879	$7,350	$7,350	7.66%	1.00%	January 28, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649879. Member loan 649879 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	n/a	Debt-to-income ratio:	14.95%
Length of employment:	10+ years	Location:	Defuniak Springs, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > Loan proceeds will assist in the necessary expansion of a 30 year established (Debt Free) Auto Repair Faclilty...

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,511.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	#1- No... I have no mortgage. Zero payments #2- Yes... I alone hold deed/title. In my name only #3- No money or obligation connected to the property #4&5- The property hasn't been appraised in years. I would like to think that the property value is well worth several times over the 7,000 dollar loan I've requested... The home sets on a couple acres of land with a stocked pond. Although the pond can't be moved, it alone & the fish cost well over 7K when constructed in 1983... I've lived on this property since 1980... & have very little debt. I've been self employed for over 30 years and although my stated income may appear to be somewhat low, compaired to todays standards, it's more then adequate to support my life style... All my assets are free & clear with the exception of a tractor/loader I purchased less then two years ago & a credit card which will be paid off this year... I have been in the automotive business all my life & plan on doing so until I am unable to do otherwise... I always have and to this day "like what I do"

Member Payment Dependent Notes Series 650671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650671	$16,000	$16,000	13.06%	1.00%	January 28, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650671. Member loan 650671 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	ADESA AUTO AUCTION	Debt-to-income ratio:	12.72%
Length of employment:	10+ years	Location:	BELMONT ma, MA

Home town:
Current & past employers:	ADESA AUTO AUCTION
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > CAN I HAVE MY PAYMENTS TAKEN OUT SECOND THURSDAY OF THE MONTH Borrower added on 01/14/11 > HI SER i do many task at adesa i ama EMT i work on the auction area many other job that have too be done Borrower added on 01/14/11 > many task iam EMT i do many task i work in the auction arena i have been there 30 yrs between part and full time i al so work for the fire dept for 30 yrs and ret in 1998 Borrower added on 01/14/11 > buy a jet ski for my grand kids and my self too enjoy Borrower added on 01/14/11 > i wood like too by a jet ski for my grand kids and myself i am aEMT i work at a auto auction 2 largest in theUSA I HAVE JOBS AT ADESA been there 30 yrs iam also a RET firefighter Borrower added on 01/14/11 > too buy a jet ski for my grand kids and my self Borrower added on 01/14/11 > too buy a jet ski for my grand kids and myself Borrower added on 01/14/11 > no i have work too jobs for thirty yrs iwas firefighter for 30 yrs i also work part time at ADESA AUTO AUCTION I WORK FULL TIME NOW Borrower added on 01/14/11 > I HAVE WORK TWO JOBS FOR OVER 30 YRS I AM ARET FIRE FIGHTER WORK 30 YRS I WORK AT A NOTHERE JOB WHITCH I AM WORKING NOW THANK YOU

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1968	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,870.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I WORK AT ADESA AUTO AUCTION 2 LARGEST AUCTION IN USA I DO MANY JOBS I AM A EMT I WORK THE AUCTION AREA I HAVE BEEN THERE 30 YRS I AM RET FROM FIRE DEPT WORK THERE 30 YRS
What do you do for ADESA AUTO AUCTION?	MANY TASK I AM A EMT I WORK THE AUCTION AREA I HAVE BEEN THERE 30 YRS IAM A RET FIRE FIGHTER I HAVE WORK TWO JOBS FOR OVER 30 YRS
Would you please list the details on the need for the loan? Also what do you do at your job? Thank you	I WORK AT A DESA AUTO AUCTION 2 LARGEST IN USA IAM A RET FIREFIGHTER A IHAVE BEEN THERE FOR 30 YRS IAM GOING TOO BUY A SKI JET FOR MY GRANDKIDS AND MY SELF
What is it you plan on using the requested funds for?	I AM GOING TOO BUY A SKI JET FOR MY GRAND KIDS AND MY SELF
Any concerns about carrying $30K in debt and wanting to add another $16K for items you will maybe get to use three months out of each year?	NO SIR IHAVE WORK 2 JOBS FOR OVER 30 YRS
Retired EMT/Firefighter, Thanks for reply and one answer; you told me what you do at work but did NOT answer two important questions: (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? n.) Answering ALL questions will help to faster 100 pct fund your loan. Lender 505570 US Marine Corps Retired	i wood like the loan amount tfat i ask for if posible if you think that you cant lend just say so thank you

Member Payment Dependent Notes Series 650783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650783	$18,000	$18,000	12.68%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650783. Member loan 650783 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$27,833 / month
Current employer:	Financial Firm	Debt-to-income ratio:	19.95%
Length of employment:	10+ years	Location:	houston, TX

Home town:
Current & past employers:	Financial Firm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > Hi! I am new to Lending Club. I have been employed at the same firm for 15 years and have always been a responsible inidivudual. Both of my parents became ill a few years ago. I helped with their medical bills and incurred a substantial amount of debt. I do make a good income and just got a raise last year. My goal is to pay off this debt within 2 1/2 years (all of it, not just the Lending Club). I am in the process of renegiotating my credit card rates, but a few will not budge and are at 27%. I would like to use this loan to pay those off. I have never missed a payment on anything and am a very good credit risk. Please feel free to ask any questions and I appreciate your consdieration and help. Borrower added on 01/23/11 > I was hoping that we could edit the text that we originally wrote! Sorry about all of the typos, I did not realize that was a final copy.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$135,859.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi! Great questions-i do own my own home. I justed listed it on the market as part of my plan is to sell my house to unlock my equity, pay off debt, rent for a year, and then repurchase. My current mortgage is $362k (and its current), I have a home equity loan for $40k, and my house is listed for $530k.
If you don't mind, I have some brief questions for you regarding your loan. What financial firm do you work for and what do you do there? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	I am an analyst at a small firm. I would rather not say what firm it is, as the firm is small and I know others whom I work with are active on this site. I apologize for not answering that part of your question. My net monthly income is $11,600 and then I receive a large bonus at the end of the year. I have about $30k in savings. My mortgage is $2200 per month, utilities are $350, credit cards are $3500,and my car is $833 per month. I will be the sole payer and I do not have any dependents. I am planning on using these funds to pay off higher interest rate cards. I have applied for the 3 year note, but hope to have it paid off in 2 years. Please let me know if you have additional questions.
Hi "boutique" financial firm borrower. I'm interested helping fund your loan. I read Q/A's. My questions are: (1) Usually 300 loans listed; today 435. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible relist loan's unfunded $ amount or list a new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I would certainly consider a partial loan. It depends on want the final amount ends up being. I am hopeful that my request might fund as I have the income to cover the request and have job security. The funds raised will be used to pay off higher rate loans, so it will save me a fair amount on interest and will help me pay off debt faster! Thanks for your comments!
I checked the Houston Yellow Pages and did not find any business entity named "Financial Firm." I would be more comfortable helping to finance this loan if I knew exactly who you worked for.	I supplied all of the data (including my employer) to Lending Club and their underwriting. They can verify all of my employment information. As I explained in an earlier post, I work for a small firm and several people here are active on Lending Club. I did not want to say the name for confidentiality reasons. I can understand your point though. For what it is worth, Lending Club will be able to verfy everything as I supplied w-2s going back to 2008 (which is what was requested) and a personnel contact at my firm (who can verify employment going back 15 years).

Member Payment Dependent Notes Series 650945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650945	$22,750	$22,750	17.14%	1.00%	January 28, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650945. Member loan 650945 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	bloomfield board of education	Debt-to-income ratio:	19.25%
Length of employment:	10+ years	Location:	BLOOMFIELD, NJ

Home town:
Current & past employers:	bloomfield board of education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > Like many of us,I have unintentionally ended up in credit card debt. It is my hope to become clear of this.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,685.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello, I am employed by the Bloomfield Board of Education in Bloomfield, New Jersey. My position is Assistant Custodian and have been employed with them for 19 years.
Thanks for reply. You omitted answering these questions: 2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Answering all lender quesrions will help loan to 100 pct fund. Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Though I have chosen 5 years for my repayment lenth,I would,however,repay the loan in a shorter term if circumstances enable me to(I have done this in the past with auto loans). I hope to see my loan 100% funded. If my loan is partially funded,I would accept that also. I thank you and everyone for your interest in funding my loan.
Since this is a debt consolidation loan, for each debt you have please detail the amount you owe, the interest rate, and the amount you pay each month. Also, note which debts will and which debts will not be consolidated using this loan.	Type your answer here. I have a total of 4 credit card balances and a balance from a line of credit. The interest rates are from 16% on one card to almost 25% on another card. The line of credit without a card is under 13% but not enough to work with to consolidate debt with.I have not included the 13% credit line in my loan amount. Monthly payments are close to 900 dollars monthly,but I can save a good amount with a consolidation loan. I thank you and everyone for your interest in funding my loan.
Hi, nt sure I am folowing your answer to the previous question: so you have 4 CCs and a line of credit balance. Wil the $22,500 you asking for cover all of this or there would be other balances, if so could you tell us how much and at what rates? Also are you the sole wage-earner in your family?	The following credit card balances are covered by the $22,500..... capitol one visa-$5,700 apr 17.90% sears master card-$4,500 apr 25.24% discover-$6,500 apr 19.99% sears premier-$5,500 apr 25.24% The uncovered balance is a bank of america line of credit w/o a card-$4,400 apr 15.99% I hope to eliminate the credit card balances since the interest rates are higher. I haver never been married,but I am engaged and my fiance' is currently unemployed,making me the sole wage-earner. I thank you and everyone for your interest in funding my loan.
Thanks a lot for your quick response and good luck. The other question I wanted to ask was what you are doing differently to avoid this debt to accumulate or reoccur? Thanks	There is only one thing I can do.....cut the cards up and and let the accounts be closed due to inactivity,as far as I know this will not lower a credit score. I hope my loan can fund to 100% Thank you for your interest in funding my loan.
I will contribute to funding your loan. In terms of 829699's question, please think about what current expenses you can do without -- do you need as expensive a cable or phone plan as you have, clothes-shop at Walmart rathet than Macy's, buy whatever brand of spaghetti sauce is cheapest, pack a lunch each day instead of going out, stay away from coffee shops, etc. All these little things will add up, believe me! Good luck...	I have already taken simple steps as you have mentioned to cutting expenses. Thank you for your confidence and your funding.

Member Payment Dependent Notes Series 651099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651099	$12,250	$12,250	7.29%	1.00%	January 26, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651099. Member loan 651099 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Evolution Media	Debt-to-income ratio:	25.16%
Length of employment:	4 years	Location:	Utica, MI

Home town:
Current & past employers:	Evolution Media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,190.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debt will you consolidate with this loan? Thank you.	I will be consolidating credit card debt acquired while attending college.

Member Payment Dependent Notes Series 651216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651216	$25,000	$25,000	16.40%	1.00%	January 26, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651216. Member loan 651216 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,950 / month
Current employer:	torrance steel window co.	Debt-to-income ratio:	3.33%
Length of employment:	6 years	Location:	manhattan beach, CA

Home town:
Current & past employers:	torrance steel window co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1973	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,521.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC#1(Bank of America Platinum Plus Visa) = $7,274.55 @ 10.24% - $131/Month CC#2 (Bank of America Gold Visa) = $5,748.15 @ 20.24% - $158/Month Once I pay the cards off, I plan to not use them. I believe the loan term showed 48 months, I intend to keep the loan for hopefully half of that time frame.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	CC#1(Bank of America Platinum Plus Visa) = $7,274.55 @ 10.24% - $131/Month CC#2 (Bank of America Gold Visa) = $5,748.15 @ 20.24% - $158/Month The remaining money from the loan will be for miscellaneous items. I am the Director of Operations at Torrance Steel Window Co., Inc. We are a manufacturer of custom steel windows and doors.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	CC#1(Bank of America Platinum Plus Visa) = $7,274.55 @ 10.24% - $131/Month CC#2 (Bank of America Gold Visa) = $5,748.15 @ 20.24% - $158/Month The remaining money from the loan will be for miscellaneous items.
What are the "miscellaneous items" you referred to in a previous response? I need to know where the extra $12,000 is going before I will consider participating in your loan.	I stated miscellaneous items in regards to unforeseen bills or payments. It will also be used to just help overall in case it is needed.

Member Payment Dependent Notes Series 651219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651219	$25,000	$25,000	16.02%	1.00%	January 28, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651219. Member loan 651219 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Integrated Resources	Debt-to-income ratio:	6.10%
Length of employment:	1 year	Location:	SADDLE BROOK, NJ

Home town:
Current & past employers:	Integrated Resources
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,386.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a description of how you will use the loan funds. Thanks	We are planning to buy a home and we dont have the complete 20% downpayent these funds will help with the downpayment
Will you please tell us about what you do for work? Do you intend to use this money to augment a down payment on a house? If not, can you please explain how the loan fits into your home purchase?	I work for a pharmaceutical company as head of clinical trials (project manager). I am trying to augment the down payment for a house which i wanna buy thanks
Hello, what is the price of the home that you are looking to purchase?	400000 thanks
1. How much are you currently paying for rent? 2. Please list your monthly expenses other than rent. 3. Do you have a spouse that will be helping with the purchase of the home / expenses? If so, what is their gross monthly income? 4. Will the entire 25K loan go towards down payment only, or will you have to make improvements to the property?	Yeah me and my husband both work professionally and our yearly gross income is about 175000. My husband is a civil engineer. The entire 25k will go towards downpayment, we are not planning to buy a property which requires repairs. My current rent is 1565 per month. Monthly expenses are: 2 car payments 700 car insurance 230 grocery 300 utilities 350 cell phone 150 Eating outside/Miscellaneous 700
Your loan interests me, but I have TWO Qs. [1] My back-of-the-envelope calculations tell me your mortgage payment on $320K will be around $1600/m or so. That, plus your payment on this loan of $600/mo comes to quite a bit higher than your current rent, not to mention property taxes and other expenses of ownership. So, unless you are currently [i.e., for the past year] putting i.e., you can't afford this unless you are currently socking away . How much money [if any] are you currently socking away at least $500/mo into savings, I'm not sure you can afford such an expensive house. Could you please provide the amount of money you have added to your SAVINGS in the past year? [2] Your ability to figure out whether you can afford this loan depends on how accurately you have estimated your monthly expenses. Could you please recheck and amend-as-appropriate your "expense" estimate numbers? For example, $300/mo for groceries for two people does not sound realistic, no matter how thrifty you are. Assuming "miscellaneous" includes not just "eating out" but also movies, clothes, furniture, auto maintenance/repair, technology, etc., etc., $700/mo for two people doesn't sound realistic. Perhaps a bit more detail as to the "miscellaneous" category would be in order. Thanks.	Our take home salary is 9000 per month. And we have saved about 40000 dollars in the 2 years of marriage till now. We save an average of 3000 a month and our expenses are about 5k-6k a month. out of which i have a whole life insurance policy which i pay 300 a month. I have about 50000 of my own which i plan to use for buying the house.

Member Payment Dependent Notes Series 651356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651356	$11,400	$11,400	12.68%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651356. Member loan 651356 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Buildium	Debt-to-income ratio:	12.38%
Length of employment:	2 years	Location:	Boston, MA

Home town:
Current & past employers:	Buildium
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	42
Revolving Credit Balance:	$5,266.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I have an Amex with with 5k and a visa with close to 3k and a store card with 1k. I have a couple large expenses coming up. I work as the head of sales for a software company.

Member Payment Dependent Notes Series 651473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651473	$14,500	$14,500	11.11%	1.00%	January 31, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651473. Member loan 651473 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Schiff Hardin LLP	Debt-to-income ratio:	24.75%
Length of employment:	3 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Schiff Hardin LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,031.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Schiff Hardin LLP?	I am a General Litigation Docket Clerk.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I plan on paying the credit cards with the highest interest rate and paying down the rest off my debts within the next 2 years.
You will receive an email when the borrower answers your question.	Thank you! Tell your friends!
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income per month, or per year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) I provide support and assistance with filing legal pleadings. (2) Spouse's income not included. (3) 2 -3 yrs (4) I am hoping for a full loan. Thank you for your wishes!

Member Payment Dependent Notes Series 651503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651503	$10,000	$10,000	16.77%	1.00%	January 26, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651503. Member loan 651503 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	city of phoenix	Debt-to-income ratio:	4.51%
Length of employment:	4 years	Location:	glendale, AZ

Home town:
Current & past employers:	city of phoenix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I own my home now and i pay $447. PITI i have a friend that works for the city that wants to rent it for $800. per month she has been renting her previous place for 6 years. I was planning on renting but this is a great opportunity. I am going to buy a HUD uninsured home and fix it up . Most need kitchens cabinets and flooring. I was a flooring contractor before working for the city and i have remodel many kitchens .I am 2 years away from being able to retire i am fully vested and i have a pretty good 401 but they don't allow borrowing .The only way to get the money is quit and that is not going to happen:) I don't have any other bills except the morgage on my first house. my car and truck are paid for. I sent emails to my friends and relatives and hope that they will assist me in funding the loan . This will happen without them or even if this loan don't fund i will find a way Thanks and i hope you come along on this journey . JRV

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,946.00	Public Records On File:	1
Revolving Line Utilization:	39.90%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.I work for the city of phoenix as a garbage truck operator.It is hard to say about length of service time i would guess 1-2 years but i find that projects tend to take more time than anticipated. I do plan on renovating right away and getting a fixed mortgage on the property as quick as possible.I will except partial funding it will make the process more difficult but i am determined to make this work i wanted to borrow 30k so i am still looking for other sources. thanks JRV
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.The Zillow estimate is 90k i owe now 53k i bought this property at 55900 December 2009. I don't think the market would be that high , just my instinct i think my house in this market would be 67 to 87 k . thanks jrv
how much will the house cost?	Type your answer here.The houses i am looking at are priced around 15 k to 23 k but they need major work most need kitchens, flooring, plumbing work,electrical work alot of them need heating and cooling .The great thing in this area now there are a lot of heat pumps that are being replace because of hail damage but you straighten the fins and they are fine you can pick up a 3 ton with roof jack for about 300. Thanks jrv

Member Payment Dependent Notes Series 651627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651627	$10,000	$10,000	7.29%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651627. Member loan 651627 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	WPCS International, Inc.	Debt-to-income ratio:	3.54%
Length of employment:	5 years	Location:	West Chester, PA

Home town:
Current & past employers:	WPCS International, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I recently hired a financial adviser at Wadell and Reed. They suggested I consolidate my high interest debt. Many of my accounts were once 0% and have since gone up greatly. I looked into a home equity line of credit but because of the housing market my home has lost a lot of value in the last few months and was not approved. I did research and this seemed like a great option for someone with great credit and a history of paying my debts on time. Borrower added on 01/23/11 > I have recently been promoted and will now start receiving commission on top of my management role.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,854.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on your delinquency 27 months ago? Thank you.	I am not aware of the delinquency you are referring to. Was it a late credit card payment? I don't mean to be rude or difficult but that was over two years ago and it is difficult to recall. I strive to make all payments in a timely fashion and can only answer that it was inadvertent. I have tried to make most of my payments direct withdraws or scheduled payments and plan to for my lending club account. Can you please tell me where you saw that and what it was for? I would like to do some more research. I hope that answers your question to the best of my ability. If you have anymore please let me know. Thanks.

Member Payment Dependent Notes Series 651678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651678	$25,000	$23,800	16.02%	1.00%	January 26, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651678. Member loan 651678 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Warner Chilcott	Debt-to-income ratio:	11.68%
Length of employment:	2 years	Location:	chicago, IL

Home town:
Current & past employers:	Warner Chilcott
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > My husband and I are going to use these funds to make major purchases needed in starting a business. As everyone knows, commercial lending has completely dried up. In the past year, we paid for our own wedding, so that absorbed a lot of our liquid cash. I have been working as a pharmaceutical rep. at the same company for 2.5 years, my husband sells commercial insurance and has worked at the same agency for 5 years this July. Between the 2 of us, we made over $170,000 in 2010. Paying the monthly payment to lending club will not be an issue. Borrower added on 01/12/11 >

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,510.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What will you be purchasing? 2) How does this LC loan payment fit into your budget? 3) How long do you actually intend to keep this loan? Thank You	Startup purchases for a new business that my husband and I are starting. We just paid cash for our own wedding in 2010, it costs around $45,000, rest assured we are smart with our money. We need the loan because we need the liquid cash upfront, as you know commercial lending has completely dried up. Paying the $608 each month will not be an issue, between my husband and I we earn over $170,000 annually. We intend to keep the loan a max of 3 years. Sorry for the delay in responding, been a busy day!
Would you please list the details on the need for the major purchase? Also what do you do at your job? Thank you	My husband and I need the money for purchases for a startup business. We just paid for own wedding, and need the liquid cash upfront. I am in pharmaceutical sales, my husband is in commercial insurance sales, between the two of us we earned over $170,000 in 2010. Rest assured the repayment will not be an issue.
What are you going to purchase with this loan?	This is for major purchases for a startup business. As you know commercial lending has completely dried up. The repayment will not be an issue, but we (husband and I) need the liquid cash.
What do you do at Warner Chilcott and where did you work prior to that?	Pharmaceutical Sales for the last 2.5 years at W.C., prior to that I worked in medical diagnostic sales.
What type of startup business? Will 1 of you be quitting ur job for this business?	At this time we don't want to go into detail about the business, I hope you can respect that, but it is specialty retail. This type of business doesn't require us to quit our jobs, although the hope is when the business is generating enough revenue, my husband will quit his job. That will not be until the business is proven to be successful.
Are you going to be "passive" investors in your new business or this would mean one of you or both of you will chnage jobs and work there?	As we mentioned in a prior answer, neither of us will quit our job until this business is successful and generating enough income to replace my husbands salary. At that time, my husband will quit his job, I have no plans of quitting my job because I enjoy it.
1. So tell us about the business and what the major purchases are (e.g. laundromat - i need to buy 25 washer/dryers at $500/unit, etc). 2. How much do you pay for rent, and what are your other monthly expenses? I know you can pull in 170K/yr. I need to know how much of that 170K is going out per month. 3. Will you or your husband be cutting back on your hours at work to run the business?	We apologize for being redundant, we didn't realize until we answered our third question that everyone can review the questions and answers. Anyways, the major expenses to start will be the building of our website, rent, marketing, and legal expenses for the contracts needed to work with our vendors. We want to have 3 months of rent available because it is going to take a month or two to generate income. In terms of extra cash, we are currently saving around $2,000 a month, with this loan we will only be able to save $1,200-$1,300 per month. My husband will only quit his job when the business is earning enough revenue to replace his salary.
What area is your start up business going to be in? Do either of you have experience running a business?	Retail, as we mentioned we don't want to go into great detail, we hope you can respect that at this time. Yes, my husband is the Vice-President of his families insurance agency, their sales were just short of $6 million in 2010. He understands what is required to run a successful small business.

Member Payment Dependent Notes Series 651689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651689	$20,000	$20,000	13.80%	1.00%	January 31, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651689. Member loan 651689 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	exal corporation	Debt-to-income ratio:	14.73%
Length of employment:	4 years	Location:	NEW WILMINGTON, PA

Home town:
Current & past employers:	exal corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,577.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at exal corporation?	line operator/extrusion press operator
what is this $20k going to be used for?	Offered by uncle to purchase stock in family business of 30 years.
Would you please provide additional details regarding your delinquency 36 months ago? Thank you.	Type your answer here. The only delinquency I can think of was I foolishly lent my credit card to a family member that hd promised to pay the card off. They came into some financial problems and never bothered to tell me. When I found out I took the card transferred the balance to a lower interest rate and payed it off.
1. What exactly is the family business -- how does it earn money? What percentage of the business will you own after this purchase? Will you be quitting your job at Exal Corp to run the family business? 2. How much do you pay for rent and what other monthly expenses do you have?	Type your answer here.The family business is a golf course. I intend to continue to work at exal and the golf course as I have for the last few years that I have been at exal. I have a degree in golf course management and I have always wanted to run the business. My uncle that owns it is getting older and this is my chance to get a foot in the door. I will have a fifty percent share.
Please explain the delinquency you had 36 months ago.	Type your answer here.I foolishly lent my credit card to a family member whom had promised me to pay card. They financially fell on hard times and never told me. When I had found out I got the card back transferred balance to a lower interest rate and payed it off as soon as I possibly could to not hurt my credit any worse than it already had.
You sound like a good borrower and I would like to fund your loan. I just need a better feel for your expenditures. 1. Is the golf course profitable? If not, how much does the golf course need to earn each month to break even? If it is profitable, how much profit does it make per month, and will you be entitled to 50% of that profit? 2. What are your personal monthly expenses such as rent, cell phone, utilities, credit cards, car payment?	Yes, the golf course is profitable. It has a profit of $3000.00 per month. Yes, I will be entitled to fifty percent of the profit. My personal monthly expenses are $800.00.

Member Payment Dependent Notes Series 651942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651942	$17,500	$17,500	11.11%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651942. Member loan 651942 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	The Body Shop	Debt-to-income ratio:	17.34%
Length of employment:	< 1 year	Location:	gilbert, AZ

Home town:
Current & past employers:	The Body Shop
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	10
Revolving Credit Balance:	$26,483.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will the money barrowed be used for?	I am consolidating 2 accounts, and would like to make one monthly payment. I currently make 2 payments a month.
Hi, How much do you currently pay in card payments, and how much will you be saving with this one consolidated payment? Since the payment is roughly 18% of your monthly income, how do you plan on balancing these payments with rent, food etc? Thank you,	I am married, and my husband pays those bills. I will be saving $400 a month.

Member Payment Dependent Notes Series 652123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652123	$20,000	$20,000	15.28%	1.00%	January 26, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652123. Member loan 652123 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,250 / month
Current employer:	Towers Watson Data Services	Debt-to-income ratio:	8.99%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Towers Watson Data Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,246.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello. 1) I'm a computer programmer. Currently my main project is writing and maintaing SAS programs that do statistical calculations on compensation data my company collects. 2) I am hoping for 2-3 years. 3) Yes, I will accept a partially funded loan. Thank you.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) I have two high percent (29%) credit cards with high balance total of 15k, and two with slightly lower percent and balances between 2K and 3k My current monthly payments are usually $750-850. 2) No other debts. I had some trouble paying for the cards before because I ended up paying for the car lease after my divorce. The lease ended last month and I am now in a better position to fix my finances. 3) I'm planning on closing these cards. I do have one more card with a lower percent I currently keep for every day usage and bills, but I keep the balance less than 1k.
Hi, have a couple of questions, noticed that your revolving balance is about $25k and you are looking for a $20k loan - what is your plan to pay off the rest? How much is your life expense w/o debt repayment (rent, commute, groceries etc) a month? Are you the sole wage earner?	My main concern are the two high interest cards. The monthly payments that I've been making aren't enough. I have been slowly paying off the smaller ones, and will continue to do so. My rent and my bills run up to about 2K, plus about $300-$400 for groceries. I am a sole earner, but working from home I am reimbursed for some of the expenses, such as phone, internet connection, equipment purchases.

Member Payment Dependent Notes Series 652173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652173	$25,000	$25,000	20.11%	1.00%	January 31, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652173. Member loan 652173 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,583 / month
Current employer:	Bank of Whitman	Debt-to-income ratio:	16.26%
Length of employment:	10+ years	Location:	Lacrosse, WA

Home town:
Current & past employers:	Bank of Whitman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,905.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I will contact support and verify my income
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total mortgage $256,000, recent appraised value of $320,000, no HELOC or other liens agains that home.
Please characterize the debts you intend to consolidate. How will this loan change your payments/interest/etc?	All credit card debt with high interest rate and high minimum payment. This will reduce my total monthly payment by $500 per month
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am the HR Director and I plan to pay the loan off in 3 to 4 years by making extra payments with the monthly money I am saving.
Me again. You answred 2 of 3 questions. This question you omitted answering: (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I would probably not consider a partially funded loan.
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	$32,000 including student loans

Member Payment Dependent Notes Series 652178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652178	$8,800	$8,800	10.00%	1.00%	February 1, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652178. Member loan 652178 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	carefree health	Debt-to-income ratio:	5.96%
Length of employment:	3 years	Location:	Delray beach, FL

Home town:
Current & past employers:	carefree health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,312.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions before I invest in you: 1. What is your role at Carefree Health in Delray Beach? 2. You are requesting an $8000 loan, but your revolving credit balance is only $1312. What do you plan to use the rest of the money for? 3. Please explain your credit delinquency 45 months ago. Thank you for the information.	My role at Carefree is a rehip clerk. I currently rent from one of my friends that I work with at Carefree and I am moving into my own apartment in april so the remaining money is for moving. My credit delinquency 45 months ago was before I got started with Carefree and my finances were a lot tighter.

Member Payment Dependent Notes Series 652280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652280	$12,000	$12,000	6.92%	1.00%	January 28, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652280. Member loan 652280 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Collections etc.	Debt-to-income ratio:	11.23%
Length of employment:	4 years	Location:	Wheaton, IL

Home town:
Current & past employers:	Collections etc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I have also been working as a freelancer part time for 6 months to supplement my income significantly. This was not included in my salary when submitting for the loan. I am hoping to pay this loan off as fast as possible.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,163.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	3 credit cards. I have been freelancing at $40 an hour, averaging 12 a week for 6 months in addition to my regular job (I did not include this in my income), and I am wanting to pay it off as soon as possible.
Hello, I have some brief questions for you regarding your loan. What do you do for Collections, etc.? How is business at your store? What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr?	Hi, I am an image retoucher at coolections etc. I have been there almost 5 years. Business is good, it is a 200-300 million dollar company, and they want to make it bigger. Rent is $900 a month, I am paying about $500 a month to my debt ( credit cards ). No child support, or alamony, so my other expenses are really, food, gas, cable & internet. I am getting the loan to consolidate 3 credit cards, and I am hoping to continue working a second job, and pay the loan off in 2 years. Thanks

Member Payment Dependent Notes Series 652420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652420	$23,000	$23,000	16.02%	1.00%	January 31, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652420. Member loan 652420 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.10%
Length of employment:	n/a	Location:	scappoose, OR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I am a SSG in the US Army and am looking to consolidate my credit card debt. I am making a change in my life and want to do it now. I am a low risk borrower and have never defaulted on anything. I hope you investors can help me out. Borrower added on 01/24/11 > My credit score is 690 and my income far outperforms my bills. I can pay this debt off on my own, but would prefer to save some money on interest.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,020.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	US ARMY full time, Security part time.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My value of my home is appraised at 249,000.My current bakance is 232,000.
Hi, sergeant thanks for your service. I was in the Army, as well. I am interested in funding part of your loan. Could you verify your income? At least, the military income. When is your ETS	My ETS is June 20 2013. I just re enlisted. My take home or net after taxes is 2346 every two weeks. I am verifying my income with Lending club tomorrow and you can then be assured that i am a sure thing. I hope you can make alot of money on my loan. Thank you for your service as well.
Hello and thank you for your service. 2 Questions for you: 1) Can you please list the debts and monthly payments you plan to consolidate with this loan? (E.g., CC - $5000 - 19.9% - $125/mo) 2) Loan amount requested is $23,000, but only $11,000 is showing on your credit profile that is available to loan investors. Are you consolidating debt that is not in your name? Thanks!	Well i have 13000 in credit debt, from 5 cards including one for my wife. I also have a loan of 7800. these total 22878 so i rounded the amount up. the monthly payment amount for all these accounts is 578 monthly. So its the same amount just one interest rate. Thank you for your interest.

Member Payment Dependent Notes Series 652593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652593	$25,000	$25,000	20.11%	1.00%	January 27, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652593. Member loan 652593 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	StaffChex	Debt-to-income ratio:	19.08%
Length of employment:	6 years	Location:	Lake Elsinore, CA

Home town:
Current & past employers:	StaffChex
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$8,075.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	$130,000.
Please elaborate on the purpose of this loan. Thank You	Business loan.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	$130,000
I am interested in funding your loan. Can you please describe exactly what this small business loan is going to be used for? Can you also please explain the delinquency on your record that occurred 43 months ago. Thanks for your answer in advance. Good luck with funding.	The loan is for a start up business. The money will help buy the furniture, lease office space and buy computer equipment. I believe that the delinquency was a dispute with American Express. However it has been resolved and completely paid in full.
What is StaffChex and what do you do there?	StaffChex is my currently employeer. However I am branching out and starting my own business. I have been in the same industry (staffing and leasing) for the last 14 years. I helped grow StaffChex to over 120MM of annual sales. Prior to Staffchex i was employeed for 7 years in another staffing company that I also help grow to over 200MM.
Would you please verify your income with Lending Club! Thank you! You will need to contact them!	$130,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) $380,000 2) $320,000
It would be great if you could verify your income with LendingClub. Need to contact them and send them W2 or other documents.	$130,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) $360,000 2) $320,000
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	$130,000 I will submit any documents neede to verify my income of $130,000 annually on Monday. I just received this request yesterday Saturday and LC is closed on the weekends.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Any info that was requested to verify my income and the 2009 returns, form 4506 T and up to date income for 2011 was provided this morning. My income reflects $130,000 a year. If any additional info is needed please let me know as I would like to expedite the loan. Thank you..
What exactly is the business you are starting? Please be specific.	It is a staffing agency. I have been in this industry for 14+ years. Have a lot of business relationships and they are allowing me to continue our business relatinship. Im am employed by a company in the same industry that I been a part of since it opened and helped grow the businees to $110MM of annual sales. Now I want to do it for myself.

Member Payment Dependent Notes Series 652611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652611	$25,000	$25,000	17.14%	1.00%	January 28, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652611. Member loan 652611 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	GWU Medical Faculty Associates	Debt-to-income ratio:	9.61%
Length of employment:	1 year	Location:	Chevy Chase, MD

Home town:
Current & past employers:	GWU Medical Faculty Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I am in house associate counsel for a large physician practice group. I graduated law school in 2003. I combine law with my 20 years of nursing to manage the claims and medical malpractice lawsuits for the practice. Prior to this position I was Director of Risk Management for hospitals.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	36
Revolving Credit Balance:	$22,045.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) My employer is George Washington University Medical Faculty Associates. I am an attorney handling the claims and risk managment for the physician practice group (>500 physicians) 2) Realistically would like to pay off in 3 years. 3) I think I would accept 60%
How long have you been a practicing attorney? Are you a recent law school grad or do you have relevant job experience not mentioned in the application? Your application only shows 1 year at GW Med.	I am in house associate counsel for a large physician practice group. I graduated law school in 2003. I combine law with my 20 years of nursing to manage the claims and medical malpractice lawsuits for the practice. Prior to this position I was Director of Risk Management for hospitals.
Excellent work history. I'm in. You might want to copy & paste that response into your loan description. Investors will see it front n' center and your loan will fund much faster.	Done. Thanks for the advice.

Member Payment Dependent Notes Series 652819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652819	$12,000	$12,000	7.29%	1.00%	January 26, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652819. Member loan 652819 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Smart and Final	Debt-to-income ratio:	5.06%
Length of employment:	7 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Smart and Final
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Please help me consolidate my debt and help me get out of it asap. I've had my job for 7 years and in no danger of losing it. With this program I'll be able to pay my loan faster with a smaller monthly payment. I always pay my bills on time including my mortgage however I have not been able to make a huge dent on my credit debt. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,291.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Smart and Final?	I am the store manager. I oversee all operations in the store.
Hi, have a few quick questions before I invest i your loan: 1) are you th sole wage earner in your family? 2) How much is your mortgage home equity line of credit and how much is the fair value of your home (zillow is ok) 3) Could you list all your debts with balances, APRs and minimum payments 4) how is your monthly budget looks like - mortgage, insurance, cars etc. Thanks	1. sole wage earner 2. Home Value 235k, 20k in equity 3. Total debt 10,784 apr 13.99-29.99% 5 accounts 4. All expenses including gas and groceries 2600/month. no car loan. Extra cash per month $600.

Member Payment Dependent Notes Series 652916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652916	$2,400	$2,400	16.02%	1.00%	January 26, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652916. Member loan 652916 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,822 / month
Current employer:	Groupo Modelo	Debt-to-income ratio:	18.10%
Length of employment:	2 years	Location:	San Antonio, TX

Home town:
Current & past employers:	Groupo Modelo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,476.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Value of home is 76,000 the mortgage is less than 10000
What do you do at Groupo Modelo and where did you work prior to that?	I am a accounting clerk before that I was in charge of the accounting department for rodensa a company in sabinas Mexico For eight years

Member Payment Dependent Notes Series 652958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652958	$12,000	$12,000	7.66%	1.00%	January 27, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652958. Member loan 652958 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Armstrong World Industries	Debt-to-income ratio:	14.25%
Length of employment:	2 years	Location:	PENSACOLA, FL

Home town:
Current & past employers:	Armstrong World Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,157.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 653009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653009	$25,000	$25,000	11.11%	1.00%	January 26, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653009. Member loan 653009 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Volunteers of America Inc.	Debt-to-income ratio:	22.50%
Length of employment:	2 years	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Volunteers of America Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	36
Revolving Credit Balance:	$30,862.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Volunteers of America Inc. and where did you work prior to that?	I am a paralegal at Volunteers of America. Prior to that, I was a paralegal at a law firm in Annapolis, MD.

Member Payment Dependent Notes Series 653147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653147	$25,000	$25,000	17.14%	1.00%	January 26, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653147. Member loan 653147 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,600 / month
Current employer:	Coalinga State Hospital	Debt-to-income ratio:	17.48%
Length of employment:	4 years	Location:	Lemoore, CA

Home town:
Current & past employers:	Coalinga State Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I am a state employee for the Department of Mental Health in the state of California. It is a stable and high demanding job. I am in need of the this loan for I need to consolidate my multiple bills to one for I am going through a divorce. I have never been late on any of my bills. Please assist. Thank you.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,103.00	Public Records On File:	1
Revolving Line Utilization:	62.30%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 653286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653286	$5,000	$5,000	7.66%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653286. Member loan 653286 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	SCS, Inc.	Debt-to-income ratio:	3.19%
Length of employment:	10+ years	Location:	Santa Monica, CA

Home town:
Current & past employers:	SCS, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,755.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at SCS, Inc.?	Type your answer here. Technical Service Director (Service Administration).
Will this loan purchase a kangen water machine? Do you intend to do this full time or in addition to your current employment? Good luck!	I do plan to sell them in addition to my current employment.
What is the small business consisting off?	Which small business do you mean? My day job is Business Administrator at a computer software company.

Member Payment Dependent Notes Series 653295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653295	$24,250	$24,250	18.62%	1.00%	January 26, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653295. Member loan 653295 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Liberty Mutual	Debt-to-income ratio:	22.74%
Length of employment:	2 years	Location:	Woonsocket, RI

Home town:
Current & past employers:	Liberty Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I plan to use this loan to pay off all credit cards, personal and auto loans. I currently pay over $800 per month for these debts, so $624 would actually benefit me and allow me to pay extra on my loan. Job is very stable and I have been employed there for over 2 years and my company continues to hire in my department. I also have almost never had a late payment on any of my debts within the past 5 years and my debt, while high, is currently well managed, making payments slightly above minimum and on time/in advance.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,392.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Best Buy: $3,500 @ 24.24%, $100 monthly Target: $3,200 @ 22.99%, $100 monthly Citicard: $7,900 @ 7.24%, $125 monthly Discover: $500 @ 2.9%, $100 monthly Personal Loan: $4,700 @ 12.25%, $140 monthly Auto Loan: $14,500 @ 4.99%, $335 monthly (will be selling these vehicles shortly as I will be commuting by train to work) Remaining loan balance will be used to purchase used vehicle to get to/from train station. At work I am a commercial lines underwriter. Companies submit requests for insurance coverage through an agent/broker and I assess the risks, choose appropriate coverages and charge adequate premiums. I have been with this job for a little over 2 years, have received 2 promotions and my department continues to hire more underwriters. Purpose of this loan is to pay everything off and have one fixed payment at one fixed interest rate with the hopes of also improving my credit. Credit score is fine as is but I would like to purchase a home in a near future.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I faxed my income to credit today for verification purposes. I am awaiting their approval decision on the loan.
Refinancing your Best Buy: ($3,500 @ 24.24%, $100 monthly) and Target: ($3,200 @ 22.99%, $100 monthly) loans makes sense because you will be paying 4-6% lower interest payments. But Refinancing your Citicard: $7,900 @ 7.24%, Discover: $500 @ 2.9%, Personal Loan: $4,700 @ 12.25%, and Auto Loan: $14,500 @ 4.99%, with the Lending Club loan @18% would give you a higher interest rate, your total amount you pay per month would be higher, you would be paying a high premium for simplicity. Would you accept a partially funded lending club loan to only pay off the higher interest loans?	Thank you for your question! The discover at 2.9% is promotional and goes to 21.99% in four months so this will eliminate this card in advance. The auto loan will be closed out when I sell my vehicles shortly. Yes the personal rate is lower but I am moving slightly more north for work and I would have to drive down each month to pay this loan. Also by consolidating all of these debts into one I should see an improvement in my credit score once I pay and close the accounts. As I mentioned before my score is fine but I would like it to be as high as possible should I be able to purchase a home in the near future. Lastly with the current funding I'm not anticipating having enough to pay all of this card off. So to answer your question yes I would accept a partially funded loan but would still prefer the fully funded loan. Thank you.

Member Payment Dependent Notes Series 653425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653425	$16,000	$16,000	15.28%	1.00%	January 27, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653425. Member loan 653425 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,201 / month
Current employer:	Alpine Wellness INC	Debt-to-income ratio:	7.86%
Length of employment:	< 1 year	Location:	TELLURIDE, CO

Home town:
Current & past employers:	Alpine Wellness INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,781.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 653494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653494	$6,000	$6,000	7.66%	1.00%	January 27, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653494. Member loan 653494 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Golden State Overnight	Debt-to-income ratio:	23.25%
Length of employment:	1 year	Location:	Santa Paula, CA

Home town:
Current & past employers:	Golden State Overnight
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,718.00	Public Records On File:	1
Revolving Line Utilization:	22.20%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Golden State Overnight?	I am a driver, driving a bobtail hauling freight from Burbank, CA to Visalia, CA, and picking up freight in Visalia and hauling it to Oxnard, CA, Mon thru Fri. I've been doing this position for about a year, but have been with the company since 2002.
Will your requested amount pay off all credit card debt?	I have two cards that I only use that have a much higher interest rate that I will pay off with this loan. I have no problem making these payments and even pay way more than the minimum payment, but the interest they charge every time is high. With this loan I will be able to easily make the payments this loan offers over the lending period.

Member Payment Dependent Notes Series 653657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653657	$11,200	$11,200	14.91%	1.00%	January 26, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653657. Member loan 653657 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Victory Health Foods Inc	Debt-to-income ratio:	10.51%
Length of employment:	2 years	Location:	North Bergen, NJ

Home town:
Current & past employers:	Victory Health Foods Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	73
Revolving Credit Balance:	$11,448.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you please tell us about the debts you plan to consolidate. How will this loan change your payments and interest rates?	CC#1 = $4000@18% - 90/mo CC#2 = $850@24% - 32/mo CC#3 = $1000@13% - 24/mo CC#4 = $1000@19.9$ - 28/mo CC#5 = $1000@23.24% - 29/mo CC#6 = $1600@29.99% - 49/mo This will allow for one fixed interest rate, it will allow for me to have 1 payment instead of 6 different payments. It will allow me to cut up the "small limit" cards up and have one card to be used as a revolving card as it should be.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC#1 4000@18% - 90/mo CC#2 1000@24.26% - 28/mo CC#3 1000@19.99% - 24/mo CC#4 850@26% - 29/mo CC#5 1100@19.99% - 26/mo Dept St Crd#1 1621@29.99% - 69/mo This loan will allow for one fixed interest rate, it will allow for 1 payment instead of 6 different payments. It will allow me to pay off the balances and cut up the "small limit" cards and have one card to be used as a revolving card as it should be.
Please contact lending club to verify your employment and income	Employment: Victory Health Foods Inc 70000 yr

Member Payment Dependent Notes Series 653721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653721	$8,000	$8,000	7.29%	1.00%	January 28, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653721. Member loan 653721 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,280 / month
Current employer:	Hardware Suppliers of America	Debt-to-income ratio:	6.49%
Length of employment:	5 years	Location:	Greenville, NC

Home town:
Current & past employers:	Hardware Suppliers of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > This is to pay off, Dell, Chase and state employees credit union to consolidate into one payment. I currently make all payments every month but it would be easier to make one and 2 of the account have over 19 % interest. Borrower added on 01/19/11 > I have been a purchasing agent for over 10 years so I know how important finding a good deal is. To make sure I did't get behind in my major bills I have one bank account set up directly for my mortgage, truck payment and insurance. I have my paycheck cut three ways every week, one goes in an account for the bills, one for savings and the one for what is left. I'm very careful with my money and normally would not find myself having 3 loans. Truth is I bought a new home in April of 2010 and got a little carried away with working in the yard. Coming from a townhome and moving onto 1.25 arces I needed a lawn mower, weed eater and other outdoor tools. I also fenced in 3/4 of the back yard for my two boxers. I then got into a small fender bender that cost me $2000 to fix my truck.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	40
Revolving Credit Balance:	$5,364.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you please comment on the delinquency 40 months ago? Thank you.	That was almost 2 years ago could you be more precence on the account?

Member Payment Dependent Notes Series 653751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653751	$13,000	$13,000	6.92%	1.00%	January 27, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653751. Member loan 653751 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Alabama Commission on Higher Education	Debt-to-income ratio:	24.68%
Length of employment:	3 years	Location:	Montgomery, AL

Home town:
Current & past employers:	Alabama Commission on Higher Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Total credit card debt repayment of $10,000 at avg of 14.99% APR, and personal loan repayment of $2,000 at 12.99% APR. Borrower added on 01/13/11 > Please help me pay off debt that has followed me since college! Borrower added on 01/14/11 > It appears that I have a lot of accounts because I took out student loans each semester for my undergrad and grad degrees. Those have since either been paid off or consolidated into 2 accounts--one for undergrad, one for grad, fyi. Borrower added on 01/14/11 > My goal is to have the loan repaid in 2 years.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,860.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hello and thank you for your interest. 1. Purpose is to pay off 3 debts at one lower interest rate: Citi card with $8,000 at 16.99%, Am-Ex with $2,300 at 10.99%, and Citi personal loan with $2,000 at 12.99%. I have no other credit card or personal loan debt. I'm currently paying an additional $200/month on the Citi Card for a total of $550 for the three debts. I intend to continue to pay $550 on this loan every month even though the scheduled payment will be $400. 2. Debt accumulated was largely due to move for job with no relocation assistance and from college expenses while only working part-time. 3. I have been a research assistant with the state of Alabama for over three years. This position is stable. 4. Before that I was with Walgreens Co. for 2 yrs in customer service and Goody's retail store for part-time for 4 years while in college. There was no break between jobs. 5. Rent: $800, Utilities: $180, CC/PL Debt: $550, Student Loan: $260, Household items/groceries: $500, Auto/renters insurance: $50, Cable: $70, Phone: $100. 6. I am recently married and do not have children. 7. My husband will be in school until Dec. 2011 and has no debt. Both of our vehicles are paid for. No additional income other than what was reported.

Member Payment Dependent Notes Series 653841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653841	$10,000	$10,000	7.29%	1.00%	January 26, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653841. Member loan 653841 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Penson Worldwide	Debt-to-income ratio:	19.07%
Length of employment:	5 years	Location:	ADDISON, TX

Home town:
Current & past employers:	Penson Worldwide
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,296.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thanks.	I will pay off my credit card that is at a much higher interest rate.

Member Payment Dependent Notes Series 653891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653891	$21,000	$21,000	17.51%	1.00%	January 28, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653891. Member loan 653891 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Frito-lay inc.	Debt-to-income ratio:	12.58%
Length of employment:	4 years	Location:	JOLIET, IL

Home town:
Current & past employers:	Frito-lay inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > Thank you all who are looking and funding this loan. I do not have any HELOC out checked into them but heard of lending club and decided to go this route primarily because of who gets the interest from the loan. I plan to consolidate credit card and possibly one car payment depending on the funding of the loan.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,616.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about the debts you will consolidate. How will this loan change your interest rates and payments?	I will be consolidating credit cards and a car payment, thus changing the revolving credit to a fix. Getting rid of the cards and paying it off in an estimated 4 years sooner, and saving a little more than 400 a month.
Since your revolving balance is larger than your loan request, can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	Simply put the remaining balance is between two credit cards in which I locked the interest rate well below the market, before the companies start playing games and raising rates.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	In short I'm a local CDL driver for the company. I am aiming for the 3-4 year mark to have it paid off, but by choosing the 3 year up front I would not be able to rebuild emergency funds. As much as I would like to see it fully funded I would most likely accept a partial. Thank you for you help
Good evening! I am interested in funding your loan. Could you list the debts you are looking to consolidate, including balance, APR, and current monthly payment? Thank you!	If fully funded they would be cc1/2478/21.24/34 cc2/1432/24.99/46 cc3/3227/23.9/102 cc4/1410/23.90/87 cc5/1159/17.24/30 cc6/2520/19.9/90 and if funding allows a vehicle with a balance of 8644/14.99/360. I currently pay out appox. 900 a month for these bills and would like to start putting some back in my savings

Member Payment Dependent Notes Series 653909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653909	$12,000	$12,000	6.92%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653909. Member loan 653909 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,142 / month
Current employer:	YCLTC	Debt-to-income ratio:	5.99%
Length of employment:	< 1 year	Location:	Prescott Valley, AZ

Home town:
Current & past employers:	YCLTC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	73
Revolving Credit Balance:	$21,808.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 654063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654063	$25,000	$25,000	15.65%	1.00%	January 26, 2011	January 27, 2016	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654063. Member loan 654063 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Covidien	Debt-to-income ratio:	16.75%
Length of employment:	6 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Covidien
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Purpose of loan: This loan will allow me to pay off my credit card debts and consolidate them into one monthly payment. My financial situation: I have a secure job with a high base salary and a non capped commission. My company pays for my gas and car and my fiance helps to cover bills which leaves me with little, to no expenses. I have the income to cover all current payments, but would like to consolidate everything into one payment with a better interest rate. Monthly Net Income: $8,500 Monthly Expenses: $3,150 Housing: $1,100.00 Insurance: $0 (company car) Car expenses: $0 Utilities: $300.00 Phone, Cable, Internet: $150.00 Food, entertainment: $500.00 Clothing, household expenses: $300.00 Credit cards and other loans: $800.00

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,632.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of the mortgage is 305,000 and it recently appraised for 336,000. I also own the home with a friend, so I am only responsible for half of the mortgage and balance.
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I work for an international medical device company as an outside sales representative. 2. I cannot predict at this time when the loan will be paid off. I will have no problems making the payments, and anticipate being able to have it paid off in less than 5 years, but honestly it just depends. 3. Yes, I would accept the loan if it was not fully funded at the time that it expires. The terms of this loan would still be beneficial and would help me to consolidate some of my debts. Thanks for the best wishes on 100% and I appreciate your service.
What is it you plan on using the requested funds for?	I plan to use these funds to pay off credit card debts. That way, all of my debt is in one place and I only have to make one monthly payment.
Hi, could be interested in investing in your loan have a few questions: - are you the sole wage earner in your family? - Could you share the detailes of your credit cards (amount, APR, minimum payment)? - How much is your mortgage (including home equity line of creit etc) and how much is the fair value of your house (zillow is fine) Thank you	1. My fiance lives with me and he makes around $110,000 a year. He helps to cover all expenses and mortgage payments. 2. CC #1- $8,000 at 24.99% CC#2- $12,000 at 21.99% CC#3- $5,600 at 19.99% 3. My mortgage has a balance of $305,000 and my home recently appraised for $336,000. I own this home with a friend who is responsible for half of the mortgage payment and my fiance helps to cover my portion.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Are you able to see the answers to the other questions that have been asked? If not, let me know and I will be glad to answer this for you.
Couple questions: 1. What's your plan to control credit card spending moving forward? 2. Would you be able to afford all of your monthly expenses without your fiance's help?	1. I had to use credit cards for a few home improvement projects. Before then, I didn't use credit cards at all. After I consolidate these debts, I don't plan to continue using these cards. 2. My mortgage, bills and credit card payments equal about half of my personal monthly income. My main goal in acquiring this loan is to consolidate the payments at a lower interest rate.

Member Payment Dependent Notes Series 654177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654177	$17,500	$17,500	14.91%	1.00%	January 28, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654177. Member loan 654177 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	harley davidson of fullerton	Debt-to-income ratio:	20.37%
Length of employment:	3 years	Location:	BUENA PARK, CA

Home town:
Current & past employers:	harley davidson of fullerton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > deb consolidation

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	40
Revolving Credit Balance:	$5,555.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at harley davidson of fullerton?	Sale parts and receive merchandise

Member Payment Dependent Notes Series 654179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654179	$25,000	$25,000	10.74%	1.00%	January 27, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654179. Member loan 654179 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Accenture	Debt-to-income ratio:	14.30%
Length of employment:	4 years	Location:	Montebello, CA

Home town:
Current & past employers:	Accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > Want to be able to consolidate credit card balances

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$7,532.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	Hi, here are the details of my CC balances: Visa $16,500 17% $450/mo Discover $2,500 23% 100/mo MC $4,500 23% 150/mo Thank you for your consideration.

Member Payment Dependent Notes Series 654310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654310	$9,600	$9,600	10.74%	1.00%	February 1, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654310. Member loan 654310 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	Pho Jackie (Family Business)	Debt-to-income ratio:	17.24%
Length of employment:	4 years	Location:	Arcadia, CA

Home town:
Current & past employers:	Pho Jackie (Family Business)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,087.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pho Jackie?	I work in a family owned restaurant. My job is to take orders and ring up the cash register.

Member Payment Dependent Notes Series 654479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654479	$12,000	$12,000	7.29%	1.00%	January 28, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654479. Member loan 654479 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	McKinney and Silver	Debt-to-income ratio:	9.46%
Length of employment:	8 years	Location:	Efland, NC

Home town:
Current & past employers:	McKinney and Silver
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$100,796.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Your revolving credit is listed as $100,796. Does that include any mortgages? How much of this is actual credit card debt? --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner%u2019s association fees? Thanks!	Thank you for this question. I currently have about $22,000 in credit card debt with high interest rates attached. I built a house in 2007 in NC on 12 acres. My partner and my grand investment for out future. I have always paid my debts but just want to get smarter about them hence the loan ask. Currently my investments (401K etc.) equal about $157,000. I pay my mortgage of $3043 each month and my car payment of $412/month on top of the credit card payments. My goal is to get rid of the higher interest credit cards. I am in a good place in terms of my career where I make $140,000 plus bonus. I hope I have answered your questions. With the loan from Lending Club I will be on my way to getting out of debt. Thank you for your inquiry.
Hello, I have some brief questions for you regarding your loan. What do you do for the McKinney & Silver? Also, what does your company do? What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	McKinney is an Award winning Advertising Agency. I am a VP and Senior Broadcast Producer. My net income is about $7500/month. I am the sole person paying but I do have a partner of 13 years who is a Professor of Nursing. We do live together and do not have children. I am a good customer in good standing across the board. Mortgage, $3043, Car $413, credit card debt about $800 per month across all the cards (Discover/Amex Platinum/Blue Home Depot). I always pay more than the minimum. I contacted Lending club because of the massive aprs these companies charge. The loan will pay off Amex Blue and Discover the higher Apr'ed cards. My goal is to pay off between 2-3 years. Thank you for your question.

Member Payment Dependent Notes Series 654549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654549	$12,000	$12,000	10.37%	1.00%	January 27, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654549. Member loan 654549 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	Saatchi and Saatchi	Debt-to-income ratio:	17.35%
Length of employment:	4 years	Location:	Beverly Hills, CA

Home town:
Current & past employers:	Saatchi and Saatchi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > This loan will help a great deal because the interest rate is significantly lower than my credit cards. I have a great credit score, however this will help me pay it off a lot sooner. Thank you!

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,365.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 654586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654586	$15,000	$15,000	15.65%	1.00%	January 26, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654586. Member loan 654586 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	E.I. DuPont De Nemours Co., Inc.	Debt-to-income ratio:	19.93%
Length of employment:	10+ years	Location:	mechanicsville, VA

Home town:
Current & past employers:	E.I. DuPont De Nemours Co., Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > this is the hardest thing to try to figure out what to do. so many things and i don't know if i'm doing this right. Borrower added on 01/20/11 > i plan to use the funds to consolidate nine credit card balances. I have been employed at my job for 32 years and have a steady income. My job is pretty secure.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	24
Revolving Credit Balance:	$13,697.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts that you will be consolidating with this loan?	the debts are nine credit card balances.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	cc#1 = $3833.86 @ 24.99% - $57.00 min + i pay finaance charge cc#2 = $2871.77 @ 19.24% - $74.00 min + i pay finance charge cc#3 = $2840.48 @ 18.99% - $109.00 min + i pay finance charge cc#4 = $1223.37 @ 21.9% - $35.00 min + i pay finance charge cc#5 = $1160.88 @ 24.99% - $37.22 min + i pay finance charge cc#6 = $1067.00 @ 12.99% - $18.00 min + i pay finance charge cc#7 = $282.24 @ 15.99% - $20.00 min + i pay finance charge cc#8 = $210.93 @ 24.5% - $25.00 min + i pay finance charge i plan to close all accounts except for two. i have two car loans that i do not wish to consolidate. i plan to keep this loan until it is paid in full in five years.
What are your monthly expenses?	I share a house with a friend and we share the utility bills (which vary from month to month), two car payments ~ $800/month, Insurance - auto and life ~ $400/month, living expenses, etc.

Member Payment Dependent Notes Series 654619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654619	$10,000	$10,000	7.66%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654619. Member loan 654619 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.93%
Length of employment:	n/a	Location:	kimball, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1971	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,669.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Ford pension
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1.no pay off 2.house with wife 3.no 4.122000
Would you please detail your monthly expenses? Please list each expense that you have throughout the month. Please also list the amount of disposable income available after expenses. Currently your listing does not show that your income is verified. Please contact Lending Club member services (support@lendingclub.com), and take the extra steps involved in verifying your income. Please also note that having your loan approved does not necessarily mean your income is verified, as Lending Club does not necessarily verify income as part of the approval process. So please contact member services and request that they verify your income. If your income has been verified, I would be happy to invest in your loan. Thanks	only have truck payment of 290 and utitity and ins.ususally 2000 extra a month
Please describe be any and all other sources of debt. The reason that I ask is, because I see that you own your own home, and that you have a low revolving credit balance. Yet your debt to income ratio is higher than one would expect it to be if this were your only debt. So I'm making the assumption that there's some other sources of debt. If this is correct, please describe them.	some credit card little over a 100.00 dont know why you say i have high debt to income ford pension 3000.00 a month and wifes social security of 880.00 a month
Just a comment: For these types of loans, you generally need to be more verbal and explain yourself. You are an excellent candidate for investment on your stats alone; however, without a loan description, itemized monthly expenses, verified income, and/or other support that you will be able to pay the loan back, lenders will be nervous lending to you. There is also the discrepancy in your loan amount and your 'Revolving Credit Balance', and I am guessing your loan title is also not inspiring any confidence. Best of luck, though.	just small debt just want better interest rate for that and to just have more on hand

Member Payment Dependent Notes Series 654672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654672	$8,000	$8,000	16.40%	1.00%	January 27, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654672. Member loan 654672 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	la costa glen	Debt-to-income ratio:	15.41%
Length of employment:	2 years	Location:	CARLSBAD, CA

Home town:
Current & past employers:	la costa glen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I am using this loan to consolidate three credit card debts. I am a solid borrower, I ALWAYS pay my bills on time. Thank you for your consideration, you will recoup this investment. Borrower added on 01/16/11 > Also meant to mention that i am an educated professional chef. I have been in the field for nearly 20 years. My job history is solid. I have never been unemployed. Thank you so much to everyone that has funded this thus far. This is a far more interesting process than going through a bank.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	75
Revolving Credit Balance:	$14,200.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the debts (amounts) you are carrying? Any other household income not listed above?	I am carrying about 12,000 debt in total. This includes 3,000 in low interest student loans
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	cc1= $4,000 @ 29.9%---140/month cc2= $2,000 @ 21.0%-----48/month the rest will go towards cc4= $1,500@ 19.9%----40/month i also carry two other cards with less than $500 each on them both at about 12%. I plan on consolidating 3 credit cards, closing those accounts and paying this loan off in about three years. thanks
What are your monthly expenses?	monthly expenses all told are about $2000 with slight variations. This obviously isn't including food and other essentials that can vary greatly. thanks for your interest.
Hello, I am very interested in funding your loan and have two questions. Chefs are known for being very transient, moving from job to job working a couple years or less. I see you have been at La Costa Glen for two years. Do you plan on staying there, or are you looking to move on? What is your current tittle in the kitchen, Exec Chef, Sous, Chef de Cuisine, Line Cook, Pantry?	Hey cowboy, i have had numerous jobs in the past but only due to working two or three at a time. I have been at my current job for a total of 2.5 years now. I was promoted from sous to Chef de Cuisine in august of this year. I have no plans to move on as the growth potantial in this company and our parent company are fairly limitless. Our parent company continuing life communities www.continuinglife.com is huge. It, itself, is part of an even larger conglomerate. I am exceptionally happy with my current position and have no pressing desire to find anything else. Thanks for your interest.

Member Payment Dependent Notes Series 654677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654677	$13,000	$13,000	10.74%	1.00%	January 27, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654677. Member loan 654677 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Central Jackson County Fire	Debt-to-income ratio:	7.98%
Length of employment:	10+ years	Location:	independence, MO

Home town:
Current & past employers:	Central Jackson County Fire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > After much thought I have reconsidered and would accept partially funded loan.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,199.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I work for Central Jackson County Fire Protection District. My title is Captain/Paramedic. I have been employed by CJCFPD for over twenty five years. Im hoping to have the loan paid off in 3-4 years and only interested in funding for the full amount. I am requesting this loan to buy a larger fishing boat. I have several thousand to put down and need funding for the remaining amount. Thank you, Mark
First of all, thank you for your hard work as a firefighter! If you don't mind, I have some brief questions for you regarding your loan. What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Thank you again for your help, and I look forward to funding your loan.	Thank you. Ive always enjoyed my time in the fire service. My net income is about $3,500 a month. Not included in that is my carpentry work I do as a side job. I make an additional $200-$500 doing that. I have $7,000 in personal savings and several other savings accounts related to the Fire Dept. My employer also covers my health insurance. My vehicles are paid for and I do not pay for childcare or support. My daughter is 23 with a degree in biology! My monthly expenses are mortgage,utilities and three credit cards, one of which I will be paying off and closing with tax return. I am soley responsible for this loan.

Member Payment Dependent Notes Series 654689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654689	$10,000	$10,000	10.37%	1.00%	January 26, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654689. Member loan 654689 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Coast Guard	Debt-to-income ratio:	17.89%
Length of employment:	7 years	Location:	Topeka, KS

Home town:
Current & past employers:	United States Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Using funds to pay off CC debt at lower rate. Active Military equals stable income. Borrower added on 01/19/11 > The Credit Card Debt I plan to pay off with this loan is with USAA. One American Express card, and one Mastercard each with 5k balances. Borrower added on 01/19/11 > If there are any further questions regarding anything please let me know. I'm hoping this gets o 100% - this is my first time here. Thinking once i pay this off i may look into the "investor" side of things myself.

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	50
Revolving Credit Balance:	$5,716.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) USCG Rank? Pay Grade? ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks. Rank is E6, I hit 8yrs in service in FEB. Reenlisting indefinitely in May prior to my next PCS assignment. I plan to repay my loan as quickly as possible; looking at the 12-18 month time frame.

Member Payment Dependent Notes Series 654707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654707	$14,000	$14,000	10.37%	1.00%	January 27, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654707. Member loan 654707 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Dade County Public School	Debt-to-income ratio:	11.10%
Length of employment:	7 years	Location:	miami, FL

Home town:
Current & past employers:	Dade County Public School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,343.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am currently a Third Grade teacher for the Dade County School System. 2. I expect to pay the loan before the three years. Preferably in 2. 3. I need the full loan, however if I get funded for 60 to 75% quickly, I would accept it.
Please provide information on how you will use the loan proceeds. Thank you	I would use the loan to purchase inventory for my business in order to cover the demands for the upcoming St. Valentine holiday.
What type of business do you run, and how long have you been in business? Is it profitable? Is your business income included in the verified income amount on your application? The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	I design jewelry and are currently selling and in the process of talking to big retailers to get my line in their stores. My business is profitable and it has been open for the last 7 months. I am also a teacher and do not plan to leave this position until my business' profit exceeds my current salary.

Member Payment Dependent Notes Series 654769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654769	$20,000	$20,000	6.54%	1.00%	January 28, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654769. Member loan 654769 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	NEW Corporation	Debt-to-income ratio:	8.19%
Length of employment:	< 1 year	Location:	Crestview, FL

Home town:
Current & past employers:	NEW Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

In-ground pool loan for 50% of pool and screened enclosure. Borrower is funding $20,000 from personal funds (savings).

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,022.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why don't you pay off your $7000 revolving credit, and then save for your pool, especially given you had a delinquency less than three years ago?	I have paid off the revolving credit. The credit report pulled by Lending Club was before the final revolving account had reported being paid off. The ONE, 30 day late, three years ago was from a joint account with my wife where she forgot to send the bill, not typical. We have the money in savings to get it all done, but don't want to use our entire savings.
Do you have other debts? Good luck!	I have a truck payment and house payment, no unsecured debt remaining, other than monthly travel for my job (my personal card) and I pay off as soon as being reimbursed. The credit report pulled by Lending Club was before the final revolving account had reported being paid off.

Member Payment Dependent Notes Series 654792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654792	$5,000	$5,000	6.92%	1.00%	January 27, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654792. Member loan 654792 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Veolia ES	Debt-to-income ratio:	3.00%
Length of employment:	3 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Veolia ES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I will be using this loan to consolidate some educational expenses that were funded with a credit card.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,682.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Veolia ES?	The division of Veolia ES that I work for is Technical Solutions. In simple terms, we are a Hazardous Waste disposal company. Most of my job duties revolve around the servicing and management of our clients waste programs. I'll go to our client sites, help them manage their waste programs according to State, Federal and local regulations. This would include anything from on-site accumulation, storage and eventually the shipping of waste that is either Hazardous, Biological or Radioactive. Once our clients are ready to ship their waste, I'll generate the shipping papers needed to ship these items and package them according to DOT and EPA regulations and then one of my drivers will come pick up the waste. On a day to day basis, that's the gist of my job. We are a full service provider for our clients though, so my job can also include me doing special projects (such as Emergency Responses, Confined Space work and Reactive jobs). I understand this might be a bunch of gobbledygook to someone who doesn't know the field, so if you need more explanation, I can give more details. I've tried to keep it simple though for all to understand.
Hi. What specific debts will you consolidate with this loan? Thank you.	The debts are all expenses accumulated while finishing up my BS in Occupational Health and Safety. These expenses mostly include overflow tuition costs (admin fees and such), books and other materials needed to complete my courses. These expenses were put on to credit cards, and with varying rates on my credit cards, I'd like to just consolidate them all into one simple payment.
I would like to help you. So with this loan you would be paying off the credit cards that you used to pay the other expenses.. is that correct?	Yes, that is correct. Please feel free to ask any other questions that you may have. Thank you!

Member Payment Dependent Notes Series 654824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654824	$18,000	$18,000	11.11%	1.00%	January 27, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654824. Member loan 654824 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Connecture Inc	Debt-to-income ratio:	16.02%
Length of employment:	3 years	Location:	Brown Deer, WI

Home town:
Current & past employers:	Connecture Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > To pay off the credit cards and have one bill to pay

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,084.00	Public Records On File:	1
Revolving Line Utilization:	56.70%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Describe your profession. --How many years experience do you have in your current position? --Is the income listed all base salary or does it include commission/bonus income? If get commissions/bonus, please advise of base salary and how much is from commissions/bonus. --Please explain the public record on your credit report. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner%u2019s association fees? Thanks!	I have worked for my present employer for about three and a half years. I was with my previous emplyer for ten years. The amount listed is my Salary - no bonuses. I dont work for commissions. I have about forty two thousand in 401k account. I pay 798 in mortgage no association fees. Thanks

Member Payment Dependent Notes Series 654878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654878	$8,000	$8,000	6.92%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654878. Member loan 654878 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,525 / month
Current employer:	n/a	Debt-to-income ratio:	13.48%
Length of employment:	n/a	Location:	willmar , MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Pay off loan for2005 amer-camp travel trailer & medical bllls on credit cards

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,251.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here. I am a 100% disabled veteran plus recieve social security. Part time income from my wife and caregiver of 40 years
Hi there. What is the amount and interest rate on the camper loan that you are looking to pay off? How about the credit card balances and rates? Thank you.	The camper is payed for with part owner ship in a partnership I am going to buy out other partner. interest rate is at 13.99 to 14.99
How old are you?	Type your answer here. I am sixty one years old.

Member Payment Dependent Notes Series 654898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654898	$14,000	$14,000	10.37%	1.00%	January 27, 2011	January 28, 2014	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654898. Member loan 654898 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Bureau Veritas NA	Debt-to-income ratio:	20.02%
Length of employment:	10+ years	Location:	Murrieta, CA

Home town:
Current & past employers:	Bureau Veritas NA
Education:

This borrower member posted the following loan description, which has not been verified:

I am a 33 year old mother of 2, loving wife, great friend, civil design engineer. March 12, 2009 on my son's 12th birthday I was diagnosed with breast cancer. Of course I didn't think it could happen to me, so young and healthy, but it did, and not only to me but my family and friends. Now that I have regained my strength after chemo and radiation I have the energy to get these bills paid off!! I battled cancer for a year without taking any time off from work because I am very lucky to have a career that is not physically straining and I knew I needed to keep from drowning in doctor bills. I am a very dependable person, I have paid off many accounts in my past including 3 new car loans. My credit has been dropping because of unpaid doctor bills and too many maxed out credit cards in the last couple of years. I am trying to dig myself out of a hole that keeps caving in. My dad always said don???t get credit cards, I wish I would have listened! If I could get this loan thru LendingClub I would pay off 4 credit cards with rates over 20%, two doctor bills and a timeshare loan and get myself out of debt in 3 years at the most but hopefully sooner. Please help me be debt free faster! Without the LendingClub loan I feel like I might be in debt to these companies forever. I would love to be back on solid ground so I can buy a home and start a business, two things I would like to have for my family!

A credit bureau reported the following information about this borrower member on January 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	28
Revolving Credit Balance:	$5,905.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 654907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654907	$12,200	$12,200	7.29%	1.00%	January 28, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654907. Member loan 654907 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	The Cadmus Group	Debt-to-income ratio:	26.71%
Length of employment:	2 years	Location:	Tigard, OR

Home town:
Current & past employers:	The Cadmus Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > Fund to be used to increase cash flow and decrease debt in preparation for installation of a new roof later this year. Borrower added on 01/22/11 > This is an excellent rate from lending club and the 3 year repayment is perfect. Paying off this loan and paying down credit cards will also result in a higher credit score, making this a great loan option. Borrower added on 01/23/11 > Also, my employment history is very stable, having worked in the information technology field for over 10 years.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$133,920.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for The Cadmus Group and where did you work prior to that?	IT Analyst. Previously worked at Intel and Information Handling Services.
Hello, I am interested in funding your loan. Could you please list your monthly expenses (mortgage, car loan(s), student loans, insurance, utilities, child support if applicable, etc.)? Thank you! -Joe	Mortgage $1800 Education Loan $210 Insurance $130 Utilities $425
What are the current interest rates and balances on the debts you are consolidating? Thanks.	16.9% $3500 17.9% $1500 12% $7000
Hi there, could you explain the high revolving credit balance? Are you covered by health insurance? Thanks and good luck with this loan.	Currently on an aggressive plan to pay down debt. Had to put many necessary home repairs/improvements on revolving accounts. I do have excellent health insurance.

Member Payment Dependent Notes Series 654915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654915	$22,000	$22,000	16.02%	1.00%	January 28, 2011	January 28, 2016	January 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654915. Member loan 654915 was requested on January 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,100 / month
Current employer:	American Express	Debt-to-income ratio:	10.48%
Length of employment:	4 years	Location:	Surprise, AZ

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/11 > I purchased my home 1 year ago. Currently, the house (according to Zillow.com) is worth $127K and I owe $105K. I have been working in Customer Service/Collections for 5 years and 4 months for American Express. Now that I own my dream home and have a good feel for the new bills included I would like to get the financing to own my dream car.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,760.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I work in collections right now so I call people and collect on late small buisiness and consumer credit cards. 2. I plan on selling my home in about 3 years(depending on the maket of course) and assuming that goes as planned this loan will be paid. 3. As for a partially funded loan, the payment will prorate as well so I will accept and if I need to find other means to get the difference. Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	105 owed. 127 cureent value on zillow. thanks
-What is your dream car? Thanks.	A 93-98 Toyota Supra. Its a rare car with a long lasting, strong, reliable motor. Its going to be close though, I hope people are right that these things pace up at the end. Thanks for your interest!
What is the make, model & year of the car you are buying? Wasn't the dealer able to offer better financing than 18.25%? Thanks in advance?	1993-98 toyota supra. So it has to be a personal loan. Thanks

Member Payment Dependent Notes Series 655000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655000	$20,000	$20,000	16.02%	1.00%	January 28, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655000. Member loan 655000 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	HealthSouth Chattanooga Rehabiliation Hospital	Debt-to-income ratio:	20.44%
Length of employment:	< 1 year	Location:	RISING FAWN, GA

Home town:
Current & past employers:	HealthSouth Chattanooga Rehabiliation Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I am a Registered Nurse for the past 20 years

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	2
Revolving Credit Balance:	$14,363.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work prior to HealthSouth Chattanooga Rehabiliation Hospital?	I am an RN and have worked in my different arenas of healthcare, mostly recently at Blue Cross Blue Shield of TN as well as freelancing as a legal nurse consultant (Winning Edge Medical Legal Consultants).
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My husband and I built our home on land we purchased back in 1997. We do not owe anything on either - we paid as we went or we used prior investments held. The only reason we are requesting a loan at this point is I went without a steady income while trying to make it in my business during a time when we were still trying to finish the build of our home and we had to use our credit cards to survive. We will never get out of debt paying the 30% interest on our credit card debt!
It is great that your owe your home and land free and clear. What is the market value of these?	We own a lot and 1/2 lot for a total of 10 acres with a bluff view on a mountain in the country. We built an apartment on the 1/2 lot first then sold our previous home to build on the full lot. Construction costs approx. 300K and we are 85% complete and living in the home since March 2010 + whatever the current market value of the land.
What is the market value of your home to your best estimate? (ballpark number is good enough).	Please see my answer to another individual with the same question. Thanks.
Hello - What is the market value of your home?	Please see my answer to another individual with the same question. Thanks.
RN, Hi, I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 350 loans listed; 451 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for the unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	It is my intention to pay off this loan as soon as possible as has been my history with prior loans either through E-Loan, auto loans, or personal unsecured loans though my bank. Because of the insecurities in the job market, including healthcare, I would like to keep my payment as low as possible - just in case. Thanks for the advice.
Me again...again.. Very interested in funding 20 plus years RN loan but vast majority lenders really need approximate IN-YEARS answer to question "How long do you intend to keep loan (active status) before payoff? i.e., 4 to 5 yrs? 3 to 4 yrs? 2 to 3 yrs? 1 to 2 yrs? Or less than 1-yr? "As soon as possible" answers tell lenders absolutely NOTHING useful to help make their lending decision because literally could mean 1-month to 59-months duration and lenders only earrn, and are PAID, interest accrued during loans active term. Thanks for providing IN-YEARS approximate answer.	My goal is to make 1 extra full payment per year until this loan is paid off
Can you please tell what the delinquency was 2 months ago?	Delinquency was most likely due to an overlooked credit card statement which I thought I had placed on an automatic payment schedule. If you could view my payment history, you would see that I have almost always paid off my auto and personal loans early and made my payments right on schedule when on an automatic debit system. I just sometimes get busy with life and forget to look to see if any manual pay bills are due therefore sometimes my record may appear slow on payments.

Member Payment Dependent Notes Series 655023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655023	$13,750	$13,750	6.92%	1.00%	January 28, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655023. Member loan 655023 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,810 / month
Current employer:	Amsterdam Family Practice	Debt-to-income ratio:	27.87%
Length of employment:	10+ years	Location:	Johnstown, NY

Home town:
Current & past employers:	Amsterdam Family Practice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > We own home. We have no loans against it. Was built in 60's and needs kitchen and bathroom upgrades. Borrower added on 01/16/11 > Lending club didn't ask but my husband makes 43000 annually.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,900.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Amsterdam Family Practice?	I am a LPN and have worked here for 15 Years
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) We own home with no mortgage. 2) Yes, my husband 3) No equity loans against home 4) we have 2 car loans equal to $600, salliemae loan $100, credit card $6000 5) We have lived here for 10 years 6) $113000
Why choose LC loan over a home equity loan?	I Really am not interested in a Equity loan. I am a Lending Club investor, and I wanted to stay with the club for my borrowing also.

Member Payment Dependent Notes Series 655043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655043	$6,000	$6,000	7.66%	1.00%	January 27, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655043. Member loan 655043 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Citco Fund Services	Debt-to-income ratio:	14.58%
Length of employment:	3 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Citco Fund Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > In case you're wondering, I plan on using the funds to make a security investment. I have 100% certainty that I will pay this loan back. In fact, I'd say my credit history speaks for itself. My Job is very stable, and my reserve funds can easily support me for an extended period of time. Feel free to contact me if you have any further questions.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,062.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Citco Fund Services?	I am an accountant.
Hi. What are you planning to buy with this loan? Thank you.	I intend to invest the funds over the course of the year.
Can you elaborate on the 'security investment'? If that does not work out, can you still be able to repay the loan?	By Security investments I mean stocks. Just to be clear, I am not a trader. The securities I intend to purchase are for the long term; they are well known companies paying predictable dividends. Whether or not the security gains or looses value will not affect my ability to repay the loan in the least.
Do you have means to repay the loan if this security investment does not pay-off?	In short, yes. Before taxes I take home 6,000 per month. Subtracting all expenses including food, rent and entertainment/leisure, my disposable income is roughly 1,500. My cash savings equate to roughly 8 months worth of expenses. I also have an investment account which can be accessed if needed. (there are no loans against this).
If you don't mind, I have some brief questions for you regarding your loan. What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Finally, why do you believe that your investments can recoup your interest expenses? Given that even the historical average yearly return of stocks is only 8% (and there are serious concerns about a "New Normal" of 3-4% average returns), why do you believe that you'll be able to significantly beat that and thus make your loan worthwhile, especially given that you're investing in large-cap stocks?	Hello, My expenses are as follows 405 (student loan, phone, electric and cable, gas) 1000 (rent) 495 (car) 400 (food) take home pay after all taxes is 4,300. Over-time which i haven't included but is standard, amounts to roughly 500 per month (has not changed in the 3 years I've held my current position) over 15,000 liquid savings and investments. this does not include my 401 k account. i will be the sole person paying on this loan. will pay over the designated 3 yr period. Regarding your market questions, I'm not trying to beat the market. To be honest I don't look at average returns. This will be an investment that I will likely hold for the next 40 years (same as my 401 k). the investment currently pays 3.4% div. average div increase is 18% per year. div payments alone will more than cover loan payments within 5 years. Call writing which I will do each month will bring in an added .05 - 1 % per month. Purpose of the loan now is to get in at a price that I believe is reasonably low. Not necessarily to beat the market.

Member Payment Dependent Notes Series 655057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655057	$10,000	$10,000	6.92%	1.00%	January 28, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655057. Member loan 655057 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Pratts Corner Store	Debt-to-income ratio:	19.40%
Length of employment:	2 years	Location:	Dundee, NY

Home town:
Current & past employers:	Pratts Corner Store
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I will use this loan to pay off all debt, I am a great borrower due to the fact that I just paid off a 7000.dollar loan within a year, just to prove to myself that I could with patience and steady job pay loan two years a head of time if needed. I plan on paying more than the required amount once again. Borrower added on 01/21/11 > I would be happy to answer any further questions, thank you in advance for your consideration. Borrower added on 01/27/11 > I'd like to add a detailed explanation of my need for the loan, I want to end this bitter cycle of high interest rates, even with constant on time payments, always paying twice the amount required, and a good credit score I cant get the debt paid off! I would like to use the money I save in interest, to help my children with college.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,456.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Pratts Corner Store and where did you work before that?	Type your answer here.I am the store manager, I'm responsible for the following: scheduling, hiring, ordering, following strict budget, setting our menu, and cooking just to name some of my job. Prior work consisted of Direct Care position with both the county and state.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here.FIrst question:yes with spouse,(husband), 40,000, appx.140,000 value and we have lived here 16yrs.

Member Payment Dependent Notes Series 655063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655063	$21,000	$21,000	10.74%	1.00%	January 26, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655063. Member loan 655063 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	PepsiCo	Debt-to-income ratio:	24.41%
Length of employment:	10+ years	Location:	McKinney, TX

Home town:
Current & past employers:	PepsiCo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > This loan is going to be used to refindnace two credit cards that are at 29.9% APR. Borrower added on 01/15/11 > I have been with my current employer for over 13 years with progressive level of responsiblities. Currently I am a Sr. Manager in the IT division managing a group of 13 individuals and responsible for ongoing relationships internally within IT, with various divisions within the buisness and with external vendors. The company has continued to invest in IT even during the economic difficulty. As indicated this is a refinance loan for two cards. One of those two cards has a balance of $23,000 and the other a balance of $4,000; both with 29.9% APR. The current monthly payment of the first card by itself is about $775 which is about $100 more than the repayment for a loan from Lending Club would be assuming full financing of $21,000. I have 3 other cards ranging in interest from 13% - 19% and in balance from $4,000 to $9,000. My income has been verified by Lending Club and net take home is ~6,000 with gross of ~$11,158. My expenses are Mortgage $1200, Utilities $350, Car $450, Credit Cards $2000 (including the one to be refinanced), Cable/Phone/Internet bundle $130, Car/Home insurance $262, Joint Gym membership $100, Cell phone $100, Gas $200, Groceries $800 The mortgage is in mine and my wife's name. The value of the home is $207,000 and the current mortgage loan balance on it is $175,000. Thank you for your consideration as I try to make my new year resolution of getting my debt under control a reality.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,219.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for PepsiCo?	I am a Manager in IT.
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) Currently, I expect to repay the loan in 2-3 years timeframe. 2) Yes, I will accept a partially funded loan since the APR will be substantially lower than the 29.9% I am currently paying. And thank you for the supplemental information you provided.
Is the deed on your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Hi, The deed is in mine and my wife's name. The value of the home is $207,000 and the current mortgage loan balance on it is $175,000. Thre is no HELOC against the home.
I would like to help you out with your loan, please remember its everyday people helping pay for it. Not a big bank that will get bailed out when you default. Hope everything works out for you and we see our money again :) Thank you - USAF Airmen	I absolutely understand that no bailed-out banks are involved in funding my loan. I appreciate you and the 100s of people that had faith that I will pay back the loan and provided funding. I promise you and everyone who contributed to the funding will see your money again :).
Would you please explain what in your income/expense flow has changed to avoid continued accumulation of indebtedness?	That is a great question TreeFarmer and something that my wife and I have asked ourselves before we opened the request for this Lending Club loan. The answer for us seems to be a combination of short and long term goals. Short term we have resolved to going ???cash only??? for purchases and reducing our credit card use by at least 90%+. For long term we have developed a plan to get out of debt in the next 3 years. Getting the 100% funding (or as close to it as possible) for this high interest loan is the first step to that goal.

Member Payment Dependent Notes Series 655111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655111	$19,000	$19,000	16.02%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655111. Member loan 655111 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PF Chang's China Bistro	Debt-to-income ratio:	22.32%
Length of employment:	5 years	Location:	fort lauderdale, FL

Home town:
Current & past employers:	PF Chang's China Bistro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > bank of america balance is 17500 at 24%, the remainder to go towards other C.C.. this will save me $163 month. I am a Manager at PF Changs in S. Florida

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,537.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about the debts you will consolidate. What are your balances and interest rates? How will your payment obligations change?	My current balance with bank of america is 17500 at an interest rate of 23%, paying this off will save me $163 dollars as compared to the monthly payment to Lending club. Remainder of loan will go towards other smaller C.C. payments I have.
What do you do at PF Chang's China Bistro?	Manager, Have been with them since 2005.
I would like to help and invest, please remember that it's everyday people that will be helping you and not a big bank that will just get bailed out, please do not default. All the best for you and your lone. -USAF Airmen	Thank you sir, This will save me much needed money each month as compared to current monthly credit card minimums

Member Payment Dependent Notes Series 655115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655115	$4,000	$4,000	13.43%	1.00%	January 26, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655115. Member loan 655115 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	jp morgan chase	Debt-to-income ratio:	5.35%
Length of employment:	2 years	Location:	LEWIS CENTER, OH

Home town:
Current & past employers:	jp morgan chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,696.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 655149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655149	$1,800	$1,800	5.42%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655149. Member loan 655149 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	NorthStar Orthodontics	Debt-to-income ratio:	1.97%
Length of employment:	5 years	Location:	OSAGE, MN

Home town:
Current & past employers:	NorthStar Orthodontics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Could we set up an automatic debit withdrawal from our checking account on the 21st of each month? Borrower added on 01/25/11 > Can we set up an automatic debit withdrawal from our checking account on the 21st of each month Borrower added on 01/25/11 > We plan to use the entire loan to pay Iowa Capital Gains tax from the sale of my Mother's home seven years ago. Although I am 69 years old, I work full time as a technician in an orthodontic laboratory that employs almost 100 people. We plan to pay off the remaining balance with next year's tax refund.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,851.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for NorthStar Orthodontics?	Type your answer here. As a laboratory technician, I work in the Pouring Department. Doctors send their cases to us either as "hard" working models, which they have poured in their offices, or "wet" impressions, which are made with alginate (from sea algae) material. I then pour these impressions into a hard model from dental plaster, so we can proceed with the requirements of the prescription. I am the sole pourer at NorthStar and can just barely keep up with the volume. We receive an average of 10 bags of mail a day.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. 1. Our home is is owned by us and mortgage free. We have no monthly home payments. 2. Yes, we have full title and deed to the house, myself and my partner of 7 years. 3. No HELOC; I don't know what this is. 4. The current evaluation of the house and property on our 2011 tax statement, here in northern rural Minnesota, is $42,000, down $3,000 from last year. 5. I have live in this home 7 years and my partner for 16 years.

Member Payment Dependent Notes Series 655306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655306	$10,000	$10,000	10.00%	1.00%	January 28, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655306. Member loan 655306 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	TJ's Corner Market	Debt-to-income ratio:	13.41%
Length of employment:	1 year	Location:	Boardman, OH

Home town:
Current & past employers:	TJ's Corner Market
Education:

This borrower member posted the following loan description, which has not been verified:

Last year I was able to acquire a successful business. Since then I've invested considerable time and resources. My plans include the addition of equipment, and upgrading the signs. Thanks for your consideration and support.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,514.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at TJ's Corner Market and where did you work prior to that?	This Q&A area and loan description area do not appear to be working correctly. I've tried twice. Still, nothing is showing up on my profile. If you happen to receive this response from Lending Club, please let me know and I'll try again. Thanks!
I have the perfect retail space for a Jr. Market in Flint, Mi would you be interested in opening a place there and I would also help in funding a portion?	KV, thanks for the offer. However, my store is a family-run business and I'm not interested in opening a chain of 'em at this time. One is enough work, believe me!
Is TJ's Corner Market the business you acquired? Can you please verify your income? Do you think you're taking on too much debt with this and your existing revolving credit line?	Hello Quantum....That's correct. That's the business I acquired. It's been in operation for 18-years. I submitted tax records to Lenders Club earlier in the week. Personally, we hate debt. My wife works and makes good income. We make sure everybody else gets paid first....that's the rules. I strongly considered waiting til after the peak summer season 2011 to buy the equipment I need. However, if I'm able to acquire it prior to the season, it will pay bigger dividends throughout the spring and summer. Thanks!
whats the business?	JR...It's a country convenience store. Basically, I carry everything a regular convenience store does, and also many items that you would only find at a standard grocery store.

Member Payment Dependent Notes Series 655334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655334	$5,000	$5,000	7.66%	1.00%	January 26, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655334. Member loan 655334 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,478 / month
Current employer:	United States Navy	Debt-to-income ratio:	19.58%
Length of employment:	2 years	Location:	Jacksoville, FL

Home town:
Current & past employers:	United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > The funds will be used to consolidate credit card debt and pay off several small debts in order to create one bill to pay back at a lower interest rate than the other rates combined. This will not only make a better fit for my monthly budget but I will be be able to pay more each month so the loan is paid off in a timely manner. I have excellent job security and stability as I am in the military and I am paid on the first and fifteenth of every month. I plan on creating an automatically deducted allotment to this account so it will always be paid. Also, so that i know it will be repaid even if and when I must go overseas later in the year and in the next few years to come. Borrower added on 01/20/11 > The funds will be used to consolidate credit card debt and other small debts into one monthly payment of lower interest. This not only is a better fit for my monthly budget but will also allow me to pay back more each month so that the loan is repaid in a timely manner. I am currently employed by the military so I am paid every month on the first and fifteenth. I also plan on setting up an automatically debited allotment to the loan account so not only will it be paid on time every month but when I am called to go overseas later this year and in the next few coming years the bill will be automatically taken care of.

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	50
Revolving Credit Balance:	$2,156.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 655357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655357	$20,000	$20,000	11.11%	1.00%	January 31, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655357. Member loan 655357 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Basic Chemical Solutions	Debt-to-income ratio:	6.86%
Length of employment:	< 1 year	Location:	Santa Clarita, CA

Home town:
Current & past employers:	Basic Chemical Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,030.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Basic Chemical Solutions and where did you work prior to that?	I deliver hazardous chemicals, such as sulfuric and nitric acids to various industrial customers as well as municipalities. I worked for a company called HASA, Inc. in Saugus, CA before my current employment for 5 years doing much of the same thing, Regards, Michael

Member Payment Dependent Notes Series 655370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655370	$3,500	$3,500	9.63%	1.00%	January 31, 2011	January 29, 2014	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655370. Member loan 655370 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,318 / month
Current employer:	Texas Dept. of Aging	Debt-to-income ratio:	13.97%
Length of employment:	4 years	Location:	abilene, TX

Home town:
Current & past employers:	Texas Dept. of Aging
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	31
Revolving Credit Balance:	$931.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 655383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655383	$15,250	$15,250	9.63%	1.00%	January 27, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655383. Member loan 655383 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,375 / month
Current employer:	PMA Insurance Group	Debt-to-income ratio:	17.90%
Length of employment:	< 1 year	Location:	MAYS LANDING, NJ

Home town:
Current & past employers:	PMA Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > I am using this loan to consolidate my debt. By getting this lower interest loan with a three year end date, I will be able to get out from under my debt once and for all within the next few years. I have spent years fine tuning my credit to increase my score and now the goal is to pay off everything and be credit card bill free. Borrower added on 01/23/11 > So, a lot of the questions I have getting asked are about the same thing, and I now realize that I should have included this. I will also give you more detail about my self and my overall plan to be debt free and actually have some liquidity. Here goes... I am married. I make an income of $52,500 per year. My spouse makes approximately $38,000 per year, and her company just expanded, so she has been promised a promotion for significantly more money. My take home is $1,592.00, semi monthly and hers is about $500 per week. This is an approximate monthly income of $5,300/$5,400. Combined Monthly Payments: Mortgage: $1,350, $145,000 remaining. Electric: $200 Phone/cell/cable/internet: $400 Car insurance: $250/month from October through June. Groceries: $400 Gas: $300 ----- Shared household bills total: $2,900 My Bills: Chase Visa: $200 $12,300 credit line, $9,600 owed. 12.9% Citi MasterCard: $100 $10,800 credit line, $7,800 owed 16.9% PLUS student loan $100 $6,000 balance (approximate), 8.5% Target Visa: $25, $8,300 credit line, $500 owed, $24.99% Car loan: $330, 4 years remaining, 6.9%. --- My monthly bill total: $755 Zero Balances: Chase Visa: $0 $9,500 credit line, $0 owed, 16.9% Clothing store card: $0 $1,000 credit line, $0 owed, 24.99% Clothing store card: $0 $800 credit line, $0 owed, 24.99% Spouse: Approximate combined credit card limits: $30,000 Approximate balance: $10,000 Car loan $275/month, 1 year remains, 8.49% Monthly payments: $825 Total combined monthly expenses: $4,480 I pay more on my credit cards every month in an effort to get them down, highest interest rates first. At this point, I would like to speed things up. I am currently paying more for these monthly loans than I would for the payment on this loan. The advantage of a loan like this is that I have a three year end date. I would still have a small balance because of the amount for which I was approved, but I would still be able to pay more to the remaining debts, with a much more significant impact. I try not to use my cards. My most recent usage, which drove up the balances, was for very necessary household repairs, which conveniently, helped to raise the value of my house, This helpful, but not sufficient right now. I have a new 401K, with a small balance. I invest 3% of my income. Our combined savings is approximately $3,000 I just found out about Lending Club and I love the concept. Once I am debt free, I will definitely be looking into doing some investment myself. I am trying to learn about investing and becoming debt free and plan to do it in the future. I am also trying to learn more about other investment strategies, such as IRAs, money markets, etc… I have lived in my house for 11 years. I work in the insurance industry, and have been an insurance adjuster for the past 11 years. I was an agent for about 4 years prior to that. I have a great career. I have been with my current employer for about 6 months. I was at my prior employer for over 10 years. I left for one reason; I worked for a small company and the advancement potential was very low. I have moved on to a larger company with significantly more advancement potential. I am highly qualified in my position and this is recognized by management. I hope this answers most of the questions. If not, please feel free to ask more.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,245.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Describe your profession. --How many years experience do you have in your current position? Thanks!	I have a small amount of liquid assets, including checking/savings account, a few shares in a major stock and a small 401K. I work as an insurance adjuster and have been in he industry for 11 years.
Hello, I am interested in funding your loan. Could you please list your monthly expenses (mortgage, car loan(s), student loans, insurance, utilities, etc.)? Thank you! -Joe	Mortgage 1,330 car 330 electric 200 phone/cable 200 cell 100 credit cards 300 car insurance 120 student loan 100
I'd like to help but have a couple questions first. How was the debt accrued? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	I just added a comment on my loan page. It should answer any of your questions. Thanks.
Hi Couple of questions:- 1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	I just added a comment on my loan page. It should answer any of your questions. Thanks.
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	I just added a comment on my loan page. It should answer any of your questions. Thanks.

Member Payment Dependent Notes Series 655533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655533	$15,000	$15,000	14.91%	1.00%	January 27, 2011	January 29, 2016	January 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655533. Member loan 655533 was requested on January 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	REALTY TAX CHALLENGE	Debt-to-income ratio:	20.70%
Length of employment:	1 year	Location:	LINDENHURST, NY

Home town:
Current & past employers:	REALTY TAX CHALLENGE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > I plan on using this loan to consolidate my credit card debt which will allow me to save more money in the long run. I am very good with paying my bills on time because I do not want to ruin my credit score, that is very important in life. Borrower added on 01/17/11 > I Borrower added on 01/17/11 > I would also like to add, what makes me a good borrower is the fact that I am very adamant about paying my bills on time, each and every time. As you can see, I have good credit and I do pay ( all bills) on time, I just need some assistance to be able to get these bills paid in full and have one monthly payment at a reasonable % rate. My beliefs are everyone learns from there mistakes and I truly want to be able to start fresh. Being stable at my job, young enough to learn from my mistakes, I have high hopes for my future endeavors. I am simply asking for this chance. Thank you kindly…. Borrower added on 01/24/11 > I just want to reiterate, I do appreciate the investors investing on me. I have less than a week to reach my loan amount. I am hoping everyone understands, this will only help me to be able to consolidate my expense and be able to have one monthly payment at a lower % rate. I am hoping more people take a chance on me, I promise I will not let you down. Thanks again & God bless!

A credit bureau reported the following information about this borrower member on January 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	36
Revolving Credit Balance:	$15,196.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for REALTY TAX CHALLENGE and where did you work prior to that?	I am a personal assistant to the CEO of the company. I also prepare proposals for tax reductions on commercial properties & other office functions. Prior to that, I worked 7 1/2yrs for IVCi, LLC which is a Video Conference company and I was a Sr. Video Engineer. I moved on from that job because I was offered the position at Realty Tax Challenge making $8,000.00 more a year.
Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate? Any additional household income not listed above?	The consolidation amount totals up to: $13k with additional bills that total about 1k, there is additional income from my fiance totaling gross 26k
No response necessary. I helped fund your loan. You do have a good credit score. However, you need to control your spending. $14K of debt is excessive given your income. If you accrue too much debt, eventually nobody will lend to you and you will not be able to obtain credit for quite some time. The choice is yours. Good luck!!	I appreciate your feedback and I couldn't agree with you more. I want to take this opportunity to better myself for me and my family's future endevours. I always have had wonderful credit so I am hoping to maintain that by getting this loan and finally paying off all that debt by consolidating it. Thank you so much for this opportunity, have a wonderful evening.
What are your monthly expenses?	Hello, hope your well & thank you for your question. My monthly expenses are basic; it???s the credit cards that I am paying a high percentage rate. I do pay my bills each month, but I am really only paying the interest and not the Principal. I went through a struggle for a couple of years, being a first time Mother, I was the head of household, while my fianc?? stayed home to take care of our son. The reason for that was I was at my job for almost 6yrs at that time, and I made a lot more money than he did so it made sense for me to be the working fulltime. Now that my fianc?? has been working and I am working, we make decent money, it???s the matter of now being able to pay off this debt with a low interest rate and finally get back on track so we can do the very best not only for us but for our 2 ?? yr. old son. Regards, Kristen
I would suggest getting lending club to verify your income, it will get you investers much quicker.	Thank you, my job and income has been verified. Have a nice day! Krissy

Member Payment Dependent Notes Series 655646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655646	$12,000	$12,000	13.43%	1.00%	January 26, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655646. Member loan 655646 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	New Hanover County Sheriff	Debt-to-income ratio:	21.49%
Length of employment:	10+ years	Location:	Rocky Point, NC

Home town:
Current & past employers:	New Hanover County Sheriff
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,254.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (patrol? Admin? Support? Garage? etc.) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a detective. I work a lot of O.T. I selected a 5yr loan to have a lower payment. I would like to pay the loan off earlier. Prob 3 1/2 to 4 yrs. I would only be intertested in the full amount for the loan. Thank you, I hope that answers you question
Me again. Thanks for reply. Loan easily should 100 pct fund well before 14-days listing time expires.. Over and out. Lender 505570 U S Marine Corps Retired	thanks for the help
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	203,000 I think 230,000
I would like to help and invest in you. Please remember that it is everyday normal people helping you out. And not some big bank that will just get bailed out. Hope to see continued payments and everything works out for you. - USAF Airmen	thanks for everyone's help. I will

Member Payment Dependent Notes Series 655655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655655	$10,000	$10,000	5.79%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655655. Member loan 655655 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Euro RSCG Life	Debt-to-income ratio:	5.43%
Length of employment:	1 year	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	Euro RSCG Life
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,140.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 655674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655674	$5,000	$5,000	10.74%	1.00%	January 31, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655674. Member loan 655674 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Varied Employers	Debt-to-income ratio:	5.04%
Length of employment:	10+ years	Location:	Astoria, NY

Home town:
Current & past employers:	Varied Employers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I plan to use the funds to pay off my credit cards. The money will help pay off an unexpected move as well as medical expenses not covered by insurance. Thank you for you interest and participation.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,443.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Here are the terms of my credit card debt I am looking to consolidate. Capital One MasterCard, $2,721.22, APR of 17.90%. Blue from American Express, $1,698.91m APR of 19.24%. Gold Delta SkyMiles American Express, $456.10, APR of 13.24%. I would say my commitment to paying off this debt, is the anecdote to avoid accruing new debt. Thank you.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you so much! I, too, work hard for my money and will certainly pay you back.
Please describe your commitment (antedote) to avoid accruing new debt. What are you doing to keep yourself living within your means? Thank you!	My credit card debt was a result of medical bills not covered by insurance combined with an unexpected move (brought upon by a unscrupulous landlord.) My commitment to paying off this debt is shown by consolidating my debt, applying for this loan, and by not using the credit cards. I continue to live within my means, as that was never an issue. Thank you.

Member Payment Dependent Notes Series 655675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655675	$10,000	$10,000	5.42%	1.00%	January 26, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655675. Member loan 655675 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	University of Toledo	Debt-to-income ratio:	16.99%
Length of employment:	10+ years	Location:	Waterveille, OH

Home town:
Current & past employers:	University of Toledo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Time share property. Borrower added on 01/20/11 > This loan is for timeshare property. I have excellent credit, pay extra on loans to pay them off quicker and have a stable job of 20 years working for a University.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,036.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the University of Toledo? What is the major purchase?	I am the director of capital projects and funding. The money is to be used for a timeshare property. We are looking for better ways to finance the purchase.
Hi. What specifically do you plan to buy with this loan? Thank you.	We are going to use the money to finance a timeshare property.
If you don't mind, I have some brief questions for you regarding your loan. What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	My net monthly income is $3900. Our net household income is appox. $5800. We plan on taking 3 years to pay, but may be able to pay quicker if finances allow. Many times we are able to pay more quickly. We always try to do so.

Member Payment Dependent Notes Series 655691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655691	$20,000	$20,000	10.74%	1.00%	January 28, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655691. Member loan 655691 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	North Country Technology, Inc.	Debt-to-income ratio:	14.36%
Length of employment:	10+ years	Location:	Willsboro, NY

Home town:
Current & past employers:	North Country Technology, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > Medical Expense for wife

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,139.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Our current home is valued at $205,000 on zillow.com. Our current monthly mortgage payments are $360/month, we do not currently have a HELOC, and we hold the deed/title together. Our remaining mortgage on the house is $56,000, and we have both lived at this residence for over 15 years. Thank You!

Member Payment Dependent Notes Series 655752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655752	$25,000	$25,000	17.14%	1.00%	January 31, 2011	January 30, 2016	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655752. Member loan 655752 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	MIZUHO CORPORATE BANK LTD.	Debt-to-income ratio:	13.57%
Length of employment:	3 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	MIZUHO CORPORATE BANK LTD.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > I WOULD LIKE TO PAY OFF ALL MY CREDIT CARD BILLS AT ONCE. FINANCE CHARGES ARE MAKING IT HARD TO PAY SINCE AMOUNT NEVER GOES DOWN. IT WOULD BE EASIER TO PAY ONE SET AMOUNT EACH MONTH. I PAY ALL BILL ON TIME AND LOOK FORWARD TO GETTING OUT OF DEBT, SO THAT I CAN MOVE ON WITH MY LIFE AND NOT FEEL FINANCIALLY STUCK. Borrower added on 01/20/11 > I know that once I pay off all my credit card balances, I will be able to get my finances back on track. Since I pay my bills on time, and usually befor the due date, I believe that I will be able to pay down this loan in less than the 5 years stated. I want to be debt free as soon as possible, and I know that I can accomplish this goal.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,823.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 493 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am a Remittance specialist for a corporate Japanese company. I convert all foreign currencies. I handle loans for my customers, and handle wire transfers, both domestic and international. 2. I picked the longer time period due to the lower payment every month, but I do believe that once I can pay off my credit card bills with this loan, I would would be able to save more money to pay off the loan sooner, which I prefer to do, since it will help to get me debt free much sooner. 3. I would accept the loan if 60% was funded.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	My current debts are as follows: Visa card. Balance is $15,125.42 APR 15.24%. Minimum payment is usually about $350/month. I usally pay $355. Discover card. Balance is $2,778.57. APR 12.99%. Minimum payment is $60/month. I pay $80. Mastercard. Balance is $2,214.98 APR 19.99%. Minimum payment is $90/month. I pay $100. Macys card. Balance is $1,050.00. Minimum payment is $15/month. I pay $25. Bill me Later. Balance is $2,519.52. APR 19.99%. Minimum payment is $75/month. I pay $90. I would like to pay off ALL of these debts with this loan, especially the Visa card, since that credit card has the highest balance and highest payment due each month. They are all pretty much due at the same time, around the middle of the month, which makes it difficult to pay off a higher monthly payment to each of them. This loan would help me to clear up all my debt, and just pay back the ONE monthly bill from Lending club, instead of 5 different balances.
How would paying higher interest on on your visa help your situation?	I hope I answer this question correctly because I believe that Higher interest would not help my situation. The visa card is the reason why I am struggling so much to pay it off. The finance charges are about $125 a month along with the minimum payment, so everytime I pay, the balance hardly goes down. If I continue to pay all those finance charges & the minimum, I will eventually be paying visa almost double what I owe them. It would make more sense to pay the credit cards that have the higher APR than the visa, but those minimum payments are a lot lesser than the visa's minimum payment of $350/month, and their balances are much lower. I would prefer to get the visa out of the way first in order to clear up a lot more cash from every paycheck.

Member Payment Dependent Notes Series 655857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655857	$25,000	$25,000	10.74%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655857. Member loan 655857 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	SPAWAR	Debt-to-income ratio:	9.65%
Length of employment:	6 years	Location:	San Diego, CA

Home town:
Current & past employers:	SPAWAR
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Family of 5 seeking funding for debt consolidation. We have never defaulted on any credit cards or loans. We own our home and would like to become debt free. Borrower added on 01/23/11 > My job is directly tied to maintaining excellent credit for my security clearance. I will not default on any of my loans or mortgages as it directly jeopardizes my current employment and future promotions. In essence - by investing in this loan - you are guaranteed a solid and reliable investment.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$83,622.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is employer SPAWAR? Is it DoD military? Your position (brief job summary)? (2) If Civil Service employee what is yor GS/WG Pay Grade? If active duty or retired military what is Rank? Pay Grade? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (4) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) What is employer SPAWAR? Is it DoD military? Your position (brief job summary)? The Space and Naval Warfare Systems Center is a DoD Echelon II command under the DoN. My OPM position is an 855-Electronics/Electrical Engineer. Currently work in ATFP and do some R&D in advanced robotics and situational awareness systems. I also do quite a bit of PQS/Training development with the Navy and Marine Corp. (2) If Civil Service employee what is yor GS/WG Pay Grade? I am a Civil Service employee. A few years back we switched to the NSPS pay system, so I am a YD-2 equivalent to a GS-13. (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? If the loan is funded 100% we will have enough cash flow to possibly pay the loan off in 2 yrs. If it is partially funded at 60% then we will not have enough cash flow to pay it off sooner since the payment terms will stay the same. It will take approximately 2yrs 6 months to pay off. (4) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? Yes definitely. We are trying to pay off credit card debt accumulated when we first bought our house. A 60% loan will definitely help us achieve this, but at a slower pace.
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi, below are our outstanding debts: Credit card (APR=19.25%, $2140) Credit card (APR=16.25%, $12360) Credit card (APR=16.50%, $5370) Credit card (APR=0% until July, $1270) Car Loan (APR=5.7%, $8000) All of which will be paid with the debt consolidation, leaving a total of $4140 left to be paid off on the car loan. Our goal is to debt free in 3 years or sooner. If all 25k can be funded then we will have enough cash flow to possibly pay off the lending club loan in 2 years. We have not had any defaults and believe in paying our own debts down without government intervention.
One of your prior answers indicates you have about $33,000 of credit card debt and car loan. Revolving credit balance shows as $83,000. What is the other $50,000?	That is our 2nd mortgage from when we bought our home. We originally opted for a HELOC instead of a PMI because of the tax advantages at the time. It is a 30yr variable rate loan currently at 3%.
Love your personal finance and income metrics. Since you mentioned a family of 5, does your spouse bring in any income?	Glad you asked - yes she just found a position today! She is a licensed Esthetician and we expect she will be bringing in about $800/week part time for a total of ~43k per year.
Hello, Your robotics work sounds interesting. I'm a fellow EE, and love working with tech stuff. I am interested in helping to fund your loan. Could you please list your largest monthly expenses (mortgage, car loan(s), student loans if any, child care expenses, utilities, food, etc.)? Thank you, and I wish you luck on your quest to become debt free.	Monthly expenses in order of decreasing magnitude: Mortgage $1650 Credit Cards $1300 Household (food, diapers, etc.) $1000 HOA dues $330 Car payment $260 Utilities $300 Preschool $200 Student Loans $200 Insurance (car, house) $120 Misc $100 Your help is much appreciated!
I would greatly like to fund your loan, but I just have one question--rising inflation causes all fixed income investments (including LendingClub loans) to lose value because inflation eats through more of a fixed payment. Furthermore, rising inflation causes interest rate increases on variable rate loans. Thus, do you have any plans to refinance your HELOC into a fixed rate mortgage? I would definitely be very relieved if you did, since it would eliminate the double inflation rate risk on your loan.	Hi, Yes we most certainly will be trying to refinance - that is one of the primary reasons for needing to pay off our high interest debt. Lending requirements are much tougher now, so combined with dual incomes in our household and our other debt being paid down at a more rapid pace - we may finally be able to refinance. Also please note that our HELOC is tied to the prime rate - with a discount of minus 0.25%. There is an interest rate adjustment cap once a year (in February) limited to a maximum of 2%/year. In essence if interest rates do go up in the next year - it will not increase until February 2012. We have been paying double payments every 3 months (or less) on the HELOC also - so it will be paid off in approximately 8 years or sooner. You can also rest assured that if you fund our loan - it will definitely be paid back. We have never defaulted or had late payments. My job is tied to a security clearance - which means I cannot (and will not) default because bad credit jeapordizes my future career and job placement.
Hi, Thank for your detailed answers to the questions posed so far. I am interested in funding your loan. However, I have two questions: 1. Are you planning on having any more children during the duration of the the loan term? 2. If you lose your job before paying off the loan what is your repayment plan? Thanks in advance for your response and good luck with your loan. Kind Regards.	Hi, 1) No more children 2) No chance of losing my job. I'm government and becuase of my position - I have very good job security.
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	Thank you for helping us with this loan - I can guarantee that we have the cash flow to pay the loan off and by investing in this loan you are guaranteed a full return. I've invested in stocks and ETFs in the past and compared to the lending club process - this seems like a better way to invest - rather than giving our money to wall street executives and bankers. Thanks again.
Why do you plan on paying off part of the 5.7% car loan with this higher interest loan? You'll be paying more interest that way. If you immediately pay $4k back to this loan instead of to the car loan, you'll pay less overall, and if you have automatic payments set up, it won't be any less convenient.	Thanks for the question - we may take your advice on the suggestion. Simple answer for right now though is we need the higher cash flow to pay off our debt quicker. Also If we pay off the car loan with this loan, then it will be easier to sell it privately - thus more money from the sale to pay back on this loan.

Member Payment Dependent Notes Series 655887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655887	$14,500	$14,500	7.29%	1.00%	January 31, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655887. Member loan 655887 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Lutheran Hour Ministries	Debt-to-income ratio:	17.89%
Length of employment:	10+ years	Location:	Overland, MO

Home town:
Current & past employers:	Lutheran Hour Ministries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Plan to use funds to pay down/off credit cards,2010 real estate taxes, 2011 mtce fee, home owners ins premium & medical bills. Husband and my jobs are both stable as jobs can be in this market. Although we have made some financial mistakes in the past we work hard at paying back anything we borrow. Don't have a set monthly budget-but am working on one.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,009.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	I plan to pay down or off credit cards, real estate taxes, homeowners insurance, timeshare mtce fee, and medical bills.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Answers to your questions: 1. No mortgage owed on house/0 monthly payments 2. hold deed with spouse 3. No home equity line of credit 4. value of house - $73,500.00 5. Have lived in our house 20+ years
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --What is the total amount of mortgage balances on your primary residence? What is the estimated market value (you can use zillow.com if unsure)? Thanks!	Liquid assets -approx $114,340.00 (from Mint.com records) No mortgage balance on primary residence. Estimated market value of mortgage - $73,500,00 (from Mint.com)
Hello! I also live in St. Louis, and I've heard of the wonderful things Lutheran Hour Ministries does--thank you for all of the great work! If you don't mind, I have some brief questions for you regarding your loan. What do you do for Lutheran Hour Ministries? What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help and for the great work, and I look forward to funding your loan.	I am a Data Entry Clerk for Lutheran Hour Ministries. My net monthly income is $1667.97 Monthly Expenses: (January-approximated) 1. Mortgage-$0 2. Car Payment-$379.48 3. phone/internet- $69.84 4. Cell phones - $209.38 5. Existing Debts payments - $500.00 6. utilities- $153.16 7. food-$233.00 8. trash- $61.80 9. church-$65.00 10. Health Ins. & med expenses $250.00 11. car ins- only pay every 3 months/next in March 2011. 12. Savings-$100.00 Existing debt payments -$500.00 also plan to pay 2010 Real Estate taxes $1420, Homeowners ins prem $1205 and Timeshare mtce fee-$533 with this loan. These are debts my husband and I have incurred together. Both of our monies will go toward paying them. His income for January was $1620.14 I expect to take 2-3 years to pay off this loan.

Member Payment Dependent Notes Series 655958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655958	$25,000	$25,000	16.40%	1.00%	January 28, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655958. Member loan 655958 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	US Army	Debt-to-income ratio:	8.19%
Length of employment:	10+ years	Location:	Magna, UT

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you for your consideration. Borrower added on 01/23/11 > Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you for your consideration. Borrower added on 01/23/11 > Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you all for your consideration. Borrower added on 01/25/11 > We are nearing the 50% mark today, this is incredible. Thank you all so very much for your time, consideration, and help. Borrower added on 01/26/11 > My wife also recently completed a veterinary Tech course of study and we will soon be 2 income earners, very easy to manage. Thank you all again.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,767.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) US Army Rank? Pay Grade? Enlisted ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Sergeant First Class/E7. ETS in 2018, on an indefinate contract. 3 years as requested. 100% would be best to take care of everything.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	BOA Visa $4900.00 Wells Fargo Visa $4700.00 and closing account Cyprus Credit Union $4600.00 and account will be closed Thrift Savings $3,000.00 Student Loans $3,000.0 (balance still $10K) New floor in home
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Type your answer here.I will be submitting Monday
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mort Balance $234K No HELOC Value from Zillow ranges from $197K to $253K
Please tell us about the debts you will consolidate. What are you balances and interest rates and how will your monthly payment obligations change?	Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you for your consideration.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you for your consideration.
You're requesting a loan for $25k but your credit report only shows $10k in revolving debt. Please list all your current debts, including interest rates, monthly payments, and balances (for example, "Credit Card 1, $2000, 20%, $100/month"), and say which of these you'll be paying off with this loan. How did you accumulate the debt, and what will you do to avoid accruing further debt in the future? Also, what is your rank, pay grade, and ETS? Thanks.	Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you for your consideration.
Hi, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For example CC1 $2000 balance, 23.9% APR, $200/month. 4) How did you get so deep in debt? And what are you doing (besides this loan) to fix the problem? Thanks in advance for answering my questions. I know it's a lot, but we see a very condensed credit report. It's hard to make a decision on which loans to fund with so little info. Sincerely, -LL	Thank you for asking. I will consolidate the following: Wells Fargo Visa @ 24% Balance $4,800.00 (will be closed) Cyprus Credit Union @ 16% Balance $4,600.00 (will be closed) BOA Visa @ 14% Balance $4,900.00 (mostly from Christmas) Thrift Savings @ 8% Balance $3000.00 Will be closed Student Loans @ 6% Balance $13000.00 - $3,000.00 to Loan Remainder for new flooring in our home. This will save us at least $1,000.00 per month in payments. Again, thank you for your consideration.here.
Why are you paying off lower interest debts with this higher interest loan? It will only cost you more interest. For example, if you keep the Thrift Savings and student loans, and use the funds to pay back this loan instead (or just call Lending Club and reduce the amount of this loan), you'll pay less monthly and save money overall. What are the monthly payments on all of the debts that you listed?	I will be able to pay off 1 easier than multiple amounts, way easier to manage and plan for. Thank you
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	I definately appreciate what you are saying here. Now that I am better understanding this program, I look forward to joining in and helping others as you all are doing for me. Thank you again.
The idea of being willing to pay ~16.5% rather than 6% on $3K and 8% on $3K merely to avoid having to check off one additional box on your bill-pay does not make sense to me. Mathematically, this means that over the 3 yrs you will pay 3000*(16.5%-7%), i.e., close to $1K of avoidable interest on this part of the loan. You would be wiser to borrow $6K less from LC, check off those two extra bill-pay boxes each month, and use what you save in interest [from so doing] to pay down your loan faster. I recommend you speak to LC advisors so they can help you with the math. If you lower you request to the more sensible $19K [i.e., take out those two 3K's at 6-8%), then I will help fund your loan! If not, then please explain why the trouble of checking off two additional bill-pays each month is worth $1K to you over 3 yrs.	Thank you for asking. Currently I am. My wife just completed a veterinary Tech program and is now looking so we should be 2 incomes shortly. No car payments, bills are easily taken care of and this will be the only payment, and very easy to manage. Thank you again.
1) Are you the sole wage earner in your family? 2) How does your monthly budget look like - with main expenses like mortgage, incurance, cars, bills? 3) What changes are you making to get out of this debt? Thanks	Currently I am, however my wife just completed a veterinary tech program so we will be 2 earners soon. No car payments, regular bills very easy to manage, this will be it for us and very easy to manage. Thank you for asking and for your consideration.
I will be funding your loan, but, as others have said, I STRONGLY advise against using the Lending Club loan to pay off loans with a smaller interest! I understand 1 bill is easier than 3, but that simplicity is NOT worth paying $1000 extra over 3 years as someone estimated above. Please reconsider this point.	I appreciate your input, but I believe with the money I save, even with the extra on interest, and with my wife going to work soon we will be able to take care of this hopefully a little quicker for sure. Again, thank you for your consideration and input.

Member Payment Dependent Notes Series 656002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656002	$7,000	$7,000	7.66%	1.00%	January 31, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656002. Member loan 656002 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,600 / month
Current employer:	Lifechek Pharmacy	Debt-to-income ratio:	22.19%
Length of employment:	< 1 year	Location:	McAllen, TX

Home town:
Current & past employers:	Lifechek Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,067.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 656009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656009	$14,000	$14,000	13.06%	1.00%	January 26, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656009. Member loan 656009 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	Surgical West Inc	Debt-to-income ratio:	14.96%
Length of employment:	10+ years	Location:	CYPRESS, CA

Home town:
Current & past employers:	Surgical West Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I plan to use the funds to pay off credit cards so i can expand my business. I have a great credit score because i always pay on time, sometimes more then required.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	72
Revolving Credit Balance:	$17,586.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total balance is $500,000 and market value is around $460,000
What is your job at Surgical West Inc?	Medical Sales Rep
Could you please verify your income with LendingClub?	150,000

Member Payment Dependent Notes Series 656013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656013	$12,000	$12,000	10.74%	1.00%	January 28, 2011	January 30, 2016	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656013. Member loan 656013 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Best Buy	Debt-to-income ratio:	17.63%
Length of employment:	5 years	Location:	Newport News, VA

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > Consolidating and getting out of credit card debt.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,808.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 479 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1.) I am a manager at Best Buy, responsible for processes and operations, working full time on salary, so my income is predictable and steady. 2.) My intentions are to pay off the loan sooner than the 5 years, hoping for growth in my career and relief in my debt facilitating a faster time frame, but if it takes the full length it will not affect full payment of the loan. 3.) I would accept 60% funding, as something is better than nothing and will help either way.
Would you please list the balances and interest rates of the debts you'll pay off?	$2500 at 26.99% $2000 at 28.99% $1000 at 27.24% $1300 at 26.99% $5000 at 26.99% These accounts will be closed in order to avoid accruing more debt.
what was the use of the original $12k that is remaining on your loan/credit cards ???	Some of it was personal, some was for necessities such as car repairs, bills, etc. I am over extended, and I'd like to be out of debt so I don't have to use my cards to pay my bills. I lost sight of the bigger picture when I was younger, and this is to get back on track now that I understand.

Member Payment Dependent Notes Series 656039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656039	$16,000	$16,000	10.37%	1.00%	January 26, 2011	January 30, 2014	January 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656039. Member loan 656039 was requested on January 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Sparta Social Networks	Debt-to-income ratio:	12.82%
Length of employment:	7 years	Location:	Somerville, MA

Home town:
Current & past employers:	Sparta Social Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/11 > We purchased a home for $525,000, and invested $400,000 cash to completely renovate it. (The project went WAY over the original budget). We need $16,000 to finish the work so that we can move in, but our bank won't lend us the money because they say it is a construction loan, which they don't do. They say they'll loan us the money once we move in, but the city won't grant a residency permit until the work is completed. A classic catch-22.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,631.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SSN and what do you do there?	I am an executive with the company. The company builds facebook-type applications for internal corporate use. For example, we might provide a large corporation with social media features for their intranet, or manage a private social network for a major corporations' employees. Companies benefit from having their own private social networks because they improve interaction amongst employees, but also are able to maintain access and control over all data.
what are your current monthly expenses?	Technically, I don't have any. My spouse earns more than I do and covers all the expenses, so my entire salary would be going to pay off the debt to finish the house. I was originally approved for a mortgage of $740,000, but in the area I live, that amount incredibly doesn't buy much. We were ready to give up the house hunting when a dilapidated uninhabitable single family came on the market for $500,000. I spoke to my bank and they advised me to purchase the house, and then after closing, they would approve a construction loan of $240,000 to renovate the house. Sure enough, the day after we closed, I spoke to my loan officer who told me due to the financial crisis, her bank no longer did construction loans - too risky. (She couldn't tell us the day before??!! I feel we were intentionally misled, but let's not go there.) She said they can do a second mortgage, but only after the work is completed and we are living there. I contacted many other banks and they all advised me the same thing - no more construction loans, at least in the near term. We never would have purchased the home if we hadn't been assured of the construction loan, but as a result, we were left scrambling to try to come up with the funds, which we did. But then unforeseen problems started to arise during construction (house in much worse shape than expected once walls started coming down, onerous local zoning laws, cost of materials soaring each month, etc). And so the budget has risen to $400,000, but we're finally just weeks away from finishing. Unfortunately, to come up with the remaining necessary cash, we had to cash out retirement accounts and utilize credit cards. If we were able to wait a year, I'd be able to save enough to finish. (I am able to put away approximately $6,000/mo into savings, due to our dual income) But we need a place to live and can't spend another year in our current living situation, so we need to find a way to finish the project so we can move on with the next phase of our lives. Hence, the lending club.
I would like to fund your loan, but please answer the following question(s): 1) Please indicate the city and state in which the home is located. 2) What is the approximate square footage of the home? 3) What is the present city/town tax assessed value of the property? 4) What size mortgages/2nds/HELOC's do you presently have open against the property, and what are their monthly payments? The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	The home is in Boston, Ma and is approximately 2000 square feet. The house is only assessed at $500,000 since they won't reassess it until the renovation is completed. Per everyone involved (city, builder, realtors, appraisers, etc), they expect the house to be appraised at between $1.1 million and $1.2 million once finished. (The price of housing in the Boston area is absolutely insane. Prices didn't even drop during the recent real estate meltdown.) The current mortgage is $400,000 (We chose to do a 20% down payment and stay under the $414,000 jumbo loan cap to keep our interest rate down and avoid mortgage insurance.) The mortgage payment is about $2500/mo which my spouse covers, and my entire income goes into savings and/or paying off the debt to finish the house. We don't have a 2nd mortgage, for the reasons explained in my answer to another question. Thanks for your interest!
Hi borrower. I am interested help fund "Bridge" loan to finish home construction/renovation. You are correct; $500K, $750K, even $1 Million often buys only "Fixer-Uppers" in affluent, high cost metropolitan Boston. That said, my questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 421. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. Loan currently 47 pct funded in 7-days listing. Loan will probably 100 pct fund. When listing expires, IF loan 60 pct plus funded, will you accept the partial loan? (The partial, or 100 pct funded, loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan. After 6-months on-time payments, you're automatically eligible to relist loan for the unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I would accept a partially funded loan. In terms of length of time to repay, I cannot say for certain because there are a number of factors involved. I would certainly prefer to pay it off sooner rather than later, but all I can guarantee is that I would absolutely pay it off within 36 months. If there had been a 24 month repayment option on Lending Club, I probably would have selected that instead of 36 months.

Member Payment Dependent Notes Series 656057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656057	$13,000	$13,000	7.66%	1.00%	January 31, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656057. Member loan 656057 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Motosport Inc	Debt-to-income ratio:	11.02%
Length of employment:	3 years	Location:	Tigard, OR

Home town:
Current & past employers:	Motosport Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I wanted to add some further description based on the suggestions provided by Lending Club: 1. My job is very stable. My employer had gross revenue of over 70 million dollars last year even with the down economy. I am the senior employee in a small IT shop. My employer has no room to down-size my department. What makes me a good borrower is that I pay my bills on time. I have one late pay showing on my credit report and that is due to a visa card with zero balance having charged me a yearly membership fee when the card was supposed to have been converted to a no annual fee card. I am still dealing with HSBC on a resolution to the issue. I will end up adding a statement to my credit report to explain this if it does not get removed from my credit report. Borrower added on 01/17/11 > Greetings and thank you for considering funding my loan. This funding will be used to start-up a home based business that will be secondary to my primary employment. I can not discuss details of this business plan with potential investors because the execution of a non-disclosure agreement would be out of compliance with Lending Club's rules of not divulging personal information to potential investors. This is necessary to protect my 'plan' from being copied by others. I earn a very respectable income and live well enough below my means that I can make the loan repayment schedule regardless of the revenue stream being generated by this new business venture.

A credit bureau reported the following information about this borrower member on January 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,683.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Motosport Inc and what do you do there?	Motosport is an online retailer in the power sports industry. I am the Senior Infrastructure Engineer for Motosport.
Are you going to stay with the company you are working for now when you get your business?	Yes I will be staying with my current employer even after this part time opportunity has taken off. Perhaps if it became advantageous to me I would consider growing this business into a full time opportunity, but that would be some time down the road.

Member Payment Dependent Notes Series 656096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656096	$10,000	$10,000	5.42%	1.00%	January 31, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656096. Member loan 656096 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,515 / month
Current employer:	Gaston College	Debt-to-income ratio:	6.60%
Length of employment:	1 year	Location:	Gastonia, NC

Home town:
Current & past employers:	Gaston College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > refinancing of credit card debt and medical debt

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,274.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Gaston College and where did you work prior to that?	I am an accountant here at Gaston College working with Construction Projects, our Non-Profit Foundation, our Radio Station, our Student's Accounts, the College's General Ledger, the College's Budget, and special projects. I have loved my first year and a half in my new job. I worked in our family business for 15 years before working at the College. We operate a boat dealership in Gastonia, NC. My husband's family has operated the boat dealership for 40 years now. My husband and his family handle day to day operations...I am still a accounting consultant for them. When the econcomy starting slowing, my husband and I decided we would be more financially secure if we both did not work the at boat dealership. So I used my college degree and got my current job at the College to give us more finacial security. Prior to working at the boat dealership, I worked as an auditor for the Virginia State Dept of Rehabilitative Services, the Virginia Dept of Motor Vehicles, and the Virginia State Auditor's Office.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Itemized monthly expense 4. Anyone who you need to financially support, for example, your children. 5. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1) Purpose: To refinance credit cards at lower interest rate...have been paying $400-$500 per month. Daughter was taking special medication...she no longer is....other daughter just got braces.....we just took a trip before Christmas..credit cards are usually not this high....will keep one Visa, Lowes Card, Dillards, and Kohls.....one Visa and two department store cards will be closed. 2) Debt accumulated as stated above in 1) and due to lack of family budget....we have since set up a budget to stick with. We have a plan to get out debt. and would love to do it at lower interest rate. 3) Monthly Expenses Mortgage $1,403 (8 years remaining) Power $270 Gas (Heat and Auto) $175 Insurance (Car Health Life) $650 Phone (Home, Cell, Internet) $160 Grocery $500 Directv $74 Church $20 Other (newspaper, Netflix) $24 Income not included on this application is: $65,346 Husband's annual salary $10,836 Annual Cingular Tower Contract 4) 2 Daughters 5) Husband's income and other income listed in 3) above. Husband and Children have no other debt. Thanks for your questions. Hope I answered fully. Would appreciate your funding!
If you don't mind, I have some brief questions for you regarding your loan. How much do you have in terms of liquid savings/investments? What are you currently paying (%APR) on the debt you're consolidating? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	Savings $550; IRSs $48,000: US savings bonds $4,460 face value with various maturities (some have already matured;) Duke/Spectra Stock $535 APRs range from 11.25% to 21% Plan to pay entrie loan in 1 -2 years.

Member Payment Dependent Notes Series 656144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656144	$13,600	$13,600	7.29%	1.00%	January 31, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656144. Member loan 656144 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Illinois Dept of Revenue	Debt-to-income ratio:	22.99%
Length of employment:	5 years	Location:	New Castle, PA

Home town:
Current & past employers:	Illinois Dept of Revenue
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > My loan has been approved with LC (meaning my income has been verified). I have an extensive credit history and can't recall ever being late on a payment. I have never filed for bankruptcy or had a delinquent account. My job stability is solid as I am a government worker, union member, and work on bringing in revenue to the State, which provides additional job security. I urge you to invest in my loan so that I can obtain 100% funding. I promise you that it will be the most secure investment you ever made! Borrower added on 01/28/11 > Thank you to those who are investing in my loan. You will not be disappointed in including my loan to your portfolio. Job stability, extensive credit history, and respectable income is what I bring to the table. I am optimistic that this loan will become 100% funded. Thanks again!

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,999.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Illinois Dept of Revenue?	I'm a Revenue Auditor that conducts corporate income tax audits on behalf of the State of Illinois.
I am surprised that they let you do that while living in PA - do you telecommute?	Actually, it is quite common for states to hire outside their borders as it is more cost effective to hire a non-resident that resides in the area where they are assigned rather than incurring the expense for travel to that location.
Hello, I am interested in funding your loan. Could you please list your monthly expenses (mortgage, car loan(s), student loans, insurance, utilities, child support if applicable, etc.)? Also, please consider verifying your income with Lending Club, as that will provide strong encouragement for others to fund your loan. Thank you! -Joe	My monthly expenses total approximately $1,500 and include two auto loans, car insurance, utilities, cable/internet, and other miscellaneous. I am fortunate to have a working fiance, who is a full-time RN. She pays for the mortgage and cell phones. I will certainly look into verifying my income. Thanks!
If you don't mind, I have some brief questions for you regarding your loan. What sort of corporate tax audits do you do that allow you to reside in Pennsylvania while working for the State of Illinois? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr?	Don't mind at all. Regarding my position, I have elaborated on my duties as much as I am able. In an effort to preserve the privacy of my position, I can't discuss my role in detail. My income and monthly expenses have been discussed in response to another member's question. My loan request will be used to pay for wedding expenses as I have some debt, by my rates are low enough to not justify consolidating with these funds, should they be granted. I will be the lone person paying on this loan. However, I am using the funds to get married so the funds will come from the "household." My fiance is a registered nurse and does not have any debt. Regarding the lenght of my repayment, I do intend to take the full 3 years. Thanks!

Member Payment Dependent Notes Series 656202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656202	$16,800	$16,800	13.43%	1.00%	January 28, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656202. Member loan 656202 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Cummings Riter consultants	Debt-to-income ratio:	15.34%
Length of employment:	10+ years	Location:	Apollo, PA

Home town:
Current & past employers:	Cummings Riter consultants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > This loan is to payoff credit card debt. Borrower added on 01/17/11 > This loan is to payoff credit card debt.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,424.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here The total owed is 152,000. The market value is 180,000.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is current employer ? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 479 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here. Employer is cumming riter consultants where I am a civil designer and surveyor. I tend to pay off loan in 60 months or slightly sooner if u am financially able. I need full loan any to pay off what I am hoping to in order to be mire financially comfortable.
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	Type your answer here. Hi.....I currently do not have any personal loans but owe around 15,000 in credit cards. Most of which were accrued after the purchase of my home due to home improvements. Very desperate to get rid of the credit cards!
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	Type your answer here. I owe approx .15,000 in credit cards due to home improvements and such and desperately want to get rid if these credit cards!
Could you please verify your income with LendingClub? Thank you in advance!	Type your answer here. I have sent documentation to lending club verifying my income. Thank you.

Member Payment Dependent Notes Series 656213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656213	$12,000	$12,000	11.11%	1.00%	January 27, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656213. Member loan 656213 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Phelps Dunbar LLP	Debt-to-income ratio:	13.72%
Length of employment:	6 years	Location:	baton rouge, LA

Home town:
Current & past employers:	Phelps Dunbar LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I am employed (and have been employed for six years) in a very stable profession and have excellent credit. I have never been late on a payment on any account. I intend to use the funds to pay down debt. I appreciate your consideration of my loan request.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,689.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
(1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 421. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thank you for your inquiry. As I responded to another inquiry, yesterday Lending Club confirmed to me that my income/employment was verified, so that information should be updated. I intend to pay off the loan prior to the full term, likely in 4 years. Yes, I will accept a partially funded loan. Thanks again.
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	Thank you. I called yesterday and was informed that my income was verified, but I will call again. Thanks again.

Member Payment Dependent Notes Series 656256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656256	$8,000	$8,000	10.37%	1.00%	January 26, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656256. Member loan 656256 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Kasier	Debt-to-income ratio:	8.32%
Length of employment:	3 years	Location:	san francisco, CA

Home town:
Current & past employers:	Kasier
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I am using this loan to pay off a higher interest rate credit card. I am working towards becoming debt free. Borrower added on 01/22/11 > My credit card company raised my interest rate to 17.9%. I called to negotiate a lower rate since I had not defaulted and had always paid more than the min payment, but they stated it was because of the changes in policy and current times and would not help me. I have since stopped using the card and would like to pay it off.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,481.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. I work as a RN(nurse) for Kasier perm in Oakland, Ca. I am going to try to pay off the loan in 2 years.
Do you work for Kasier, or Kaiser Permanente?	I work as a RN for Kaiser Permanente.

Member Payment Dependent Notes Series 656269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656269	$10,750	$10,750	5.79%	1.00%	January 31, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656269. Member loan 656269 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,478 / month
Current employer:	Mesa Public Schools	Debt-to-income ratio:	26.21%
Length of employment:	10+ years	Location:	Mesa, AZ

Home town:
Current & past employers:	Mesa Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,831.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Some of the credit card debt.
Hello, I have some brief questions for you regarding your loan. What do you do for Mesa Public Schools? What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	I have been a teacher for 21+ years for Mesa Public Schools. I am currently working on my doctorate in sports management and leadership. I have two research classes and my dissertation left to complete (about one year+). Monthly net is about $3600, house payment $1132, truck $535 (14 payments left), water, electric, cable, phone and internet $280, other debt about $275. As far as repayment it will be after degree is finished ($6400 raise) and truck is paid off (14 months) so at least two years maybe complete three. Thank you.
If you don't mind, I have some brief questions for you regarding your loan. What do you do for Mesa Public Schools? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	I forgot to tell you I have about $158,000 in retirement fund and about five $5,000 in savings.
Thank you very much for your help. If you don't mind my asking, how much are your other monthly expenses (food, childcare, etc.). Also, is there someone else who might be able to help you pay this loan if necessary?	In an emergency I can always turn to my parents and uncle. My other monthly expenses are minimal. Food about $200 a month, no kids or expenses, no entertainment until I finish my doctorate. It has pretty much been work, teach, coach football, help with wrestling, coach shot put and discus and summer conditioning and weightlifting. Gas about $70 a month. Thanks again.
What are the current rates and balances on the debt you are consolidating? Thanks.	There is about $6,500 I want to consolidate and interest varies from a low of around 11% to 15%. Thank you.
What will you be doing with the difference of the amount of the loan and the debt you are paying off?	I will keep a minimum of 4 payments in savings in case of some sort of problem, $640 more to pay off a credit card I didn't include in the previous amount and the rest split between book and technology fees for my last few classes and anything left for a bathroom fix I have been working on (new tile around tub area). Thank you.
In your school district have their been any layoffs or furloughs? Do you have a seniority system; if so, where do you stand? What is the value of your home according to zillow.com? Please list the amount of all mortgages and any other encumbrances on your home. Thank you. IBEW 595 retired.	Mesa Public Schools had a furlough day the first teacher workday of this school year. There has been talk of a second furlough day, but nothing finalized yet. I have been teaching for 22 years and have solid seniority with my Masters in mathematics education and I am close to finishing my doctorate (3 classes and my dissertation). I am highly qualified as a math teacher and the district has trouble finding enough qualified math and science teachers. Zillow list my home worth as 83k my mortgage is much more than that at over 140k. There are no second mortgages or any other encumbrances on the property. Thank you.
Have you applied to LC before?	No

Member Payment Dependent Notes Series 656273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656273	$10,000	$10,000	18.99%	1.00%	January 26, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656273. Member loan 656273 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,174 / month
Current employer:	tree frog data solutions inc	Debt-to-income ratio:	16.76%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	tree frog data solutions inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > I plan on using all of the money to get my finances back in order and regain control of my life! I believe I am a good borrower becuause although I do owe money out, I have always made my payments on time and in 2011 I am cutting up my credit cards- they will no longer defeat me. My monthly budget has allowed me to pay my bills on time and that includes rent and utilities, but the payments that i was indebted to did not allow me to pay off my debt in a reasonable time. Lending Club has made this possible with reasonable rates and payment plan. I can finally within a few years become debt-free and save for retirement. My job is stable, as I work in a hospital that caters to the needs of many individiuals who served in the military. My position is to direct traffic throughout to ensure each individuals destinations are met timely and efficiently. Needless to say, it is a rewarding job to help the many that has seved and still continue to serve our country and I am proud to help them in any way that I can.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,898.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help you out with your loan, please remember its everyday people helping pay for it. Not a big bank that will get bailed out when you default. Hope everything works out for you and we see our money again :) Thank you - USAF Airmen	Yes, everyone that has funded my loan thus far, will absolulety get their money back! I appreciate the many that signed up to invest in me to begin with. I do know that the Lending Club is built upon ordinary people such as myslef investing in others. Thank you for taking the time out to write to me. I wish nothing but the best for you as you help protect our country :)

Member Payment Dependent Notes Series 656295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656295	$15,000	$15,000	20.11%	1.00%	January 27, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656295. Member loan 656295 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	City of Phoenix	Debt-to-income ratio:	4.58%
Length of employment:	6 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	City of Phoenix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > We are going to use the funds to remodel our master bath,new flooring and shutters.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	8
Revolving Credit Balance:	$3,573.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. After 6-months of on-time payments, you are automatically eligible to relist loan for the unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I"m a firefighter with the City of Phoenix Az.We plan on paying back the loan in full in 2yrs or less.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Last year for 2010 I made 76,741 and I have my check stubs if needed.

Member Payment Dependent Notes Series 656302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656302	$7,750	$7,750	10.00%	1.00%	January 27, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656302. Member loan 656302 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	State of Missouri	Debt-to-income ratio:	25.32%
Length of employment:	10+ years	Location:	Poplar Bluff, MO

Home town:
Current & past employers:	State of Missouri
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Thank you to those who have committed so far! Borrower added on 01/23/11 > I just wanted to say thank you to the 78 investor's who have placed their confidence in me so far. I am delighted to see we are nearing 60%! Borrower added on 01/24/11 > I just got the e-mail saying my loan was over 60% funded. THANK YOU!

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,111.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I work for the State of Missouri Department of Mental Health Division of Developmental Disabilities. I am a Case Management Supervisor. My team authorizes services for individuals with Developmental Disabilities. I have worked for the Division for 20 years. I intend to use the full three years to pay off the loan.

Member Payment Dependent Notes Series 656389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656389	$25,000	$25,000	15.28%	1.00%	February 1, 2011	February 5, 2016	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656389. Member loan 656389 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Occidental Petroleum	Debt-to-income ratio:	7.61%
Length of employment:	< 1 year	Location:	Midland, TX

Home town:
Current & past employers:	Occidental Petroleum
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > Funds will be used to install an inground swim pool. Recently purchased home. Previous residence was owned for 18 years.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,338.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of pool are you installing? Who was your prior employer and for how long?	We are installing a 16x32 inground pool. I was with my previous employer four years. Before that I was with another company just under ten years. All have been in the same industry and continuously employed.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance is $414,318. Home value is approx. $450,000.
How long have you been paying off your current mortgage? Is this your first home?	This is our 2nd home. We owned our 1st home for 18 years. We have been paying off our current mortgage since July 2010.
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite completion of both.	Thanks! Will do.
Would you mind giving us a brief job description, how long you've worked for your current employer, and how long you've worked in your chosen field? (please note: not phishing for personal info here, just want an idea of your employment & employment history.)	I am Director of Transportation Operations for Occidental Energy Transportation LLC, a subsidiary of Occidental Petroleum. I am responsible for all aspects of Oxy's trucking assets moving their crude oil production from oil fields to pipelines. I have worked at Oxy for 6.5 months. I have been in the petroleum industry since 1996.

Member Payment Dependent Notes Series 656399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656399	$8,000	$8,000	11.11%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656399. Member loan 656399 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Jc Melrose CC	Debt-to-income ratio:	7.16%
Length of employment:	< 1 year	Location:	BROOMALL, PA

Home town:
Current & past employers:	Jc Melrose CC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > This loan is going to be used to pay off a credit card that has an extremely high interest rate. My credit rating is above 700, and i have never been late on any monthly payments. I have a stable job at a golf facility, and when i have time, i do construction/home improvement on the side. I am hoping this will also improve my credit score for when i am ready to purchase a new car or home.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,472.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 656520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656520	$25,000	$25,000	10.74%	1.00%	January 31, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656520. Member loan 656520 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	flowers bakery	Debt-to-income ratio:	5.05%
Length of employment:	5 years	Location:	stanley, NC

Home town:
Current & past employers:	flowers bakery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/11 > consolidate cerdit card and loan i pay over 800 a month on credit card now plus 400 on loan ive always paid my bills on time flower bakery is a very strong company witch is still expanding Borrower added on 01/18/11 > I'm wanting this loan to pay my credit card off that has a high interest and combined the loan I have currently. Both are with the same bank now so the only difference will be I would have a set rate and payment with Lending Club. Borrower added on 01/18/11 > I've paid off other loans in the past with no problem on time and never have I ever had an late payment. Thank you for this consideration Borrower added on 01/18/11 > I have had an excellent credit score for over 10 plus years and I take pride in keeping it that way. Borrower added on 01/19/11 > my current loan and credit card bill is due to major car repairs and some unexpected bills not from frugally spending money. Again thanks for taking the time to consider my personal loan. Borrower added on 01/20/11 > Other than my house payment this would be my only other major bill other than normal bill water and power bill. Borrower added on 01/20/11 > I have been paying on my current loan (411 dollars a month) for about a year now with no problem along with my credit card (800 a month) with no late payments. This loan would help me pay off my debt in three years. I appreciate all of your consideration with my loan. Borrower added on 01/23/11 > I have been doing the same job for over a decade just with two different companies. Merita and Flower bakery. Borrower added on 01/23/11 > Also if you think about it bread is a recession proof item. People will buy bread regardless of the economy, employed or unemployed this is why my job is very stable and why I believe I would be a great investment for everyone. Thanks

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,367.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at flowers bakery?	Im a route salesman with flowers. I drive a 20ft truck that is filled with bread that I deliver to resturants and grocey stores.I deliver the bread that yousee on the bread isle in the grocery stores.
Can you confirm that your monthly income is 11,667? that's over 120K a year. Does your route sales job include commission? Thanks.	Yes I can, I have submitted my last three{2007, 2008, 2009} w-2's showing my yearly earnings on them along with two of my current pay checks. My job is all commision ranging from 10 pecent commision on some items up to 23 percent on certain items.
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	Thank you for the advice I have called them three times now to see if they needed anything else and I was told no it takes the loan department several days to process all of the papers that come through. I will call again. Thank you
You have to keep on them and tell you want your income verified. You will have to send in pay stubs or some other proof. If you want to fill out your loan this will probably make it happen.	They have 3 w2's and current pay checks from me already. I submitted all of these items on the 19th. They also have a 4506 T form from the IRS verifying my income.

Member Payment Dependent Notes Series 656642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656642	$20,000	$20,000	16.40%	1.00%	January 31, 2011	January 31, 2016	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656642. Member loan 656642 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Nationwide Insurance	Debt-to-income ratio:	21.62%
Length of employment:	6 years	Location:	Elk Grove, CA

Home town:
Current & past employers:	Nationwide Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,860.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Nationwide Insurance?	I work as a Senior Analyst-Underwriter for 6 years.
Hi borrower. I am interested in helping to fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 512 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Funding pace quicker when loan approaches it's expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am employed as a Senior Analyst/Underwiter for Nationwide Insurance going on 6 years now. I handle profit margins, partner analysis, and portfolio management for the company. 2. I plan on using the full term of 5 years, maybe 4 years. 3. I will not wait 14 days to accept this loan. I will wait 3-4 days max, if not funded i will obtain a loan elsewhere.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Yes, I hold title to my home in my name as well as my brother. I purchased the home for 425k, the market value of the home is now 590k.

Member Payment Dependent Notes Series 656660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656660	$5,000	$5,000	6.92%	1.00%	January 28, 2011	January 31, 2014	January 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656660. Member loan 656660 was requested on January 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.50%
Length of employment:	n/a	Location:	Ridge, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,258.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I work two jobs. I lifeguard and teach swimming lessons at a local gym and I also work for my uncle answering phones, transfering calls, and taking down messages for his office.
What do you plan on using the loan funds for?	To help me pay off some debts and consolidate.
Will this loan close all other debts? Good luck!	Not all of them, but enough that they will all be closed much faster. Like 3 years faster.

Member Payment Dependent Notes Series 656792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656792	$12,000	$12,000	7.29%	1.00%	February 1, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656792. Member loan 656792 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	27.15%
Length of employment:	2 years	Location:	Middleton, NC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > My company was founded in late 2008. We import small production French wine into the US and sell via our website and through distributors in CA and WI. Funds are to be used to purchase new wines. Monthly revenues are between $500 - $3000 and existing wine stocks are wholesale valued at $55925.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,089.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 656799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656799	$24,250	$24,250	16.02%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656799. Member loan 656799 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Medco	Debt-to-income ratio:	14.65%
Length of employment:	2 years	Location:	ARLINGTON, TX

Home town:
Current & past employers:	Medco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I am a Pharmacist looking to consolidate private student loans

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	58
Revolving Credit Balance:	$15,447.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I'm a Pharmacist working at retail pharmacy. I intend to pay my loan within 2 years. I am hoping for 100pct funding, but i will be thankful for any funding.
What do you do at Medco and where did you work prior to that?	i am a Pharmacist and prior to my current job, I worked at Omnicare as a traveling Pharmacist
What is it you plan to purchase?	i plan to consolidate private student loans
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Consolidating private student loans and I don't have a lot of credit card debt. I plan to payoff this loan in 2 yrs
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I don't have a HELOC.
Hello there, I am interested in financing your loan. But I need you to answer these *two* questions first please: 1. What is the total balance of the mortgage loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe approx $200K on my home and the market value is about the same if not lower.
Your credit score is good and these are student loans, unless you've previously defaulted or been delinquent on some student loans you should be able to get a MUCH better (<8%) rate than 16% elsewhere? Why are you looking at lendingclub?	The problem is my loan is a tuition loan through the school, It was a new school when i attended and the school was not accredited to receive federal or privalte funding at the time. I have tried to get a private student loan from banks, but told since my loan is funded by my school and not another financial institution i do not qualifiy.
Please answer specifically, with particularity, the Q asked above. I will reframe it here to help you undrstand it better. I would like to fund your loan and need the following IMPORTANT info before doing so. For EACH debt you plan to pay off with this loan, please provide ALL the following info: Lender [eg, Chase], Amount [eg, $5,500], Minimum payment [eg, $150], and MOST IMPORTANT!!! interest rate [eg, 12.99%]. Thanks.	First i would like to thank you in advance, but i am using this loan to pay off a tuition loan at the University of Southern Nevada were i attended pharmacy school. This loan will not be used to pay creditors
I really would like to contribute to your loan -- my dad was a pharmacist and I would like to help! I need to know not just the BAL but also the RATES of EACH of the debts you plan to pay off. Please provide the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	I sent all the APRs with each debt in my previous Q&A
Please please humor me! I would like to fund your loan. I cannot find where your previous Q&A answered my question, speicifcally and with all the info asked! Please take a moment and answer it here, even if you think you answered it before. I really really really want to fund you! I really would like to contribute to your loan -- my dad was a pharmacist and I would like to help! I need to know not just the BAL but also the RATES of EACH of the debts you plan to pay off. Please provide the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	I think the answers were not shown due to the nature of the information provided. Detailed information not allowed.
What portion of the loan will be used to pay off credit card debt, and do the credit cards have a lower or higher interest rate than this loan? What portion of the loan will be used to pay off student loan debt, and do the student loans have a lower or higher interest rate than this loan? Thank you in advance for your answers.	the whole amount will go to payoiff student loan debt and rate is about the same
I'd like to fund your loan and see it work out for you. So I feel that I should point out that if you did provide us with the APRs and Each debt... it is at least not apparent to me. Perhaps you can try submitting that information to us again. Thanks in advance. Good luck.	I did provide that information and it was rejected by the website. Sorry wish i could be more help

Member Payment Dependent Notes Series 656846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656846	$7,000	$7,000	9.63%	1.00%	January 27, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656846. Member loan 656846 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Oasis Landscape Construction	Debt-to-income ratio:	22.84%
Length of employment:	6 years	Location:	Los Alamos, NM

Home town:
Current & past employers:	Oasis Landscape Construction
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1970	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,360.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 656851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656851	$15,000	$15,000	9.63%	1.00%	January 28, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656851. Member loan 656851 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	wells fargo	Debt-to-income ratio:	17.82%
Length of employment:	8 years	Location:	WHITE PLAINS, NY

Home town:
Current & past employers:	wells fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > My husband and I will use the funds to expand his small business he is currently doing in addition to his current job. We want to purchase a piece of carpet cleaning equipment to increase the amount of jobs he will be able to take on.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,504.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at wells fargo?	I am a service manager and readiness captain in charge of deadlines and critical steps that are outlined for upcoming systems conversion.
Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Your revolving credit is listed as $58,504. Does that include any mortgages? How much of this is actual credit card debt? What is the reason for the loan? Thanks!	Savings of about 5k, 401k about 25k. Yes part mortgage, auto and about 12k in credit cards between us. Loan is to purchase equipment for my husbands growing carpet cleaning business.

Member Payment Dependent Notes Series 656864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656864	$6,000	$6,000	7.66%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656864. Member loan 656864 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	livingston	Debt-to-income ratio:	10.22%
Length of employment:	4 years	Location:	buffalo, NY

Home town:
Current & past employers:	livingston
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	61	Months Since Last Delinquency:	2
Revolving Credit Balance:	$3,717.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is livingston and what do you do there?	I am the national sales manager for South Ranch, Inc a Division of Livingston International. South Ranch is a software company. (US Customs / trade related software)

Member Payment Dependent Notes Series 656918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656918	$15,000	$15,000	20.11%	1.00%	January 27, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656918. Member loan 656918 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ocean Health Initiatives	Debt-to-income ratio:	13.65%
Length of employment:	3 years	Location:	Hazlet, NJ

Home town:
Current & past employers:	Ocean Health Initiatives
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Consolidating credit cards into one payment so it's easier and I save money. NEVER been late on payments, houshold income 6 figures. very low risk.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,471.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about the debts you will consolidate. How will this loan change your interest rates and payments?	Sure.. I have 4 credit cards and 1 personal loan that equals to just over $13,000. I pay $480 per month in payments to these 5 companies all on different days. With this loan I will pay $398 per month saving me $82 per month and making my finances much easier to manage by making 1 payment. O and btw if you decide to invest enjoy the 20% interest on this loan! lol
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I am in the process of verifying my income of $40,000 a year and also my wife works in NYC and earns between $50,000 and $60,000 a year.
What is your position with Ocean Health Initiatives? For whom did you work before them, and for how long. (Thanks for your cooperation in answering these questions.)	I am a community outreach coordinator in marketing and development. I have been here almost 3 years. Before OHI I was in the Army and am currently still in the reserves. Before OHI I was also in school in which I obtained my BA in Justice Studies.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC#1 = 3,156-150/mo loan = 3,099-160/mo CC#2 = 1,443- 60/mo CC#3 = 4,335-60/mo CC#4 = 1,080-50/mo Total = 13,113 - 480/mo I applied for a 15,000 loan, but subtract 750 for the fee and im left with 14,250. I will pay off all credit cards and loan and close accounts. Credit Cards are no longer needed. the remainder of loan (1,137) will be put in my savings account as a security blanket instead of using credit cards.

Member Payment Dependent Notes Series 656964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656964	$4,800	$4,800	5.79%	1.00%	January 28, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656964. Member loan 656964 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,900 / month
Current employer:	Dorchester county	Debt-to-income ratio:	25.74%
Length of employment:	3 years	Location:	Dorchester, SC

Home town:
Current & past employers:	Dorchester county
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I always pay my bills on time. I greatly appreciate what you have done. I will prove that by paying my bill every month on time Borrower added on 01/18/11 > I will pay my bill on time every month. I greatly appreciate what you have done. I will show you by paying my bill on time every month Borrower added on 01/25/11 > My loan will be used to pay off small nagging bills. I will be able to handle one larger payment a month. I alway pay my bills on time. I am trying to become debt free for 2011. Borrower added on 01/25/11 > The money will be used to pay off smaller nagging bills.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,664.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 657010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657010	$10,000	$10,000	11.11%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657010. Member loan 657010 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	self	Debt-to-income ratio:	6.17%
Length of employment:	< 1 year	Location:	WESTMINSTER, CA

Home town:
Current & past employers:	self
Education:

This borrower member posted the following loan description, which has not been verified:

I am the sole owner of a restaurant named Stew Shack, a Cajun take-out restaurant in Orange County, CA. The restaurant is almost complete and ready for opening day Feb. 2011. However, in addition to what I've already invested, I am in need of additional funding to help purchase small kitchen equipment. Please feel free to contact me with any questions or concerns.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	54
Revolving Credit Balance:	$779.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657025	$13,800	$13,800	15.65%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657025. Member loan 657025 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,300 / month
Current employer:	Alamosa Public Schools	Debt-to-income ratio:	16.83%
Length of employment:	7 years	Location:	Alamosa, CO

Home town:
Current & past employers:	Alamosa Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,415.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
That's a big monthly payment given your gross income, although I see your revolving credit balance is low. Do you have other sources of income, such as from a spouse?	Yes, and because we keep things separate, he makes the house payment although my name shows up on it.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. Assistant to Vice Super Superintendent of a school district, this involves making sure grant funded programs are fully compliant as well as scheduling meetings, some book keeping and other duties. 2. a realistic time is 2-3yr pay off.

Member Payment Dependent Notes Series 657031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657031	$18,000	$18,000	16.40%	1.00%	January 26, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657031. Member loan 657031 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Bank of America	Debt-to-income ratio:	13.09%
Length of employment:	10+ years	Location:	Frisco, TX

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I am looking to consolidate 5 credit accounts totalling approximately $18,000 owed into 1 installment account with a fixed rate. I am currently paying almost 30% on one account with a balance of $7,400 on a 5 year note with 4 years left and 16.40% is a much better price. The other accounts are revolving with rates between 20-25% and would like to fix these into 1 fixed rate as well. I have no derogatories with these accounts since they have been opened and have no issues that prevent myself from making the payments, I am only seeking a lower fixed rate option so I can pay this debt off within a reasonable amount of time. Borrower added on 01/18/11 > I currently serve as a Vice President for Bank of America and have been with the company for 10 years and within the same division since 2005. I have only worked for 2 companies dating back to my 16th birthday and hope this provides a sound enough picture of my employment history and stability. Borrower added on 01/18/11 > Thank you for considering a solid investment opportunity and feel free to ask me any questions.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	44
Revolving Credit Balance:	$5,768.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite completion of both.	Hello Hiroshige. I read an insert on the website indicating that I will not need to provide income unless contacted by Lending Club for credit review. I have absolutely no problem supplying verification if needed and will contact Lending Club to gather further information on how to supply this. Thank you for your response and consideration.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan APR same APR 100 pct funded loan. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for the unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello. First, I'd like to say thank you for your previous service to our country. I took the 5 year term due to wanting to have the lowest payment possible, however I have no intentions of dragging this loan in excess of 3 years, 4 tops. If the loan partially funds, I intend to accept the amount and the main reason is I am paying Citifinancial almost 30% on $7,400 and want to rid this account into a lower APR option. I intend to provide any income and employment verification if needed. I hope this helps and thank you for your consideration.
Hi, I would be interested in investig in your loan, have a few quick questions: 1) are you the sole wage earner in your family? 2) do you have any other debt other than the ones you disclosed above and plan to consolidate 3) I would think that you should have access to preferential rates at BoFA I am surprised you do not 4) what was your delinquency 44 months ago? 5) you have great income, could you please share your monthy budget, just the major expenses - rent, cars, insurance etc... Thanks a lot and good luck	Hello. Thank you for considering investing. I would be glad to answer your questions. 1) No, my wife also works. 2) No, my only other 2 obligations outside of this debt are 2 car notes. We have had one since 2006 and one since 2007 with no derigatories on either. 3) I agree!! Unfortunately the bank does not offer unsecured loans and we rent our home therefore a home equity product is also not an option. 4) I settled on an account back in 2006. Since then, I have had no other negative information report to my credit. 5) I have 8 obligations outside of normal utilities and living expenses. I have our two car payments and my rent. I share half of the rental expense which is $950. My wife pays 1 car payment of $995 and mine is $783. I hope this answers everything and if I can expand more on anything, please let me know.

Member Payment Dependent Notes Series 657036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657036	$10,000	$10,000	7.29%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657036. Member loan 657036 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	Humana Insurance Company	Debt-to-income ratio:	9.34%
Length of employment:	8 years	Location:	KAUKAUNA, WI

Home town:
Current & past employers:	Humana Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Loan for home wedding, home funishings and honeymoon.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,684.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657037	$18,000	$18,000	10.74%	1.00%	January 26, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657037. Member loan 657037 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,836 / month
Current employer:	DSH	Debt-to-income ratio:	19.50%
Length of employment:	8 years	Location:	Coal Township, PA

Home town:
Current & past employers:	DSH
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,719.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and balances of the debts you are consolidating?	The interest rates varied per credit card from 22.99% to 25.99%. My boyfriend and I bought a house we got in over our heads finicially with the remodel. I am working a second job to help pay off all credit cards but feel it will be easier if I only had to pay payment instead of my money going out to many different lenders. Plus, with the money I hope that I will be able to start building my savings up since I will not have too many payments going out every check. Thanks.
Would you list the balances of your credit cards you want to consolidate, amount owed, the interest rate and the minimum monthly payment of the credit cards you want to payoff. Please use the following format. (Credit card name - amount owed - interest rate - minimum monthly payment). (example) 1. Discover Card - $552.67 - 29.9% - $15.00 mo 2. Amex - $1259.56 - 29.9% - $28.00 mo Thank you.	Lowes $835-22.99% $25.00 mo. 2. Home Depot $1,130.92 22.99% $23.00mo. 3. Boscovs 361.87 21.90% $10.00 mo. 4. Signature Loan $5709.13 10.90% $200.00 mo. 5. Ge $2302.84 23.99% zero interest if paid w/in 18 months, $61.00mo., Visa Loan $7,650.71 12.99% $200.00 mo.
Hi borrower. I am interested helping fund your loan. My questions are: (1) What is current employer DSH? (i.e., state/municipal? private?, products, services? etc.) and What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number of years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 456. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1.State Civil Service,2. Supervisor- in charge of overseeing our dietary operations-scheduling, working special functions, working with various diets, 8 years of service.3. I am hoping to have the loan paid off in less then 3 years. If it is fully funded I am going to make bi-weekly payments on it. I cannot say if I would take a partial loan or not because that would require more money being put out by me instead of having my creditors paid off and issuing a one lump sum instead. Hope this helps.
Do you plan on paying off the GE card with this loan, or will you be able to pay it off separately within the next 18 months? Also, what is DSH and how stable is your job?	I plan on paying the GE card off with the loan. It is a state hospital and is a stable job. As stated in past questions I also have a second job to help pay off my loans quicker. I just want to send out one payment instead of all these separate payments.

Member Payment Dependent Notes Series 657044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657044	$15,000	$15,000	12.68%	1.00%	January 31, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657044. Member loan 657044 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Halliburton	Debt-to-income ratio:	26.62%
Length of employment:	2 years	Location:	Conroe, TX

Home town:
Current & past employers:	Halliburton
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,349.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I will have to look up the total Mortage balance and the current market value - will get back to this question.

Member Payment Dependent Notes Series 657052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657052	$14,000	$14,000	11.11%	1.00%	January 26, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657052. Member loan 657052 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Young & Rubicam	Debt-to-income ratio:	14.26%
Length of employment:	4 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Young & Rubicam
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Looking to consolidate my unsecured debt at a lower interest rate, pay it off and get a fresh start.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$14,547.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good evening! I am interested in funding your loan. Please list the debt you are looking to consolidate with this loan and include the outstanding balance, APR, and current monthly payment. Also, what do you do with Young & Rubicam?	Hi, I'm not sure there's a neat way to provide all the detail you requested in this format but here is a more detailed overview. The debt I am looking to consolidate is over seven credit & store cards. The APR ranges from 27.99% to 8.24% with an average APR of 19%. The minimum monthly payments total $467. I've looked at my finances and the Lending Club loan would provide me with the ability to pay down this debt at a greatly accelerated pace than if I were to either throw as much money as I can at the highest interest cards or on a snowball plan. I work in TV production at Y&R and enjoy it tremendously. Thank you for your time, interest and support.
Thank you for your quick response! Could you also explain the delinquency 35 months ago?	I had paid the account in full but received a subsequent bill for interest from when I had carried a balance. It was about the same time that I moved so it was a perfect storm of me believing I had resolved my debts and not receiving the statement to pay it on time. I am seeing if this can be cleared with the creditor since the account is now in good standing and will annotate my credit reports accordingly.
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	Believe me, knowing that are actual people helping me out with this loan provides even further incentive to pay this off. I have never defaulted on anything and this will not be an exception to that rule. I greatly appreciate everybody's so far in helping me take this first step towards achieving my goal.

Member Payment Dependent Notes Series 657058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657058	$4,000	$4,000	12.68%	1.00%	January 26, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657058. Member loan 657058 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Felixs Fish Camp	Debt-to-income ratio:	7.47%
Length of employment:	2 years	Location:	Mobile, AL

Home town:
Current & past employers:	Felixs Fish Camp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,061.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 657075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657075	$12,150	$12,150	10.37%	1.00%	January 27, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657075. Member loan 657075 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	PathGuide Technologies	Debt-to-income ratio:	8.42%
Length of employment:	2 years	Location:	Seattle, WA

Home town:
Current & past employers:	PathGuide Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I am trying to pay down a series of debts caused by medical issues and unemployment a few years ago. Now fully employed, I'd like to get this debt payed as fast a possible, hopefully in less than three years. Borrower added on 01/23/11 > Given my current payment schedule, I will be able to pay this loan off within 2 years. I'm fully employed, and have never missed a payment on any of my debts. I was shocked at how high my rates went after I was laid off from my job, and my current consolidation loan still has most of my credit cards at APRs over 20%. This loan would knock off thousands of dollars in interest, and allow me to get out of debt and start saving immediately. About me, if it helps at all; I'm 34 years old and single. I'm a career professional who was briefly unemployed and unable to pay a series of medical bills when I lost my insurance. I've been steadily paying everything back, but I'd love to get a chance to pay it all off faster. I'm a solid investment, and completely dependable.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,984.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pathguide Technologies and what do you do for them?	PathGuide Technologies is a provider of warehouse management solutions. We create software and firmware that warehouse managers can use to make their users more efficient. Customers buy our solution along with some hardware (barcode scanners and printers). Once implemented, it helps them pick and ship orders more efficiently. I am their technical writer. I also work with the marketing team and on the company blog.

Member Payment Dependent Notes Series 657093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657093	$12,000	$12,000	7.29%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657093. Member loan 657093 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	WSR Solutions	Debt-to-income ratio:	15.18%
Length of employment:	4 years	Location:	manassas, VA

Home town:
Current & past employers:	WSR Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I'm using a great rate from Lending Club to consolidate debt. I've have a great credit score, have never been late for a payment for anything and can easily handle this monthly loan payment. Borrower added on 01/23/11 > So folks know I'm consolidating some credit card debt, car loan etc. Currently those loans combined cost me $531. I make this payment just fine. This new loan I'm trying to get funded will cost me $370 / month so it's easy to pay and saves me solid money.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,723.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's WSR Solutions and your position there?	It is a medical device provider. I'm on the senior leadership team and marketing.

Member Payment Dependent Notes Series 657142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657142	$15,000	$15,000	10.74%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657142. Member loan 657142 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,610 / month
Current employer:	Pioneer Family Brands Inc.	Debt-to-income ratio:	0.54%
Length of employment:	3 years	Location:	Bountiful, UT

Home town:
Current & past employers:	Pioneer Family Brands Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I work for a company called Tropical Sno. Founded in 1984 Tropical Sno specializes in the highest quality shaved ice products. Today there are more than 1,000 independent dealers in over 30 countries around the world. Completely different than cheap snow cones sold at festivals, Tropical Sno produces the finest snow with real to life flavors, not cheap cough syrupy tasting flavors. This is the kind of product parents buy initially for their kids and then once they've tasted it, come back for their own. It is truly amazing the amount of repeat business this product creates. For three years I have worked with this company and sold this opportunity to regular people hoping to get their feet in the business ownership world and supplement their income. In my own experience the results have been astounding. One person I sold and helped get started last year sent me the following thank you card, "Clint, thank you so much for introducing me to this amazing company! It has been the greatest investment I have ever made!!! In just four months we have returned more than $30,000!!! We love Tropical Sno and we are so happy with this decision!! We look forward to working together for many more years." This reaction is not uncommon with Tropical Sno dealers. Though business ownership is not for everyone I have never seen one of our dealers lose money in this business. The average start up cost is around $20,000 and the average gross take home is just over $30,000 a year. With product costs at only 10% and total operating costs under 50%, many of our dealers turn a profit in their very first year. Some decide after a year that it is not for them. These dealers simply sell their equipment as used for what they owe or even a little more. This is why I have never seen anyone lose money in this business. It is truly a home run. Not only am I and my wife eager to start our own dealership but as the sales director for this company I am thrilled with The Lending Club so I can refer many others to this great funding option. If that doesn't speak for itself, I have been selling this opportunity for three years and am now eagerly look forward to buying into it myself. I have seen so many ordinary people create extraordinary results with Tropical Sno. I am not reinventing the wheel. I am starting a business that thousands have done before. I know why some do good and other do exceptional. I know the marketing tricks that many of our dealers implement. Every contact I have in this business; owners, distributors, dealers and customers say there is no better small business to own. I truly can't wait to own my own. This summer I will open my doors for business in a fantastic location we have secured. Thank you very much for all your help.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	44
Revolving Credit Balance:	$365.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, currently there is no description for your loan, what exactly are you aiming to do with the loan in your small business? No trade secrets need be revealed.	I work for a company called Tropical Sno. Founded in 1984 Tropical Sno specialized in the highest quality shaved ice products. Today there are more than 1,000 independent dealers in over 30 countries around the world. Completely different that cheap snow cones sold at events Tropical Sno produces the finest snow with real to life flavors, not cheap cough syrupy tasting flavors. For three years I have worked with this company and sold this opportunity to regular people hoping to get their feet in the business ownership world and supplement their income. In my own experience the results have been astounding. One person I sold and helped get started last year sent me the following thank you card, "Clint, thank you so much for introducing me to this amazing company! It has been the greatest investment I have ever made!!! In just four months we have returned more than $30,000!!! We absolutely love Tropical Sno and we are so happy with this decision!! We look forward to working together for many more years." This reaction is not uncommon with Tropical Sno dealers. Though business ownership is not for everyone I have never seen one of our dealers lose money in this business. The average start up cost is around $20,000 and the average gross take home is just over $30,000 a year. With product costs at only 10% and total operating costs under 50%, many of our dealers turn a profit in their very first year. Some decide after a year that it is not for them. These dealers simply sell their equipment as used. This is why I have never seen anyone lose money in this business. It is truly a home run. Not only am I and my wife eager to start our own dealership but as the sales director for this company I am thrilled with The Lending Club so I can refer many others to this great finding option. If that doesn't speak for itself, I have been selling this opportunity for three years and am now eagerly look forward to buying into it myself. I have seen so many ordinary people create extraordinary results with Tropical Sno. I am not reinventing the wheel. I am starting a business that thousands have done before. I know why some do good and other do exceptional. I know the marketing tricks that many of our dealers implement. Every contact I have in this business; owners, distributors, dealers and customers say there is not better small business to own. I truly can't wait to own my own. This summer I will open my doors for business in a fantastic location we have secured. Thank you very much for your help.
Hi, please provide some details about how you will use the loan proceeds. Thanks	I work for a company called Tropical Sno. Founded in 1984 Tropical Sno specialized in the highest quality shaved ice products. Today there are more than 1,000 independent dealers in over 30 countries around the world. Completely different that cheap snow cones sold at events Tropical Sno produces the finest snow with real to life flavors, not cheap cough syrupy tasting flavors. For three years I have worked with this company and sold this opportunity to regular people hoping to get their feet in the business ownership world and supplement their income. In my own experience the results have been astounding. One person I sold and helped get started last year sent me the following thank you card, "Clint, thank you so much for introducing me to this amazing company! It has been the greatest investment I have ever made!!! In just four months we have returned more than $30,000!!! We absolutely love Tropical Sno and we are so happy with this decision!! We look forward to working together for many more years." This reaction is not uncommon with Tropical Sno dealers. Though business ownership is not for everyone I have never seen one of our dealers lose money in this business. The average start up cost is around $20,000 and the average gross take home is just over $30,000 a year. With product costs at only 10% and total operating costs under 50%, many of our dealers turn a profit in their very first year. Some decide after a year that it is not for them. These dealers simply sell their equipment as used. This is why I have never seen anyone lose money in this business. It is truly a home run. Not only am I and my wife eager to start our own dealership but as the sales director for this company I am thrilled with The Lending Club so I can refer many others to this great finding option. If that doesn't speak for itself, I have been selling this opportunity for three years and am now eagerly look forward to buying into it myself. I have seen so many ordinary people create extraordinary results with Tropical Sno. I am not reinventing the wheel. I am starting a business that thousands have done before. I know why some do good and other do exceptional. I know the marketing tricks that many of our dealers implement. Every contact I have in this business; owners, distributors, dealers and customers say there is not better small business to own. I truly can't wait to own my own. This summer I will open my doors for business in a fantastic location we have secured. Thank you very much for your help.

Member Payment Dependent Notes Series 657167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657167	$11,000	$11,000	13.06%	1.00%	January 28, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657167. Member loan 657167 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	n/a	Debt-to-income ratio:	0.63%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$117.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but I need to know what the loan proceeds would be used for. Thank you.	Medical Expenses
certainly medical status is a very private matter, but does this affect your ability to work? I also noticed that you have income but do not have an employer. can you explain your source of income? thanks much.	I am on long term disability. My health is stable since 1997 when I had to stop working. My income is from the company I worked for and social security. Thank you

Member Payment Dependent Notes Series 657197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657197	$10,000	$10,000	5.79%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657197. Member loan 657197 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Facebook	Debt-to-income ratio:	21.23%
Length of employment:	< 1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Facebook
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,730.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657208	$25,000	$25,000	16.02%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657208. Member loan 657208 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	1.24%
Length of employment:	3 years	Location:	Florence, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I'm currently expanding my existing online clothing company, and purchased 1/3rd of another similar company 5 months ago. The purchase of the other company has been going great, and I'm looking to purchase more shares of that company so I can further merge the two companies and expand revenue across both. This money will be going directly into the purchasing of shares in a stable business that has been around for going on 6 years. Any money used to purchase shares will pay instant dividends to me, and will be used to pay back this loan. In the event something catastrophic happens, I have my other fully owned business that I can pay this loan off with.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,650.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the URL for your site?	Hey there, Sorry I have signed privacy agreements in regards to the other company I am purchasing, and it would not be good to reveal that information, I do not want my competitors knowing the plans I have for the company. Thanks!
Hi borrower, I am interested in funding your loan. 1. Please explain, if you will, the "other fully owned business" that you plan on falling back to in the event that this merge falls through or proves unsuccessful. 2. Please describe the nature of your current debt (amount, issuer, apr, etc.). 3. Do you forsee yourself using the whole period to pay off the loan? How much money will taking on this loan save you monthly?	Hello, The purchase agreement was already reached, and I am already 1/3rd owner of the other company. Things have been running smoothly and I'm already receiving dividends based on the 1/3rd I purchased. The other business is in the same category of clothing, and provides enough income to pay for this loan as a fall back, on top of that the dividends from the other company I have purchased into are more than enough on their own to pay back the loan as well. I have no other large debt, car is fully paid off, no housing debt, just 8,000 on a credit card that had a 0% APR offer up until August. I've begun paying that off already. I'm not sure I will need the entire period to pay off the loan. It is nice to know I have 36 months, but I could pay it back much quicker. This loan will be instantly creating more income for me, so rather then saving me money per say its creating additional income (which is even better!). Thanks. Also, sorry for any typos I am in a bit of a rush to get back to work.

Member Payment Dependent Notes Series 657219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657219	$22,750	$22,750	18.62%	1.00%	February 1, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657219. Member loan 657219 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	san diego regional center	Debt-to-income ratio:	10.73%
Length of employment:	1 year	Location:	la mesa, CA

Home town:
Current & past employers:	san diego regional center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	3
Revolving Credit Balance:	$870.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal, interest rate and minimum monthly payment amount) for all debts to be consolidated. Who was your prior employer and for how long? Please explain the delinquency three months ago on your credit history.	I would like to pay off a $8200 credit card with monthly payments of $300 and interest totaling 13.24 percent and pay my parents back for some money they lent me a while ago for expenses. The delinquency is from my paying my students loan a little late. They were helping me out and paid them late on accident. My previous employer was heritage clinic 3 months and Prosum Technology 9 months i was let go from both positions.
To see how this loan's monthly payment will fit into your budget, please provide a breakdown of your monthly expenses.	My monthly budget is the following $500 for rent and $50 utilities , $92 car insurance and living expenses approximatly 300-400 a month.
why were you let go from 2 jobs? Are you stable enough to repay. Also, is there more than your income coming into your household that will help you financially? Do you have a spouse, alimony payments, or other debts other than the ones you have already given? Are you a young person just out of college and entering the work world?	I was let go due to the economy and yes my job is very stable at the current time . Prior to the two jobs I was let go from I was at a job for 5 years. I am 31 and have been in the workforce for around 8 years. No I only have my income to support myself and no I have no other debts besides the ones mentioned.
What do you do with your current employer at the SD regional center? Thanks.	I am a social worker for mentally retarded adults.

Member Payment Dependent Notes Series 657220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657220	$6,500	$6,500	5.79%	1.00%	January 28, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657220. Member loan 657220 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	SERVPRO of Wheaton/Glen Ellyn	Debt-to-income ratio:	10.58%
Length of employment:	5 years	Location:	wheaton, IL

Home town:
Current & past employers:	SERVPRO of Wheaton/Glen Ellyn
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,556.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please provide some additional detail regarding the 3 credit inquiries that you have within the last 6 months? Many thanks.	The inquiries are from when I refinanced my existing car loan to take advantage of very low rates being offered.

Member Payment Dependent Notes Series 657319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657319	$20,000	$20,000	14.91%	1.00%	January 31, 2011	February 1, 2016	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657319. Member loan 657319 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,917 / month
Current employer:	Leonard Fliegel, CPA, PC	Debt-to-income ratio:	17.93%
Length of employment:	10+ years	Location:	merrick, NY

Home town:
Current & past employers:	Leonard Fliegel, CPA, PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > This loan is to consolidate higher interest credit cards with balance incurred by doing upgrades in my home, of which i have 75% equity in. I have been with the same accounting firm and my job stability is very very good, with a lot of increased near term future earning potential.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1971	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,194.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 521 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thank you for your interest. I am a senior accountant and operations manager of the firm. Handling all aspects off the day to day operations of the firm. My realistic payoff time frame would be 48 - 60 months.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for your interest. My current balance is approximately 148,000 and my home is valued at 645000.
Please tell us about the debts you are planning to consolidate. How will this loan change your interest rates and payments?	I am consolidating credit cards that were used to make upgrades in my home. The credit card rates are absurd i would cutting the rates by 13 percent.
Are you the business owner or an employee?	Employee with verifiable income.

Member Payment Dependent Notes Series 657321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657321	$6,000	$6,000	5.42%	1.00%	January 28, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657321. Member loan 657321 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Williams Scotsman	Debt-to-income ratio:	16.36%
Length of employment:	10+ years	Location:	Voorhees, NJ

Home town:
Current & past employers:	Williams Scotsman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,516.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	Discover Credit card, & Best Buy credit card.

Member Payment Dependent Notes Series 657334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657334	$7,200	$7,200	6.91%	1.00%	January 27, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657334. Member loan 657334 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	Phoenix Sky Harbor Airport Transportation	Debt-to-income ratio:	0.87%
Length of employment:	1 year	Location:	Prescott, AZ

Home town:
Current & past employers:	Phoenix Sky Harbor Airport Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

The primary purpose of this loan is to help fund our wedding. A fair portion will go towards the ring and the rest will be spent on our trip to Hawaii. We have been living together for the past 4 years and we both feel that it is time to tie the knot. It's either now or never. I have stable employment working a desk job for a passenger transportation company for the past three years. I see a major promotion for me on the horizon. She is a state-certified Nursing Assistant (CNA) and has two more semesters before she earns her RN (Registered Nurse). Her projected starting salary in her new job is double my current income. We do in fact have the cash on hand to fund the wedding without this loan, but would rather pay the interest and not pillage our rainy-day fund. This will be my second loan with Lending Club. I paid off my first loan a few months early. At this APR, I do not intend to repay this one prematurely. We attempt to live as frugal as possible. Cost of living in Arizona is rather affordable. An example of our monthly budget is as follows: 650.00 Housing (2 bedroom apartment) 200.00 Sustenance 250.00 Transportation (2 economy cars, both paid for) 100.00 Entertainment 100.00 Shopping 120.00 Commuication (mobile phones, no land-line) 100.00 Savings (contribution to our emergency fund) This budget is split between the two of us. My portion is only 760.00. If you add this loan, that brings my budget to just shy of $900.00 per month which is quite affordable for us. That is why I am a great candidate for your investment. If you have any questions, please do not hesitate to ask. I will respond as quickly as possible. Borrower added on 01/20/11 > It looks like this loan is going to be 100% funded. Our wedding date is set for Valentines Day. The plane tickets have already been purchased! Again, if anyone has any questions please let me know. Thank you.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657342	$7,200	$7,200	7.66%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657342. Member loan 657342 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	s.c.p.t.a.c	Debt-to-income ratio:	20.25%
Length of employment:	5 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	s.c.p.t.a.c
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > hi investors im going to take care of this funds like it was my own. I stablish good credit score thats why im a good barrower and i pay on time. I'am planninf to pay the loan before the 3 years, so you can get a quicker return on your investments, and to establish a good relationship for possible future loans or even investments of my own. thank you Borrower added on 01/21/11 > Hi Investors I'am asking for this loan because my car was in an accident and the insurance company will not pay to fix it. since i recently paid off some of my creditors i do not have the funds to fix it myself. instead of haveing to wait and save the money to fix it i'am coming to you for a loan to get my car fixed faster, and like i told you before im going to pay this loan as soon as possible so you could have your investment fast. thank you for helping me Borrower added on 01/24/11 > hi investors I did the math and it will take me a year and a half to pay this loan. I get paid $25.05 an hour at my job. My job is very stable. I need my car now and would rather not wait a year and a half to get it fixed. thank you

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,787.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on your delinquency 38 months ago? Thank you.	Hi egal, I'm sorry I don't remember of no delinquency 38 months ago.if u let me know what you consider a delinquency, I will explain it to you in my best possible way. Thank you

Member Payment Dependent Notes Series 657350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657350	$10,000	$10,000	6.92%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657350. Member loan 657350 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,611 / month
Current employer:	AUGUSTA PINES C.C	Debt-to-income ratio:	24.89%
Length of employment:	10+ years	Location:	houston, TX

Home town:
Current & past employers:	AUGUSTA PINES C.C
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > this loan is helping me start my business and my future for my family..thank you..

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,888.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AUGUSTA PINES C.C?	I manage the members lounge.. i been in the golf business for 16 yrs..on the serrvice side..
A little narrative on the purpose of loan. You have a good credit score, but lenders would like to know more about your business and the use of the funds. Thank you!	their selling a small bar lounge in downtown houston.. its 1800 sqr ft..the owner is pursuing others interest so his selling it..

Member Payment Dependent Notes Series 657352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657352	$17,000	$17,000	10.00%	1.00%	January 31, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657352. Member loan 657352 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	PepsiCo	Debt-to-income ratio:	18.97%
Length of employment:	< 1 year	Location:	Danbury, CT

Home town:
Current & past employers:	PepsiCo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > I've decided to compete in a Duathlon this summer. It's my first time participating in a major athletic competition and I'd like to use this loan to offset the costs of equipment, personal training, etc. so I can get started with the piece of mind I'll have a fixed re-payment plan versus putting it on a credit card.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,419.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at PepsiCo and where did you work prior to that?	I'm an HR Manager and prior to that I worked as an HR Manager in the apparel/fashion industry.

Member Payment Dependent Notes Series 657404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657404	$9,000	$9,000	5.79%	1.00%	January 28, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657404. Member loan 657404 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	SourceCorp Inc	Debt-to-income ratio:	10.91%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	SourceCorp Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,308.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the delinquency 35 months ago? No details are given by Lending Club. Thank you. Also, what specific debts do you plan to consolidate with this loan?	I am not sure what delinquency happened 35 months ago. I plan on debt consolidation since the interest rate offered is lower than what i currently pay. pageonce sent me an email recommending you.
What do you do at SourceCorp Inc?	Sr. Systems Administrator.
Thanks for the response. What specific debts do you plan to consolidate with this loan?	I plan to pay off two credit cards both at 19.9% and a loan that is 12% interest
What are the current rates and balances on the debt you are consolidating? Thanks.	First National - 19.9% $5059 GE Money - 12% $1960 Citibank - 19.9% $1750

Member Payment Dependent Notes Series 657408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657408	$3,000	$3,000	7.29%	1.00%	January 27, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657408. Member loan 657408 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	ThyssenKrupt Elevators Americas	Debt-to-income ratio:	12.68%
Length of employment:	8 years	Location:	san diego, CA

Home town:
Current & past employers:	ThyssenKrupt Elevators Americas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/11 > Car for my daughter

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	61
Revolving Credit Balance:	$52,639.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for ThyssenKrupt Elevators Americas?	Elevator mechanic, service elevators

Member Payment Dependent Notes Series 657410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657410	$4,000	$4,000	13.06%	1.00%	January 27, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657410. Member loan 657410 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	n/a	Debt-to-income ratio:	18.85%
Length of employment:	4 years	Location:	Waterford, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,735.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657546	$11,000	$11,000	7.29%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657546. Member loan 657546 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	General Motors Corp.	Debt-to-income ratio:	16.83%
Length of employment:	10+ years	Location:	lansing, MI

Home town:
Current & past employers:	General Motors Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I plan to use the money to pay off HFC loan and Am. Gen loan, and a sears loan. I now pay over $600.00 a month on these, so I'm consolidating, I have worked at present job for 29 yrs. I plan to work to 55yrs. so I want to get my debt down. Borrower added on 01/20/11 > I have'nt missed a payment in 15 yrs, and if requested I would set up auto payment through my credit union. Borrower added on 01/21/11 > I would consider a 24 month loan, that would be about 500.00 a month that still saves me 100.00 a month. Its not about the money as much as its about paying the debt off. Borrower added on 01/26/11 > It might help to add that I would provide proof of pay off for these bills, upon recieving loan.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$30,285.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
u indicated you have not missed any payment for 15 years, please explain the delinquency on your credit history 37 months ago. thanks.	I've went into My Fico.com and am unable to find any such delinquency. but I will be looking for it. It shows all three credit reports.
What are the current rates and balances on the debt you are consolidating? Thanks.	My HFC loan is $5300.00 at 22.99%, American Gen.loan is $3200.00 at 26%, and there are actually 2 sears card one credit and one in store only. credit card is $2100.00 at 21% and the other is $750.00 which I will pay off in approx. 3 Months, which will free up an additional $250.00 a month. I may also add that there is a G.E. Money card which has $300.00 left on it and it is gone in 2 more payments of $150.00. And I know what your going to say next (Quit it) and I am. Lesson learned, big time.

Member Payment Dependent Notes Series 657556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657556	$10,000	$10,000	10.37%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657556. Member loan 657556 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	ftca inc	Debt-to-income ratio:	16.95%
Length of employment:	10+ years	Location:	somerset, PA

Home town:
Current & past employers:	ftca inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > i have excellent credit,my score is 791 have never made a late payment that i know of have had same job for 31 years

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,874.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job description? What is the balance of your mortgage including 2nds and heloc? What is the current market value of your house? What is your itemized monthly budget? How long in years do you plan on taking to pay off the loan? List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. What are you doing to keep this debt from reoccurring? Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	hi labor, 72,000 morgage no second using loan to pay off everything into one small loan,undecided on how long to payoff loan probable as soon as possible,

Member Payment Dependent Notes Series 657563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657563	$13,475	$13,475	10.74%	1.00%	January 31, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657563. Member loan 657563 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	nc farm bureau	Debt-to-income ratio:	22.64%
Length of employment:	1 year	Location:	Elkin, NC

Home town:
Current & past employers:	nc farm bureau
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > this loan is to consolidate credit card debt to lower my monthly payments Borrower added on 01/19/11 > I plan to use the funds to consolidate my credit card debt. My job is very stable. I have always repaid my debt.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	47
Revolving Credit Balance:	$18,629.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657631	$12,300	$12,300	10.74%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657631. Member loan 657631 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Olympic Ambulance	Debt-to-income ratio:	21.80%
Length of employment:	1 year	Location:	Sequim, WA

Home town:
Current & past employers:	Olympic Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Hi, I'm applying for this loan so i can pay off some high interest credit cards. I have put this off for far too long and i think its time i get proactive about being in a better financial situation. I am recently married and i work full time as an EMT . Hopefully with this help my wife and I will be able to pay off our debt sooner and move on with our lives. Thank you for the help. It's greatly appreciated. Borrower added on 01/27/11 > Hi, I just wanted to add a little more description as to why I want this loan. Two years ago I had gotten out of the construction industry to pursue a job as an emt. while going to school and picking up some side work I was still barely making my monthly bill payments. I did what was probably not a good choice looking back at it now, I used credit cards to make up the difference of not having a steady income. Now i'm trying to turn things around. I've always been pretty smart with my money, of course thats kinda hard to see now. But I do value being out of debt pretty highly and I hope this is a start in the right direction. Thank you to the people that have being putting their trust in me for this loan. I want to take this opprotunity to give my wife and myself a better life and less financial stress. Thanks again.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,690.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hi. the reason i'm trying to get this this loan is so i can pay off my 2 high interest credit cards. two years ago i had zero debt to my name. unfortunatly i was between jobs for about 9 months . that is where some of the debt started. my new job doesn't pay that well and when i started out i had to use credit to make up for my low income to pay my bills, adding to my debt.that being said i'm really paying for it now. i've had good credit and i was 24 years old when i first got in debt with using a credit card. i've always been against using credit cards but unfortunatly i let the credit cards take the best of me. now i'm trying to turn things around and get back and stay out of debt. hopefully with this loan i can start paying this off. thank you. I recently did get married and my wife and i rent our house. her job covers her misc.bills but i'm left with rent/utilities/ my misc. bills including these two credit cards. if i could win the lottery i'd be doing alright. but i'm not going to wait around for that to happen. i hope i've answered your questions.

Member Payment Dependent Notes Series 657660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657660	$19,200	$19,200	19.36%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657660. Member loan 657660 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	sdi	Debt-to-income ratio:	11.41%
Length of employment:	7 years	Location:	river grove , IL

Home town:
Current & past employers:	sdi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > loan is for debt consolidation, home improvement. good credit never late or miss payment. Secure job been there 7+ years.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	33
Revolving Credit Balance:	$10,677.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	ok thanks will do.
(1) What is sdi and what do you do there? (2) Your credit history states that you had a delinquency 33 months ago. What was that? Thanks in advance for your cooperation in answering these questions.	Sdi is a tech company in Chicago, we take care of Access control and camera equiptment at various locations here. That report 33 months ago is a credit card from Old Navy that I had canceled due to the fact that I did not need it. They charged me a service fee that I did not find out about until 2 months after. it is paid and closed.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgage is currently 218000. I purchased it for 225000 2 years ago. Per zillow the estimated value is approx anywhere between 180,000 and 201,000 using zillow. My house is in excellent shape and I have recently added a bathroom, so I would like to think I am at the higher end of that estimate.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Hello, below are the responses to your questions. Thank you for your consideration. 1) Debts for consolidation: CC#1=$7500@13.24%--$150mo CC#2=$1400@24.4%-$44mo CC#3=$800@26%-36 CC#4=$1700@29%-65mo Not consolidated: Mortgage: $216k@5.5%-$1860mo Car: $$18k@3.9%-$369mo 2) I plan to pay off each of the credit cards completely and make payments to the consolidation loan until the debt is eliminated. 3) The terms of the loan will allow 60 months to repay and my goal is to pay it off sooner.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is $ amount for Debt Con? and What is $ amount for home improvements? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi- below are the responses to your questions. 1) As listed in the response to the previous question, the total credit card debt that I am trying to consolidate adds up to about $11,500, the difference in the amount requested would be used for home repairs and improvements. 2) I am aware of the no prepayment penalty feature- I initially selected the 5 year repayment plan in order to have a lower payment during the first year which will allow me to contribute more to and start rebuilding my savings. I have every intention to pay off the loan in a shorter term; goal is 3.5yrs. 3) If at the end of the 14 days the loan is not 100% funded, I would still accept the partial loan; the loan would still allow me to put a dent on the high interest credit card debt even if I have to hold off on the home improvements a little longer; if this were the case, I would have no problem becoming eligible to relist a new loan to proceed with the home improvements. I hope this gives a little more insight into my situation. Thank you for your consideration.
Just a suggestion, no response needed. May I politely suggest NOT consolidating CC#1=$7500@13.24%--$150mo into this LC note? You would be paying 6% more than necessary. If you keep that $7500 balance separate, you will free up nearly $25 per month to make extra payments on this LC note- well worth the price of an extra stamp!	Definetly does make sense, I understand that I would be paying a bit more, but on the flip side with this loan I would be paying it off at very most 5 years. I am planning on finishing this loan much sooner than that, therefore the 25 extra dollars would not allow me to finish that as soon. Thanks for the suggestion though, I really do appreicate it:) Have a great day!

Member Payment Dependent Notes Series 657705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657705	$12,250	$12,250	7.66%	1.00%	January 28, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657705. Member loan 657705 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Global Water	Debt-to-income ratio:	10.86%
Length of employment:	4 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Global Water
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Backyard landscaping with pool in Phoenix, AZ

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,168.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, please provide some details about how you will use the loan proceeds. Thanks	Hi. Thanks for the question! We've been in our beautiful new home for 2 years now and the front landscaping was done, but the backyard wasn't as it was a new build sitting on the market in Arizona. We want to proceed with the backyard landscaping now with a pool. We have saved up 90% of the money over the last year, but want to leave ourselves some breathing room by taking out a small loan with a good interest rate and short-term financing. Thanks!
Did u put the required 20% down when u bought this home?	Yes we did. Thank you for your question.
Hello. Your revolving credit debt is currently at $6,168. This sounds like you are not paying off all your credit card debt each month. Can you comment on this debt and how you are handling carrying such debt from month to month. Wishing you the best.	Hi. Thanks for your question. $5000 of it is a no interest, no payment line that we opened about a year and a half ago to have shutters put in throughout the house. We have paid each "phase" off before we ordered another. The last phase of our house was done in October and the no interest expires October 2011. Over the past couple of years we have chosen to strategically use credit to our advantage since cash is king! So, to answer your question, I pay $550 a month in order to have it paid off by the time the no interest ends. We have the cash, but choose not to use it since we are also paying mostly cash for the backyard landscaping. On the other $1100 or so, for the most part we do pay that off every 30-45 days as we use it for gaining "points" or cash back through our bank. So I treat it like an American Express card, etc. I hope that helps!

Member Payment Dependent Notes Series 657727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657727	$9,250	$9,250	17.51%	1.00%	January 27, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657727. Member loan 657727 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	10.40%
Length of employment:	6 years	Location:	Corona, NY

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > I am a full-time senior Teller at JP Morgan Chase. I have been with the company for 6 years, and I will soon assume a promotion within the company. My pay for the upcoming calendar year has also increased to $36,000. In addition to this, my combined household income amounts to $104,000. I will use this loan to consolidate some personal debt and credit cards. I will be glad to answer any additional questions, Regards

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	20
Revolving Credit Balance:	$4,585.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello U.S.Marine.Corps.Retired Thank you for your interest in funding my loan request. Realistically, I intend to service this loan 2 - 3 yrs before paying it off fully. Regards,

Member Payment Dependent Notes Series 657769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657769	$10,000	$10,000	14.17%	1.00%	January 26, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657769. Member loan 657769 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	ABT Foundation Solution	Debt-to-income ratio:	18.19%
Length of employment:	3 years	Location:	Neenah, WI

Home town:
Current & past employers:	ABT Foundation Solution
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	11
Revolving Credit Balance:	$23,579.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	yes i have a wife and our net take home is about 5500 per month thanks for the question
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	140,000 is about the balance of my mortage loan and the curent market value of my house is 168,000. I do not have any loc on my house. At this time i don't want to tap in to the equity of the house. Thanks for the question
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi thanks for your questions I work for a foundation company for the passed 3 years where we fix homes that have water issues in there basement, foundation walls that are falling in or fix homes that are sinking (structural foundation repair) I go out and figure out what is happening to the owner house/foundation and I come up with a plan to fix the foundation, I sell for my ABT Foundation Solutions Inc. As for the term of the loan my goal is the have it paid off by 3 1/2 to 4 years. Thanks Best Regards

Member Payment Dependent Notes Series 657863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657863	$7,000	$7,000	6.92%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657863. Member loan 657863 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	salesforce.com	Debt-to-income ratio:	2.56%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	salesforce.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,086.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at salesforce.com?	I provide Premier Support, SysAdmin, and release management services for salesforce.com's knowledge base product.

Member Payment Dependent Notes Series 657891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657891	$17,600	$17,600	11.11%	1.00%	January 27, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657891. Member loan 657891 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	New York City Transit	Debt-to-income ratio:	14.21%
Length of employment:	7 years	Location:	Staten Island, NY

Home town:
Current & past employers:	New York City Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > Funds will be used to eliminate my debt. Worked very hard to establish and maintain excellent credit. My monthly income nets ball park figure $6,800.00 I work for the New York City Transit Authority (Subways Division). Civil Service employment carries with it a much better sense of job/ financial security opposite to private non pensionable employment work places. A major bonus Civil Service carries is a guaranteed 3% per paycheck pension deduction as well as 401(k), 457 optional buyins. (Which I Do Have).

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,415.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer NYC TA? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Assoc.Trans.Mgmt.Analyst in the Subways division, I work with the hourly employees assisting and offering support as far as Safety, Investigations for Sick Control monitoring and Labor Relations discipinary reports. Realistically, I am looking at the 3-4 year range to pay off full principal and interest. Annual income of $94,000.00 (Salary plus mandated 16% contractual overtime). I hope this helps. My father in law was 2008-2010 Commandant for Detachment 246 (Thank you for protecting this country)....
1. List the balance, the APR, and the monthly payment for each of your credit cards (e.g. CC#1 = 5K@ 25% - $100/mo). 2. What is the value of your house, how much do you owe on your mortgage, what is the rate, and what is your monthly mortgage payment? 3. What other monthly expenses do you have e.g. utilities, car loan, cell phone, etc.?	I only use one CC which has a balance of $9,300 @16% (The monthly payment is $282.31) I also be paying off an old loan which was $25,000 and now has a balance of $5,800 loan.(Monthly payment of $357.00) My other monthly expenses run me (W/mortgage $2,600). I will now be able to fully payoff the CC and the older loan with a much better monthly payment. Please be aware that I have NEVER missed or been late with any payments. Regards.
Please list current debts; include balances, and, interest rates you are paying on each debt. Thank you. IBEW 595 retired.	I only use one CC which has a balance of $9,300 @16% (The monthly payment is $282.31) I also be paying off an old loan which was $25,000 and now has a balance of $5,800 loan.(Monthly payment of $357.00) My other monthly expenses run me (W/mortgage $2,600). I will now be able to fully payoff the CC and the older loan with a much better monthly payment. Please be aware that I have NEVER missed or been late with any payments.
CC balance is 9300. Old loan balance is 5800. Why ask for $17,600 when $15100 would cover it?	I will be using the remaining balance to replace the transmission in my wife's car.
"I am also paying off an old loan [etc.] does not provide the info requested. Let me rephrase, so you understand the above Q better. In order to fund your loan, I will need the following important, specific info: For EACH [i.e., EACH AND EVERY OLD-OR-NEW] debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	Lender is Capital One .The original amount borrowed. was $25K and the minimum payments per month is $357.00 Please excuse me, but I do not have the rate in front of me for I am at work at this time. The CC is a Visa with a balance of $9,300 min payment of $282.31 a month at an interest rate of 16% mortgage loan is with Flagstar (30 year conventional loan) for $320,000.00 at an interest rate of 5%. Monthly payments are $2,170.00 Hope this helps.
Can you please list any savings/401K etc?	Check Acc: $8,900.00 401(k): 82K Pension contributions for the last 7 years (3% per paycheck).

Member Payment Dependent Notes Series 657900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657900	$3,000	$3,000	11.11%	1.00%	January 28, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657900. Member loan 657900 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Air comfort solutions	Debt-to-income ratio:	23.53%
Length of employment:	< 1 year	Location:	Norman, OK

Home town:
Current & past employers:	Air comfort solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > This loan is for the purpose of having my impacted wisdom teeth extracted. I am having serious discomfort from them and the oral surgon will not take payments. Without this surgery I have the risk of loosing more of my teeth than just the wisdom teeth. I thank all of you investors who are helping me in this hard time.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,482.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Air comfort solutions and where did you work prior to that?	I am a air conditioning and heating service technician. Before I worked at AC Man heating and cooling in Florence Alabama and I was a service and install tech there as well.

Member Payment Dependent Notes Series 657915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657915	$22,000	$22,000	13.06%	1.00%	January 31, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657915. Member loan 657915 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Associated Printing Productions Inc.	Debt-to-income ratio:	10.05%
Length of employment:	10+ years	Location:	Hialeah, FL

Home town:
Current & past employers:	Associated Printing Productions Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,345.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Associated Printing Productions Inc.?	I,ve been in the same line of work for 18 years. I operate machinery used in the bindery process and when my supervisor is out I run the department.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 468 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. I work for a printing company. We do sheet fed printing and I work in the bindery. This is where we do the completion of the work, which consists of various steps. I operate the machinery used in this process. When my supervisor is out I also take over and run the department. I've been in the same line of work for 18 years now. 2.I am looking to actually pay this loan of between 42 and 48 months. 3.I don't know if I would take a partially funded loan. My idea is to consolidate everything so that I only have to make one payment. It would depend on the amount funded, since I don't want to be making this payment as well as additional ones.
You're asking for a consolidation loan of 22K, but only showing a revolving credit balance of 11K. I need you to itemize your debt, and please be as detailed as possible. It will help us fund your loan without having to ask a lot of follow-up questions. 1. List the balance, the APR, and the monthly payment for each of your credit cards (e.g. CC#1 - 5K@ 25% paying $100/mo). 2. How much are you paying in rent? 3. What other monthly expenses do you have e.g. utilities, car loan, cell phone, etc.?	cc#1 balance-$5037.72 Interest rate 13% minimum payment $150.00 cc#2 balance $6464.23 interest rate 13% minimum payment $150.00 cc#3 balance $5594.47 interest rate 24.50% minimum payment $182.00 cc#4 balance $917.84 interest rate 24.50% minimum payment $31.00 cc#5 balance $2874.00 interest rate 13% minimum payment 101.00
Could you list a few details about the debt you plan to consolidate? 1) Amount 2) APRs 3) Minimum payments or payments made each month and how does this compare to the proposed $500 per month you would have to pay to LendingClub. Thanks in advance!	cc#1 $6525.07 minimum payment 150.00 cc#2 $2887.95 minimum payment 100.00 cc#3 $5594.47 minimum payment 182.00 cc#3 $917.84 minimum payment 31.00 cc#4 $5037.72 minimum payment 189.00 Right now I am paying a little over minimum payments and some of the interest rates are very high. If all the payments are consolidated, I will be able to pay off my debt faster.
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	I have never defaulted or been late on any payment to creditors. The reason I want to consolidate is so that I can finish paying sooner. It will just be easier to do so if everything is together in one payment. If I did not have the intention to pay of my debt I would not be bothering with trying to consolidate. Hope this gives you some assurance, thank you.
Would you please explain if anything specific has changed in your lifestyle to help you avoid continuing to accumulate debt?	I was previously married and had a lot of debt leftover. I am remarried now and my wife is very good at managing our bills and feels that consolidating them is the way to get out of debt so we can buy our first home together.

Member Payment Dependent Notes Series 657934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657934	$10,000	$10,000	7.66%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657934. Member loan 657934 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	7.26%
Length of employment:	5 years	Location:	debary, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > In business 5 years Net Income $85,000 yr Need equipment to meet growth.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$143,010.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business do you have?	Type your answer here. I own a gourmet pizza restaurant.

Member Payment Dependent Notes Series 657962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657962	$8,400	$8,400	7.29%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657962. Member loan 657962 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.86%
Length of employment:	1 year	Location:	boston, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > The loan will help predominantly as i transition into a real estate broker position over the next few months from my current job and will be without pay for a few months. It will also help with some immediate bills due to wages lost from work missed in December helping my parents move. Borrower added on 01/26/11 > I care deeply about maintaining good credit. I can assure you this loan will be paid in full and appreciate your consideration. Thank you

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	46
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I'm an independant contractor for a marketing firm that sells specific financial products. In the the past year I've earned 53K working less than 40 weeks.
Could you please explain what the loan is for?	The loan will help predominantly as i transition into a real estate broker position over the next few months from my current job. My current job's 'busy season' winds down in March and the average broker at my new job closes their first property within the first 4-5 months. Worst case I can go back to my old job for income but will likely be working for a few months without any income. The loan will also help with some immediate bills due to wages lost from work missed in December, helping my elderly parents move out of their house and over 200 miles away. I'm confident this loan will be paid off well within the 36 month term. Please let me know if you need any more specifics if this is not clear. Thank you.

Member Payment Dependent Notes Series 657990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657990	$7,500	$7,500	10.00%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657990. Member loan 657990 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Ingleside at King Farm	Debt-to-income ratio:	4.11%
Length of employment:	2 years	Location:	Bethesda, MD

Home town:
Current & past employers:	Ingleside at King Farm
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,049.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Ingleside at King Farm and where did you work prior to that?	I am a Senior Director for the Community. I officially work as the Director of Human Resources. Prior to that I worked as the Director of Human Resources for another retirement community called Peconic Landing in Greenport NY. Moved to DC for spouses employment. Would be glad to send my resume, if you would like more details of my past. Thank you for asking.

Member Payment Dependent Notes Series 657997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657997	$20,000	$20,000	11.11%	1.00%	January 31, 2011	February 2, 2014	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657997. Member loan 657997 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	K & N Engineering	Debt-to-income ratio:	12.62%
Length of employment:	< 1 year	Location:	Torrance, CA

Home town:
Current & past employers:	K & N Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,155.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at K & N Engineering?	Lead Engineer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 350 loans listed; 468 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1). Lead engineer, responsible 3 project engineers and 2 technicians. Responsible for research and development for the AEM brand owned by K&N. (2). I'm looking to pay it off in 2-3 years realistically. (3). Yes I will accept the partially funded loan.
In order to fund your loan, I will need the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	Chase Credit Card 1: Balance $10,000 Interest %22.99 minimum Monthly payment $240 Chase Credit Card 2: Balance.$5,000 Interest %24.98 minimum monthly payment $140. Chase Credit Card 3: Balance $4,000 Interest %14.99 minimum monthly payment $120.00
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Chase Credit Card 1: Balance $10,000 Interest %22.99 minimum Monthly payment $240 Chase Credit Card 2: Balance.$5,000 Interest %24.98 minimum monthly payment $140. Chase Credit Card 3: Balance $4,000 Interest %14.99 minimum monthly payment $120.00

Member Payment Dependent Notes Series 658070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658070	$11,500	$11,500	7.29%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658070. Member loan 658070 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Grand Sierra Resort	Debt-to-income ratio:	19.44%
Length of employment:	4 years	Location:	Reno, NV

Home town:
Current & past employers:	Grand Sierra Resort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I wanted to describe our near-term (three year) goals to investors to use in considering whether to back this loan. My daughter was recently married and we expect my son to marry within the next few years. Our jobs appear stable. We have both been in them for over 4 years. Cindy and I have a current gross income of $4200 per month and a net of $3500. We also have retirement programs in place that we will access in about 9 years. Our monthy obligations include the following: $434. House $150. Save for taxes and insurance $200. Electric, phone, water, internet, etc. $400. Propane (only for six months) $300. Groceries, gas, etc. Our obligations leave us more than a sufficient amount of money to meet our obligation to you. We have never been delinquent in a payment for anything. We have never defaulted on a debt. The terms of this loan will enable us to more-than-meet our three year goals. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,308.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Grand Sierra Resort?	Security Department. My wife works for Winco foods in the grocery department.
Would you mind listing the balances you plan to pay off with their interest rates? Thank you.	$3000 at 15.9 and 19.8 (interest depends on what we used the card for) $10000 at 13.8 and 19.8 We will pay our income tax return of $2096 towards the remainder
Hi there. Are you covered by health insurance? 50% of US bankruptcies are due to medical expenses. Thanks and good luck with this loan.	Yes. My wife has great health coverage with her job.

Member Payment Dependent Notes Series 658167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658167	$8,500	$8,500	9.63%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658167. Member loan 658167 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,768 / month
Current employer:	Mosser Hotel	Debt-to-income ratio:	8.76%
Length of employment:	4 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Mosser Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,168.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Mosser Hotel?	I am a house-person at Mosser Hotel. Also, I have worked at there more than 4 years

Member Payment Dependent Notes Series 658182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658182	$6,500	$6,500	5.79%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658182. Member loan 658182 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,400 / month
Current employer:	C.H. Robinson Worldwide Inc.	Debt-to-income ratio:	22.84%
Length of employment:	8 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	C.H. Robinson Worldwide Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > debt consolidation

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,435.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at C.H. Robinson Worldwide Inc.?	Manage a group of 12 account managers that deal with various sized customers from Fortune 100 to small businesses. We are a Third Party Logistcs company.

Member Payment Dependent Notes Series 658186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658186	$20,000	$20,000	10.37%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658186. Member loan 658186 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	HP	Debt-to-income ratio:	11.15%
Length of employment:	< 1 year	Location:	Gaithersburg, MD

Home town:
Current & past employers:	HP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Primary Goals: 1) Pay down higher rate credit card leading to: 2) Higher credit score. May re-pay LC loan early if possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$140,820.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at HP and where did you work prior to that?	I am a senior consultant at HP providing cyber security expertise and solution development. I have been in the cyber security field for over a decade, having served in senior executive positions with two firms prior to HP.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) Will opt to pay over 36 month period, although we may opt to repay earlier depending on circumstances. 2) Seeking full funding to achieve consolidation goal. Semper Fi.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Our credit score (above 700) demonstrates strong creditworthiness. We have mortgage, no car payments or any other debts other than credit cards at this time. Sole wage earner currently, but spouse will return to work when kids are old enough for school as day care is not cost effective. Can pay off credit cards on our own, but would like to take advantage of lower interest rate and consolidate debt.
I would like to contribute, could you please provide a breakdown of the credit cards you plan on consolidating with this loan? Please include the card name, remaining balance, interest rate, and minimum payment. Also, do you have health insurance? I'm sure your answers will help myself and other lenders decide. Thank you and good luck	Credit card name, balance, rate and min payment are below: Citibank_1: $9,292.00 - 29.99% - $771.51 Amex_CC: $8,648.14 - 15.24% - $169.00 Citibank_2: $3,003.46 - 17.24% - $75.45 Yes, we have family healthcare insurance through my employer.

Member Payment Dependent Notes Series 658204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658204	$10,000	$10,000	6.92%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658204. Member loan 658204 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,725 / month
Current employer:	Cooper Standard Automotive	Debt-to-income ratio:	16.54%
Length of employment:	< 1 year	Location:	Howell, MI

Home town:
Current & past employers:	Cooper Standard Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,254.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cooper Standard Automotive and where did you work prior to that?	My title is Sr. Business Analyst - I am a system admin for BizRights, and am doing sales forecasting right now. My next step will be working with BPC. I worked at two different German Automotive suppliers before this..ZF and Preh..at Preh I was the Accounting Manager in Novi. The accounting function was moved to Mexico. Prior to my new job, I held a contract position at Amcor working with SAP.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My husband owns our home outright. We do not have a home equity line of credit.

Member Payment Dependent Notes Series 658224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658224	$12,000	$12,000	7.29%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658224. Member loan 658224 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	EMC	Debt-to-income ratio:	16.15%
Length of employment:	4 years	Location:	MANASSAS, VA

Home town:
Current & past employers:	EMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I had sewer damage to my house and want to make additional repairs to the house while it is in disrepair, without the awful rates of running up a credit card, consolidate other debt to a more reasonable rate and better terms, and fix up a vehicle that is more appropriate for transporting me and my german shorthaired pointer mix :). I work in IT sales engineering in a market that is accelerating, and I've budgeted this loan request and chosen a loan and time period that would likely allow me to repay in full in half the time. Thanks for your consideration!

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$113,671.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658227	$7,200	$7,200	15.28%	1.00%	January 28, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658227. Member loan 658227 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,850 / month
Current employer:	TAC Rockford	Debt-to-income ratio:	18.16%
Length of employment:	2 years	Location:	Roscoe, IL

Home town:
Current & past employers:	TAC Rockford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > How I plan to use the funds: For upcoming, scattered medical bills that have ridiculous terms, credit cards, and some much needed car repairs. What makes me a good borrower: I have checked my credit last month, and I have never been late with payments. I keep a monthly budget plan to keep track of all my finances. With my student loan, and especially my credit cards, when I can, I tend to pay large amounts, rather than just the minimum. My monthly budget: I would literally be saving money with this loan, since it would abolish credit card payments. I also expect to be receiving more income this year from smaller loans I have given to others. Job stability: I have been working the same job for 2 years, and I am also actively looking for other job opportunities when they're available.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,739.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at TAC Rockford and where did you work before that?	I was originally hired as a web developer, but my employer increased my responsibilities with other tasks and skills. I now also program micro-controllers, solder components, assembly, and fix various computer/networking problems around the office. Before I worked at TAC, I worked at part time jobs like Walmart and Little Caesars.
Tell us about the debts you will consolidate. How will this loan affect your interest rates and monthly payments?	Credit card bills and medical bills are my primary debts for immediate attention. I will save significantly on interest and late payment fees (with medical bills). I have voluntarily paid more than the minimum with credit cards (about $300-400) each month, but it seems to have little effect. Interest will be much lower compared to credit cards, and monthly payments with this loan will save me half as much as I put into my credit card debt each month.

Member Payment Dependent Notes Series 658238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658238	$25,000	$25,000	17.51%	1.00%	January 31, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658238. Member loan 658238 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	incNETWORKS	Debt-to-income ratio:	6.63%
Length of employment:	3 years	Location:	south plainfield, NJ

Home town:
Current & past employers:	incNETWORKS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > This loan will be used to cover overhead costs and consolidate credit card payments Borrower added on 01/20/11 > this loan will be used for overhead costs and to consolidate credit card payments

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,901.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what you are going to use the funding for.	We will be using the funding to consolidate some lower balance, high interest rate credit cards as well as fill some gaps in our current cash flow specifically related to account payable and payroll expenses. We hope that this funding will help us consolidate our monthly payments and lower the generated interest.
What do you do at incNETWORKS?	incNETWORKS, Inc. ??? a research and development spin off from AT&T formed in April, 2000 -- is a market and innovation leader in the wireless communications equipment industry. Our CEO has recently been asked to sit on an advisory board to the Chairman of the FCC along with major companies such as Google and Verizon. It is the first company in the world to develop an innovative Next Generation multi-megabit broadband Wireless Network Architecture that incorporates all specifications required for Fourth Generation (4G) Broadband Wireless Networks with an ability to inter-operate with both 2G and 3G Wide Area Wireless Networks. Just as 1G cellular enabled symmetric or balanced or equivalent transmission and reception of voice, 4G enables symmetric transmission and reception of HQ Voice, HD Video, and Broadband Data Services. Downloads and uploads occur with the same high bandwidths, so that video in both directions can be as common as voice. Personally, I'm in charge of our System Integration laboratory, which system tests incNETWORKS, Inc. hardware and software products, then prepares them for field deployment.
Tell us about your business. What will you use this loan for?	incNETWORKS, Inc. ??? a research and development spin off from AT&T formed in April, 2000 -- is a market and innovation leader in the wireless communications equipment industry. Our CEO has recently been asked to sit on an advisory board to the Chairman of the FCC along with major companies such as Google and Verizon. It is the first company in the world to develop an innovative Next Generation multi-megabit broadband Wireless Network Architecture that incorporates all specifications required for Fourth Generation (4G) Broadband Wireless Networks with an ability to inter-operate with both 2G and 3G Wide Area Wireless Networks. Just as 1G cellular enabled symmetric or balanced or equivalent transmission and reception of voice, 4G enables symmetric transmission and reception of HQ Voice, HD Video, and Broadband Data Services. Downloads and uploads occur with the same high bandwidths, so that video in both directions can be as common as voice. We will be using the money to consolidate our lower balance, higher interest rate credit cards as well as fill in some gaps in our cash flow. We hope to consolidate our monthly bills and lower the interest generate therein.

Member Payment Dependent Notes Series 658247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658247	$12,000	$12,000	9.63%	1.00%	January 28, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658247. Member loan 658247 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Madden Communication Inc	Debt-to-income ratio:	4.14%
Length of employment:	1 year	Location:	Bolingbrook, IL

Home town:
Current & past employers:	Madden Communication Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$268.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Madden Communication Inc and where did you work prior to that?	I am a manager in IT and before that I worked for four years at a startup, U.S. Biometrics.

Member Payment Dependent Notes Series 658251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658251	$10,000	$10,000	10.00%	1.00%	January 27, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658251. Member loan 658251 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NY Presbyterian Hospital	Debt-to-income ratio:	23.82%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	NY Presbyterian Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Worked at hospital for 5+ years. Recently became a X-ray tech, my 2011 annual income should almost double from previous year. Paying very high interest on credit cards, mostly because of school.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,739.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at NY Presbyterian Hospital?	Radiology Tech.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi, deepest respects and thank you for your dedication, service and sacrifice for our country. Realistically 2-3 years, but would like to pay it in 2. Thank you again for your interest.

Member Payment Dependent Notes Series 658256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658256	$6,000	$6,000	5.42%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658256. Member loan 658256 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,850 / month
Current employer:	Royal Realty	Debt-to-income ratio:	26.62%
Length of employment:	10+ years	Location:	Sunnyside, NY

Home town:
Current & past employers:	Royal Realty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Thanks for your help

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,764.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Royal Realty?	cleaning office

Member Payment Dependent Notes Series 658285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658285	$15,000	$15,000	16.40%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658285. Member loan 658285 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Rennaissance Ny Hotel	Debt-to-income ratio:	18.38%
Length of employment:	10+ years	Location:	flushing, NY

Home town:
Current & past employers:	Rennaissance Ny Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$13,324.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658342	$9,000	$9,000	11.11%	1.00%	January 26, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658342. Member loan 658342 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Vanguard Group	Debt-to-income ratio:	13.25%
Length of employment:	5 years	Location:	philadelphia, PA

Home town:
Current & past employers:	Vanguard Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Looking for financing in order to purchase car.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	58
Revolving Credit Balance:	$8,212.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658390	$9,000	$9,000	5.79%	1.00%	January 31, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658390. Member loan 658390 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	San Francisco Friends School	Debt-to-income ratio:	14.90%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	San Francisco Friends School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I am a teacher in San Francisco. I am not happy about my credit card debt and am committed to paying it off. I started out getting a line of credit through my bank that has a lower interest rate than my card, but having this loan will help me out more. I have just finished paying off one student loan, and will have the other one paid off by the fall. I have budgeted paying at least $300/month on this loan. Borrower added on 01/30/11 > I want to thank all of those who have contributed to this loan for me. I have a goal to be debt free in under five years, and I now feel this goal is attainable. I am very much appreciative of your support. Thank you.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,660.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for San Francisco Friends School and where did you work prior to that?	I am a math and science teacher. Previous to that I worked seasonally for an Outdoor Education company based in southern California, and in my off-seasons I was a nanny in San Francisco. I worked outdoors for 3 years. The three years before that, I taught 6th grade at St. Peter's Catholic School in San Francisco.
I am interested in funding your loan, but prior to doing so I would like to see your response to the following items: 1. Itemize your monthly expenses. 2. List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	My set monthly expenses: Rent + utilities = approx. $710 Cell phone: $55 Student loans: $250 Credit Card: $500 (This is the amount I pay each month to pay off) Food/groceries: $250 (includes going out to dinner) I do not own a car nor do I shop often. I travel minimally, and go out on occasion. 2. I am not consolidating any of my loans. I wanted to pay off my credit card and not get socked each month with a finance charge. I opened a line of credit through my bank for $9000 with an APR of 12.79%. I used that to pay off my CC, and now want to pay off the line of credit with this loan which has a lower interest rate.

Member Payment Dependent Notes Series 658399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658399	$5,000	$5,000	13.43%	1.00%	January 26, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658399. Member loan 658399 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	14.49%
Length of employment:	4 years	Location:	Pottstown, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,315.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	My employer is my painting company Pro-Tech Painting
Employer or current source of income?	My employer is my painting company Pro-Tech Painting.
Will this loan close all other debts?	No it will not but I'm getting money gifted to me from my grandfather and that money will close all my debt an pay this loan off faster. I'm getting money from my grandfather in a month or two tops.

Member Payment Dependent Notes Series 658423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658423	$3,000	$3,000	5.79%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658423. Member loan 658423 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,606 / month
Current employer:	St Lukes Sugar Land Hospital	Debt-to-income ratio:	11.69%
Length of employment:	< 1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	St Lukes Sugar Land Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > upcoming medical bills Borrower added on 01/21/11 > (new hearing aids) Borrower added on 01/21/11 > Need new hearing aids. Am a Registered Nurse. Work FT Borrower added on 01/23/11 > Not covered by health insurance. Look out baby boomers Borrower added on 01/25/11 > The new Lyric hearing aids are totally in the ear. Cost $4600 total. I have $1600 saved. With them, I could use a normal stethoscope again. Borrower added on 01/27/11 > Thank you to the investors. I've been waiting for over a year to get these.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,894.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 658430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658430	$25,000	$25,000	13.80%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658430. Member loan 658430 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	n/a	Debt-to-income ratio:	1.48%
Length of employment:	6 years	Location:	chesapeake, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > the use for this loan is for working capital,also to pay off loans,Our company has been in business for 6.5 yrs and growing.this will help our company.Our goal this year for the company will exceed 780,000.I like the fact that there is someone who can help out the small business with out all the run around the banks give.Also I'm looking for a company that i can look at to do future business if and when i need it. Borrower added on 01/20/11 > my company have been in business for 6.5yrs and still growing.the loan that is needed is for to pay off a loan through on deck capital and my day to day working capital,our busy season is coming up and i need to be ready,with new equitment .this year our goal is to reach total sales of 780,000.by this loan i can move the money where is it is needed the most.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	38
Revolving Credit Balance:	$6,357.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.the balance of the mortgage is $245,000.the market value is about $324,000
What does your company do?	Type your answer here.we do pest control and termite control as well as bedbugs,insulation in crawl or attic,Structural Repairs ,Sand,vents and wells,Sump pumps.

Member Payment Dependent Notes Series 658464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658464	$7,200	$7,200	13.06%	1.00%	January 28, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658464. Member loan 658464 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	US Army	Debt-to-income ratio:	18.17%
Length of employment:	7 years	Location:	OLYMPIA, WA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Active Duty Military looking for Consolidation Borrower added on 01/21/11 > Active Military - Consolidation loan request Borrower added on 01/22/11 > I requested the loan as "other" because I have been given custody of my Godson recently and need to purchase furniture, etc for his bedroom. I would like to consolidate several credit cards at the same time.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,947.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The following accounts listed are each of my debts to include type/balance/APRs. Also, I have identified which ones on the list *will* as well as which ones *won't be paid of with my requested loan. Thank you. Credit Card: Balance Amt: 3,200 APR: 18.9% *Will* Credit Card: Balance Amt: 1,700 APR: 21.0% *Will* Student Loan: Balance Amt: 1,740 APR:2.2% *Won't* Student Loan: Balance Amt: 920 APR:2.2% *Won't* Auto Loan: Balance Amt: 29,400 APR: 4.9% *Won't*

Member Payment Dependent Notes Series 658473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658473	$20,000	$20,000	11.11%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658473. Member loan 658473 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	LANAUX & FELGER CPAS	Debt-to-income ratio:	19.91%
Length of employment:	4 years	Location:	Folsom, LA

Home town:
Current & past employers:	LANAUX & FELGER CPAS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,737.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a CPA with many years experience and am the tax manager of a CPA firm. My husband started a construction business which I funded for him and when the housing market crashed I lost all my savings, but we are both hard workers and neither one of us has ever paid a bill late ever. We are divorced and I am holding one home and a lot for sale but realistically don't expect them to sell anytime soon. I had to use my 2 credit cards to finish two of the houses because the bank quit lending on the houses when the market crashed. Before the recent law change, one of the cards jumped their rate despite the fact I was a good customer and never made a late payment on anything, ever. That irritates me so I want to do anything I can to pay them off and cancel them. As far as the question about the 60% funding, I probably would not accept that at the same APR because I could get a lesser amount for a lesser APR. As far as the question about the length of time to repay, my hope is that my properties will sell and I will not go the whole 36 months.
What do you do for LANAUX & FELGER CPAS?	I am a CPA with many years experience, and am the tax manager. I posted a complete explanation as a response to another question, if you can't view it please let me know.
Hello, I am interested in helping to fund your loan. Could you please list your largest monthly expenses (mortgage, car loan(s), utilities, food, etc.)? Also, please consider having your income verified through Lending Club, as that will greatly help in getting people to fund your loan. Thank you.	Largest monthly expenses: mortgage $1500, car loan $400. As far as utilities and food, I'm single, that only totals up to about $250 a month. My house is very energy efficient. I just listed my loan and am in the process of verifying income.

Member Payment Dependent Notes Series 658485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658485	$6,700	$6,700	7.66%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658485. Member loan 658485 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Tops Markets	Debt-to-income ratio:	6.60%
Length of employment:	< 1 year	Location:	SYRACUSE, NY

Home town:
Current & past employers:	Tops Markets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Will be used to pay back personal debtors so that I can consolidate the money owed into monthly payments. I work a steady 30 hours a week so consistency on keeping up with payments will not be a problem. Borrower added on 01/27/11 > In addition to my verified income that is listed I have an additional $500 monthly stipend from a bank account not in my name. Total monthly income: $1400 Total monthly expenses: $800 Rent: $500 Utilities: $140 Food, etc.: $160

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,215.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell me your role in tops market and your position. Am I to understand that you're making $8/hour? Given 120 hours a month, and your verified income?	My position at Tops is a Deli Clerk and Assistant to the Manager. You are correct in your assesment of my monthly hours and wage, but there is also a monthly amount of $500 I receive from an account that is not in my name. My total monthly income at the moment is about $1400. My total monthly expenses are about $800.

Member Payment Dependent Notes Series 658517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658517	$18,250	$18,250	17.14%	1.00%	January 31, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658517. Member loan 658517 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Northern Wasco PUD	Debt-to-income ratio:	22.14%
Length of employment:	6 years	Location:	The Dalles, OR

Home town:
Current & past employers:	Northern Wasco PUD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > Paying off credit card bills and loan Borrower added on 01/21/11 > My family and I just bought a house and we are trying to pay our debt down. We are getting married in October plus my fiance has a 4 year old little girl. Being able to pay down most of my debt will help tremendously with our day to day activities. Borrower added on 01/26/11 > One question ask alot is what will I do with my Credit cards when paid off. I will cut up all but one Card to use in case off emergencies. (ex: There is death in the family and need a plane ticket, NOT Iwant a 55 inch flat screen.) I hope this helps. Thank You for Funding this Loan.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	52
Revolving Credit Balance:	$10,692.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello. I currently work for the Wasco County PUD. I am a CAD Tech (drafter) and I have been employed with them for 6 years. I would like to pay the loan off in 5 years and I would like 100% funding please. Thank you.
Any additional household income not listed above?	My fiance who lives with has an income of 1500 per month with alimony, child support and a part-time job.
What do you do for Northern Wasco PUD?	I am a CAD tech (drafter). I draw all their maps.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just puchased my home for $150,000 and that i show much it is worth.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	I plan to keep the loan for 5 years and I plan on paying off credit cards and another loan whose interest is really high.
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	Yes. I do realize that it is everyday people that are helping with this loan. I plan on cutting up my credit cards, all but one for emergencies purposes. Like a death in the family purpose, NOT I want a 55 inch flat screen purpose. Thank You all for helping.
In order to fund your loan, I will need you to answer the Q posed by Member 608819 [above]. The Q asked for specific info, and your answer was not responsive -- this info is important to me and many other Lenders. Please provide the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	Here is the list of debts I owe with the infomartion for them. Bank of America CC: Owe approx $6900, Payment $200 monthly, Interest going rate plus 10% current payment schedule 5 1/2 years until pay off. American General Fiance Loan: Owe Approx $4000, Payment $200 monthly, Interest 23.99%, Current Schedule 4 1/2 years Citicards CC: Owe approx $3000, Payment $100 monthly, Interest 19.99%, Current schedule Unkown Walmart CC: Owe approx $1225, Monthly payment $50, Interest Unkown, Pay Off Unkown Doctor Bill: Owe $250, Montly payment $50, Pay off May 2011. Things not covered are my car loan and Mortage. If there is anything else plaes let me know. Thank you for Funding my loan.
Are you certain that your wife will continue to receive alimony after your marriage?	No, she will not get the alimony anymore. She is in school studing to become a medical biller and coder. She graduates in Febeuary 2012. I plan on saving as much as I can by our wedding to cover the loss, untill she can get her career started.
Unclear why you prefer to pay 17% for 5 yrs rather than 10% on $6,900, which basically comes to a decision to pay around $2,500 in additional interest ove those 5 years, totally unnecessarily! Clearly, it's for the convenience of checking one fewer box on your bill-pay each month (AKA "one easy payment") -- can you help me understand your logic?	This is a very logical question. My family and I are trying to consolidate all of our bills into one payment. Over the course of 5 years we will actually be paying less as a whole. If we keep making the minimum payments on our bills it would take alot longer than 5 years to pay off. Thank you for your question. Please don't hesitate to ask more questions. Thanks again.

Member Payment Dependent Notes Series 658545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658545	$6,600	$6,600	15.65%	1.00%	January 26, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658545. Member loan 658545 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	12.71%
Length of employment:	7 years	Location:	South Hadley, MA

Home town:
Current & past employers:	Department of Defense (DOD)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > The funds will be used for business atart up expreses I do not have any payment past 30 days overdue in the last five years Monthly buget is $3,200 I had worked for the U.S Government for 7 years

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$797.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I recently refinanced so the balance on my mortgage is $125, 110.03. Note sure with HELOC is so I don't believe this is appicable. $134,900 is current market value of my home
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is GS/WG Pay Grade? and Position with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. Question 1; GS-9. Question 2 Full term.
Recevied reply, thanks. What about Question (3): Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept 65, 80, 90 percent partial funded loan. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) An answer will help many lenders to decide to help fund your loan. FYI: Small business, especially start-up, loans are hardest to 100 percent fund. Your advantange as borrower is steady federal government employee income which will attract lenders.	Type your answer here. Accept 90 percent funding
Will small business supplement your income while you maintain your DoD job for full term of this loan? Or, are you trying to transition to your small biz full time?	Type your answer here. Yes, At this time I will be maintaining my DOD job until such time that the business begins to produce a significant profit where the need to work with the DOD will not be necessary.
You stated you "had" worked so it doesn't sound like you have that job anymore.	Type your answer here. I currently work as an U.S government employee. I been working in my current position for almost 7 years at this time
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	Type your answer here. Not sure what question is being asked here; My question who would I be investing with?

Member Payment Dependent Notes Series 658546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658546	$8,000	$8,000	10.37%	1.00%	February 1, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658546. Member loan 658546 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	RTKL Associates	Debt-to-income ratio:	13.34%
Length of employment:	6 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	RTKL Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/11 > The funds will be used to pay off credit card debt. I've been a good borrower for years where I aim to pay off loans asap. I would like to pay this loan in full within 2 years via larger monthly payments. I currently work at a architectural firm in the DC area. I've been promoted early last year and currently working on two projects were are actively either under construction or in design. Thank you in advance for supporting this loan.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	52
Revolving Credit Balance:	$9,202.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RTKL Associates and what do you do there?	It's a multi disciplinary firm with offices around the world. I work there as an architect.

Member Payment Dependent Notes Series 658553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658553	$13,500	$13,500	10.00%	1.00%	January 28, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658553. Member loan 658553 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Patchin Pictures	Debt-to-income ratio:	21.70%
Length of employment:	6 years	Location:	North Las Vegas, NV

Home town:
Current & past employers:	Patchin Pictures
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I'm looking to consolidate 3 high interest credit card balances into one convenient sum with a better interest rate. I have a very good credit score highly based on never missing a payment and always paying more than the minimum per month.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,592.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Patchin Pictures?	The short answer is; everything. However I'm the lead video and film editor, production manager, IT manager and website designer/updater. We can be found at www.patchinpictures.com

Member Payment Dependent Notes Series 658585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658585	$9,600	$9,600	5.79%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658585. Member loan 658585 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Department of Defense	Debt-to-income ratio:	13.23%
Length of employment:	7 years	Location:	Clinton Township, MI

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I will be using the funds purchase and rehab a house. I plan to sell or rent the house within 2 months. I borrowed $16,000 from Lending Club approx. 2 years ago and repaid every last penny back in less than the 3 year time frame. Give me a chance you will not be sorry!

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	44
Revolving Credit Balance:	$2,042.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what caused u to have a deliinquency 44 months ago?	I believe the mortgage company erroneously reported my May 2007 payment late. I have spoken to the Customer Service Representative (CSR) who agreed the payment should not have been reported late. Based on my conversation with the CSR I immediatley submitted a credit dispute online. I hope to have the late payment cleared within the next 45 days. Please take my current payment history and credit score in account when deciding to fund my loan. Thank you
What is the ID of your previous Lending Club loan? What do you do for the DoD and how stable is your job? What is the total cost of the house you'll be purchasing?	1. Previous loan ID: 380313 2. DoD: I believe that my job as a Logistician is stable. 3. The cost of the house will be under $5000
Will you pay off this loan early if you are able to sell the house within a few months? What is your expected time frame for repayment? What are your plans for repayment if something goes wrong with the house and you're unable to sell it?	1. Yes, I still plan to pay off the loan early if i'm not able to sell the house. 2. I plan to pay off the loan in less than the three years allotted. 3. I have adequate income to repay the loan If I'm unable to sell or rent the house.
Thanks for your answers. Can you give a more specific estimate of when you'd pay back this loan (in both cases where you do or don't sell the house)? It helps investors evaluate the return after fees.	2 years

Member Payment Dependent Notes Series 658588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658588	$8,500	$8,500	17.14%	1.00%	January 28, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658588. Member loan 658588 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,319 / month
Current employer:	n/a	Debt-to-income ratio:	21.48%
Length of employment:	n/a	Location:	Dover Pains, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > ike to pay off credit cards and existing loan Borrower added on 01/20/11 > payoff credit cards and exisisting loan Borrower added on 01/21/11 > I been making payments on time.I am retired and on disability .If i get this loan by paying off credit cards and a previous loan i will have extra money to do things with my family or if something arises i would have the extra money to use. Thank you very much Borrower added on 01/23/11 > Please disregard the one statement i put in yesterday. I worded it wrong . Thank you

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	17
Revolving Credit Balance:	$3,251.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	social security and retirement disability

Member Payment Dependent Notes Series 658615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658615	$17,000	$17,000	13.06%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658615. Member loan 658615 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Athens-Clarke County Unified Government	Debt-to-income ratio:	22.63%
Length of employment:	< 1 year	Location:	Athens, GA

Home town:
Current & past employers:	Athens-Clarke County Unified Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > With this loan, I will pay off all outstanding credit cards and pay off a previous loan, consolidating all debt outside of student loans into one payment. I have excellent credit and payment histories. This will be my second loan with Lending Club, and I have a perfect payment history with LC. Borrower added on 01/26/11 > Just to add a little bit of information, I have been in my current position, which is with the court system, for less than a year, but this was a promotion from my last job. Before that, I worked for over 5 and 1/2 years with the courts. Previous employer was also a local government. My credit history goes back to the early 1990s, with no late payments. Total expenses per month, including all utilities, mortgage payment, student loans, gas, groceries, all insurance, etc. are approximately $2900. Am financing for 5 years, but plan to pay off the loan in 3 and 1/2 years. Borrower added on 01/26/11 > Have been in current position with the court system for a little less than a year, but previous position, also with the court system, was with another local government. Was in previous position for 5.75 years, and made the switch for a better job and better benefits. Total monthly expenses, including all utilities, mortgage, student loan payments, all insurance, groceries, gas, etc., is approximately $2900 per month, from a gross of approximately $4200. Excellent credit history dates back to early 1990s. Am financing for 5 years, but intend to pay off loan within 3 and 1/2.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,065.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Athens-Clarke County Unified Government and where did you work prior to that?	Please see further description for the answers to your questions. Thanks for considering my loan.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Please see further description for the answers to your questions. Thanks for considering my loan.
NOTE: Please do NOT answer this Q with "see further description" or "see above." Please humor this poor bedraggled lender by telling the specific answer here. For EACH debt you plan to pay off, please provide the following specific info: Creditor [e.g., Chase CC], amount [eg, $5500], interest rate [eg, 12%] and min. monthly payment[eg, $150].	Balances are as follows: $1450 with First National Bank at 16.99%, minimum payment $65; $2540 with Capital One at 13.99%, minimum payment $45; $4010 with Amex at 15.99, minimum payment $80; and $8700 with Lending Club at 8.94%/ 9.80% APY, payment $413.03. Obviously, my LC loan is at a lower rate than the rest, but the higher interest rates are what is making it difficult for me to pay everything off as quickly as I would like. When I first went with LC, I got a loan amount and a PAYMENT that I could afford comfortably, knowing the confidence that personal investors place in these loans, and I kept paying the minimums on a few other credit cards, knowing that my full consolidation would take two steps, rather than just one. So, now I am implementing stage two of that plan by getting this loan. As I mentioned in a response to a previous question, which I responded to in the description section so that all potential investors would see it as part of the description, not just as a response to a question, although I am financing for 5 years, I am hoping to pay the loan off in 3 and 1/2 years. Many thanks for considering my loan.
I would like to fund your loan, but please answer the following question(s): Please give the credit card names, balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	Balances are as follows: $1450 with First National Bank at 16.99%, minimum payment $65; $2540 with Capital One at 13.99%, minimum payment $45; $4010 with Amex at 15.99, minimum payment $80; and $8700 with Lending Club at 8.94%/ 9.80% APY, payment $413.03. Obviously, my LC loan is at a lower rate than the rest, but the higher interest rates are what is making it difficult for me to pay everything off as quickly as I would like. When I first went with LC, I got a loan amount and a PAYMENT that I could afford comfortably, knowing the confidence that personal investors place in these loans, and I kept paying the minimums on a few other credit cards, knowing that my full consolidation would take two steps, rather than just one. So, now I am implementing stage two of that plan by getting this loan. Although I am financing for 5 years, I am hoping to pay the loan off in 3 and 1/2 years. Many thanks for considering my loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I pay the mortgage, but it is not in my name, it is in my spouse's name, so I cannot divulge the particular details of the mortgage. I can tell you there are no HELOCs, and the property is valued at more than is owed on the mortgage. Tax value for the property is $80,800. Thanks for considering my loan.
RE: $8700 with Lending Club at 8.94%/ 9.80% APY. What is your fiscally logical reasoning for wanting to pay 13% rather thn 9%-10% on this particular $8700? Thanks.	My main goal here is to have all payments "under one roof," so to speak. The logic is that to get a loan which covers all payments at a stable rate will actually save money in the long run--much more than the cost of refinancing the LC loan at a bit higher rate--because I will be able to pay off ALL amounts within the 5 years. If I continue to be a "house divided," it will take much longer than that to get the other amounts paid, and the payments on just refinancing the other credit cards with the 3 year term put me at a higher payment than I prefer. My goal is to service all of the debt at the payment amount that I have with LC now. My particular philosophy may be different from a particular investor's philosophy, but at the end of the day, I always pay my bills on time. Thanks again for considering my loan.

Member Payment Dependent Notes Series 658628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658628	$6,500	$6,500	5.42%	1.00%	January 28, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658628. Member loan 658628 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$40,000 / month
Current employer:	Dallas County CSCD	Debt-to-income ratio:	0.09%
Length of employment:	6 years	Location:	Irving, TX

Home town:
Current & past employers:	Dallas County CSCD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,917.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658701	$22,000	$22,000	17.88%	1.00%	January 31, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658701. Member loan 658701 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	vale management	Debt-to-income ratio:	19.90%
Length of employment:	9 years	Location:	Cranbury, NJ

Home town:
Current & past employers:	vale management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I plan to use the funds to pay off my high interest credit cards . This way I will have one easy payment per month. I am a good borrower for all my accounts are in good standing with zero late payments. I have been at my job for 7 plus years and it is very stable!!

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,284.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. Current Employer- vale Position- General Manager run daily day to day operationss looking at 5 year loan to best fit my buget no, looking for full amount 100%
Please tell us about the debts you will consolidate. What are you balances and interest rates and how will your monthly payment obligations change?	I want to consolidate 4 debts personal loan balance 7300 credit card 1) balance 5900 credit card 2) balance 4000 credit card 3) balance 4800 these are approximate balances they may be off by a few dollars interest rates vary from 19 to 24% consolidating can save me a few hundred per month, since I try to pay more then the minimum each month
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC#1 = $4900@23.24%-155 mo CC#2 = $4050@23.74%-190 mo CC#3 = $5900@10.99%purchases/21.15%cash advance-200 mo Debt#4 citifincial= 7000@28.99%-254 mo Once i recieve the loan i am closing the accounts on the CC except for one of them for emergency use. Other loans not being consolidated Car loan, and my Bestbuy card. The Bestbuy card has a balnce of about 300. I intend to pay this loan off within the 5 years or sooner, with this loan I can save an extra 200 to 300 a month
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Type your answer here. net monthly income approx $3600 monthly expenses rent $445 car $325 phone/internet/cable $145 insurance $105 food $100 weekly approx...

Member Payment Dependent Notes Series 658704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658704	$15,250	$15,250	14.17%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658704. Member loan 658704 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,189 / month
Current employer:	Value Options	Debt-to-income ratio:	21.26%
Length of employment:	1 year	Location:	Schenectady, NY

Home town:
Current & past employers:	Value Options
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	34
Revolving Credit Balance:	$11,440.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Value Options and where did you work prior to that?	I work in the claims customer service center inbound call center, I'm a level 3 rep. Before then I had a couple temp jobs as I had recently moved back to NY recently

Member Payment Dependent Notes Series 658710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658710	$10,000	$10,000	10.37%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658710. Member loan 658710 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Scibal Associates	Debt-to-income ratio:	15.44%
Length of employment:	5 years	Location:	BARRINGTON, NJ

Home town:
Current & past employers:	Scibal Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > i would just like to thank everyone for helping to fund my loan. I am moving into a new place on Febuary 10th and I am really hoping it is 100% funded by then. Thanks again and have a great day.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	68
Revolving Credit Balance:	$567.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you provided Lending Club with your new address and related contact information?	I will be sure to change my address to the new address as soon as I move. The phone number I have listed is my cell phone and will not be changing - same with my email address - should there be a problem.
What is the purpose of this loan? Are you relocating for a new job? Please give us the details of your situation. Otherwise, it appears you are moving without reason and don't have the information provided, in case you are unable to pay the loan back. Email addresses and phones are easily changed. I think you get the idea...	I am not relocating for a new job. I'm not sure what you mean "moving without reason." Of course there are reasons I am moving - mainly, I want to live somewhere other than where I live now. I have provided all the information needed. I have excellent credit and a stable job. I think you get the idea...
What is this loan for? What is your job and how stable is it?	The loan is mostly for moving expenses. I work as a claims adjuster and have been with my company for almost six years. I plan to have it paid off in under a year...
Hello, is the loan for moving expenses?	Yes, it is mainly for moving expenses.

Member Payment Dependent Notes Series 658711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658711	$13,000	$13,000	6.92%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658711. Member loan 658711 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,400 / month
Current employer:	Diet Center - Belmont	Debt-to-income ratio:	16.96%
Length of employment:	< 1 year	Location:	Fremont, CA

Home town:
Current & past employers:	Diet Center - Belmont
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,158.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) I own my home. 2) Monthly payments are zero. 3) deed in my name and my husband's 4) We do not have a HELOC 5) zillow $440,000, lived here 27 years.
Hi there, could you explain the high revolving credit balance? Could you provide a breakdown of your monthly expenses? Are you covered by health insurance? Thanks and good luck on this loan.	I worked for lender for over 14 years and in 2008 my prior company closed down. I had a very high income at that time. I went back to school to change career path while still having my last child in college. I used my unsecured revolving line of credit that were offerring 0% interest. I am working again and wanting to payoff that debt with a low fixed payment. I am married and own my home and car and yes I have health insurance. Children are now all grown up. My expenses are minimal. I just want a low fixed payment to pay down the debt.

Member Payment Dependent Notes Series 658784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658784	$12,000	$12,000	7.29%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658784. Member loan 658784 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Provision Theatre Company	Debt-to-income ratio:	10.35%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Provision Theatre Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Hello, I am interested in securing a loan to help pay for my upcoming wedding expenses. Although I am a hard worker and frugal spender, the amount of money required to pay for a comparatively modest wedding in Chicago is astounding, and my parents are not able to provide much assistance, as their finances have been adversely affected by the anemic financial markets. I work professionally as a Production Stage Manager at Provision Theatre Company. This is a union position under an agreement with the Actors' Equity Association. I also work as a freelance stagehand throughout Chicago, including backstage at the Oprah Winfrey Show. Although I work in a variety of locations, the strong viability of the entertainment and event industries in Chicago keeps me working consistently. The combined income I receive from these numerous jobs will enable me to pay off this loan in a timely manner, something that is very important to me as I wish to preserve my high credit score for future investments.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,363.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Provision Theatre Company and where did you work prior to that?	I work as their Resident Stage Manager, which means that I am in charge of organizing all rehearsals and production elements and taking over productions once they go into performance. It is a union position through the Actors' Equity Association. I also work at a variety of other freelance jobs throughout Chicago, largely at other theatres and to help set up events. Before Provision, I toured as a union electrician stagehand for Feld Entertainment's Disney on Ice, working throughout North America.
This is not your only lending club loan. Can you please explain?	Perhaps its from a member with a similar name. I've only applied for this loan.

Member Payment Dependent Notes Series 658796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658796	$10,000	$10,000	7.29%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658796. Member loan 658796 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Natural Balance	Debt-to-income ratio:	0.72%
Length of employment:	2 years	Location:	pacoima, CA

Home town:
Current & past employers:	Natural Balance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$370.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 658815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658815	$23,000	$23,000	17.14%	1.00%	January 31, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658815. Member loan 658815 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Auto-Owners Insurance	Debt-to-income ratio:	16.19%
Length of employment:	7 years	Location:	Hahira, GA

Home town:
Current & past employers:	Auto-Owners Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I work for a fortune 500 company that has not laid off any workers in its 90+ year history. I have been with the company 7 years and am in line to become the next branch manager in 4 years. I am in good standing with all my active credit accounts. I own my home. I am using the funds to pay off some debt and make home improvements. Our household monthly net income is $6000.

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	51
Revolving Credit Balance:	$27,608.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 418 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct plus funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct plus funded, will you accept the partially funded loan? (Partial loan, 100 pct funded loan are same APR. Borrower required employment, optional income, verified early help loan fund quickly. Pace quickens when loan approaches expiration. More advantageous accepting partially funded loan and pay off higher APR interest existing debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or you can list another new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a multi-line insurance adjuster that handles primarily homeowners and commercial building claims including fire and catastrophe losses. I will try to pay the loan off as quick as possible, but realistically I should be close in 4 years. I am not sure if I will accept a partially funded loan. It will depend on the amount that is funded. The closer the fund is to my initial request, the better I feel about taking the loan.
Can you give us the additonal household income in a gross annual number?	Total gross annual household income is approximately $98,000. After adding contingency bonuses I received each year, it is closer to $105,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is approximately $145,000. Market Value is approximately $155,000.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Plan on paying off the loan within 4-5 years if not sooner. CC#1=1400-$50/mo @ 19%; CC#2=8900@12%-$220/month, CC#3=4500-$125/mo, CC#4=2600@19%-$100/month. Not consolidating student loan Rest of loan to be used for home improvement. I plan on canceling half of the cards. Need one or two for emergencies.
What is rateon CC#3? Why do you feel it's fiscally sound to borrow $8,900 at >17% in order to pay off a loan at 12%, a decision which costs you about $450 in extra interest every year (i.e., ~$2,250 in extra interest over 5 years). Please assume, when answering, that voluntarily paying that kind of premium for not having to check off one more box on your billpay each month is not viewed by many lenders here as Fiscally Sound... :)	Taking the loan reduces my monthly costs so that I do not have to live paycheck to paycheck. I understand that there will probably be more interest involved, but the benefit of having more freedom with my monthly cash flow outweighs the interest I will pay.
What kind of home improvement?	Changing the floors in a couple of my rooms.
What was the delinquency 51 months ago?	I paid off a credit card for less than owed so it stays on my report for 7 years. That debt was ran up while in college.
Sorry, I guess I still don't get it. How does spending $450 MORE each year in interest [due to choosing to pay a rate of 17% rather then 12% on $8,900) improve your ability not to live from paycheck to paycheck? I'm sorry, maybe I am just dense, but it seems to me this would make it even harder for you ...	The rate is actually 17 and not 12 like I previously entered. Must have been a typo. I have been answering questions non-stop and things start to run together. The loan will help my financials get back to order. I have run the math over and over and this is the best option for me.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	My household net income is approximately $6000 per month. Mortgage $1200, Car $500, Utilities $250, Cell/Internet $150, Food $500. Most of my other money goes towards my debt I am trying to consolidate, student loans and my wife's tuition/school costs.
Thanks for correcting the 12 to 17%. Based on this I will fund your loan.	thank you

Member Payment Dependent Notes Series 658821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658821	$7,750	$7,750	7.66%	1.00%	January 31, 2011	February 3, 2014	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658821. Member loan 658821 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	Progress Foundation	Debt-to-income ratio:	18.56%
Length of employment:	9 years	Location:	San Bruno, CA

Home town:
Current & past employers:	Progress Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Credit card

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	41
Revolving Credit Balance:	$15,672.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 658834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658834	$10,000	$10,000	12.68%	1.00%	January 26, 2011	February 3, 2016	February 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658834. Member loan 658834 was requested on January 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,917 / month
Current employer:	BloodSource	Debt-to-income ratio:	15.76%
Length of employment:	2 years	Location:	Waterford, CA

Home town:
Current & past employers:	BloodSource
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/11 > I was young and did not understand credit cards. I am much older now wiser and swear to never be in credit card debit again. High interest rates are holding me back from life. I will be getting engaged by the end of 2011 and want to be married debit free. Borrower added on 01/20/11 > I hope to be engaged by the end of 2011. I want to get rid of this credit card debit i currently have. I made some mistakes when i was younger not understanding how it works. I am wiser and swear to never get in credit card debit again. Through my hard worth ethic i WILL pay this lendingclub.com loan off in FTASAP (Faster Than As Soon As Possible). thank you all in advance for your help i shall repay you every single cent! Borrower added on 01/21/11 > oopps sorry for the double post above :( Borrower added on 01/21/11 > I should also mention that even though lendingclub.com says my minimum monthly payment would be around $200 something I shall continue to pay the $500(minimum) that I am now, and have been paying, to my BofA 20.24% interest rate card! So I shall pay off this lendingclub.com loan much faster that the 5yr term :) Borrower added on 01/21/11 > Wow over $1500 in 17 hours ! It is very inspiring and exciting to me to get out of this credit card debit! Thank you those that have helped thank you for your support and for believing in me! I'm truly grateful! Borrower added on 01/23/11 > I am an open, honest, book if you have any question feel free to ask :)

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,533.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at BloodSource and where did you work prior to that?	Hello! Prior to BloodSource I worked at Sutter Hospital In the Pharmacy Refill center for 8 years (2000-2008). Currently at BloodSource I work in the call center while going to school. I have 4 classes left and ill be done yay! I work 30+ hours a week there they are a great company and I hope to move into the IT department when I'm done with school. :)
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello I actually live with my parents, who own their home, but lendingclub.com did not have "live at home" as an option. I do not pay rent. I am lucky in that regard so I shall put all extra money towards the loan.
Congratulations! Is your prospective fiancee as fiscally responsible as you are? (no sarcasm intended).........TIM	Thanks Member_657980 for the question! Her name is Lindsey and she is very fiscally responsible. She will be buying a house to live in with a roommate this year. We just checked her credit score, for that purpose, and she has an 826!! lucky girl! she has no outstanding debit! She has a good job and knows how to save!
Congratulations on deciding to become debt free. There is, however, a big difference between recognizing you've overspent via credit cards and actually changing your spending habits. Can you enumerate for us how you've altered your spending habits over the last six months to not accumulate new debt and what you'll be doing going forward? Thank you in advance and good luck with your loan and your journey to a new financial future.	Theflyer I have been doing a lot over the past 2 years to A. lower my debit and B. not get in more debit by changing habits. some of the things I have been doing are: not keeping my credit cards on my person, that makes it harder to use the. I have cut out buying fast food, honestly this has probably help both my wallet and waist the most! :) I bring lunch to school/work from home. I also got Dave Ramseys book for my birthday and have been trying to do the things he suggest. what a great book! Also Lindsey and iIwill be going to the "Crown Financial" class for 10 weeks starting on 01/30/11 at our church. I have also been keeping an excel sheet of my credit cards and update it twice weekly, this way I constantly am in the know of what is going on with my credit cards and keeps it on my mind to keep working hard to pay those suckers off! Coupons, I recently watch the show, "Extreme couponing" and it has really inspired me to seek out and use coupons more and put that saved money towards paying of my debit. Also its a great habit to get into for a future family :) At my core I am a minimalist. I do not buy things other than necessities for myself. Not to toot my horn too much but I am actually proud of the negative spending habits I have lost and the positive ones I have gained. My 18 year old self would not recognize me today!!! I have lived with debit for so long it has become my prime mission to be debit free. And when I am you can bet I will be back here(leningclub.com) to invest and encourage those in my situation to get out and stay out of credit card debit for good!

Member Payment Dependent Notes Series 658843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658843	$6,000	$6,000	7.66%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658843. Member loan 658843 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	The Art of Shaving	Debt-to-income ratio:	5.28%
Length of employment:	< 1 year	Location:	Minneapolis, MN

Home town:
Current & past employers:	The Art of Shaving
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I have a great credit score along with being a Lending Club user already. My first loan was for moving expenses and I was able to repay it within less than two months. This loan would be to help consolidate a small credit card debt. It would be easier to pay off a loan over a short time period as well instead of a revolving credit card account. Borrower added on 01/27/11 > I have a full-time job in management so I have a reliable source of income to help pay off this loan. I want to eliminate my credit card debt so I can start 2011 off right.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,116.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 658883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658883	$15,000	$15,000	13.43%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658883. Member loan 658883 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Saint Lukes Hospital	Debt-to-income ratio:	25.06%
Length of employment:	10+ years	Location:	Lenexa, KS

Home town:
Current & past employers:	Saint Lukes Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Do not want to use a credit card, but want to give my one and only daughter the wedding she deserves after all the joy and happiness she has given her mother and myself. Borrower added on 01/22/11 > I am a pharmacist at St. Lukes. I am clinical coordinator which means I supervise the pharmacy residents which we currently have 6 in a 1 year residency program. I have been there over 20 years. Last year I was hired by the FDA as a consultant and worked in DC up to twice a month on drug approvals and "black box" issues. My wife is a pharmacy tech with CVS/Caremark Specialty Pharmacy. She is a lead tech over 13 techs currently and has been with them going on 6 years. My wife and I are planning on paying this loan down sooner than the 5 years as we also have a son who will be returning in Oct. from his service in Brasil on a 2 year church mission. He will return to college in Jan. 2012. We never thought to save for a wedding, just college! Partial funding would be great, her wedding is in April of 2011. Hope this information helps.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,378.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	On the original mortgage we owe 114,000.00 and on the HELOC we owe 89,000.00. The current market value of our home is 215,000.00
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer St Lukes Hospital? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early in process helps loan quickly fund. Pace quicker loan nears expiration. More advantageous to accept 70, 80, 85, 90 pct partially funded loan. After 6-months you are automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thanks so much for your response. I am a pharmacist at St. Lukes. I am clinical coordinator which means I supervise the pharmacy residents which we currently have 6 in a 1 year residency program. I have been there over 20 years. Last year I was hired by the FDA as a consultant and worked in DC up to twice a month on drug approvals and "black box" issues. My wife is a pharmacy tech with CVS/Caremark Specialty Pharmacy. She is a lead tech over 13 techs currently and has been with them going on 6 years. My wife and I are planning on paying this loan down sooner than the 5 years as we also have a son who will be returning in Oct. from his service in Brasil on a 2 year church mission. He will return to college in Jan. 2012. We never thought to save for a wedding, just college! Partial funding would be great, her wedding is in April of 2011. Hope this information helps.
Will you also be financing your son's education in 2012? If so, will that come out of savings or require additional financing?	We have 2 savings accounts for his education, just as we did for our daughter. When she graduated from college, we put what was left into his accounts.

Member Payment Dependent Notes Series 658918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658918	$12,000	$12,000	7.66%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658918. Member loan 658918 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	New York University	Debt-to-income ratio:	19.49%
Length of employment:	< 1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	New York University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Use money to remove credit card dept, consolidate payments into lower interest rate. My rent is $1000/month, leaving me ample to pay off this loan in good in 3 years. My budget of what I can spend per month, after rent and utilities is $1400. My job is stable.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,021.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at NYU and where did you work prior to that?	I am a postdoctoral research scientist. Before that I worked at the university of Washington medical center as a researcher for 5 years.

Member Payment Dependent Notes Series 658935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658935	$25,000	$25,000	17.14%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658935. Member loan 658935 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	FAA	Debt-to-income ratio:	11.64%
Length of employment:	4 years	Location:	TOMBALL, TX

Home town:
Current & past employers:	FAA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > I plan to use these funds to consolodate three credit cards and then close the credit cards out and pay the loan. I plan to pay approximately $1,200 per month until the loan is paid in full. My credit history is very good and have been late on only 2 payments in probably 7 years. Those two payments were a mortgage payment and I was mis informed on a program I was entering into that caused me to be late on those payments. I am now ahead on my mortgage payments with my lender. I am currently in dispute with Wells Fargo over those late hits on my credit report and hopefully will have them resovled soon so my credit can be restored. I have always paid off all of my debts in full. After taxes, my income each month is around $10,500. My mortgage expenses, other loans, and household expenses amount to $4,300. I will have plenty of income left over to pay the amount I am requesting. I work for the Federal Aviation Administration. My job is very stable as I have been a federal employee for 4 years. I just received an annual increase in raise and by next Jan of 2012 I will receive another $26,000 pay raise. I also receive veteran disability income of $1,219.00 per month tax free. I also own my own website that provides aviation information that grosses approximately $70,000 per year.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	7
Revolving Credit Balance:	$27,803.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage Balance $204,000. Market value $198,000.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your GS (or equivikent) Pay Grade? and Position (brief job summary) with employer FAA? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I couldn't tell you what my GS equivalent would be but my base pay to include locality is $145,902. That does include 10 paid holidays per year, any overtime,10% extra pay for working between 6pm - 6am, and 25% extra pay for working on Sundays (which I do every Sunday). I also receive $1,219 per month in VA disability, as well as run an internet website that brings in around $70,000 annually. I am an air traffic controller with the FAA. I served five years in the Marine Corps. My intent is to pay this loan off in three years or less. I would accept funding if it was not completely funded as well.

Member Payment Dependent Notes Series 658960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658960	$5,600	$5,600	12.68%	1.00%	January 26, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658960. Member loan 658960 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Bath & Body Works	Debt-to-income ratio:	16.45%
Length of employment:	1 year	Location:	Yorktown, VA

Home town:
Current & past employers:	Bath & Body Works
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > This will pay off my Credit Cards, and allow me to save some money for the unknown.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,625.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 658968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658968	$5,600	$5,600	10.37%	1.00%	January 27, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658968. Member loan 658968 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	UNITED STATES COAST GUARD	Debt-to-income ratio:	23.87%
Length of employment:	6 years	Location:	plant city, FL

Home town:
Current & past employers:	UNITED STATES COAST GUARD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I have 2 credit cards i would like to pay off, they both have over 18% interest. As stated I am in the coast guard, and plan to retire there. I own a home, and 2 cars and have not had any late payments for years...

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,941.00	Public Records On File:	1
Revolving Line Utilization:	87.40%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 658974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658974	$14,000	$14,000	15.28%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658974. Member loan 658974 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Willow Park Baptist Church	Debt-to-income ratio:	22.37%
Length of employment:	4 years	Location:	WEATHERFORD, TX

Home town:
Current & past employers:	Willow Park Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > The purpose of this loan is to help me and my family pay off our credit cards that we used to make some major home repairs and also used to pay medical bills when we had our first child 15 moths ago. I am a youth pastor and my wife is a teacher and we are committed to having this loan payed off in 3.5-4.5 years. We are current on all of our bills we are just looking to combine all credit card debt for one payment. Thank you for assisting me regain my financial future

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,672.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate? Any additional household income not listed above?	Will this include mortage, car, and student loans???
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We currently own a house that we pay 840 a month, we owe $95000 on the mortgage and the rate is at 5.35%. According to zillow our home value is at 97000
The more you can provide to us the better	We currently own a house that we pay 840 a month, we owe $95000 on the mortgage and the rate is at 5.35%. We also have 55000 in student loan debt. 20000 of this is my wife's that we pay 186 a month with an interest rate around 8%. The reaming 35000 is in deferment as i am pursing my masters degree (this is tuition free because i am employed by a church that supports Liberty Theological Seminary), however my wife and i do pay 100-150 a month on my loans. We have on car payment for 285 a month at 6.75%. Thank you for considering funding my loan, i plan on paying this loan off in 3.5-4.5 years and ask that you strongly consider assisting me regain my financial future. We had our first child a little over a year ago, due to some difficulties with the delivery and the unwillingness of our hospital working with us we were forced to put many of the bills on credit cards, couple that with buying an old home that needed some repairs that became quite costly we got into the situation we are in. Thank you for considering funding this loan, anything will help.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer WPBC? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA FYI: Concerning earlier lenders question: List debts to consolidate/refinance with this loan this way: CC 1 $4,500/29 pct APR/Min pmt $85, Stud loan 1 $10,000/9.99 pct APR/Min pmt $100 etc.	I am a currently a youth pastor at Willow Park Baptist Church, but along with being the youth pastor i also assist with our educational ministries in the church as well. I did select the 5 year repayment plan but i will look to have it paid in full in 3.5-4.5 years as i do not want to take the full five years. I will accept the partial loan as that is better than nothing. The reason my wife and i are looking for this loan is because we got into debt as a result of some unexpected difficulties with the birth of our first child, due to the length of time we were in the hospital and the hospital unwillingness to work with us we relied on credit cards and are wanting to get theses paid off and get back on track for our financial future. We currently own a house that we pay 840 a month, we owe $95000 on the mortgage and the rate is at 5.35%. We also have student loans that total $55000. 20000 of this is my wife's and and the monthly payment is 186 with an interest rate below 8%. The remaining 35000 is in deferment as i am studying for my masters degree at Liberty Theological Seminary. While in deferment we pay roughly 100-150 dollars a month to it. Finally we have one car payment that is 285 a month with an interest rate of 6.75%. Thank you for considering to fund this loan, i will pay this back before the five years, i hope that you will assist me in recovering my financial freedom.

Member Payment Dependent Notes Series 658982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658982	$9,500	$9,500	10.37%	1.00%	January 27, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658982. Member loan 658982 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,533 / month
Current employer:	Otto Candies LLC	Debt-to-income ratio:	8.12%
Length of employment:	9 years	Location:	Raceland, LA

Home town:
Current & past employers:	Otto Candies LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Loan proceeds will be used for school tuition, but NOT at the college level. I have a stable job and pay my bills on time. Borrower added on 01/24/11 > Loan proceeds would be for tuition for my kids in 7th and 8th grade.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,907.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in helping to fund your loan. Could you please list your largest monthly expenses (mortgage, car loan(s), child care, student loans, utilities, food, etc.)? Are you the sole income source in your household? What is the source of the $33K revolving balance? Also, please consider having your income verified through Lending Club, as that will greatly help in getting people to fund your loan. Thank you.	House Note: 1173 monthly, payments on credit cards combined: 575 monthly, 120 Entergy, 141 Car Ins, 500 gasoline, general food and living expenses 2000. My husband and I will be joint on the loan. $33K revolving balance is my 3 credit cards combined. I can provide our pay stubs if requested.
What do you do at Otto Candies LLC?	Payroll, Accounting, Legal Contracts, Insurance Certificates, etc.

Member Payment Dependent Notes Series 659024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659024	$2,000	$2,000	13.80%	1.00%	January 28, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659024. Member loan 659024 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,416 / month
Current employer:	Keefe Commissary Network	Debt-to-income ratio:	22.03%
Length of employment:	2 years	Location:	Beckley, WV

Home town:
Current & past employers:	Keefe Commissary Network
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Major Purchase

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,255.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 659026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659026	$13,000	$13,000	12.68%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659026. Member loan 659026 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Chaminade College Preparatory	Debt-to-income ratio:	6.63%
Length of employment:	7 years	Location:	Valencia, CA

Home town:
Current & past employers:	Chaminade College Preparatory
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > My wife and I plan to use these funds to consolidate all of our monthly bills into one, easy manageable payment. As of now we have bills that are due at so many different times of the month. Having one payment would make things easier. We are an excellent borrower because we are risk free. We own a home, our cars are paid off, we have never filed bankruptcy, and we are financially responsible people. Also I am currently entering my 8th year working for a private school. My job stability is "off the charts" good.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	59
Revolving Credit Balance:	$6,475.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Home value is $330,000. We purchased the home last year and still owe $285,000 on it.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. Chaminade College Preparatory. I am the technology assistant. Been here 8 years. Very stable job. 2. I expect this to be a 5 year loan for now. 3. I don't understand this question about partial funding.
Me again. Loans that fund 60 pct and MORE will be issued unless you inform Member Support Department you will NOT accept partial funded loan. Question is: Will you accept partial funded (MORE than 60 pct; i.e., 70 pct, 80 pct, 90 pct etc.) loan? Lender 505570 U S Marine Corps Retired.	I need the 100%. A partial loan will not help. We want to consolidate everything into one monthly payment.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	We have various credit cards with some rates as high as 26% and some as low as 13%. Tho ones as low as 13% have some cash advances which make some of them partially in the 20's as well. We have a total of 5 cards being paid at various times of the month that add up to over $400 monthly right now and this loan would give us a one time monthly payment under $300.
Would you please explain why your debt was accrued, and if anything has changed to avoid continued expenditures greater than income?	The usual things. Lots of long overdue teeth work and root canals and surgeries that were only partially covered. New transmission and other car issues. When we purchased our new house we needed some basic things it didn't come with like a washer/dryer for clothes in the garage and other things. We do not live past our means. This whole thing has really changed us. We budget much better now and are in the process of changing the culture. Getting this loan funded 100% is the next step.
Does your wife work and provide additional income to the household? If so, what is your combined net take home pay per month?	Yes she works 30 hours per week.

Member Payment Dependent Notes Series 659056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659056	$20,000	$20,000	16.40%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659056. Member loan 659056 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,857 / month
Current employer:	County of San Diego	Debt-to-income ratio:	15.94%
Length of employment:	10+ years	Location:	El Cajon, CA

Home town:
Current & past employers:	County of San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Please help me save my mother's house. I helped my mother refi her house in 2007 while my oldest brother was living with her and helping her out. In April 2009 he got extremely sick and we almost lost him. While he was still under medical care they found colon cancer and after surgery he had a major stroke. We lost him on 9-7-09. During this time my mother was trying her best to continue to pay her bills but she was on a fixed civil service retirement and it was a struggle. We helped out as much as we could but then my husband lost his job after 10 years. She had started a loan modification which was still in process. In April 2010, she was diagnosed with stage 4 breast cancer and it was terminal. She had a mastectomy in 2008 but apparently it came back. We lost her on 8-3-10. During this time we were living in a rental house and was making rent payments. I was not able to move into this house until December 2010 but by this time the house payments were already 11 months behind. My husband is now back to work and we are able to make the regular house payments but not the back payments. We are looking for assistance is this area. My mother raised 3 children as a single mother in this house since 1967 and we would be devastated to lose it so please help us. I have been employed with the County of San Diego for almost 30 years and still have at least another 6 years before retirement so making these payments for 60 months will not be an issue. I also successfully completed a previous loan from Lending Club so I find this avenue very appealing. I appreciate your consideration and hopefully can live the rest of my days in my family home. Thank you.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,092.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, 1) How much do you owe on the house? Mortgage HELOCs 2) How much is it CURRENTLY worth? Use Zillow.com for a free current estimate. 3) How much is the monthly mortgage payment? Thanks in advance for answering my questions. Sincerely, -LL	Type your answer here. The current balance on the 1st is approximately $265K plus there is also a 2nd with a balance of $43K. Unfortunately I know we are upside down. Current value is around $240K. The 1st is $1715.65 and the 2nd is $125.00, both of which I have no problem paying. I plan on staying here the rest of my live so of course I don't want to lose it to foreclosure for the back payments. Due to my mother's illness she got behind on her payments so there is approximately $20K in past due payments. Hope this answers your question and I truly appreciate your consideration. Thank you.
I want to help you out on this loan, but I have a few questions as I am a little concerned I do not have all of the information available. The state of CA is a 4 month foreclosure state. Meaning that it takes 4 months to get the notice of default and 4 months to foreclose on the property from that point. Based on the information you provided, you are currently 11 months behind. My questions are: Have you contacted the bank who holds the note? If so, what options have been offered? Who holds the title to the property? What is the income from your spouse, net figures after expenses? Thank you.	My mother was in the process of a loan modification at the time of her death, therefore the bank was not foreclosing. After her death the tile to the house passed to me since I was a joint tenant with her since 2005. After her death I notified them of her death and submitted my own loan modification documentation and that is where we are right now. I am hoping to get the loan modified however if that is not approved then I need to bring the back payments current to save the house from foreclosure. Since I am the only one on the title, and my husband was unemployed from 7-09 to 1-11 they did not want his income used. With his new job and my income we net approximately $5200 a month. I hope this answers your questions and please feel free to ask me anything else you might want to know. I truly appreciate all your help. Thank you.

Member Payment Dependent Notes Series 659099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659099	$25,000	$25,000	16.02%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659099. Member loan 659099 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	New York City Department of Education	Debt-to-income ratio:	16.81%
Length of employment:	8 years	Location:	Bay Shore, NY

Home town:
Current & past employers:	New York City Department of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I am a tenured school teacher teaching for 8 years. My credit score is 761 on experian which I just paid for and I have never been late on any payment nor defaulted on any payment ever. I plan to use these funds to consolidate high interest credit card bills used to pay for lawyer fees (I am the plaintiff).

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,679.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about the debts you will consolidate. What are you balances? How will this change your interest rate and monthly payment obligation?	I am an elementary school teacher who was asked to teach in in a building that was covered in asbestos, mold, peeling lead paint, dust, with no security and no school nurse. When I reported these concerns to my principal I was told to keep it quiet. I reported this to OSHA to protect my students and the building was shut down. Since then I have been harrassed and retaliated against so I was forced to file a federal lawsuit against my administration. On a teachers salary I had to use my credit cards in order to pay large lawyer fees. This loan will help me to pay less interest then on multiple credit cards until I get a settlement which is under way. My card balances are approximately 15k on a Bank of America Card, 13k on a Capital one card and 8K on a citibank card. APR's range from 19-27 percent interest.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	I am an elementary school teacher who was asked to teach in in a building that was covered in asbestos, mold, peeling lead paint, dust, with no security and no school nurse. When I reported these concerns to my principal I was told to keep it quiet. I reported this to OSHA to protect my students and the building was shut down. Since then I have been harrassed and retaliated against so I was forced to file a federal lawsuit against my administration. On a teachers salary I had to use my credit cards in order to pay large lawyer fees. This loan will help me to pay less interest then on multiple credit cards until I get a settlement which is under way. My card balances are approximately 15k on a Bank of America Card, 13k on a Capital one card and 8K on a citibank card. APR's range from 19-27 percent interest.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi, I am an elementary Physical Education Teacher working for the NYC Dept. of Ed. I intend to pay off my loan full term. I will accept the loan if it is atleast 60 percent funded as this can still help to pay off higher APR debts as you stated. Thanks, Brian

Member Payment Dependent Notes Series 659102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659102	$13,600	$13,600	11.11%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659102. Member loan 659102 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Amgen, Inc.	Debt-to-income ratio:	9.11%
Length of employment:	2 years	Location:	Thousand Oaks, CA

Home town:
Current & past employers:	Amgen, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, please provide some details on how you will use the loan proceeds. Thanks	To whom it may concern, The proceeds will be used to purchase a 2005 185 Sport boat. Thank you for your time. Please let me know if you have any further questions. Adrian
What will you use the boat for? Is it a racing boat? What are the insurance requirements on a boat?	The loan is for the purchase of a 2005 searay 185sport. It is an open bow pleasure boat designed for cruising, water skiing, etc... Technically, you do not have to have insurance for a boat as you do for cars, however i have owned boats before and always get full coverage insurance. Thank you for your time. Adrian

Member Payment Dependent Notes Series 659105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659105	$25,000	$25,000	13.06%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659105. Member loan 659105 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	VMware Inc	Debt-to-income ratio:	4.14%
Length of employment:	< 1 year	Location:	Rochester Hills, MI

Home town:
Current & past employers:	VMware Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,578.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello... I currently owe $219000 on my mortgage. My realtor has done a CMA and believes she will be able to sell the house for between $145000 and $155000. I can borrow some of the difference against my 401K but am procuring additional financing for the remainder. Thanks! Matt

Member Payment Dependent Notes Series 659177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659177	$10,800	$10,800	14.17%	1.00%	January 28, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659177. Member loan 659177 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Berry	Debt-to-income ratio:	20.00%
Length of employment:	4 years	Location:	Independence, OH

Home town:
Current & past employers:	Berry
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Live with mom who is 81, who just had knee replacement surgery, son has been unemployed for @9 months now and I would love to just have one or two bills to be concerned with..

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,867.00	Public Records On File:	1
Revolving Line Utilization:	76.60%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HELLO! Are you supporting both your mother and your son? How much of the requested loan amount is to pay medical bills, if any? Thanks and hang in there	I support myself and my son. We both live with my mom in her house. The way I help her is by paying half of all utilities and paying for all the groceries. This amount is not for medical, thankfully she is covered.
what interest rate are you paying on curent bills?	The lowest is @ 12.9% and the highest @ 24.5%

Member Payment Dependent Notes Series 659193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659193	$20,000	$20,000	13.06%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659193. Member loan 659193 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	veterans administration	Debt-to-income ratio:	0.56%
Length of employment:	10+ years	Location:	maple valley, WA

Home town:
Current & past employers:	veterans administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > This loan is for a wedding out of state. Both fiancee and I will fund this ourselves but simply do not have the upfront cash to do so. Solid Credit, Solid Income, Solid Investment. Borrower added on 01/21/11 > These funds are to be used for our out of state wedding :) Both Fiancee and I are in a healthy financial state, with very good credit rating, little debt and strong income. We both want to fund the wedding ourselves and simply do not have the upfront cash to do so. Thank you. Borrower added on 01/24/11 > 19 year career, currently GS 13, Fiancee, well established P.T. and low debt to income ratio. Will glad provide further financial information, to include additional income if needed or asked.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	10
Revolving Credit Balance:	$2,177.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your GS/WG Pay Grade? and Position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early in process helps loan quickly fund. Pace quicker near expiration. After 6-months on-time payments, automatically are eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. Semper Fi...0311 here, 3rd and 1st Mar Div!! Spent 9 years in the Corp, transferred to the Air Force as a LoadMaster and retired 11/06!! I work for the Veterans Administration, GS 13/2, 19 years!! I manage a group of 40 employees in the administration of VA benefits. thanks for your help good sir!
Me again; THanks for reply, but you omitted answering these questions: (2) You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early in process helps loan quickly fund. Pace quicker near expiration. After 6-months on-time payments, automatically are eligible to relist loan for unfunded.) Lender 505570 USMC Retired	Answer to questions in the following: #2: Would plan to shorter term loan (2-3 years). #3: I will accept a partial loan. #4: I have all required employment verified, as well as, additional income if needed. I hope this answers the questions. Thank you.
Would you please explain the delinquency in your credit history from 10 months ago?	Dear Sir or Ma'am, I did not know I had a deliquency on my account 10 months ago. I will check into it. With a credit score of 755 (upper 25% of all applicants), I would think this would be a pretty secure investment. That said, I will run another credit report, have it checked and, if needed, reconciled. Thank so much for your interest.

Member Payment Dependent Notes Series 659199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659199	$3,500	$3,500	11.11%	1.00%	January 27, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659199. Member loan 659199 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	12.67%
Length of employment:	n/a	Location:	rahway, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > GMoney Borrower added on 01/21/11 > Gmoney

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	12
Revolving Credit Balance:	$3,268.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can we have a description for the purpose of this loan? Thank you!	Payoff credit cards

Member Payment Dependent Notes Series 659208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659208	$3,000	$3,000	10.37%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659208. Member loan 659208 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	MJ Tank Lines	Debt-to-income ratio:	9.58%
Length of employment:	2 years	Location:	Vista, CA

Home town:
Current & past employers:	MJ Tank Lines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Buying a 1987 Nissan Maxima. It has 57,000 miles. My land lord is selling it to me. It was his aunts. Excellent condition, however needs new tires and fresh fluids. I need a reliable, inexpensive car for work.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$5,675.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MJ Tank Lines and where did you work prior to that?	Type your answer here. I drive a fuel tanker truck. I have been a truck driver for twenty years. Although, from 2003 to 2008 I was a fuel salesman. When My wife and I moved from Arizona to California to be closer to family two years ago, I went back to driving. It was easier to transition to driving than getting into sales here.

Member Payment Dependent Notes Series 659209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659209	$9,600	$9,600	13.43%	1.00%	January 27, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659209. Member loan 659209 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,200 / month
Current employer:	GTS America	Debt-to-income ratio:	14.37%
Length of employment:	4 years	Location:	Montgomery Village, MD

Home town:
Current & past employers:	GTS America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Plan to use the fund to pay for reception and some other expenses upfront for the wedding in June, will pay back after receiving gifts from family and guests.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,316.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	i do not own the home. staying with family
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	answer: 1. GTS America, a contracting firm. I'm currently working for the United Postal Service to support all the POSONE equipment at all the PO in America. 2. I intend to pay back wit shorter terms hopefully 2-4 years depends on my after marriage budget.
Your credit report shows a delinquency 25 months ago. Can you provide details? Thanks!	must be something small and overlooked that became an issue. I can't really recall and will check into it

Member Payment Dependent Notes Series 659221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659221	$9,000	$9,000	7.66%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659221. Member loan 659221 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	rice &werthmann	Debt-to-income ratio:	3.85%
Length of employment:	3 years	Location:	taylor, MI

Home town:
Current & past employers:	rice &werthmann
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Dodge Durango Borrower added on 01/24/11 > Dodge Durango Borrower added on 01/24/11 > the loan will be used to purchase a Dodge Durango. My wife and I are both gainfully employed full time, with very good credit.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,365.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at rice &werthmann?	I work as a finisher in this shop
How is the car being purchased? New or used? From a dealer or private person?	The suv is being purchased is a used suv have done a car fax check on this suv and it has a new motor and trans in it with 26,000 miles on it at this time
thanks, is it being bought from someone you know or a dealer?	It is being bought from dealer in another state
Can you tell me what your other monthly expenses are ? Has the dealer offered financing on the vehicle and if so at what rate?	Becaue of the suv being a 2002 durango they can,t offer financing that is near what we wish to payFor your other part of the question My wife is a critical care nurse making very good money as far as our expenses we have no problems meeting any of our oblications

Member Payment Dependent Notes Series 659238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659238	$25,000	$25,000	16.02%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659238. Member loan 659238 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	new york city transit authority	Debt-to-income ratio:	14.78%
Length of employment:	9 years	Location:	brooklyn, NY

Home town:
Current & past employers:	new york city transit authority
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I go into my credit card situation putting my three children through college over the past five years. I live virtually rent free as my father owns the house where I live. I have been working for the New York City Transit for the past nine years making a good salary. I have never missed a credit card payment over the past ten years and always make payments more than the minimum amount. I would easily have this loan paid off over the next three years and need to consolidate all of these cards to simplify my life. Thank you. Borrower added on 01/21/11 > I need the total amount of $25,000 to pay off all cards and all money lended would go to that purpose. Borrower added on 01/21/11 > If needed I could also provide a co-signer for this loan.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,680.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer NYC TA? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thank you sir for your response for my loan request. I am a bus operator with New York City transit for over 9 years now. I have been averaging between 85K & 90K a year for the past 5 years. This year with the raise received I am expecting to make 92K. To answer your second question, I am currently paying off 4 credit cards with high balances. I would much rather have the entire 25K and pay off all cards and simplify my life with 1 payment. If a partial loan was my option I would have to consider this at that time. I put myself in a hole but I am proud to say that my 3 children graduated and are graduating from college debt free. Also, thank you for your service to this country!
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I currently have 4 credit cards with high balances: American Express - $16,000.00 @ 17.99% FIA/American Express - $8.000.00 @ 21.9% Household Bank - $4,000.00 @ 16.99% Discover - $6,000.00 @ 12.99% I intend to pay off the first three cards listed and then make my own monthly payments on the Discover card.
Hello, I am interested in helping to fund your loan. Could you please list your largest monthly expenses (car loan(s), remaining college payments, if any, utilities, food, etc.)? Are you the sole income source in your household? Also, please consider having your income verified through Lending Club, as that will greatly help in getting people to fund your loan. Thank you.	I have no problem with Lending Club verifying my income. I have been averaging between 85K & 90K a year for the past five years. This year I expect to make 92K. I am the sole income source in my family at this time. My largest monthly expenses right now are these credit cards and with this loan I can be completely debt free in 3 years. Two of my children have graduated from college and one will be graduated next January where I will be making a payment of $500.00/month for the next six months. Thank you for inquiring regarding my situation.
What did you do and who did you work for before NYCTA?	I don't see the relevance on what I did 10 years ago, but I will answer your question anyway. I worked over 10 years for a school bus co.
It looks like over 500 bus workers were laid off by the NYC Transit Authority in the first part of 2010. Is your job in jeopardy?	All of the bus operators that were laid off had less than 1 year on the job. All are currently back to work and the transit authority is in the process of hiring hundreds of new bus operators. My job is very secure.
Why do you prefer to pay >17% rather than <13% on $6,000 [discover]? Does not make sense to me, thanks.	If you re-read my answer you will realize that I stated I would pay the 3 high interest cards entirely and continue to make monthly payments on the discover card which is 12.99%.
Thanks for answering these questions and providing all of this excellent detail. I'm adding funding to your loan because you seem reliable, so please repay it faithfully :).	I appreciate your help. I consider myself an honorable person and will repay the loan.
moi aussi	oui!

Member Payment Dependent Notes Series 659280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659280	$3,600	$3,600	16.02%	1.00%	January 26, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659280. Member loan 659280 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,314 / month
Current employer:	At&t	Debt-to-income ratio:	2.87%
Length of employment:	3 years	Location:	Riverside, CA

Home town:
Current & past employers:	At&t
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > My financee is currently pregnant with our first baby and I would like the oppurtunity to purchase a car for her so she can get to her doctors appointments.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,377.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for At&t?	I am a premises technician, I come out to your homes and install AT&T UVERSE tv, internet, and phone lines. I also do repairs on any customers AT&T services, I do not work for the cell phone part of AT&T.
Is your fiance employed? If so what kind of income does she earn?	She does work but only part time because of her pregnancy. She works for the local Family Law department at the courthouse. She brings in about $2300 after taxes.
DO you have any other loans apart from CC loans ? What is your monthly budget (including family)? Please itemize Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster If you have spousal income please specify approx ?	Yes, I could submit verification to lending club in regards to my income. No, I do not have any other loans out at this time. Our rent is $1200, food $300, gas is paid for through employment as I have my own work truck, At&T pays for our cell service, and about $60 in credit card monthly payments. My spouse does work but only part time. She brings in about $2300 after taxes. Her pregnancy is rated high risk so after she is in the clear, she will be working full time until about six weeks before baby is due.

Member Payment Dependent Notes Series 659310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659310	$16,000	$16,000	11.11%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659310. Member loan 659310 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Northwestern University	Debt-to-income ratio:	15.94%
Length of employment:	10+ years	Location:	Bolingbrook, IL

Home town:
Current & past employers:	Northwestern University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > for debt consolidation Borrower added on 01/22/11 > Trying to consolidate credit cards at a lower rate. Been employed at the same job 25 years at a University and 8 years left to retire. Trying to be debt free at that time. My job is safe at where I am employed and my classification is Senior Operating Engineer with one more promotion become management. I always pay my bills on time and still believe that you are responsible for your own debt and don't believe in walking away from responsibilities. I am old school in that thinking and always will be.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,313.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am an operating Engineer for a well established University. Been at the job for 25 years. I am responsible for the operation of a huge power plant. The purpose of the loan is to consolidate higher interest debt to one manageable loan at a lower interest rate. Plan on pre-paying sooner if I can. I have an excelllent credit history and plan on keeping it that way. I also am going to retire in 8 years and want most debt erased. I would be interested in a full loan if possible.
What do you do at Northwestern University?	My responsibility is to provide heating and cooling to over 200 bulidings on campus. I maintain and operate all equipment. Been there 25 years and will retire in 8 more years. we generate 400,000 pounds of steam in 4 boliers per hour at maximum load.The steam pressure operation is 230 psig. We also have a co-gen system that generates our own electricty . The refrigeration room generates 25,000 tons of refrigeration per hour at maximum peak using chill water and lake water to cool the condensers. It's a very responsible job and I like it there. We have 5 huge refrigeration machines.
Operating Engineer, Received reply, thanks. Definitely interested help fund college/university employees loans especialli w/20 plus yrs service. But need an approximate IN-YEARS answer to last question: (3) Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Over and out. Lender 505570 US Marine Corps Retired	3 years and possibily sooner with the loan.
Hello, I am interested in helping to fund your loan. Could you please list your largest monthly expenses (mortgage, car loan(s), child care, utilities, food, etc.)? Are you the sole income source in your household? Also, please consider having your income verified through Lending Club, as that will greatly help in getting people to fund your loan. Thank you.	My largest expense is my home loan and it's 1365 per month includes taxes and insurance. No car loan at all and a few credit card debts. My credit has always been excellent and have never had a mark on me. I just can't see paying these high intrest rates the credit cards are charging. I am the sole wage earner and make a very good income. My income will be verified as I gave the club permission to check it. My job status at work is very safe and it's a private college I work at for 25 years. I have 8 more to go till retirement and want to get rid of my debt in a faster amount of time.
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	Thanks I already did today . Look at my account it shows verified and approved now. Thanks
Is the deed on your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The deed is in my name. The balance is 155,000 first mortgage and 33,000 second mortgage. Current market 190,000 was 250,000 till the values dropped recently. Guess it's happening all over the country.
Two Q's. [1] Your revolving credit balance is almost as much as your GROSS [i.e., not net] annual income. How did you manage to achieve this? What specific steps have you taken [other than requesting this loan, which just moves debt from one place to another] to change your lifestyle and your way of dealing with money? [2] In order to fund your loan, I will need the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	Question 1 Your revolving credit balance is almost as much as your GROSS Answer 1 This figure is incorrect. I searched my credit report and in 4 instances they are showing 4 accounts with double accounts and exactly double balances. The balance should be just under 40,000. Question 2 In order to fund your loan, I will need the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Answer 2 Chase balance 11000.00, payment 220 ,interest 13.24% Dell balance 1800, payment 60, interest 17.99% Discover balance 6800, payment 140, interest 16.49% after loan of 16000 will leave me with 3600 balance to Chase The other credit cards have a 5.9% and 7.9% interest and fixed as long as I never use them again. Minus the loan of 16000 I have a 24000 balance. Therefore getting rid of the high interest and using the method of snow balling my loan. eg. When 1 loan is paid off I take the payment from that loan and apply to the next loan plus the regular payment from that loan thus accelerating the payoff. I plan to debt free in a few years.

Member Payment Dependent Notes Series 659318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659318	$8,000	$8,000	5.79%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659318. Member loan 659318 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	USD 437 Auburn- Washburn school district	Debt-to-income ratio:	0.72%
Length of employment:	4 years	Location:	Topeka, KS

Home town:
Current & past employers:	USD 437 Auburn- Washburn school district
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,492.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at USD 437 Auburn- Washburn school district?	Type your answer here. I am a teacher.
Hi. What do you plan to purchase with this loan? This information is critical before I can loan money to you. Thank you.	Type your answer here. I want to lend it to a friend as part of an investment.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. I own my home. The title is in my name only. I don't have a HELOC. I would estimate my home to be in the 120-130K range. I have lived in my home since 2003.
Are you able to repay the loan if your friend does not?	Type your answer here. Yes I am.
What type of investment is this loan for?	Type your answer here. It is for my boyfriend's oil well company.

Member Payment Dependent Notes Series 659352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659352	$10,000	$10,000	5.79%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659352. Member loan 659352 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	14.55%
Length of employment:	< 1 year	Location:	Maplewood, MN

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,534.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for State Farm Insurance and where did you work prior to that?	I work at an agency and take care of all customer related issues, and help acquire new business. Before working at State Farm I was a hairstylist for 4 years. I also work at a salon part time.

Member Payment Dependent Notes Series 659365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659365	$4,500	$4,500	5.79%	1.00%	January 27, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659365. Member loan 659365 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,917 / month
Current employer:	Northland Area Federal CU	Debt-to-income ratio:	19.15%
Length of employment:	10+ years	Location:	Black River , MI

Home town:
Current & past employers:	Northland Area Federal CU
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,606.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Northland Area Federal CU?	I am the Assistant Manager for the Call Center at Northland Area Federal CU. I have worked for the Credit Union for 12 years.
I am interested in funding your loan, but prior to doing so I would like to see your response to the following items: 1. Itemize your monthly expenses. 2. Describe your role at your job. 3. Explain the two credit inquiries shown as occurring in the last 6 months. 4. List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	1) Auto Payment $208.25 4 Credit Cards that I am wanting to consolidate I have minimum payments of $100 between the four, but I have been paying more than the minimum to pay them down each month My house is paid for - no mortgage; I have lived in the same home for 16 years. 2) I am the Assistant Manager in the Call Center at Northland Area Federal CU - I have been with the same company for 12 years 3) I recently signed as a Co-signor for a student loan for my son to go to college 4) Credit Cards to consolidate - Discover $600 10.99%; Wyndams $700 16.24%; Mypoints Visa $306 16.99%; Northland Visa $2579 8.99%
If you don't mind, I have some brief questions for you regarding your loan. What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	My net monthly income is $1300; Liquid assets $8,000; Monthly expenses after consolidating my credit cards: this loan $136/mo; Auto $208/mo; auto insurance $200/mo; gas $100/mo; no mortgage - home is paid for; house insurance $50/mo; phone $26/mo; internet $10/mo; wife has job pays for food and other household expenses; applying for loan in my own name, not adding wife on loan; expect to payoff this loan as quickly as possible - possibly within 1 1/2 - 2 years.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) I own my home free and clear - no mortgage 2) I hold the deed to my home with my spouse 3) I have no lien on my home - no home equity loan 4) Value of home = $60,000 5) I have lived in my home for 15 1/2 years

Member Payment Dependent Notes Series 659394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659394	$3,000	$3,000	16.02%	1.00%	January 26, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659394. Member loan 659394 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Costco Wholesale	Debt-to-income ratio:	10.83%
Length of employment:	10+ years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	Costco Wholesale
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	44
Revolving Credit Balance:	$6,465.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Costco Wholesale?	Assistant General Manager for the past 11 years..18 years total with Company.

Member Payment Dependent Notes Series 659409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659409	$12,000	$12,000	10.00%	1.00%	January 28, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659409. Member loan 659409 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Progressive Machinery, Inc.	Debt-to-income ratio:	12.32%
Length of employment:	7 years	Location:	Racine, WI

Home town:
Current & past employers:	Progressive Machinery, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,515.00	Public Records On File:	1
Revolving Line Utilization:	69.50%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Record 85-months ago. What was Public Record? (Bankruptcy? Lein? Debt? etc.) and Final disposition was?	During my divorce proceedings 7 years ago, the court commissioner decided I should declare bankruptcy. When I refused, he assigned all the debt of the marriage to me which effectively forced me into bankruptcy.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 418. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1 - I am responsible for engineering and training at a machine tool distributor. I also sell and train customers on the use of CAM software for their CNC machines. 2. I would expect to pay off the loan in 2-3 years 3. Yes, I will accept a partially funded loan as it still makes sense for me to do so.
What do you do for Progressive Machinery, Inc.?	I am in charge of engineering and training for our CNC machine. CNC= Computer Nummerical Control. Specifically, I design workholding fixture, select tooling, program the machines, and train the customer in their use. I also sell CAM software and train the customers to use that to program their own machines.

Member Payment Dependent Notes Series 659426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659426	$12,000	$12,000	10.37%	1.00%	January 31, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659426. Member loan 659426 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Belaire Condo	Debt-to-income ratio:	6.00%
Length of employment:	10+ years	Location:	Ridgewood, NY

Home town:
Current & past employers:	Belaire Condo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > To Investors Thank You for what you are doing.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,453.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? and What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 435. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan's unfunded $ amount or list a new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Belaire Condo 524 East 72nd. St. Ny 10021 212 734-9810 Position as Doorman 17 Years
For what purpose do you plan to use the proceeds of this loan? Thanks.	pay For Sister Funeral Small Loan
What debts are you consolidating?	Sister Funeral Plus Bills an Small Loan
why is your name of loan listed as Casino Bill?	Type your answer here. I Like that Name for My E:Mail Ads. I need The Money for My Sister Susan in PA Funeral my Brother is going Haft with me Please i need the money for the Funeral Thank you.

Member Payment Dependent Notes Series 659466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659466	$9,875	$9,875	7.29%	1.00%	January 31, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659466. Member loan 659466 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	DOC	Debt-to-income ratio:	27.48%
Length of employment:	4 years	Location:	Litchfield, CT

Home town:
Current & past employers:	DOC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I have 3 high interest loans on which I have been making payments on-time for over a year and feel like I"m getting nowhere. I want to consolidate my debt at a lower rate and make more manageable payments to pay it off faster. My current plan would take 24 years and I would be charged thousands of dollars in interest.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,999.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job with the DOC?	Type your answer here. I am a Correction Officer
Hi. What is the source of the 3 loans you plan to consolidate with this loan? This info is critical before I can loan money to you. Thank you.	Type your answer here. I decided to consolidate only 2 loans. One is a credit card ($2000) and the other is a CareCredit account.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Type your answer here.Wow, well I am single, no children or anyone else in my household. Purpose is to consolidate debt at a lower interest rate and pay it off faster. I have worked at least one full-time job since I have been 14 and at one point I was working 3 jobs at once. I am curre3ntly a Correection Officer employed by the DOC where I have been for 4 years. My monthly expenses do not exceed my income or even come close, I am just tired of throwing so much of my hard-earned $ into an interest pit. I am combining one credit card ($2000) with a Care Credit account which I took out when I was making almost twice what I currently bring home and could more easily afford the payments. Circumstances with family and work caused me to transfer to another facility where I am unable to work the over-time that I was working. I am not going to close my credit card as I plan to use it for vehicular emergencies until I have built up sufficient funds to cover repairs in my bank account at which point I will more than likely cancel the credit card account.I hope this answers all your questions.

Member Payment Dependent Notes Series 659483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659483	$7,500	$7,500	16.40%	1.00%	January 26, 2011	February 4, 2014	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659483. Member loan 659483 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	CREDO Mobile	Debt-to-income ratio:	13.34%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	CREDO Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > Consolidating credit card debt and working my way to debt free future. Can't wait. Borrower added on 01/21/11 > Consolidated credit cards and working my way to a debt free future. Can't wait.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	37
Revolving Credit Balance:	$7,430.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at CREDO Mobile and where did you work prior to that?	I'm involved in politics and have been working for important social issues for most of my life. CREDO has been my first corporate gig and I'm really enjoying it. Prior to CREDO, I worked on campaigns and also worked in Washington DC.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	This loan will go towards completely paying off a 7500 American Express credit debt that has been forcing me to pay minimal payments on other cards. With this massive card cut up and placed on monthly payments through Lending Club, I can focus on paying larger amounts on 3 other cards that I have smaller balances due on - the the end goal of paying off all of this debt in the next 36 months (or before).

Member Payment Dependent Notes Series 659493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659493	$15,600	$15,600	16.77%	1.00%	January 31, 2011	February 4, 2016	February 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659493. Member loan 659493 was requested on January 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	USAF	Debt-to-income ratio:	22.04%
Length of employment:	6 years	Location:	QUEEN CREEK, AZ

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/11 > I plan to consolidate my credit cards and pay off my vehicle. I am a good borrower because I am not delinquent on any accounts. I am a civilian governemtn worker so my job is as stable as the USAF is. Borrower added on 01/27/11 > I also plan to pay off half of my student loans.

A credit bureau reported the following information about this borrower member on January 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,435.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Airman. I'm interested helping fund your loan. My questions are: (1) USAF current Rank? Pay Grade? and enlisted ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? or Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Usually 300 loans listed; today 431. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified helps quickly fund. Pace quicker near expiration. More advantageous accept partial funded loan to pay off higher APR interest debts. After 6-months on-time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello sir. To answer your questions in order, (1) My current paygrade is a GS-06. (2)- Realistically I intend to pay off the loan in a shorter term of 1-2 years. (3)- Yes, I am willing to accept a partially funded loan.
Any additional household income not listed above?	Additional household income will be military disability of $800, but will not kick in until April 2011. I intend to use that additional income to repay the loan quicker.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	(1)- CC#1= $3968@21% - minimum mo. $108; CC#2= $3055@16% - mimimum mo. $61; CC#3= $2091@25% - mimimum mo. $30; CC#4= $2386@17% - mimimum mo. $54 Vehicle=$2504@8% - mimimum mo. $522. (2)- My plan is to discard the retail CC and 1 VISA. The other 2 I will keep as they have cashback rewards. I will use occasionally and payoff prior to interest accruing to keep my credit active. (3) My intentions are to have th eloan paid off within 1-2 years. Thank you for considering financing the loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The total balance of my mortgage is $182,000. 2. The current approximate market value of my home according to zillow is $88,000. Thank you for considering to fund my loan request.
Please tell us about the debts you will consolidate. How will your monthly payment obligation change? How will your interest rate change?	My debts I plan to consolidate are 4 CCs and my vehicle loan. CC#1= $3968@21% - minimum mo. $108; CC#2= $3055@16% - mimimum mo. $61; CC#3= $2091@25% - mimimum mo. $30; CC#4= $2386@17% - mimimum mo. $54 Vehicle=$2504@8% - mimimum mo. $522. My minimum monthly payment of $775 will decrease by $389.23. My current interest rate average is 21.75% and will be reduced by 5%.
What is your itemized monthly budget? How long in years do you plan on taking to pay off the loan? List your debt by:type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. What are you doing to keep this debt from reoccurring? Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. You loan will stand a much better chance of getting fully funded.	I plan to pay th eloan off within 1-2 years as I will be making significantly larger payments. My debts I plan to consolidate are 4 CCs and my vehicle loan. CC#1= $3968@21% - minimum mo. $108; CC#2= $3055@16% - mimimum mo. $61; CC#3= $2091@25% - mimimum mo. $30; CC#4= $2386@17% - mimimum mo. $54 Vehicle=$2504@8% - mimimum mo. $522. To ensure my debt does not re-occur, I will be cancelling 2 of 4 CCs and keeping the other 2 which have low APRs and cash rewards to maintain active credit. I will pay off any use of the cards within the same month of use prior to interest accrual. My minimum monthly payment of $775 will decrease by $389.23. My current interest rate average is 21.75% and will be reduced by 5%.
Why do you think it's wiser to pay nearly 17% rather than 8% on $2,500 [vehicle loan]? Does not make sense to me [obviously, it can't be just to not have to check one more bill-pay box each month ...]	Because if I am able to pay the vehicle off...then I won't be paying the 8%. And that is the first big chunk I am going to put onto the loan so I won't be paying the 17% either. I do see what you mean, but it will also help my credit not having that car loan.
How much do you pay for your mortgage per month? thanks in advance.	My mortgage is $915
In response to member 644813, you stated that your home mortgage balance is $182,000, and current market value is $88,000. Do you truly owe more than twice what it is worth?	Unfortunately, doesn't everyone now in this awful market? AND I bought it CHEAP!
You wrote mortgage: 182,000, house value 88,000. Was this a typo or are you almost a hundred thousand underwater on your house?	Definitely NOT a typo.

Member Payment Dependent Notes Series 659533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659533	$15,250	$15,250	16.77%	1.00%	January 31, 2011	February 5, 2016	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659533. Member loan 659533 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Chancellor Specialty Health Center	Debt-to-income ratio:	20.90%
Length of employment:	2 years	Location:	West Orange, NJ

Home town:
Current & past employers:	Chancellor Specialty Health Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,963.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Chancellor Specialty Health Center and where did you work prior to that?	I work as a sub-acute RN, and presently acting D.O.N of Adult Health Day Care Program.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (2) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I'm inclined to fully pay it off in about 3 years, all things being equal. As for your second question, i honestly don't know yet.
Hello, Where are you planning to go on vacation? $15,000 seems like a lot of money to spend on a vacation given that you have almost $33,000 in revolving debt...?	Going on family (family of 5) vacation to West Africa. My father-in-law is seriously sick (likely the end of the road!) and wishes to see the children, all of whom he has never met. My husband is originally from Africa.

Member Payment Dependent Notes Series 659597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659597	$15,150	$15,150	14.54%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659597. Member loan 659597 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,777 / month
Current employer:	United Plate Glass	Debt-to-income ratio:	15.83%
Length of employment:	4 years	Location:	LYNDORA, PA

Home town:
Current & past employers:	United Plate Glass
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > i plan to use this money to pay off HIGH interest debt.. I currently have been making higher than minumum payments and want to get a better interest rate to pay off these high interest debts. My job is very stable and the company i work for is investing in new equipment and expanding its operations. I am not at risk of job loss or lay off. Borrower added on 01/22/11 > I plan to pay off US BANK Credit card Balance $5994.51 20.99%APR Minumum monthly payment $166.00. TARGET National Bank $1286.95 23.24%apr $42.00 Minimum Monthly Payment. Santander Consumer $7,884.44 19.02%APR Minimum Monthly Payment $459.82.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	68
Revolving Credit Balance:	$8,992.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at United Plate Glass?	I am inside sales/customer service associate.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance of my Mortgage is $83,712.94. I do not owe any HELOC. My Monthly mortgage payment is $672.04. Current market value of my home is $109,900.
Any additional household income not listed above?	No Additional household income.
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	OK

Member Payment Dependent Notes Series 659645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659645	$6,500	$6,500	15.65%	1.00%	January 26, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659645. Member loan 659645 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Augusta Technical College	Debt-to-income ratio:	10.88%
Length of employment:	10+ years	Location:	Dearing, GA

Home town:
Current & past employers:	Augusta Technical College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > motorhome purchase

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,772.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Augusta Technical College?	culinary arts instructor
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1st mortgage- 110,204.29 2nd mortgage line of credit is 24,000, with a balance of 21,552.88. Market value is 167,500
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I don't understand your question.

Member Payment Dependent Notes Series 659649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659649	$2,000	$2,000	5.42%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659649. Member loan 659649 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Domino's Pizza	Debt-to-income ratio:	1.00%
Length of employment:	1 year	Location:	Gainesville, FL

Home town:
Current & past employers:	Domino's Pizza
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I plan to use the funds for lawyer fees. I am confident that I will be able to pay back the loan in a timely manner because I have a consistent income of about $1500 a month. My credit standing is excellent and it is important for me to maintain that by making the required payments every month.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$908.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the funds for? Thanks.	Lawyer fees

Member Payment Dependent Notes Series 659691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659691	$6,300	$6,300	14.91%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659691. Member loan 659691 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	WEST COAST DENTAL SERVICES	Debt-to-income ratio:	6.08%
Length of employment:	6 years	Location:	WEST HOLLYWOOD, CA

Home town:
Current & past employers:	WEST COAST DENTAL SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,270.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for WEST COAST DENTAL SERVICES?	I am the Quality Assurance Compliance and Contract Manager for the company. I handled all the Credentialing for Doctors and Staff and the Contracting. Managed the Grievance Department and the Customer Service Deparment. I am work as the liason between the insurance carriers and the company. I administer all the Global Contracts for the Company.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am the Quality Assurance Contract and Compliance Manager. I handle all the Credentialing off al the practitioners Dentist, Specialist and Staff. I handle Grievance Deparment. I administer all the global contracts for the 23 locations and managed all the Customer Service Deparment. I am the liason between the insurance carriers and the company.
What is your position at WEST COAST DENTAL SERVICES?	I am the Quality Assurance Compliance and Contract Manager for the company. I handled all the Credentialing for Doctors and Staff and the Contracting. Managed the Grievance Department and the Customer Service Deparment. I am work as the liason between the insurance carriers and the company. I administer all the Global Contracts for the Company.

Member Payment Dependent Notes Series 659698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659698	$14,000	$14,000	10.37%	1.00%	January 31, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659698. Member loan 659698 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Macy's	Debt-to-income ratio:	17.14%
Length of employment:	4 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Macy's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I am trying to become debt free. I pay more than the minimum each month but never seem to get anywhere ! The interest rate I pay is anywhere from 13% to 24.5%. The amount I would be paying for the loan each month is less than the amount I pay on my credit cards each month... and I will at least not feel like I am just spinning my wheels ...Please help !!!

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,383.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 659704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659704	$4,000	$4,000	10.74%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659704. Member loan 659704 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Trustees of Boston University	Debt-to-income ratio:	4.61%
Length of employment:	< 1 year	Location:	allston, MA

Home town:
Current & past employers:	Trustees of Boston University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I have a large family and need to move to a larger venue to accommodate the wedding. My fiancee and I have planned our budget so that we can pay back the loan in half the time. (18 mos!) We like to pay our bills off early. We are biomedical researchers in Boston, with stable appointments for the next 5-6 yrs. Borrower added on 01/24/11 > (Note that my income is double what is shown, as my fiancee's finances are combined with my own.)

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,674.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Usually 300 loans listed; today 434. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. More advantageous to accept the 70, 80, 90 percent partially funded loan. After 6-months on-time payments, you're automatically eligible to relist loan for unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) To plan, conduct and analyze experiments to broaden scientific understanding in the area of neurological diseases. 2) I would except at least 80%. Otherwise, I would have to take my bank's offer with higher rate. Thank You!

Member Payment Dependent Notes Series 659745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659745	$5,000	$5,000	10.74%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659745. Member loan 659745 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,083 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	19.10%
Length of employment:	3 years	Location:	SAN RAMON, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > Personal loan for unanticipated legal fees. I have a long history of uninterrupted employment and of meeting my financial commitments. I am employed in the Healthcare industry in a very stable long term position. Borrower added on 01/24/11 > Legal fees mentioned are for retention of a Family Law attorney. I am a single parent with one child in college and one in high school. I'm an Information Technology professional with 17 years in the field. After having worked in the semi-conductor and software development industries, I went back to school in 2006 while working full time in order to move my career into Healthcare. Even in this down economy it is a stable industry in which to be employed. I completed my degree in 2008.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	44
Revolving Credit Balance:	$19,269.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 659790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659790	$16,750	$16,750	16.40%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659790. Member loan 659790 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	MGM Grand Resorts International	Debt-to-income ratio:	22.53%
Length of employment:	10+ years	Location:	Las Vegas, NV

Home town:
Current & past employers:	MGM Grand Resorts International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,890.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for MGM Grand Resorts International?	Type your answer here. I work in the Mansions as a Cashier.
Have you considered verifying your income?	Type your answer here. I am not sure I understand why that question is being asked.
Please tell us about the debts you will consolidate. What are your balances and interest rates? How will your payment obligations change?	Type your answer here I will consolidate 3 and a half credit cards with balances of 7300, 3900, And 5400. I haVe interest rates that are 22% because of a cash advance,8.74% because I Have good credit and I have never missed a payment or paid late and 12. 99%. The loan Will help me to lower my montly obligation and apply whatever is left over to other debt. I am very credit worthy. All my bills are paid and on time. You willnever have to worry about that Thank you
A clearer & more precise answer to the above Q will enable me to fund your loan! I would like to fund your loan and need the following IMPORTANT info before doing so. For EACH debt you plan to pay off with this loan, please provide ALL the following info: Lender [eg, Chase], Amount [eg, $5,500], Minimum payment [eg, $150], and MOST IMPORTANT!!! interest rate [eg, 12.99%]. Thanks.	Type your answer here. B of A 5500 ,12.99%, 115 payment. sst bank 7343, 22 percent ,225 payment Citi bank 3900 ,8.74 percent ,75 payment
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (2) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. I'm not sure if I will accept a partially funded loan. The amount of money you are funding is not enough to cover everything I have. So accepting a partial defeats the purpose and possibly puts me in a more problematic situation. Your rates are very high and my credit is good.I work very hard paying my bills on time and I don't miss payments. I plan to pay of this loan hopefully in about 8 months.
I would like to help and invest, please remember that it's everyday people that will be helping you and not a big bank that will just get bailed out, please do not default. All the best for you and your lone. -USAF Airmen	Type your answer here. I am one of the consumers that got burned as well, so I certainly appreciate all the support your giving me. You have no worries on a default. I will work three jobs to make sure everyone is paid. I can't say thankyou enough. When I pay this loan off, please continue to have the confidence in me. Thanks again.

Member Payment Dependent Notes Series 659800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659800	$7,500	$7,500	10.00%	1.00%	January 27, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659800. Member loan 659800 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Sarrail, Castillo & Hall, LLP	Debt-to-income ratio:	10.25%
Length of employment:	3 years	Location:	BELMONT, CA

Home town:
Current & past employers:	Sarrail, Castillo & Hall, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I will be a good borrower because I believe in micro-lending - for a couple of years I have been a satisfied lender on Kiva.org.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	30
Revolving Credit Balance:	$86,466.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sarrail, Castillo & Hall, LLP?	Thank you for your interest in my loan request. At Sarrail, Castillo & Hall, I am employed (I am a non-equity partner) as a civil litigation lawyer, practicing mainly in the areas of personal injury,elder abuse and construction defects.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number of years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello - thank you for your interest in my loan request. In response to your questions: (1) I am employed (non-equity partner) as a civil litigation attorney, practicing in the areas of personal injury,elder abuse and construction defects; (2) I intend to pay off the loan in less than the 3-year term, perhaps 2.5 years. Best wishes to you as well.
Hi, have a few quick qustions: 1) Could you please list your debt - if my math is right you have about $72 there - with balances, APR and minimum payment, please indicate which one you are planning to pay out 2) Are you the sole wage -earner in your family? 3) Could you please indicate how much is your mortgage (inc HELOC) and how much is the value of your house (Zillow) - I am from NorCal too Belmont is a pretty nice place to live - congrats. 4) Why you have so much debt and what are you doing differently to get out of it?	Hello - thanks for your interest in my loan request. In answer to your questions: (1) I am planning to pay out two credit cards that have high interest rates. (2) Yes, I am the sole wage earner in my family. (3) My mortgage is about $3660 and I have a $50k equity line I am paying off. Per Zillow, my home is valued at about $909k. Yes, Nor Cal is a pretty place to live and I am very fortunate, thanks. (4) I have been paying more than minimum balances on my mortgage and unsecured debt, in fact on all my bills, for about 1 1/2 years in order to reduce my debt. The current loan I am trying to obtain through Lending Club will assist me, as what I save in interest I will apply to continue reducing my other debt.

Member Payment Dependent Notes Series 659857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659857	$10,000	$10,000	7.66%	1.00%	January 31, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659857. Member loan 659857 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,382 / month
Current employer:	Procter & Gamble	Debt-to-income ratio:	11.15%
Length of employment:	2 years	Location:	denver, CO

Home town:
Current & past employers:	Procter & Gamble
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/11 > I had surgery for 2 breaks in my pelvis (I fell on ice while out for a run) and unfortunately it was not completely covered by my insurance and left me with some debt. In addition, my in-network anesthesiologist was replaced by and out-of-network anesthesiologist the morning of my surgery...sending my total bill souring into the thousands. I have another surgery coming up in the next 2 months. I am taking out this loan to get myself out of this debt. I am a college graduate with a great career and I can easily handle the payments. Please let me know if you have any questions! Thank you!

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$138.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Procter & Gamble and where did you work prior to that?	I manage the sales in an almost state-wide territory for one of P&G's top brands. Before my current role I was an intern for P&G and a full-time college student.

Member Payment Dependent Notes Series 659869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659869	$24,000	$24,000	16.02%	1.00%	January 31, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659869. Member loan 659869 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	atsc	Debt-to-income ratio:	13.80%
Length of employment:	10+ years	Location:	Silver Spring, MD

Home town:
Current & past employers:	atsc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,547.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is atsc and what do you do there?	mostly IT solutions -- ATSC.COM I am a systems analyst programmer - working on government contracts. I have been employed at ATSC since 1995
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer? (i.e., Civil Service? Private? Products, services etc.) and What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 435. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expires, automatically eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan's unfunded $ amount or list a new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I work for ATSC (atsc.com) as a system analyst/programmer; government contract. I have been employed at ATSC since 1995 5 years for repayment.
According to your profile, you currently owe $49,547 in revolving debt. Please itemize this debt by name of creditor, amount owed each creditor, and your monthly payment on each named debt. Which of these debts do you plan to pay off with this loan?	Chase $6362 $113.00 Chase $7326 189.00 FIA 2589 60.00 Citibank 2899 44.00 Citibank 24214 363 (10,000 int free one year) 1. Chase 2. Chase 3. remainder to large balance citibank
Received reply for Two questions, thanks. You omitted answering last question: (3) Loans 60 pct plus funded when their 14-days expires, eligible for issue. When listing expires, if loan 60 pct plus funded, will you accept partial loan? (Partial or 100 pct funded loan APR is identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker when loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you're automatically eligible to relist loan's unfunded $ amount or list a new loan.) Lender 505570 U S Mrien Corps Retired	Yes, I would accept the partial loan
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	I am in the process of doing that.

Member Payment Dependent Notes Series 659884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659884	$5,000	$5,000	6.92%	1.00%	January 31, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659884. Member loan 659884 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Exeter hospital	Debt-to-income ratio:	18.39%
Length of employment:	< 1 year	Location:	North Andover , MA

Home town:
Current & past employers:	Exeter hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,806.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Exeter hospital and where did you work prior to that?	Echocardiograph at Exeter hospital. Before that I worked at Parkland medical center for 16years

Member Payment Dependent Notes Series 659954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659954	$2,725	$2,725	9.63%	1.00%	January 26, 2011	February 5, 2014	February 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659954. Member loan 659954 was requested on January 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Forest Lake Club, Inc.	Debt-to-income ratio:	5.20%
Length of employment:	2 years	Location:	Columbia, SC

Home town:
Current & past employers:	Forest Lake Club, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Trying to get my interest rate down from 25% to a more respectable 12%.

A credit bureau reported the following information about this borrower member on January 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,531.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Forest Lake Club, Inc.?	I am a Sous Chef. Manage kitchen personel and produce high end menus.

Member Payment Dependent Notes Series 660009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660009	$20,000	$20,000	11.11%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660009. Member loan 660009 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	PricewaterhouseCoopers LLP	Debt-to-income ratio:	6.65%
Length of employment:	5 years	Location:	Far Rockaway, NY

Home town:
Current & past employers:	PricewaterhouseCoopers LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,172.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	I have done so, thank you.
I have a couple of questions: 1. Your LendingClub application shows 13K in revolving credit balance, yet you are looking for 20K. Why the discrepancy? 2. What are the balances/rates of the credit you are trying to pay off? Thank you!	1. The loan is 'primarily' for debt consolidation, it is also to start a buffer to protect myself from cashflow shortfalls due to once annual bills etc. 2. The current balance is approx. 14K, the current rate on the credit card is 11.49%

Member Payment Dependent Notes Series 660024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660024	$10,000	$10,000	7.29%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660024. Member loan 660024 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	City of Chicago	Debt-to-income ratio:	17.06%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	City of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > This loan will consolidate credit cards. One card changes the APR to 29.99% even though I was in good standing with the company. Pure theft. This loan will assist in paying off this debt much faster without giving that company another dime.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,317.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thank you.	Majority will go to a credit cards. One raised my interest to 29.99% even though I was in good standings. Pure theft. This will allow me to have one simple payment.

Member Payment Dependent Notes Series 660063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660063	$1,200	$1,200	10.37%	1.00%	January 27, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660063. Member loan 660063 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	PLI	Debt-to-income ratio:	0.00%
Length of employment:	< 1 year	Location:	ASHEVILLE, NC

Home town:
Current & past employers:	PLI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I'm wanting to add another type of credit/loan to my credit history. My credit score is great but wanting an actually loan in my history. This debt will be easily secured by my current savings and investments. . My plan is to pay this off slowly but on time.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660114	$25,000	$25,000	16.02%	1.00%	January 31, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660114. Member loan 660114 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Bank of America	Debt-to-income ratio:	13.92%
Length of employment:	10+ years	Location:	Haverhill, MA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,075.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Bank of America?	Assistant VP Operations - Returns & Exceptions
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is about $123,000, there are not HELOC, the market value is about $155,000.
Please tell us about your business. What will you spend this money on?	We manage properties - it will be used mostly for operations costs, office expenses, transportation, etc.
I would like to help you and invest. Please just remember that it is normal everyday people helping you pay it off. And not a big bank that will just get bailed out. Please do not default on us. I hope everything goes well for you and your loan. - USAF Airmen	I am one of the "little people" who works for Bank of America. They bought out the bank I worked for in New England, so I was acquired in a merger. I'm not in lending; & they don't do us any favors. I work long hours & since I'm not one of the elite; our only chance for a secure lifestyle is through our own business endeavors. We have never, ever been late on a payment to anyone and we don't intend to start now! My wife's family has had many members in the military.Thank-you for your well wishes, and we support & pray for everyone in the military!
Hi, have a few quick questions - 1) could you list all your current debts, including your mortgage and HELOC, are you planning to consolidate any of these? 2) How much is the fair value of your home (zillow)? 3) are you the sole wage-earner in your family? 4) Can yoiu shed some light what kind of business you are planning to do and whether you will switch jobs as well to be there full time? Thanks	I know some of this was submitted with the request. No Heloc, owe $123,000 on the residence. Some credit card debt like everyone, but I keep that down. My wife has some income, but puts in many hours at the business. We have no kids at home, so I work after my job & on weekends. Home value is about $155,000. My wife has a lot of experience managing properties. We are doing that for others, and looking to partner with others to acquire cash-flow properties after careful analysis. We have one partner who is very tech savvy & a big asset. We will use a small portion of the loan to remove business items that were put on my credit card, but the rest is for business operations.
how long have you been running your business? has it been making money [profitable] the past 2 yrs or losing money? the more info/details you can provide, the more likely i am to fund your loan!	We started an LLC, after making money managing on a sub-contract basis. It has made money, though we are looking to use loan proceeds to expand our operation and acquire more clientele. We are stable middle-aged people: I have a Degree in Finance from Babson College & my wife has years of business and management experience. We're pretty methodical & thorough in our approach to business.
By managing properties, do you mean that you buy properties and rent them out? If you're managing property without owning, why do you need a loan - is it just to cover working capital? Are the properties you're managing residential or commercial? What is the vacancy rate in your properties? Finally, what is the debt-to-income ratio of the business venture? Thanks	I just got a $7,000 bonus and a raise in pay at Bank of America, so that helps the bottom line & shows that my performance is above average, since employees aren't typically getting ones like that. We manage properties for other owners, most of whom are absentee landlords or folks who can't deal with tenants. Also, we have acquired a couple of cash/credit partners to acquire some rental properties, My wife & I contribute our expertise, and the partners contribute more money than we do because we are taking care of the contracts,bookkeeping, contractors, vendors, tenant screening, evictions & daily management duties. The properties we manage & the ones we look to acquire with partners have no more than a 5% vacancy factor. We focus on more urban areas, & NH in particular has half the unemployment rate of the rest of the country. This loan is mostly for the purpose of working capital. We have office expenses, transportation, and are looking to do some advertisement to expand. We need another laptop, for instance, and to expand our cellphone capabilities, and we have travel expenses. We will soon need to lease another car as the travel is extensive. LLC fees alone in this State are higher than most! Our debt to income at this time is roughly 34%

Member Payment Dependent Notes Series 660162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660162	$14,400	$14,400	10.00%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660162. Member loan 660162 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Mercer	Debt-to-income ratio:	13.03%
Length of employment:	2 years	Location:	Louisville, KY

Home town:
Current & past employers:	Mercer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > Debt accrued during post college years before I got a "real job." With a mortgage and bills, it is hard to pay double the minimum payments on credit cards that would allow me to pay them off in a reasonable time. I am impressed with the Lending Club business model and am hopeful that I can get a loan funded. Thanks! Borrower added on 01/23/11 > The purpose of this loan is credit card debt consolidation. I have interest rates as high as 23.90% which make it very hard to pay down balances. Although I have too much debt, I feel I am a very low credit risk: I am very consistent paying bills, have a stable job in a very good field, and have very good prospects for future salary increases. I am an actuarial analyst for Mercer, the world's largest consulting firm. I have passed 2 SOA actuarial exams and am continuing toward the Fellow of Society of Actuaries designation. I especially like the social benefits of LendingClub and I plan to be an investor in the future. When banks aren't lending money private citizens can fill the void and provide a valuable service to those in need. Thanks for your consideration in funding my loan.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,575.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan. Please list the debts you are looking to consolidate and include each one's outstanding balance, APR, and current minimum payment. Also, please list your monthly after-tax income and monthly expenses. Good luck!	Hi, Debt 1st Financial: $10,050, 23.90%, $242 Chase: $2,362, 21.24%, $50 AMEX $2,068, 12%, $40 CITI $4,673, 11.99%, $92 Income No overtime: $2,600 Busy season $3,800 After tax expenses Mortgage, property taxes and home insurance $911.40 Condo fee $132 Utilities: $50 Car insurance: $60 Gas: $60 Groceries: $200 Internet: $48 Car - paid for I plan on taking out a loan from my 401(k) to finish paying off my credit card debt. I can borrow up to half the account balance paying 4% interest to myself. Thanks! Sam

Member Payment Dependent Notes Series 660184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660184	$9,600	$9,600	10.00%	1.00%	January 31, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660184. Member loan 660184 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Cerner	Debt-to-income ratio:	27.66%
Length of employment:	< 1 year	Location:	Kansas City, MO

Home town:
Current & past employers:	Cerner
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I have recently graduated with an MBA in Finance from the University of Kansas and will use this loan to pay off higher interest debt accrued during college. My GPA was 3.83. I currently work for Cerner Corporation, one of the largest healthcare information technology companies in the United States. They specialize in providing hospitals, pharmacies, private practices, and other medical facilities with electronic medical record solutions. I am a consultant for the company and help implement these systems for our clients. I greatly appreciate your consideration.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,870.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660199	$4,800	$4,800	5.79%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660199. Member loan 660199 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Stape & Gebeloff	Debt-to-income ratio:	11.71%
Length of employment:	3 years	Location:	Pompton Plains, NJ

Home town:
Current & past employers:	Stape & Gebeloff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I purchased a used car on my low interest credit card, and for no specific reason, had my APR shoot up to more than what an auto loan would've been. I am pleased with the fact that this site offers everyday individual investors a return and a lower rate for myself. Win-win.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,228.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Stape & Gebeloff, and what did you do before that?	Hello, I am an auto technician at the company I work for. I have been in this field for the past twelve years, working at two other auto shops as well.

Member Payment Dependent Notes Series 660249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660249	$2,000	$2,000	10.74%	1.00%	January 26, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660249. Member loan 660249 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,167 / month
Current employer:	Schneider Electric	Debt-to-income ratio:	23.29%
Length of employment:	8 years	Location:	CHARLOTTE, NC

Home town:
Current & past employers:	Schneider Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,594.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Schneider Electric?	I am a Project Manager. My degree is in Electrical Engineering.

Member Payment Dependent Notes Series 660256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660256	$1,800	$1,800	10.37%	1.00%	January 28, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660256. Member loan 660256 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Floridean Healthcare	Debt-to-income ratio:	24.15%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	Floridean Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > this loan is to pay for a procedure to remove gallstones for my Mom

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,783.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Floridean Healthcare and what do you do there? Where did you work before that?	Floridian Healthcare is a nursing and rehabilitation center. I provide physical therapy treatments to patients. Before that I worked for Leon Medical Centers and I also worked in the physical therapy department.

Member Payment Dependent Notes Series 660257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660257	$6,000	$6,000	7.66%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660257. Member loan 660257 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	MTS Services	Debt-to-income ratio:	20.07%
Length of employment:	4 years	Location:	Wilmington, NC

Home town:
Current & past employers:	MTS Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I have two rewards credit cards from two major carriers they have gotten out of hand. They both started out with reasonable rates in the low teens but were both subsequently raised to nearly 20% with no explanation. Now I am making little headway paying them down. I want this loan to use in combination with my tax refund to get my debt under control and manageable. I have already applied for a new low interest credit card to use for emergencies and once the others are paid off they will be retired. Thank you for reading and an extra thank you if you think my plight is worthy enough to fund.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,800.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MTS Services?	I am a lead technician. Typically that means that day to day I either run a small crew or I work as second-in-command on large projects. In case you haven't read up on our business, we install communications infrastructure(copper, fiber etc). And not to boast, but more to make you feel comfortable about a possible investment, our company is the most respected and referred in our service areas. Please feel free to visit our website and check out our work at www.mtsservices.com . Thank you for your question.
Please itemize your monthly expenses. Thank you in advance.	mortgage 1225 electric ~150 water/trash ~70 phone 160 cars 600 car ins 115 food (guess) 600 or 800 gas ~200~300 misc hobby/ entertainment 100-200 good enough?

Member Payment Dependent Notes Series 660278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660278	$7,000	$7,000	7.29%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660278. Member loan 660278 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,731 / month
Current employer:	University of Texas System	Debt-to-income ratio:	7.29%
Length of employment:	3 years	Location:	Hutto, TX

Home town:
Current & past employers:	University of Texas System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > The funds requested will be used entirely to pay off credit card debt. The debt was incurred during college and in the time following graduation and getting my job. This loan is an attempt to pay off my credit cards faster as it is the only debt I have. I have held my job for over 3 years and it is a steady position vital to my office's work. I manage by budget well and live within my means every month. I sincerely appreciate your consideration and support. Thank you.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,831.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but prior to doing so I would like to see your response to the following items: 1. Itemize your monthly expenses. 2. Describe your role at your job. 3. List the principal and the interest rate of each loan to be consolidated. Thank you in advance.	Thank for your questions. On the first question: 1. Rent - $200 2. Utilities - $340 (approx) 3. Credit cards - $200 4. subscriptions - $40 5. Gas - $150 (approx) These are my monthly payments every month. I also put money towards savings every month. I'm sure you are aware other items such as food vary month to month. I don't eat out much and really do not shop much either. On the second question: I work for a legislative relations office at a state agency. My job is a policy and legislative research analyst. Those duties monitoring House and Senate proceedings, monitoring the progress of legislation, and various types of policy research. I am also responsible for some other work I've taken responsibility for over time. On the third question: My only debt is credit cards. The balances and interest rates are: 1. $4,179.64 at 14.9% 2. $1,320.94 at 29.9% 3. $1,474.84 at 27.24% I hope this answers your questions. Thank you.

Member Payment Dependent Notes Series 660294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660294	$10,000	$10,000	7.66%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660294. Member loan 660294 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	University Oklahoma	Debt-to-income ratio:	10.68%
Length of employment:	6 years	Location:	Tulsa, OK

Home town:
Current & past employers:	University Oklahoma
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I am requesting this loan as I was in a motorcycle accident this winter. I had skimped on my health insurance through my job and am now reaping the benefits. I heard about lending club through a news article and think that it is a great way to take lending from the banks and put into the power of regular people.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,285.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at University Oklahoma?	I work in IT. I design, build, and maintain distance education classrooms.
Hi there. Are you now covered by health insurance? could you provide a breakdown of your monthly expenses? Thanks and good luck with this loan.	Yes, I am now fully covered. I changed my plan in November and it is now in effect. Hopefully I won't be needing it again! As for my monthly expenses the largest is my mortgage. I now rent out a room for $250 plus half bills, which will easily cover the cost of the loan I am requesting. The next biggest is my truck, which is paid off in December, and the motorcycle was paid off in the accident. Other then that it is just groceries, gas, phone, etc...

Member Payment Dependent Notes Series 660306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660306	$6,800	$6,800	9.63%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660306. Member loan 660306 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Macomb County Department of Roads	Debt-to-income ratio:	17.72%
Length of employment:	8 years	Location:	Saint Clair Shores, MI

Home town:
Current & past employers:	Macomb County Department of Roads
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > Home Improvement - Hardwood Floors Secure job in County Government, Civil Engineer, 8+ years

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,401.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: 35-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I expect to take 2 to 3 years to pay off the loan but closer to 3 years.

Member Payment Dependent Notes Series 660327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660327	$3,000	$3,000	10.37%	1.00%	January 26, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660327. Member loan 660327 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Zappos	Debt-to-income ratio:	3.25%
Length of employment:	1 year	Location:	HENDERSON, NV

Home town:
Current & past employers:	Zappos
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I'm getting married and need to cash for last minute unexpected expenses. My fiancé and I make over $100k a year. We want to purchase a home after the wedding so we wouldn't do anything to jeopardize our credit. I work for an amazing company that is growing 100% year of year and plans on hiring 2000 employees in 2011.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	60
Revolving Credit Balance:	$4,879.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Zappos and where did you work before that?	Hello CriticalMiss - I am a merchandise buyer at Zappos. Prior to Zappos, I worked at Dillard's also as a merchandise buyer.

Member Payment Dependent Notes Series 660364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660364	$2,400	$2,400	6.92%	1.00%	January 27, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660364. Member loan 660364 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,792 / month
Current employer:	Universal Punch Corp.	Debt-to-income ratio:	24.88%
Length of employment:	6 years	Location:	Corona, CA

Home town:
Current & past employers:	Universal Punch Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,914.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Universal Punch Corp.?	Type your answer here. i'm the foreman in my department and i'm also set up and run a machine

Member Payment Dependent Notes Series 660366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660366	$9,600	$9,600	5.42%	1.00%	January 31, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660366. Member loan 660366 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,958 / month
Current employer:	Oakland University	Debt-to-income ratio:	21.13%
Length of employment:	10+ years	Location:	Auburn Hills, MI

Home town:
Current & past employers:	Oakland University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,471.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Oakland University?	Library Technician
What type of home improvement?	Kitchen remodel and other updates to a condominium.

Member Payment Dependent Notes Series 660367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660367	$13,400	$13,400	13.06%	1.00%	January 27, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660367. Member loan 660367 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,170 / month
Current employer:	PPG Industries, INC	Debt-to-income ratio:	18.84%
Length of employment:	< 1 year	Location:	Lake Charles, LA

Home town:
Current & past employers:	PPG Industries, INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > I plan to use these funds to consolidate my credit cards that I used to pay off my relocation to my new job and buy furniture for the apartment. When I get this loan I will pay a lower interest than the amount I'm currently paying on my credit cards and will have a stable payment. Even when I was a student I've never missed a payment and because I'm building credit to later on buy a house I don't plan on doing it either. PPG industries, INC is a very stable company in which many of my co-workers have been working here over 30 or 40 years. The reason is that although there not the highest payers they are over the average and like I said there very stable. I work as a Mechanical Engineer developing projects. My income every month is $5,170 that subtracting taxes, health plan, 401k, saving account and all other deductions I get net of $3,900. I pay $950 monthly rent for my apartment and an average of $100 in utilities. Most of the payments that I'm making are for the credit cards, Mint.com suggested me to consolidate with you guys to save money and if all goes well I will.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,389.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at PPG Industries, INC and where did you work prior to that?	I'm currently Mechanical Engineer for the Engineering Dept., prior to this position I worked the summers as an Intern for PPG and in the semesters besides studying I did research(for pay) and I had a part time job at a Pet Shop (Carausel de las Mascotas). Hope this helps.

Member Payment Dependent Notes Series 660390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660390	$2,400	$2,400	17.14%	1.00%	February 1, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660390. Member loan 660390 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Teletech	Debt-to-income ratio:	7.94%
Length of employment:	< 1 year	Location:	Mt. Vernon, MO

Home town:
Current & past employers:	Teletech
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$904.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660394	$1,000	$1,000	10.00%	1.00%	January 28, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660394. Member loan 660394 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,144 / month
Current employer:	n/a	Debt-to-income ratio:	23.34%
Length of employment:	n/a	Location:	Mena, AR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/11 > I am already a Borrrower Member and half paid up.The policy of automatic checking account deduction ensures payment unless one goes belly-up!

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,195.00	Public Records On File:	1
Revolving Line Utilization:	61.50%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660413	$4,000	$4,000	13.80%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660413. Member loan 660413 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	5.00%
Length of employment:	4 years	Location:	MILTON, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,634.00	Public Records On File:	1
Revolving Line Utilization:	67.50%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 660438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660438	$16,000	$16,000	14.54%	1.00%	January 26, 2011	February 6, 2014	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660438. Member loan 660438 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,628 / month
Current employer:	US POST OFFICE	Debt-to-income ratio:	12.99%
Length of employment:	10+ years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	US POST OFFICE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,200.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number of years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am an full time City Letter Carrier in San Francisco. After I paid off all my debts, I will try to pay off this loan as soon as I can.

Member Payment Dependent Notes Series 660464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660464	$4,800	$4,800	13.06%	1.00%	January 27, 2011	February 6, 2016	February 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660464. Member loan 660464 was requested on January 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Biodot	Debt-to-income ratio:	22.90%
Length of employment:	5 years	Location:	long beach , CA

Home town:
Current & past employers:	Biodot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Employeed by Biodot since 2006 Position: Quality Control Engineer

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$17,142.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Biodot?	Quality Control Engineer
Would you please list the details on the need for the loan? Thank you	More economical vehicle. Have a long commute which uses a lot of gas in my current vehicle.

Member Payment Dependent Notes Series 660470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660470	$12,000	$12,000	7.66%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660470. Member loan 660470 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,453 / month
Current employer:	Desert Research Institute	Debt-to-income ratio:	16.76%
Length of employment:	10+ years	Location:	Reno, NV

Home town:
Current & past employers:	Desert Research Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Trying to get rid of high-interest credit card debt and free up cash each month. Been paying on time for many years--want to make sure I don't miss any.

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,702.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there. Could you explain the high revolving credit balance? Could you provide a breakdown of your monthly expenses? Are you covered by health insurance? Thanks and good luck with this loan.	Hm. All right... Part of the credit problem was because one card was set up as the overdraft protection for my main checking account--and the bills I had were very disproportionately distributed among my paychecks. (One paycheck took the brunt of my bills and the other had very little.) Until I spotted and fixed this I wound up needing overdrafts each month, which were credited as cash advances and given a higher rate. I am insured, though it's the type that pays 80% of expenses for the most expensive stuff. (Fortunately it's much more reasonable for preventive care.) As for monthly expenses... well, rent is reasonable for the area, car is paid for and running OK, no existing loans or liens. As it stands, in fact, my biggest monthly expense is what I'm paying on by credit cards, and this loan would drop that to #2 (behind rent).
Do you have any other sources of income or a family member that also works and contributes to monthly expenses? Your revolving credit and monthly payments are quite high given your income profile. Any assurances you could provide potential lenders that this loan will get repaid? Thank you.	Well, I do have family in town and elsewhere who are, frankly, doing better than I am. (They did, in fact, ask about whether the loan could be paid off early.) In a pinch I can ask them to help cover a payment. I also have savings that can cover a payment, and there's always the cards I'm trying to pay off with this loan.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Desert Research Institute? These answers will definitely help lenders lend.	Well, the details of my budget are private, but I'll provide some of that info... Right now I've got 3 outstanding debts, with APRs of 23.99%, 19.7%, 15.7% and 12.5% (The Visa card has separate rates for 'cash advances' and regular charges--see my last answer). This loan would pay off the first three completely and free up cash to help with the last one; even without changing what I've budgeted to pay that it should be paid off at about the same time as this loan. (The 12.5% one is a Line of Credit my bank set up to help with the unbalanced bills problem.) I'm the only wage earner here, but as I've said before I have family who could help me with payment. I've also got a savings account which I contribute to each month, which could cover a couple of payments if necessary. Not sure what you mean by 'role'--somewhere between professional and peon--but I can say my job is reasonably secure despite the economy (it uses Federal funds). Unfortunately, due to the economy we've basically had a wage freeze for a couple years now. On the other hand, if I do lose or leave my job my retirement fund would easily cover this loan.

Member Payment Dependent Notes Series 660519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660519	$2,500	$2,500	5.42%	1.00%	January 27, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660519. Member loan 660519 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	C.A.N. Transport	Debt-to-income ratio:	8.76%
Length of employment:	2 years	Location:	HESPERIA, CA

Home town:
Current & past employers:	C.A.N. Transport
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,912.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660531	$5,000	$5,000	5.42%	1.00%	January 26, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660531. Member loan 660531 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Hospital Corporation of America	Debt-to-income ratio:	2.10%
Length of employment:	2 years	Location:	Franklin, KY

Home town:
Current & past employers:	Hospital Corporation of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,432.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660534	$7,200	$7,200	7.29%	1.00%	February 1, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660534. Member loan 660534 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	MLV Restaurant Associates	Debt-to-income ratio:	16.15%
Length of employment:	5 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	MLV Restaurant Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I have outstanding credit card debt that I would like to retire now that I have enough disposable income to make larger than the minimum payments. Citibank called and asked permission to up my rate to 24.99%, when I declined they closed the account; they are the bulk of my debt. I would like to consolidate all my open debt to a better rate. I have a Prosper loan from 9 months ago that worked so well I decided to get another but I've found Lending Club to have much better rates. I work as a bartender on the Las Vegas Strip, I've lived here around 6 years. I share a house with 4 people so my rent is very low , my car payment is $192/month, and my income is a conservative estimate because I need to use the IRS estimate of $18.11/hour tips + $8.25/hour wage for verification purposes. I have one ding on my credit score from 6 years ago that will expire next year. When I first moved to Las Vegas I went 6 months without a job and borrowed money from my parents to pay off a debt for less than what was owed. I was able to keep all my other debts current. My parents have been payed back of course :)

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	64
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving Credit shows 0.00	I would assume that when I refused the higher credit rate from Citibank and they closed my account with a $10k credit limit that technically put me to $0 in revolving credit. I still have open unused credit lines with Wells Fargo and Chase and Yamaha, but the $5k I owe to Citibank cancels out my available credit. Also, when they closed the account my utilized debt/available credit ratio tanked, I noticed a 40 point drop in my credit score when I closed that account.

Member Payment Dependent Notes Series 660567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660567	$11,000	$11,000	16.02%	1.00%	January 27, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660567. Member loan 660567 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	US Federal Government (GSA)	Debt-to-income ratio:	8.87%
Length of employment:	2 years	Location:	flanders, NJ

Home town:
Current & past employers:	US Federal Government (GSA)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > This loan will be a loan that will start my life. Looking for a loan to pay for an engagement ring. I really appreciate the help. Borrower added on 01/25/11 > Just want to thank all the investors who have already funded my loan. I am very much appreciative of your help. I have a very stable job, I currently work for the US Federal Government and I plan on making monthly payments on time as well as extra payments. Thanks again for helping me jump start my future.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	5
Total Credit Lines:	30	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,276.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the 5 delinquencies in the last 2 years.	it was during a time where I was in the middle of selling my house and moving back to nj from de. During that process my mail was not bring delivered to my correct address. After realizing this I called the companies and paid of the debt that was owed...After that instance I never have missed a payment...
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi, thank you for your interest in my loan. I plan to live the whole life of the loan which in this case is 3 years. If I make a couple of extra payments, the loan will be paid off maybe a month or two before the 3 year mark. I hope my answer has answered your question. Again, I really appreciate your interest in helping me with my future life. Take care!

Member Payment Dependent Notes Series 660576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660576	$4,400	$4,400	13.80%	1.00%	January 31, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660576. Member loan 660576 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,955 / month
Current employer:	US Department of HUD	Debt-to-income ratio:	9.57%
Length of employment:	10+ years	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	US Department of HUD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > I am borrowing the funds to help put a downpayment down on a home. Borrower added on 01/27/11 > The funds will be used for a home downpayment.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,592.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for US Department of HUD?	I am a financial Analyst. I have been in this position for the last 10 years.
What is the full down payment amount on the house, what is the total price of the house, and what will your mortgage rate be?	I am approved for a FHA loan with an interest rate of 4.875%. The price of the house is $165,000. We are still negotiating with the seller for a better price and the allocation of the closing costs.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Is spouse, or partner, income included in your reported Gross Income Per Month? If not included, what is your household's combined Gross Income per month, or per year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) Is spouse, or partner, income included in your reported Gross Income Per Month? No, I am single If not included, what is your household's combined Gross Income per month, or per year? $95,459 a year (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? 2 to 3 years.
It sounds like you're not sure what the final numbers will be exactly, but do you expect this loan to cover most or all of the down payment on the FHA loan? When do you expect the sale to close? Is there a chance that you won't end up finalizing the purchase, and in that case, what will you do with this loan's funds?	I am definitely going to buy a home as soon as I can. I have not finalized any negotiations yet. When I get the loan, I will place it in my checking account. I am just trying to ensure that I have enough money at closing. If for some reason I do not close on a home by May 1, 2011, I would pay back the loan in full.

Member Payment Dependent Notes Series 660607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660607	$3,500	$3,500	7.29%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660607. Member loan 660607 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	3M	Debt-to-income ratio:	15.54%
Length of employment:	10+ years	Location:	SYLMAR, CA

Home town:
Current & past employers:	3M
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,602.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at 3M?	Manufacturing Supervisor

Member Payment Dependent Notes Series 660615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660615	$20,000	$20,000	16.77%	1.00%	February 1, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660615. Member loan 660615 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	TBASE INC	Debt-to-income ratio:	9.65%
Length of employment:	6 years	Location:	CLEARWATER, FL

Home town:
Current & past employers:	TBASE INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	30
Revolving Credit Balance:	$52,068.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please go into detail about your business. And what you will be using the funding for. Thanks	we are a wholesale denim company. we sell denim to retail stores in the USA. the money will be used to finance 3.25 production of denim made in the USA.
what was the delinquency 38 mo ago [nb: some borrowers respond to this kind of inquiry with "what are you talking about" so I will mention that LC has posted, on your loan info, that you had a delinquency 38 mo ago.	this was not a delinquency. I set this account up as an auto withdrawal and the last payment to pay off the account was not auto withdrawal from the account by the creditor. They made a mistake and I have been tring to correct this since. We have a law suit in civil court to correct this at this time.

Member Payment Dependent Notes Series 660681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660681	$9,000	$9,000	15.28%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660681. Member loan 660681 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	valvoline instant oil change	Debt-to-income ratio:	5.19%
Length of employment:	5 years	Location:	Rochester, MN

Home town:
Current & past employers:	valvoline instant oil change
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > this is to purchase a 2003 jeep rubicon with 143000 miles in excellent shape NADA value 12100.00 giving a LTV of 1.34. Thank you, Tony

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,123.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for your interest, however, I don't wish to list my my current mortgage balance on a open platform, I will say my mortgage is about 60% of fair market value (LTV of 1.62). I hope this helps, if not let me know and I will do what I can. Thanks
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am an assitant manager at valvoline instant oil change. Job duties include hiring new employees ( just hired 3 new employees, business is great!) training, certication and supervision, new lead generation, problem resolution, inventory, ordering, scheduling, cash flow, sales. I put down 5 yrs just to be realistic, I don't see me taking this full term- most likely 3-4 yrs Thanks
actually, your LTV is 74.38%	yep your right, banks use a number (usaully 1.1 or 110%) to figure ltv. This is where I made my mistake. Thanks for noticing and correcting me!

Member Payment Dependent Notes Series 660683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660683	$10,000	$10,000	11.11%	1.00%	January 28, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660683. Member loan 660683 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	bd construction	Debt-to-income ratio:	20.53%
Length of employment:	10+ years	Location:	minneapolis, MN

Home town:
Current & past employers:	bd construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I need funding to modernize a 1915 house. I have been gainfully employed for 20+ years. Additional information is available upon request.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,665.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 660724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660724	$9,000	$9,000	10.37%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660724. Member loan 660724 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lincoln Financial Group	Debt-to-income ratio:	12.06%
Length of employment:	< 1 year	Location:	Philadelphia , PA

Home town:
Current & past employers:	Lincoln Financial Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,142.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In order to fund your loan, I will need the following important, specific info: For EACH debt you plan to pay off with this LC loan, please provide the lender [e.g., Citi], the amount [eg,$2,000], the minimum payment [e.g., $75], AND VERY IMPORTANT the rate [eg, 12.99%]. Thanks, I am looking forward to funding your loan!	I have one credit card that has a significant amount of debt on it for various reasons (Veterinary expenses, Bridesmaid expenses, Moving/relocating expenses, etc). It has a high interest rate of 24% which is making my monthly payments useless and almost impossible to catch-up. I plan to pay off the entire credit card with this loan. The loan will have a decreased interest rate, and lower monthly payments making the payoff more manageable.

Member Payment Dependent Notes Series 660772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660772	$12,000	$12,000	18.62%	1.00%	February 1, 2011	February 10, 2016	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660772. Member loan 660772 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,325 / month
Current employer:	Veterans Administration	Debt-to-income ratio:	8.87%
Length of employment:	< 1 year	Location:	Avon, MT

Home town:
Current & past employers:	Veterans Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > Very stable job. Though only a couple of months in this particular position, 15 years with the federal government. Plan to use the loan to pay down credit cards. I am not an irresponsible spender, but had cancer and had to use my cards during that time. Now I'm cancer free and wanting to pay off all of my bills as soon as possible. I own property in two states and manage my finances well. I appreciate this opportunity to get back on track as soon as possible.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,814.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Veterans Administration and where did you work prior to that?	I am a Claims Assistant, Intake Specialist. We help the veterans obtain benefits. I have run my own ranch since 1996 and worked in retail as a supervisor.

Member Payment Dependent Notes Series 660786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660786	$18,000	$18,000	10.37%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660786. Member loan 660786 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Technology Solutions	Debt-to-income ratio:	5.28%
Length of employment:	10+ years	Location:	Collinsville, OK

Home town:
Current & past employers:	Technology Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,435.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Technology Solutions? How secure is your position? Thank you	I am one of the officers. I feel kinda stupid being here, and my pride precludes me from increasing my compensation from the company to fix my personal cash flow problem Basically I ran a little close to bottom with the checking account. I usually manage my cash flow better than this, and float expenses on the amex if need be for a month or two, but the unexpected medical bills for my wife were more than I budgeted for. Thanks for your time.
What is your job description? What is the balance of your mortgage including 2nds and heloc? What is the current market value of your house? What is your itemized monthly budget? How long in years do you plan on taking to pay off the loan? List your debt by:type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. What are you doing to keep this debt from reoccurring? Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	In reponse to your questions in order. I am the Vice President Balance of mortgage is a little under $125k @ 5% $945 payment no 2nds etc. Current appraised value (last year) is $147k My monthly budget is about $3k I make 90k a year I plan to pay off this lendingClub loan in march after I receive my bonus (estimate of $35k) Chase CC $15,000@ 2.9% amex/discover/citibank $17,500 @ 15% (this is what will be paid off with this loan) The neccesity of this load did not come from a spending more than I make, but of a cash flow crunch of me/my business spending $130k to fill orders in december running our bank account to low to bonus so revenue I was expecting in december will not arrive untill march. Thanks for your time.
what are the interest rates on your current loans? what is the GET ME TO MARCH? in your title. thanks Joe	House Loan $125,000 @ 5% Chase CC $15,000@ 2.9% amex/discover/citibank $17,500 @ 15% (this is what will be paid off with this loan) The get me to march is referencing about $35,000 in revenue that I will be bonused in March. I basically got myself into a cashflow problem. I expect to pay off this loan at the end of March after my bonus, just need to get there.
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	I'm not accruing new, I'm simply trying to address a temporary cash flow issue. I had some unexpected expenses coupled with a larger than expected volume of orders in December. Revenue and bonuses realized in March will get this as well as other expenses/debts paid off and get me back on track. Thanks for your time.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	No problem, Thank you for your time.

Member Payment Dependent Notes Series 660817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660817	$6,000	$6,000	7.29%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660817. Member loan 660817 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	Union Standard	Debt-to-income ratio:	5.39%
Length of employment:	1 year	Location:	Irving, TX

Home town:
Current & past employers:	Union Standard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Hello, this loan is for our 1st house and will help increase our downpayment to get a better mortgage rate. I have excellent credit. Thank you for your time and consideration! Borrower added on 01/25/11 > Thanks to the 5 investors that have started the funding process! Lets keep it going! Bank account is in the process of being verified. Borrower added on 01/26/11 > Thanks to the 12 new lenders that have funded the loan since yesterday! Currently investors from 9 different states have funded our loan. My goal is to make sure all of you are paid back in full by the end of five years and not one day after. Borrower added on 01/26/11 > Bank account is now verified Borrower added on 01/27/11 > 20% funded, only another 40% to go until minimum funding! Thanks to all 27 investors who have participated. We're up to 10 states now. Borrower added on 01/28/11 > Thanks everyone, closing in on 30% funded. We've added 11 investors and we are up to 13 states! Borrower added on 01/29/11 > Good morning, we're almost up to 40%, past the halfway minimum funding point. Another 11 investors have joined funding our loan! Thank you. I've lost of track of how many people from different states have joined us. Borrower added on 01/30/11 > Thanks to the 60 investors that took this loan past 40%. I'm very confident the minimum funding point will be reached. Just to clarify a few things. As of today, our loan has the highest credit rating for all 60 month loans. My wife's monthly income of 1400 is not included in calculating the debt to income ratio. Revolving credit usage has also been reduced by half from what LendingClub has listed. I pay off statement balances in full every month. Only fixed debt I have is a car lease for $215 a month. The company I work for is rated A+ by A.M. Best. Thanks for looking!

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,725.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660819	$10,000	$10,000	13.06%	1.00%	February 1, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660819. Member loan 660819 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Nutrimedia, LLC	Debt-to-income ratio:	18.99%
Length of employment:	7 years	Location:	Aliso Viejo, CA

Home town:
Current & past employers:	Nutrimedia, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > This will be used to pay the upside down on my car, when it is sold so that I can free myself from the vehicle debt over 3 years by lowering my payment and cutting a year off of the total loan time. Borrower added on 01/24/11 > This is my 2nd car, so I will not be purchasing another car, incurring more debt. My monthly payment on the car is $607.43, so I would be saving $300 a month and $100 per month in insurance fees. This is a sound investment and easy ROI. Borrower added on 01/25/11 > More details (as others seem to be getting funded before me): My first credit came when I moved to the USA from Canada in 2005. That is why it is so new compared to others. My age is not reflected by the credit. My recent delinquency came because my Capital One card was charged a yearly fee, which I received no statement for (and I only used that card a few times so I didn't check the online reporting often). I received a call asking when I'd pay my overdue bill, which I had no knowledge of. I paid it off on the phone, for a total amount of around $50 including late penalty. This is the first time anything has been even a day late. Borrower added on 01/26/11 > Thank you to all of my investors to date and in the future, your vote of confidence in me as an investment is re-assuring to me and well placed.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	2
Revolving Credit Balance:	$292.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Nutrimedia and what do you do there?	It is a nutraceutical company, and I handle all IT and sales coordination. So anything that sales needs, I manage the go-between. This is an essential function in a company like ours where sales people have needs and no way to explain or oversee creation of tools/systems they need.

Member Payment Dependent Notes Series 660830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660830	$6,800	$6,800	13.06%	1.00%	January 27, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660830. Member loan 660830 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,467 / month
Current employer:	AON Corporation	Debt-to-income ratio:	10.10%
Length of employment:	< 1 year	Location:	Briarwood, NY

Home town:
Current & past employers:	AON Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	15
Revolving Credit Balance:	$12,973.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, The total balanced owed on my mortage loan is $110,227. I have no HELOC and the current market value is $130,000. Thanks.
What do you do at AON Corp? Where were you employed prior to AON? Please explain the 1 delinquency 15-months ago?	I am an Associate Account Executive at Aon. I am a Foreign Property & Casualty Insurance Broker. The delinquency of 2009 was due to a brief period of my spouse's unemployment which was reversed quickly. I had no delinquencies in 2010.

Member Payment Dependent Notes Series 660850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660850	$8,000	$8,000	10.00%	1.00%	January 28, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660850. Member loan 660850 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Expressjet Airlines	Debt-to-income ratio:	20.54%
Length of employment:	6 years	Location:	Allentown, PA

Home town:
Current & past employers:	Expressjet Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > This loan is to consolidate two credit cards.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	53
Revolving Credit Balance:	$7,627.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660862	$24,250	$24,250	12.61%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660862. Member loan 660862 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	qcd	Debt-to-income ratio:	16.71%
Length of employment:	< 1 year	Location:	altamonte springs, FL

Home town:
Current & past employers:	qcd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > my job is very very stable!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	82
Revolving Credit Balance:	$3,443.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	138,000 143,000

Member Payment Dependent Notes Series 660869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660869	$7,750	$7,750	10.37%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660869. Member loan 660869 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	Capital Management Services Inc	Debt-to-income ratio:	21.64%
Length of employment:	< 1 year	Location:	lackawanna, NY

Home town:
Current & past employers:	Capital Management Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > This will eliminate one and take a large chunk out of another credit card with at least twice the interest rate of this loan.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,031.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. nope 2. nope 2c. my mother owns the house 3. nope 4.112k 5. 6 years

Member Payment Dependent Notes Series 660889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660889	$8,000	$8,000	5.79%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660889. Member loan 660889 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Dekalb County Schools	Debt-to-income ratio:	19.41%
Length of employment:	4 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Dekalb County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > The loan is for a family business that will include the strengths of my entire family. It is based around the growing field of e-learning and is intended to provide professionals with a consulting based training forum. My teaching background and my husbands consulting background provide us with the perfect balance of skills to manage the business. The funds will be used to help develop the technical aspects of the company. This will allow other money's to be used as working capital. The projected current ratio is 6.8 and the quick ration is 6.0. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,986.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Yes, I do own a home and the mortgage is paid. The title is held in my name. There is no lean on the home nor HELOC. The price that I paid for the home was $194,000 and that was over 6 years ago.

Member Payment Dependent Notes Series 660892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660892	$6,000	$6,000	5.79%	1.00%	February 1, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660892. Member loan 660892 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Vassar College	Debt-to-income ratio:	7.10%
Length of employment:	4 years	Location:	Poughkeepsie, NY

Home town:
Current & past employers:	Vassar College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > This loan is to help cover the initial enrollment cost for my son for one year in a therapeutic boarding school. The Family Foundation School of Hancock NY is the most appropriate program for my son. I'd had a $75K 30 year loan from Aspen Education's CRC for him to attend Swift River Academy in Cummington, MA which is also an excellent program-- but that loan is not transferable to schools outside of the Aspen Education corporation schools. Until now I've been able to manage by sending him to a therapeutic summer camp at Ramapo for Children (Rhinebeck NY) and a once-monthly program they hold called Teen Leadership Training. It was worth every cent as he could handle the pressure of peers and teasing but the bottom fell out for us in November when not only was he in conflict with peers but a young teacher humiliated him in front of the group by asking him why he doesn't have friends. Taking him weekly to a local professional has been insufficient to overcome the situation. He dropped out of HS.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 660929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660929	$12,000	$12,000	10.37%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660929. Member loan 660929 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	baker international	Debt-to-income ratio:	6.60%
Length of employment:	3 years	Location:	OAK POINT, TX

Home town:
Current & past employers:	baker international
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > i checked today and my employer has never had a lay-off. the company has been around for 25 or so years. i have money to pay this loan ,so i will not be a not pay person.please it this helps, let me know!would someone please call me? Borrower added on 01/29/11 > 1. I do not owe a mortage 2. I do not hod the title a.no b.no c. spouse. was my husbands house befire i married him. 3 I do not have ahome equity loan of credit 4. ?? 5. 5 years Borrower added on 01/29/11 > I would also like to ad that I am a very reliable person, and never miss work for being sick. I am a "trooper" my boss says!

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,719.00	Public Records On File:	1
Revolving Line Utilization:	4.20%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here.No the mortgage is paid off. we did take out a equity loan for improvement .

Member Payment Dependent Notes Series 660987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660987	$12,000	$12,000	7.29%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660987. Member loan 660987 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,950 / month
Current employer:	Deyette McCloskey & Assoc	Debt-to-income ratio:	22.95%
Length of employment:	10+ years	Location:	Carpinteria, CA

Home town:
Current & past employers:	Deyette McCloskey & Assoc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I will use this loan to pay off existing loans that have a high interest rate. I always make my payments on time. I have been at the same job for 15 years.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,424.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	Type your answer here. Car loan, MasterCard and Visa Card

Member Payment Dependent Notes Series 660991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660991	$14,000	$14,000	10.37%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660991. Member loan 660991 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Comcast	Debt-to-income ratio:	13.80%
Length of employment:	2 years	Location:	EXTON, PA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Currently I m holding very high interest credit cards and loans. I m planning to use $9,800 to pay off my debt and maintian one consolidate account. I will use another $4,000 for my family dental procedure expenses. I pay monthly apartment rent of $920 per month. I pay the current loan payments of $650 per month. I don't have any other major expenses to pay for. I m a full time employer at Comcast Cable Inc and have a stable income to pay the loan amount with out any trouble.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	32
Revolving Credit Balance:	$2,298.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. Monthly Net: $5300 2. Monthly expenses Rent:$ 920 car,utilitis,insurance:$(100+125+85):$310 phone,internet,cable:$125 food and other expenses:$500 Child care costs:$825 3. Loan amounts: pay off visa card - $5335 (APR - 22.5%) pay off master card - $ 2500 (APR - 21%) pay off personel loan - $2000 (APR - 24%) 4. Right now i am the sole earner

Member Payment Dependent Notes Series 661005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661005	$9,625	$9,625	10.74%	1.00%	January 28, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661005. Member loan 661005 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,644 / month
Current employer:	IRS	Debt-to-income ratio:	0.25%
Length of employment:	10+ years	Location:	Waldorf, MD

Home town:
Current & past employers:	IRS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I plan to pay off high creditors. My goal is to be debt free in less than 5 years. I pay all my bills timely. I have had one late payment in the last 5 years. I am a federal employee and my job and salary are very stable. In my own opinion, I'm a borrower who likes to pay off all her obligations in a timely manner. Borrower added on 01/25/11 > I have sent the requested information. Thanks in advance. Borrower added on 01/26/11 > My goal is to have this oblighation paid in 18 months or less.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	7
Revolving Credit Balance:	$451.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) I am a program/management analyst. I am responsible for executive training, leadership development and on-boarding new hires. 2) I plan have this loan paid within 18 months (making additional payments each month). Thank you for your interest!
You have mentioned you like to pay your bills timely, yet your credit report shows a late payment 7 months ago. Can you explain? Also please understand that it does not give a lender confidence to have an answer of "I was not aware I had a late payment on my credit report."	Hello. This is correct and in all honesty, I check my credit report regularly to ensure there are no discrepancies. I was opened and honest when I applied for this loan through the lending club and I am fully aware of the one negative adverse activity in my report. I stated that in the last 5 years (actually it's been longer than that) where I have had only one late payment. I have always paid my obligations on time (mortgage, credit cards, utililites bills, etc.). Exactly June 2010 was when my husband and I did not send our mortgage payment on time. It was truly our fault (not because of insufficient funds because that was not the case). It was not verifying the transaction was done. It reached the company by one day after the 15 day grace period and as you know, the mortgage company must report anything after the end of that month regardless if it was just one day after the 30th of the month. This was and has been the only late payment as most of my bills are done via auto pay to ensure this NEVER happens. My mortgage is also set up through my bank for reminders and to send payment the day it is due. I like having a good to excellent credit report and score and I was very fortunate that my credit score did not drop significantly due to this mistake. It stayed in the good range where I have been for sometime (above 724). Not only am I working to become debt free but I'm aiming to be in the excellent range for my credit score. Thank you for your interest and consideration in this investment! I appreciate it.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future?	JCPenney: $400.00 @ 26.99% CashUSA Line of Credit $1,627.00 24% BillMeLater $300.00 Citicard $24,955.23 (of this balance $21,412.82 is 13.99%, 1994.41 is 0%, 897.62 is 0% and 637.54 is %25.24%) No other charge card or car note. I will payoff the JCpenney, BillMeLater and line of credit and pay down on the Citibank Credit Card. I was not approved to pay the entire Citi balance. Once I pay the balance of this loan towards my citibank cc, I will pay the minimum each month and double up on the payments on this loan to pay off in 1/2 the time (18 months). With the current balance of $24,955.23 on my citi, by paying the minimum of $508 per month, it would take me 35years to pay it off. If I pay $850 a month I could pay it off in 3 years (a savings of $24,763 in interest). I have NO intensions in making any purchases with my citi card. I will also reduce the credit limit on my citicard (which is now down to $25,000). Each time I pay it down, I will lower that credit limit keeping it about $5,000. I would not close that account as I know it can lower your score but use it wisely and pay it off each month it is used (after I am debt free). Once I pay off the loan I receive from lending club and by showing I am an excellent borrower and paying this loan off in 1/2 the time, I would like to reapply for another loan (after this one is paid off) to pay off any remaining balance on my citi (with no purchases) by obtaining a lower interest rate and paying it off in less than 3 years (this is my 5 year plan to finally get rid of bad debt for good). Thank you for your inquiry and your consideration in funding this loan and helping me to get out of debt. Note: My attitude is if I can't pay in own cash, it would have to wait until I have the funds to make the purchase.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we sincerely want to help you and simply ask that you be a responsible borrower and take your obligation seriously. Best of luck to you.	THANK YOU! Many times we don't know who we come across. When I saw your email, it brought me to tears knowing that the investors (real people) trust in me. I have never heard about Lending Club and I was trying to figure out how I can get out of debt in the next 5 years. I was researching the internet and came across Lending Club. I did my own research first by checking out the Better Business Bureau as I did not want to share personal information with just anyone especially over the internet. The BBB rated lending club with an A- and I knew my personal information was in safe hands. I didn't look no further. I hope to be in position to help and trust others as my investors have in me to get them out of situations such as my own. Again, THANK YOU ALL! Sincerely!
Your credit listing here shows a $451.00 revolving credit balance, yet you are mentioning debt of well over $25,000. On top of that, you're only asking for a $9,625 loan. I'm not understanding what you're trying to do here...	The $451.00 is for my JCPenney Account. Exactly August 10, 2010, I received a notice from Citibank stating the following: Account Alert: This account has been converted to a new number. I receive my credit report annually and on my last report dated January 13, 2011, which I received recently neither my old account # nor the new account number from Citi was listed (this is the card with the balance of $24, 955.23) and it is open and in excellent standings. I have NEVER (and I absolutely mean NEVER) have had a late payment on this account. Nor have I closed it or asked that it be closed. Citi bank notified me that it was being converted. I contacted Citi several days ago via a secure message through there website where I pay my bill. Since they converted my card to a new number, they should be reporting this card along with the other data. I received a message back from Citi stating that my question was being referred to the appropriate department and I should be recieving a response. I'm awaiting that response and will share that with my investors. Per my earlier response to a question, I was trying to get approval on a loan to pay off my citi card in full with a lower interest rate. I would have paid the smaller debt in several payments and would have had just the one debt to pay off. Because I was not approved for the $25,000, I was paying all the smaller debt (JCPenney, Bill Me Later and the Line of Credit) and then the remaining funds will go towards my citi card. Once this loan is paid off, whatever balance I have on my citicard, I would like to go through Lending Club again to get a lower interest rate to pay that in full in the next 3 years. I wasn't borrowing the $9,625 just to add to the current debt I have. I am truly and honestly trying to live a debt free life and help someone else who is in my same situation. Thanks for your inquiry.

Member Payment Dependent Notes Series 661049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661049	$3,000	$3,000	14.91%	1.00%	January 27, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661049. Member loan 661049 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Karl Strauss	Debt-to-income ratio:	16.13%
Length of employment:	4 years	Location:	westminster, CA

Home town:
Current & past employers:	Karl Strauss
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > This is for my husband and I to get married before he goes into the military.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$538.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 661052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661052	$5,000	$5,000	6.92%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661052. Member loan 661052 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,742 / month
Current employer:	AdMed,Inc	Debt-to-income ratio:	2.67%
Length of employment:	6 years	Location:	New Hope, PA

Home town:
Current & past employers:	AdMed,Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,027.00	Public Records On File:	1
Revolving Line Utilization:	7.70%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	primarily credit cards and a couple of non-credit card bills.

Member Payment Dependent Notes Series 661059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661059	$12,000	$12,000	7.29%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661059. Member loan 661059 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,381 / month
Current employer:	ITW Switches	Debt-to-income ratio:	10.16%
Length of employment:	2 years	Location:	Mundelein, IL

Home town:
Current & past employers:	ITW Switches
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,691.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 661111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661111	$25,000	$25,000	15.65%	1.00%	January 31, 2011	February 7, 2016	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661111. Member loan 661111 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Clear Channel	Debt-to-income ratio:	18.06%
Length of employment:	10+ years	Location:	Highlands Ranch, CO

Home town:
Current & past employers:	Clear Channel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Rhis process was fast and easy

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,770.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Get your income verified and an "approved" on your loan review. Contact LC for details and stay on it until it's done. It will enhance your chances of your loan being fully funded.	Spoke to credit today and they have already verified income and said I was credit approved.
Please tell us about the debts you will consolidate. What are your balances and interest rates? How will your payment obligations change?	Visa, $27k at 20.99%. It will lower my monthly payments by $150.
Hi, based on yur credit report you have $54k credit used, what is the difference between this ans the $27k Visa? Do you have a home equity line of credit?	I also have a Discover Card, but the balance is just over $7K and the precentage rate is 11.24%. Payments are very low per month on this card. We do have a Secure Home Equity Loan that would help account for the difference in the above total.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1)Job description---National Sales in Radio---have been at position for 11 years and with same company for over 15 years. This position is salaried and not commission based. 2)I would entertain a lower percentage of funding.
Your revolving balance is very high; is this all credit debt, or a HELOC? Do you intend to go totally debt-free, or to only debt-reduce?	My total debt does include a HELOC. I intend to reduce the credit card debt.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My name is not on the title to the house. We do not have a mortgage on the house. The Helco is $30k. The value of our home is $245K.
Can you shed some light on how much is your mortgage (incl HELOC) and how much is the value of your home (Zillow)? also are you the sole wage-earner in your famiy?	We do not have a mortgage on our home. The Helco is $30K. The value of our home is $245K. I am not the sole wage earner in my family.

Member Payment Dependent Notes Series 661116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661116	$3,000	$3,000	11.11%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661116. Member loan 661116 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	MBF Agency	Debt-to-income ratio:	18.29%
Length of employment:	3 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	MBF Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,260.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for MBF Agency?	Placement Manager

Member Payment Dependent Notes Series 661137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661137	$12,000	$12,000	10.74%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661137. Member loan 661137 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Bartlett Regional Hospital	Debt-to-income ratio:	20.97%
Length of employment:	3 years	Location:	JUNEAU, AK

Home town:
Current & past employers:	Bartlett Regional Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > With the help of LENDINGCLUB, I could consolidate and pay my debt faster.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,994.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Bartlett Regional Hospital?	I work as an Emergency Medical Technician (EMT). We offer comprehensive treatment services for people with substance abuse, substance dependence, and other Addiction Disorders.
EMT, Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (2) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	To: US Marine Corps.Retired Thank you for your interest in funding my loan. I am targeting to pay the full amount in 2 years. It is good to know that Lending Club offers NO PRE-PAYMENT penalty. Considering your informations about the loans listed everyday, having the full amount would definitely be good, but if after 14 days the loan is only partially funded, I would accept it. As you have said in your post, "after 6 months of on-time payments, the borrower is automatically eligible to relist loan's unfunded $ amount or list new loan". Again, thank you.

Member Payment Dependent Notes Series 661138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661138	$5,000	$5,000	7.29%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661138. Member loan 661138 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Aon Consulting	Debt-to-income ratio:	15.84%
Length of employment:	10+ years	Location:	PINNACLE, NC

Home town:
Current & past employers:	Aon Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > I would like to take my husband on a great trip for his birthday next year. He is diver and he has always talked about doing an "aboard" experience. Base on my research, the average cost is 2300 per person for an 8 day trip, so about 5000 for the both of us. I could put this on a credit card but the rates are so much better here. I'll be happy to answer any questions you may have or provide any validations required. Only one request. Since this is a surprise, Please call my cell during business hours 8 am to 4 pm M-F. Also, I would like to pay this loan off in a year but the terms were a minimum of 3 years. Borrower added on 01/24/11 > I would like to take my husband on a great birthday trip next year and pay for it in advice. He is a diver and would like to do a "live-aboard" diving boat trip. The average cost for an 8 day cruise is 2300 per person, so 5000 for the both of us. I am applying here as the rates are so much better than putting on a credit card. I have been in my job for 10 years and just receive notification that I am now a lead on a three year system conversation process. Therefore, my employement is stable. I also have very little debt in comparison to my income and own my home as of August of last year. The payoff time is a minimum of 3 years but I plan on completing payments before the trip in March 2012. I will be happy to provide any additional information. I have only one request. This is a surprise, so if you need to contact me via phone, please do so between 8 am and 4 pm EST during the week. Thanks!

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	27
Revolving Credit Balance:	$3,872.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Aon Consulting?	I am conversion project manager. We are moving to a new system for benefits admin for our client base. I will guide our internal team and the client through the process.
Can you please explain the delinquency from 27 months ago? Thanks!	It was missed processed auto debt transaction on my part due to an update in my check account information.

Member Payment Dependent Notes Series 661153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661153	$5,375	$5,375	11.11%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661153. Member loan 661153 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,400 / month
Current employer:	Buzz Empire	Debt-to-income ratio:	24.83%
Length of employment:	< 1 year	Location:	Centennial, CO

Home town:
Current & past employers:	Buzz Empire
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,625.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 661158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661158	$5,000	$5,000	5.42%	1.00%	January 31, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661158. Member loan 661158 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	TrueNorth Insurance Companies	Debt-to-income ratio:	5.14%
Length of employment:	2 years	Location:	Tombstone, AZ

Home town:
Current & past employers:	TrueNorth Insurance Companies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/11 > Money used to by a Chevrolet Tracker for more economical transportation 80 miles one way to the airport in Tucson.

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,100.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 661219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661219	$10,250	$10,250	10.00%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661219. Member loan 661219 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,296 / month
Current employer:	Bank of america	Debt-to-income ratio:	19.34%
Length of employment:	2 years	Location:	Wylie, TX

Home town:
Current & past employers:	Bank of america
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > This loan will be used for business expansion. In 2010 we partnered with a large flooring store that has allowed us to build displays in their store. In 2010 we committed the capital to build the displays. The loan will be used to higher employees to man the store full time generating leads for our company.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,935.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Bank of america and where did you work before that?	I currently work in the loan modification department. Before Bank of America I was employed as a salesman for home depots bathroom remodeling division.
What type of business are you in? Are you profitable at this time?	We are in the residential remodeling business. Last year due to the expense of building the displays we did not see a profit. However we have started to see an increase in remodeling activity beginning with the new year.
Any additional assurances you can give that the loan will be paid back given your relatvely high DTI and income profile? Do you have any other sources of income, family members to assist in the event your remodeling business isn't successful? I would like to fund a portion of your loan, but would appreciate any additional comfort you could provide. Thanks in advance.	I am currently employeed by bank of america and will not quit that job unless my income from the remodeling business equals or exceeds my current income. Thank you for considering investing in my loan!

Member Payment Dependent Notes Series 661225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661225	$10,000	$10,000	5.79%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661225. Member loan 661225 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,417 / month
Current employer:	Carl Schaedel and Co	Debt-to-income ratio:	13.02%
Length of employment:	3 years	Location:	CROSSWICKS, NJ

Home town:
Current & past employers:	Carl Schaedel and Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Debt Consolidation of Credit Cards Borrower added on 01/25/11 > Debt Consolidation

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,623.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Carl Schaedel and Co?	I am an Account Manager in Central New Jersey.
Hello. Your revolving credit is listed as $18,623. Can you tell us anything about this debt? Going into the future do you have plans to avoid additional debt? Finally, by taking this loan will you be saving money (e.g. lower APR)? Wishing you the best.	I own a condo building that got me the $10,000 in CC debt to finish the renovations and the rest is from furniture that is 0% for another 3 years.

Member Payment Dependent Notes Series 661230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661230	$20,000	$20,000	13.80%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661230. Member loan 661230 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	NYPD	Debt-to-income ratio:	15.66%
Length of employment:	4 years	Location:	New York , NY

Home town:
Current & past employers:	NYPD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Hi everyone, I'm new at lending club and a friend told me about the site if needed a loan..which I do matter of fact. Where can I start.. I have been working for the City of New York for well over 4 years now. I'm actually getting married and I'm short about $20000 for wedding costs. when I researched on the site, the interest rates are less the bank rates, which is a plus . I'm very responsible and trustworthy. If I'm funded for this loan, I plan on repaying it within 36 months the most. Feel free to ask me any questions and i'll be happy to answer you back. Also would like to say thank you for helping me fund my loan and helping me out . Thank You once again.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	45
Revolving Credit Balance:	$310.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thank you in advance.	Sure, the last delinquency that I have on my report is a Macy's account that was 30 days late back in 2007. I must had forgotten to pay it. I have paid it on time and I have all my accounts in good standing. I have a good payment history and my status on my accounts are paid on time and as agreed. I hope I have answered your question and if you have any more questions, feel free to ask. Thank you.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer NYPD? (Patrol? Admin? Support? Garage? etc.) (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Shorter term (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (FYI: Quote..If I'm funded for this loan, I plan on repaying it within 36 months the most. 36-months maxiumum time period you can use to repay 36-months loan unless you intend to default on loan. My question is Are you intending to pay loan off sooner? and within what IN-YEARS time period?) (3) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker as loan nears expiration. More advntageous to accept 70, 80, 90 percent partially funded loan. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thank you. I have 4 years as an officer doing patrol and I Love what I do and I have no complains. I make around $65,000 a year before paying some dues to uncle Sam. I also selected to re-pay within 36 months , but plan on repaying the loan earlier if possible. Also, if the fund is not fully funded but exceeds the 60 Pct., I would accept partial funds because it would still help me with this cost for wedding. I hope I answered your questions my friend and I would like to thank you for those tips in regards to re-applying for another loan after 6 months in good standing if the fund is not fully funded. Please feel free to ask me any other questions and thank you once again.
Hi Couple of questions:- 1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? 3.) What is your total wedding budget ? How much per-centage would you be having on credit, cash & other personal/family loans ?	I have about 4 credit cards with low balances ( less than $50 on each) and I have a Macy's account with a zero balance . I also have an a HSBC card with a balance of $523, but the APR is 9.9%. My DTI is about 15% last time I checked. I have no mortgage and my job provides me with health and dental insurance. I have no tax liens , alimony or child- care expenses. This loan is for my wedding expenses , not for paying off my credit cards. I plan on paying the wedding expenses with cash and some on credit. Wedding in the states are a bit expensive I may say, but I'm trying to budget no more than $35,000. I hope I have answered your questions. Feel free to ask me any other questions, thank you.

Member Payment Dependent Notes Series 661268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661268	$7,500	$7,500	16.40%	1.00%	January 28, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661268. Member loan 661268 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	Norris & Tunstall	Debt-to-income ratio:	20.88%
Length of employment:	6 years	Location:	CALABASH, NC

Home town:
Current & past employers:	Norris & Tunstall
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Hi, i am seeking this loan to consolidate my debt and get rid of my credit cards. I have no problem paying my bills, but thier interest rates are extremely high. thank you.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	79
Revolving Credit Balance:	$5,478.00	Public Records On File:	1
Revolving Line Utilization:	96.10%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Norris & Tunstall?	It is an engineering firm, I design subdivisions, parking lots for clients.

Member Payment Dependent Notes Series 661323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661323	$12,000	$12,000	10.74%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661323. Member loan 661323 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	IBM Inc	Debt-to-income ratio:	6.94%
Length of employment:	4 years	Location:	fort worth, TX

Home town:
Current & past employers:	IBM Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I need this loan for start up business. I work for IBM as full time employee as Project lead at the same time i have my own company IT related

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,249.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at IBM Inc?	I work on ERP projects for IBM , work as senior consultant travel to IBM clients across USA and i do implementation at client site. Each implementation will take minimum of 2 years as they are multi million dollars projects

Member Payment Dependent Notes Series 661328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661328	$6,000	$6,000	9.63%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661328. Member loan 661328 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Quidsi Inc	Debt-to-income ratio:	10.62%
Length of employment:	1 year	Location:	Jersey City, NJ

Home town:
Current & past employers:	Quidsi Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Hi, This Loan is to consolidate debt that I have acquired as a result of 6 month study abroad in Europe. This is my only NYU debt that I have remaining. I currently work in finance work for a company that will soon be merging with Amazon.com. By job is very stable and I am up for a new position currently. Please do not hesitate to ask any questions.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$9,010.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Quidsi Inc and where did you work prior to that?	I am a financial analyst. One of the first hired with the company. So I am tasked with improving our margins through creating more cost efficiencies. I work with the merchandising, operations, and supply chain team to ensure that at the end of the day the product we receive are truly giving us the margin promised. If a product is constantly refunded or returned, I have created a module that factors in this expense into the products margin. I also work on lowering shipping cost with our Special Projects team through presenting the cost we bare for damaged and lost packages to our shippers. Currently, I am working on our management reporting dashboard with our CEO, Marc Lore. This will enable all areas of the business to monitor their performance vs plan on a weekly basis. Prior to working for Quidsi, I worked for Toys R Us in the pricing analytics group and in the planning and analysis team. I worked their for 2 years after I graduated from NYU.

Member Payment Dependent Notes Series 661361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661361	$9,600	$9,600	12.68%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661361. Member loan 661361 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	coyne textile services	Debt-to-income ratio:	18.59%
Length of employment:	9 years	Location:	Auburn, NY

Home town:
Current & past employers:	coyne textile services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I plan to use the money to pay off credit cards and any other debt with money. I am on a strict budget and my job is secure as I have been doing it since August 1998.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	47
Revolving Credit Balance:	$3,966.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at coyne textile services?	I deliver uniforms, shop towels, and industrial rugs. My route currently runs $20,000 which I receive 7.5% per week. I have the same accounts that I had 10 years ago. They are all under contract for another 5 years. My customer retention rate is 96%.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I had the house built in 2001. I owe $152,000 and the current market value on the home is $180,000. I do not have any line of credit open nor do I have any other mortgages on it.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we sincerely want to help you and simply ask that you be a responsible borrower and take your obligation seriously. Best of luck to you.	I am thankful for people like you out there. I do take my obligations seriously and I fully intend to use the money to pay debts. I am a divorced father of two children who live with me and depend on me. The money will free up high interest credit cards and reduce my monthly expenditures. Thank you.

Member Payment Dependent Notes Series 661368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661368	$5,300	$5,300	5.42%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661368. Member loan 661368 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,680 / month
Current employer:	Weis Markets	Debt-to-income ratio:	28.33%
Length of employment:	4 years	Location:	MANCHESTER, MD

Home town:
Current & past employers:	Weis Markets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Bill Consolidation

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,275.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Weis Markets?	I'm a baker.
Hi. What specific bills will you consolidate with this loan? Thank you.	I will consolidate my Visa,J.C. Penney,Old Navy,and Best Buy cards. I want to get my bills paid off in the least amount of time. I would like to buy a condo on my own.

Member Payment Dependent Notes Series 661374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661374	$8,000	$8,000	10.00%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661374. Member loan 661374 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	USAF	Debt-to-income ratio:	20.02%
Length of employment:	6 years	Location:	Gulf Breeze, FL

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	27
Revolving Credit Balance:	$39,613.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Citibank: $7700/29.90%

Member Payment Dependent Notes Series 661389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661389	$15,000	$15,000	9.99%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661389. Member loan 661389 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	3.74%
Length of employment:	9 years	Location:	Pueblo West, CO

Home town:
Current & past employers:	Federal Bureau of Prisons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,305.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Federal Bureau of Prisons?	Type your answer here. I am an Arabic language specialist. I translation mail from Arabic to English.

Member Payment Dependent Notes Series 661431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661431	$8,000	$8,000	15.65%	1.00%	January 27, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661431. Member loan 661431 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Office of the Deputy Mayor for Education	Debt-to-income ratio:	5.04%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	Office of the Deputy Mayor for Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	38
Revolving Credit Balance:	$8,899.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi there, thank you for your inquiry. I hope these responses are helpful: 1) I am a program/policy analyst and essentially work with other city agencies to support the city's traditional and public charter schools. This means making sure things like the police department, transportation department, and department of health are working in a coordinated way to best serve youth and families. 2) I would imagine 2-3 years would be realistic. I was living abroad for the last year for work, in a very expensive city, and now that I'm settled into my current position and city I'd like to pay off the debts incurred while moving abroad and back. Please let me know if you have further questions as I would be happy to answer!

Member Payment Dependent Notes Series 661434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661434	$1,500	$1,500	11.11%	1.00%	January 28, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661434. Member loan 661434 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,371 / month
Current employer:	Comcast cable	Debt-to-income ratio:	0.00%
Length of employment:	4 years	Location:	LAKE WORTH, FL

Home town:
Current & past employers:	Comcast cable
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I plan to use the funds so I can buy a car I am a good borrower because the monthly payments will be in my account ready for withdrawal My monthly budget includes Rent and utilities I have been at my job for 4 years and Comcast is a very stable company Borrower added on 01/26/11 > My Tax return comes at approx. April 2011 and with my two children, I get about $7000. This loan will easily be paid off with my tax return. The monthly payments will be available in the meantime. Last year I financied a flat screen TV and I paid approx. $1100 to complete my rent to own contract.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	35
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Comcast cable?	I work as a Warehouse administrator. I run reports for three different warehouses across the region, including west palm beach, lake worth, boca raton and delray area. Database cleanup, invoice processing, and tracking of hardware.
do you have any current debts (e.g. credit cards, car loans, etc?)_	I do not have a car loan anymore, I successfully paid off an approx. $12,000 dollar 2003 Chevrolet Cavalier for 60 months at $251.27 a month. This was at least a year ago. I have some credit debt in despute on my credit file.

Member Payment Dependent Notes Series 661448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661448	$7,200	$7,200	7.29%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661448. Member loan 661448 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,363 / month
Current employer:	Boeing	Debt-to-income ratio:	17.75%
Length of employment:	10+ years	Location:	Renton, WA

Home town:
Current & past employers:	Boeing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Debt consolidation loan, I'll pay back within 36 months, I work at The Boeing Company for 22 years.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,430.00	Public Records On File:	1
Revolving Line Utilization:	42.60%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Boeing?	I'm a Parts and Tool Expediter on Renton Field.. I have the best job ever..
Would you please provide additional details regarding the public record on file from 88 months ago? Thank you.	I went Bankrupt little over 7 years ago. After 911 hit The Boeing Company laid off thousands of people and I was included, I was laid off for three years.
How safe is your position in the event of another downturn? Unfortunately Boeing laid you off in the past and is there a probability/possibility that they will in the future and, if they do, how could you make potential lenders feel comfortable that they will be paid back? Thanks in advance for your response.	I have very high seniority in my job title now, in august I"ll have 23 years seniority.

Member Payment Dependent Notes Series 661452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661452	$12,200	$12,200	15.28%	1.00%	January 28, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661452. Member loan 661452 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,300 / month
Current employer:	IM Flash Technologies, LLC	Debt-to-income ratio:	22.23%
Length of employment:	4 years	Location:	Murray, UT

Home town:
Current & past employers:	IM Flash Technologies, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Hello, I created a budget for my family and want to pay off all our debt. We have been only spending the money that we have. We are trying to get rid of all the credit cards. Both my husband and I have stable job -19 years combined at the same company. We work hard and have a goal to become debt free. Borrower added on 01/26/11 > I just got a message from one of the lenders and it made me realize that you guys are real. Just wanted to let you all know that we are a responsible family and appreciate all your help. It is great what you do. THANKS ALL! Borrower added on 01/28/11 > Thank you to all the investors who helped with funding my loan. This means a lot to my family. Your help and trust is appreciated!

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,374.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at IM Flash Technologies, LLC?	I am a Process Control Technician and work in Change Management Department.
Can you list your husbands income if not listed above? Any dependents such as children?	Hello, Above listed is only my income. My husband makes $5000/month. We have one child. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, Q1: I owe $104K on my home and don't have HELOC on it or any other loan against it. Q2: The value is (based on the website you provided) $112K. Thank you.
What are your monthly expenses? What are the amounts on the credit cards? Interest rates and monthly payments?	Owe Min Monthly payment CC1 $5,400 $170 CC2 $4,200 $150 CC3 $1,500 $80 CC4 $1,100 $75 CC5 $675 $50 CC6 $277 $30 CC7 $180 $15 CC8 $60 $15 TOTAL$13,392 $585/mo AVG APR 20% Mortgage $649/mo Loan $160/mo (total owe $5000) 11% APR Auto $478/mo (total owe $19000) 5% APR
With the monthly payment on this loan of $425 per month, how much, if any will that save you on your credit card payments each month?	Around $200/month of savings. Plus main factor is I will pay it off faster since the interest rate is lower than most of my credit cards (highest one I have is 27%). I am committing myself to pay all CC debt off in 3 years with this loan.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you and your family.	Thank you! I understand. I can assure you that I have never failed a single payment in my life and that is always my goal to have a clean record. I haven't failed to pay back to banks and I will NOT fail to pay back to people like you that are trying to help me out. I appreciate all of your help and your trusting in me and my family. Thanks for posting that!!!

Member Payment Dependent Notes Series 661467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661467	$20,000	$20,000	12.68%	1.00%	January 28, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661467. Member loan 661467 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	ORACLE	Debt-to-income ratio:	12.96%
Length of employment:	7 years	Location:	FREMONT, CA

Home town:
Current & past employers:	ORACLE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,740.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at ORACLE?	I am a Software Engineer at Oracle
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes, I hold the title on my home. The total balance on the mortgage is $ 215,000 and I donot have any HELOC. The current zillow value it at tax assessed value $ 345,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes, I hold the title to my home. The total balance is $214,881.59, I dont have HELOC on the home. Current market value in zillow is $ 345,568

Member Payment Dependent Notes Series 661496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661496	$13,550	$13,550	18.62%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661496. Member loan 661496 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Novant Health	Debt-to-income ratio:	16.30%
Length of employment:	10+ years	Location:	Lake Wylie , SC

Home town:
Current & past employers:	Novant Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I'm attempting to consolidate debt. I will use the funds requested to pay off AND CANCEL the credit cards for which this loan request is being made. I will also happily provide you any further information you need. Thank you. Borrower added on 01/26/11 > I received my W2 today so I will attempt to arrange the verification of income by the end of the week (I will be working from home on Friday so probably then). Is this something that shows up in an area for you, the lenders, that I won't see? In the profile section I don't see anything resembling that. Borrower added on 01/27/11 > I contacted the support department today regarding verification of Income. They told me that the credit dept would contact me for the documents and any other information needed. I said that it was suggested that I insist that I want to verify my income and was told again that such things are handled by the aforementioned department and I would be contacted when and if more information was required.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	45
Revolving Credit Balance:	$13,750.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Novant Health?	I am in Information Technology. My specific title is Systems Software Engineer. Currently I work with the IBM Tivoli Monitoring software. This is for server monitoring (uptime, low disk space, SQL status, etc).
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I have begun the process to verify my account. They said they will make a deposit within two days, then I post that amount on their questionaire. I will post that amount as soon as it shows up. Thank you for the suggestion.
You said and I quote: "I have begun the process to verify my account. They said they will make a deposit within two days, then I post that amount on their questionaire. I will post that amount as soon as it shows up. Thank you for the suggestion." You still need to verify your income, if you really want lenders to REALLY notice your loan request. Verifying your personal account and verifying your income is two different processes. Re-read my suggestion: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I didn't understand what you were saying before, thanks for the clarification.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) I'm uncomfortable giving out specific financial details in question 1, as these are questions sometimes asked by credit agencies to verify identity. I will say that I will pay off 5 credit cards with this loan, and will have 3 left, two of which have 500.00 limits, and the other has only a balance left and has already been canceled (by me, not the creditor). My goal is to have NO credit cards debt and no credit cards in 5 years or less. I would have preferred to get a loan amount to cover all of them, but the amount of the interest rate offered was not low enough to justify the cost. So I chose one of the other offers suggested. 2) I plan to cancel them; that was the purpose of my loan. I am not behind on any payments or in any danger of not making the payments; I just can't get them to lower the APR's even though my credit rating and payment history should, according to my research, justify the lowering. Since I told them I would seek to transfer the balances to those offering lower rates, I felt I should make good on the threat. 3) Well, I hope to pay of the loan in 4 years, but I took the 5 year option to be safe in the area of payments. According to the site, there is no charge for early payment.
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (2) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I hope that it's 100% funded. However, even if it's 60%, then yes, I would accept it. My goal is retire the highest APR Credit Cards first, through any means. I think when you tell a CC company that you will drop them if they don't drop the APR, then you need carry through with the action. I intend to pay the loan off early, but chose the longer plan becuase it has the lower totally monthly payment and I'd rather be safe than sorry. My car will be paid off in less than two years, however, so I see no reason why I shouldn't be able to pay it off earlier. So it would be in the 3-4 category. But I will be honest; it's not because of the loan method; it's because I want NO debt. I just want no credit card debt more than any other right now. This loan is near 19%..but it's still better than 28.99%. My credit is good enough to be reduced and they won't do it. It ticks me off.
Not a good idea to cancel credit cards. Much better to retire them without closing the account. More often than not this will lower your FICO. I recommend doing some googling on this topic.	I have googled on this many times, I've read Suze Orman and Dave Ramsey. But I also know my history; if I have the credit cards, I tend to use them. And I'd rather be debt free with no credit cards. This loan, if funded, would show up on my credit report, my car will still show up, and the 3 remaining credit cards will show up. So I hope that will be enough.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we sincerely want to help you and simply ask that you be a responsible borrower and take your obligation seriously. Best of luck to you.	I assure you, I recognize this and I am quite committed. I won't stiff ya..:)
Yes, Yes: when you verify your income with LC, a big green check marks is displayed beside your per month income. The (us) lenders flock to these green check marks. Also, for your info the same is true if you go ahead and verify your bank account and employment, etc, a green check mark along with APPROVED is displayed beside loan status. I see that you have already done this, you're doing all the right things. Also, from my point of view, this usually tells me that you probably would be a good borrower, a person that goes the extra mile so to speak. good luck	Thank you. I tried to verify my income, but they said they would contact me if they needed anything. I have my W2 now; how do I get it to them if they don't ask for it? So far no one has. And I'm assuming that there's no big green check mark...or income verification, I mean.
Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.)	I talked with customer support today, and they said my income had already been verified and that is should show up on your page. I really don't know what else to do. He (customer rep) insisted that it was already verified.

Member Payment Dependent Notes Series 661521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661521	$25,000	$25,000	18.62%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661521. Member loan 661521 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Scottrade, Inc.	Debt-to-income ratio:	17.93%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	Scottrade, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I plan to pay off all of my higher interest rate debt, credit cards primarily. I have accumalated much debt over the years, now looking to consolidate it one payment. I am very stable, have been working with the same company for 16 of the last 18 years. Looking forward to being debt free, and I plan on paying this loan off in the next 2 or 3 years. Thanks for your help. Borrower added on 01/27/11 > I am very gratified to be 25% funded in such a short time. I want to thank all who have contributed. I look forward to receiving 100% financing. I want to assure all investors, that you will receive a great interest rate and be repaid in 2 to 3 years. Thanks again to all who have contributed.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,033.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Scottrade, Inc.?	I am a Stockbroker.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I will contact Lending Club today to inquire about income verification.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	The debts I will be paying have various balances, with APRs ranging from 18% to 30%. There are a couple of cards that have very low APRs, (approx. 12%) I will keep those of course. I don't plan to use the credit cards once paid, however closing the cards would hurt my credit score, so I will not do that. I plan on paying this loan off within 3 years. Thanks for your assistance.
Stockbroker, Hi borrower. I'm interested helping fund your loan. My questions are: (1) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Yes, I will accept partial funding. In addition, I will contact Lending Club to inquire about income verification. Thank you for your consideration.
Please verify your income.	Income is verified.
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Income is verified.
Tell us about the debts you will be refinancing. What are your interest rates and how will this loan change your monthly payment obligation?	My current APRs range from 18% to 30%. This loan will lower my monthly payment by about 175.00.
Hi, couple of quick questions - 1) are you the sole wage-earner i your family? 2) is you income salary or fully commission based? 3) Can you please list all your debts - balance, APR and minimum payment and include the ones you will pay off (it seem you have $10k more debt) Thank you,	I am sole wage earner. My income is salary, NOT commission based, APR's and payment information already listed. Thank you.
Please list your current debts; and the balance and interest rate you are paying on each debt. Thank you. IBEW 595 retired.	This information is already listed from other questions.
Thanks for your response, it would be great if you could answer the second part of my question, relates to the balances as it seems you have more debt than the loan you are asking for, could you please discslose your debt balances? Thanks	I have about 6 cards with varying balances.(Most between 2,000 and 5,000. I have 1 card of approx. 9,500.00 which has a 10% interest rate. I will not be paying this card off with this loan due to it's low interest rate. Thank you for your inquiry and consideration.
I would like to help and invest, please remember that it's everyday people that will be helping you and not a big bank that will just get bailed out, please do not default. All the best for you and your lone. -USAF Airmen	Thank you for your assistance, and I assure you I will not default. Although I have much credit card debt, I have an EXCELLENT payment history with all cards and all debt. Thanks again.
I really want to fund your loan, but need to know the answer to Q asked by 608819 above. The answer "The debts I will be paying have various balances, with APRs ranging from 18% to 30%" is not responsive to the specific details requested in the question. Even if you think you already answered it, could you please provide the details requested for EACH debt you plan to pay off with this loan: Creditor [eg, "Chase"], Amount {eg, $12000], monthly minimum payment [eg. $150], rate [e.g., 10.99%]. I have over 20K to invest, I have a timeline to invest it in to get my bonus, I want to consider your loan, I need your specific, responsive answer!	Hello, hope the information below is satisfactory. Orchard CC - 1900-@18%, pymt=50 Capital 1 CC- 1500-@21%, pymt=50 Household CC-1200-@18%, pymt=50 Shell CC-3200-@30%, pymt 130 Chase CC-13,000-@23%, pymt-410 BP CC-1600-@28%, pymt-60 Wells Fargo-2200-@27%, pymt=60 Total debt = 24,600 -- Total pymt=810.00 Thank you for your consideration and support.
Why is your earliest credit record in 1996 if you have been in the workforce for 18 years?	I have had credit much longer than 1996. I have been told by the credit agency that after an account is paid and has no activity for a period of time, the credit provider will stop reporting, and eventually the account will "fall off" the credit report. Therefore, I plan on keeping just a tiny balance on the 1996 account, to ensure it does not "fall off" my credit report. Thank you for your question and consideration.
my understanding is same as borrower's about length of credit record. agencies drop unused/closed records after a period of time. also i like your answer to my Q, i will fund your loan. good luck.	Thank you, and I appreciate your assistance.

Member Payment Dependent Notes Series 661538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661538	$6,000	$6,000	10.00%	1.00%	January 28, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661538. Member loan 661538 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	The International Rescue Committee	Debt-to-income ratio:	2.90%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	The International Rescue Committee
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I'm hoping to use this loan to consolidate all my debt accounts into a small monthly payment. My budget to repay these debts is around 500 dollars, which is well over 200 monthly that this loan requires. I hold a very stable job as a software developer at an international non-governmental organization that was founded in the 1930s.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,896.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the The International Rescue Committee?	I am a software developer in the IT/product development team.
can you verify your income with Lendingclub? Also, please detail your current debts, and how your will use the borrowed $6K. thanks.	I can indeed verify my income, the only problem is I am not sure how. Currently I owe a little over 2000 on my credit cards, and while I am able to pay them off over time myself, I would like to be able to combine them into one loan to save on interest. I will also be needing about third of the amount I am asking to handle some family matters and the remaining I plan to use for moving (that would be enough to cover the nyc's broker fees and a moving truck)

Member Payment Dependent Notes Series 661564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661564	$13,250	$13,250	16.40%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661564. Member loan 661564 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Nordstrom	Debt-to-income ratio:	15.48%
Length of employment:	4 years	Location:	sacramento, CA

Home town:
Current & past employers:	Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > I want to put all my bills in one location which will be easier to pay. I pay my monthly dues way higher than the minimum monthly payment and with the rate and monthly payment I got here, I think I will be debt free earlier than 3 years with the payment budget that I have. Borrower added on 01/26/11 > right now I am 3.02% funded. I say BIG "THANK YOU" to my investors and to other more coming investors!

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,481.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Nordstrom?	I am the logistics lead. I take care of all the incoming/outgoing inventory.
What actions have you taken, other than requesting this loan, to reduce your debt and maintain it at a lower level moving forward?	I have been paying them regularly higher than the minimum. I think having all them in one place would make it easier for me to move forward giving a bigger margin in paying the debt. I didnt do anything but pay them religiously in a much higher amount than monthly dues.
Can you please break down each card by amount and % as well list the amount you pay towards each/month. Considering your income I think 468/month may be a stretch. Have you considered a 60 month loan instead?	one major card has 10k limit with 50% spent that has a minimum of $160 monthly which I pay $300 a month. another one has a credit line of $8k which I opened 6 mos.ago and still owe $3k, I pay $200 a month and even pay $400 sometimes everytime I get paid in my photography sidelines. another card has $1700 and pay it $50-$100 a month. I pay the major card on the first half of the month and the other on the second half. I've thought of considering a 60mos. term but I just wanted to be free from my debt fast but affordable. I am living frugally so 468/month is attainable infact with that amount I will be able to have a $100 savings. Thank you so much and please help me in my fight for a debt free life. Happy Investing!
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	my average monthly income is 2,300 but usually makes more from the overtime. I pay $750 for the rent, $99 for the cable/phone and internet, $100 for 2 phones $400 for the food and $600 for all my 3 debts and the rest goes to my personal allowance. my wife pays for the car and 2 kids expenses and other utilities and she makes a couple hundreds more than me. I also do event photography on the side so I get extra more once in a while. The interest rate that I will be paying off are way higher than the club rated me. I am at 23% compared to 16.40% here so I am so much thankful to evey investors like you for funding my loan. You will help a family live decently and happy which will help make a better community. Again, my Sincerest Thanks to my Investors!

Member Payment Dependent Notes Series 661620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661620	$5,600	$5,600	9.63%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661620. Member loan 661620 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	sunset tree and landscape	Debt-to-income ratio:	17.45%
Length of employment:	1 year	Location:	xenia, OH

Home town:
Current & past employers:	sunset tree and landscape
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,370.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at sunset tree and landscape and where did you work before that?	I am the foreman there. I oversee all the jobs that we do. I usually help complete and make sure they are done to our expectations in a timely manner. In the winter I work in the shop repairing all of the equipment and do snow removal when the snow falls,before I worked at sunset I worked for ken's tree and landscape as a bucket truck operator/climber I was also at the top of the list with them to but the owner died last year. I was going to try to take the company over but the families all got greedy so I walked away to sunset. He had been trying to get me to work for him for many years so I made the transition and everything is going good now

Member Payment Dependent Notes Series 661624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661624	$25,000	$25,000	14.17%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661624. Member loan 661624 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,375 / month
Current employer:	Baker Hughes	Debt-to-income ratio:	10.49%
Length of employment:	< 1 year	Location:	Spring, TX

Home town:
Current & past employers:	Baker Hughes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,083.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	amount owed $343,000. Last tax appraisal $475,400 Appriasal for purchase - $403,000 on 12/28/2010 Zillow - $474,000
What do you do at Baker Hughes? Please explain the 3 inquiries within the last six months?	Type your answer here. Inquiries are the result of purchasing our new house. It was the process of competing the mortgage. I am in senior management.

Member Payment Dependent Notes Series 661658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661658	$5,600	$5,600	13.43%	1.00%	January 28, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661658. Member loan 661658 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Fox Valve Development Corp.	Debt-to-income ratio:	16.95%
Length of employment:	10+ years	Location:	Great Meadows, NJ

Home town:
Current & past employers:	Fox Valve Development Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,028.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Fox Valve Development Corp.?	Type your answer here.Precision Machinist

Member Payment Dependent Notes Series 661665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661665	$1,200	$1,200	10.37%	1.00%	January 28, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661665. Member loan 661665 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$800 / month
Current employer:	Haas School of Business	Debt-to-income ratio:	11.50%
Length of employment:	n/a	Location:	Berkeley, CA

Home town:
Current & past employers:	Haas School of Business
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,472.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Haas School of Business and how long have you worked there?	I work under Media Services where we provide A/V equipment and support to Haas facility and MBA students. I've worked there for two and a half years.
Are you a student or employee at Haas? Please tell us how you are going to use the borrowed funds?	I am an employee at Haas. I am only using the funds to consolidate the debt I have which I am already paying off but the interest rate here is lower.

Member Payment Dependent Notes Series 661726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661726	$6,500	$6,500	11.11%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661726. Member loan 661726 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Fisher Technical Services	Debt-to-income ratio:	8.13%
Length of employment:	< 1 year	Location:	Las Vegas, NV

Home town:
Current & past employers:	Fisher Technical Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > I will be using the funds to pay off a very high interest credit card. I have been monthly paying on the credit what I will be paying on this loan but getting nowwhere on the principal....most of my payment has been going to interest. Can't wait to cut up that card. My monthly budget is tight like most peoIes these days but I always honor my debts and pay on time. My credit rating is good above 700. I will be using these funds to help stabilize my monthly expenditures and to pay off dept and get my houshold finaces in line. Although I was laid off during the downturn in the economy, do to the vast experience I have in the technical entertainment industry I found my dream job right away and moved across the country to take that job. I feel very secure in my employment at Fisher Technical Services. I appreciate you help in finacing this loan -Thank you.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	50
Revolving Credit Balance:	$7,604.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Fisher Technical Services and where did you work prior to that?	I am a Senior technical designer, engineering highly specialized technical effects for the entertainment industry. Prior to this job I worked for JR Clancy Inc in Syracuse NY designing permenat installation theatrical & entertainment rigging. I have been working as a technical designer in the entertainment industry my entire professional life.

Member Payment Dependent Notes Series 661748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661748	$6,400	$6,400	10.37%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661748. Member loan 661748 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	UPS	Debt-to-income ratio:	7.74%
Length of employment:	10+ years	Location:	crestwood, KY

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	40
Revolving Credit Balance:	$9,154.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at UPS?	Aircraft Dispatcher

Member Payment Dependent Notes Series 661768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661768	$3,600	$3,600	10.00%	1.00%	January 27, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661768. Member loan 661768 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,900 / month
Current employer:	Livable Forest Fence	Debt-to-income ratio:	1.39%
Length of employment:	5 years	Location:	Kingwood, TX

Home town:
Current & past employers:	Livable Forest Fence
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > 2004 Triumph Daytona. Mint condition.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,461.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Livable Forest Fence?	Livable Forest Fence installs residential and light-commercial fence. I estimate and sell jobs. I also supervise the crews.
How much is the motorcycle selling for?	Thank you! My other debts include a mortgage ($990 /month); a business credit card (21%, payment varies, but minimum is usually around $18); personal credit card (13%, $15 /month); another personal credit card (14%(?), $15 / month); and my wifes's credit card, of which I am a card holder (not sure of the rate, $35 / month.
Please provide a breakdown of the rates and monthly payments of your other debts. Good luck!	Thank you! My other debts include a mortgage ($990 /month); a business credit card (21%, payment varies, but minimum is usually around $18); personal credit card (13%, $15 /month); another personal credit card (14%(?), $15 / month); and my wifes's credit card, of which I am a card holder (not sure of the rate, $35 / month.

Member Payment Dependent Notes Series 661835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661835	$25,000	$25,000	13.80%	1.00%	January 31, 2011	February 8, 2014	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661835. Member loan 661835 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	New York State	Debt-to-income ratio:	21.89%
Length of employment:	10+ years	Location:	Voorheesville, NY

Home town:
Current & past employers:	New York State
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/11 > Hello, I am going to be re-siding and replacing windows. I can't wait to get started. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,662.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with New York State?	The title is Chief Clerk. It's description would be Court Adminsitrator. I have been working in the system for 17 plus years and have held this position since December of 1999. I run a very large court in the city of Albany in New York State. I hope this helps to answer your question. David
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 458. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps a loan quickly fund. Pace quicker loan nears expiration. Still advantageous to accept 70, 80, 90 percent partially funded loan. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Good morning. My Employer is the Unified Court System of NY State. My title is Chief Clerk but its description would be Court Administrator. I run a large court in the city of Albany in New York State. I would accept a 60 percent funded loan as I could do one of the two projects planned. As far as the loan term, I have full intentions of taking the full 3 years to pay it off. Of course, I could never guarantee that but it is certainly the plan at this time. Thanks for your questions, David
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	Good morning. I will not be paying off debt with this loan. I will be doing new siding and windows. Sorry for the confusion. My job is extremely secure. I've been in my current position since 1999. The title is Chief Clerk but the description is Court Administrator. I am in charge of a very large court in the city of Albany in New York State. I hope this helps to answer your questions. David
Sorry for not reading the loan description carefully enough. Can you please list your current debts anyway, even though they won't be paid off with this loan? Thanks.	Certainly. Sefcu Car Loan- $625 monthly 4 years left Sefcu Home Equity- $525- 3 and a half years left Thank you, David
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, my mortgage is 295,000 and the Heloc is for 24,000 for a total of 319,000. My house is worth 400,000. Thank you
What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure) Is the deed in your name?	Hello, I owe a total of 319,000 on my home and it's worth 400,000. Thank you

Member Payment Dependent Notes Series 661886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661886	$6,000	$6,000	15.28%	1.00%	January 31, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661886. Member loan 661886 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,386 / month
Current employer:	Skagit Valley Hospital	Debt-to-income ratio:	6.83%
Length of employment:	3 years	Location:	MOUNT VERNON, WA

Home town:
Current & past employers:	Skagit Valley Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,731.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Whst do you do at Skagit Valley Hospital?	Radiologic Technologist
Tell us about the debts you will consolidate. What are the balances and interest rates? Will you pay more or less in payments when you get this loan? How much?	4,700.00

Member Payment Dependent Notes Series 661905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661905	$7,200	$7,200	5.79%	1.00%	February 1, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661905. Member loan 661905 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Josiah Macy Jr. Foundation	Debt-to-income ratio:	4.01%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	Josiah Macy Jr. Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > Basically I am trying to pay down higher interest debt while lowering the monthly amount that I pay out. I will not have any trouble paying this back. Just trying to manage my money smarter and have it work for me. Borrower added on 01/26/11 > I just want to add that I am very financially responsible..and have a huge heart. With this money I will pay about 3,000 back to my retirement loan, so i can earn interest on that again. I have a large amount in there, but just want my money to grow and not wait for it to grow. The rest would be used to pay down 2-3 Credit Cards, thus I would be making money off doing this while making jumbo payments because I will not be tied to higher interest rates....Thanks to all of you out there whether you fund me or not! I wish you the best. Borrower added on 01/27/11 > I just want to say thank you to everyone that is helping me pay off debt in a faster and smarter way. i always try to help others and its nice that others help me.... Borrower added on 01/31/11 > I do not know if anyone reads this but many thanks for your help. I will pay back and become an investor on Lending club one day.....

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,206.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Josiah Macy Jr. Foundation?	Well, we are a small foundation so can not specifically say exactly what I do (Wear many hats!). Major responsibilities are Conferences, publications, communications, research and most vendor relations. I can send my resume to you.
Hi. What specific debts will you consolidate with this loan? Thank you.	Well, I borrowed against my retirement...so about 4,00 to that so it can earn interest. Those monthly payments are roughly 200 a month and also maybe 2 credit cards that have interest rates of 15% each. Then with the total money saved I can pay down 2 credit cards faster that are at 0% interest and pay this off fast as well. I am very good with money, just I trust people and love easily and was taken advantage of so in debt a little. I was over 25,000, but in less than a year I got myself down to $15,000. Sorry if I gave too much info....
Would you please state the value of your home, how much is left on your mortgage, and how much equity you have in your home. Would you please detail your monthly expenses? Please list each expense that you have throughout the month. Please also list the amount of disposable income available after expenses. Would you please describe your line of work? Would you please also indicate the level of stability your source of income should have over the next three years? Currently your listing does not show that your income is verified. Please contact Lending Club member services (support@lendingclub.com), and take the extra steps involved in verifying your income. Please also note that having your loan approved does not necessarily mean your income is verified, as Lending Club does not necessarily verify income as part of the approval process. So please contact member services and request that they verify your income. If your income has been verified, I would be happy to invest in your loan. Thanks	Member Services is still approving my loan. I am away on business but still brought all the info on my trip and sent it to them today. I have a stable job I have been in for 12 years and I own other real estate, stocks and have a large retirement account and life insurance policies. I have roughly 100,000 equity in my first home and maybe 30,000 in my second home. I hope this is enough for you. I do not want to give out more information over the internet.

Member Payment Dependent Notes Series 662142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662142	$3,800	$3,800	7.29%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662142. Member loan 662142 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,100 / month
Current employer:	HealthBridge Fitness Center	Debt-to-income ratio:	17.18%
Length of employment:	2 years	Location:	Crystal Lake, IL

Home town:
Current & past employers:	HealthBridge Fitness Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > I was waiting for my bank account to be verified and for some reason it would not finish so I hit refresh and it sent me back?

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	47
Revolving Credit Balance:	$10,004.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at HealthBridge Fitness Center and where did you work before that?	I work as the Group Fitness Management Assistant and a Group Fitness Instructor. I work approximately 15-17 hours a week. Before staying home with my children I worked full time at American Marketing & Publishing as a Senior Sales Rep and Hiring Manager for over two years. I am currently interviewing for full time employment but should have no problem with the payment options I have seen.

Member Payment Dependent Notes Series 662255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662255	$8,500	$8,500	6.92%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662255. Member loan 662255 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Comcast Cable	Debt-to-income ratio:	18.75%
Length of employment:	5 years	Location:	Manchester , NH

Home town:
Current & past employers:	Comcast Cable
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > I am applying for a loan to consolidate 2 credit cards for a lower interest rate. I have a 760 credit score, 5 years on the same job, 70k annual income, and I have not missed a single payment (or been late) in 8 years on any bill. Borrower added on 01/27/11 > I would like to add to a previously submitted question. I have a balance on Bank of America credit card @13.9%, and another balance on Chase credit card @12.9%. Once both on paid off VIA consolidation I will be cancelling the Chase account.

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,597.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? This information is critical before I lend money to you. Thank you.	I have 3 credit cards with balances. 1 for 3600, 1 4400, and 1 for 2500. I have submitted a payment for 1 already, so that leaves a 0 dollar balance on that card. That leaves me with roughly 7200 outstanding on the remaining 2.

Member Payment Dependent Notes Series 662268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662268	$6,000	$6,000	5.42%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662268. Member loan 662268 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,000 / month
Current employer:	U.S. Geological Survey	Debt-to-income ratio:	17.51%
Length of employment:	10+ years	Location:	Georgetown, TX

Home town:
Current & past employers:	U.S. Geological Survey
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,685.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? This information is critical before I can lend money to you. Thank you.	Type your answer here. Combining credit card debt with 18%+ interest rate and requesting a loan at lower interest rate to pay off principal of credit card debt.
Hi there. Could you provide a breakdown of your monthly expenses? Thanks and good luck with this loan.	Type your answer here. Auto Loans - $900 Insurance - $400 Groc. and misc. home - $800 Fuel - $500 Other - $500 NO mortage (own our home!)

Member Payment Dependent Notes Series 662323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662323	$1,000	$1,000	10.74%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662323. Member loan 662323 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	n/a	Debt-to-income ratio:	19.50%
Length of employment:	n/a	Location:	bullhead city, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > I'm a good borrower because I pay my bills on time. This loan will help build my credit score.

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,101.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of the rates and monthly payments of your other debts. Good luck!	citifinancial - loan 225.00/mo. jc penney co.- c.c. 50.00/mo.
Good for you! I will support your intent to improve your credit score by funding your loan.	Thank you for your support, I appreciate it. I won't disappoint you. Was there a question?

Member Payment Dependent Notes Series 662350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662350	$2,500	$2,500	7.66%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662350. Member loan 662350 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,900 / month
Current employer:	Clark County School District	Debt-to-income ratio:	7.95%
Length of employment:	10+ years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Clark County School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,516.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 662367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662367	$5,500	$5,500	7.66%	1.00%	January 31, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662367. Member loan 662367 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Medtronic	Debt-to-income ratio:	20.57%
Length of employment:	6 years	Location:	stanton , CA

Home town:
Current & past employers:	Medtronic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,592.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? This information is critical before I can lend money to you. Thank you.	Good Morning Egal, I???ve six credit cards total balance left of 5.8K and interest rates are high. The total minimum payment is $200. This is why I looking for a loan with low interest rate to make one payment instead of six payment a month. I never missed a payment or pay late from any credit card. Thank you for your time. Johnny
It says you have far more than $5,500 in revolving debt but you are only asking for a loan at that amount why? Also, what do you do at Medtronic and how long have you been there? And you have had 3 inquiries in the last three months that troubles me is this your last resort?	Good Morning, I worked at Medtronic for 5.6yrs as a calibration technician and 10yrs in this field. I'm not sure what do you mean by 3 inquires in the last three months, this is my first time inquiry as Lending Club member. My debt balance is $5800 I recently received a California Tax letter said I've a refund of $517 from 2009 tax, and that's why I only asked for $5,500. Thank you, Johnny

Member Payment Dependent Notes Series 662552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662552	$8,500	$8,500	10.74%	1.00%	February 1, 2011	February 10, 2016	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662552. Member loan 662552 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	PPD	Debt-to-income ratio:	7.45%
Length of employment:	3 years	Location:	Place, NC

Home town:
Current & past employers:	PPD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,938.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping fund your loan. My questions are: (1) What is current employer PPD? and What is your position? (brief job description) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi. PPD is a global pharmaceutical product development company. My position is Benefits Associate in the Corporate Human Resources Department. I assist with benefits administration for all US employees. I realistically intend to pay the loan off in 3 to 4 years perhaps sooner.

Member Payment Dependent Notes Series 662564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662564	$10,000	$10,000	16.02%	1.00%	January 31, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662564. Member loan 662564 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Abernethy Laurels	Debt-to-income ratio:	6.49%
Length of employment:	3 years	Location:	HICKORY, NC

Home town:
Current & past employers:	Abernethy Laurels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > Current debt 3 Credit Cards with high balances together totaling $9,500.00. Paying around $600.00/month on each and want to consolidate for easier payment plan. Cards will be shredded and accounts will be closed in good standing if consolidation loan is approved by Lending Club Investors. Borrower added on 01/27/11 > Currently hold Senior Management position in long term care. Will receive NHA License in March of this year with promotion. Borrower added on 01/27/11 > Net monthly income is $3,750.00 After benefits/401K Rent $200.00 - $300.00/mo Student Loans $580.00/mo Vehicle $500.00/mo Gas/Groceries/Other $1,000.00/mo

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,257.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	two capital one MC @ 2,500 each One Visa @ 4,500 I generally pay $200/month on each account. Hope this helps. FGR
What are your monthly expenses (rent, utilities, insurance, credit cards, other debt)?	I recently updated the profile data for lenders to view that discloses monthly budget/expenses, current stable employment, and reasoning for the debt consolidation.

Member Payment Dependent Notes Series 662580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662580	$2,000	$2,000	10.74%	1.00%	February 1, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662580. Member loan 662580 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,575 / month
Current employer:	n/a	Debt-to-income ratio:	2.69%
Length of employment:	7 years	Location:	Novelty, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > This loan is to pay off my sons hospital bill.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	44
Revolving Credit Balance:	$595.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here. I work for Kaser Farms, and I also am self employed. I farm and I sell seed for Garst Seed Co.

Member Payment Dependent Notes Series 662638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662638	$2,500	$2,500	7.66%	1.00%	January 31, 2011	February 10, 2016	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662638. Member loan 662638 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	cincinnati water works	Debt-to-income ratio:	18.76%
Length of employment:	10+ years	Location:	cincinnati, OH

Home town:
Current & past employers:	cincinnati water works
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,937.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for cincinnati water works?	dispatcher

Member Payment Dependent Notes Series 662674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662674	$8,000	$8,000	12.68%	1.00%	January 31, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662674. Member loan 662674 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	city of richland	Debt-to-income ratio:	5.93%
Length of employment:	10+ years	Location:	richland, WA

Home town:
Current & past employers:	city of richland
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > I plan to pay off my bills, this payment will be lower than all my monthly payment combined, I have worked at my job for almost 12 years now.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,336.00	Public Records On File:	1
Revolving Line Utilization:	39.70%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the city of richland?	I work for public works Solid Waste department
Reason for Public Record Chapter 7/13 Bankruptcy Filing 116-months ago? Final disposition was?	It has been so long I cant remeber I have the paper work at home I am at work,I think it was october of 2001
Hi borrower. I'm interested helping fund your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income per month, or per year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Shorter term (Approximate number years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	No spouse income I maked 33,275 last year. I would like to pay the loan off earlier if possible.2-3 yaers
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 103,000 it appraised for 135,000

Member Payment Dependent Notes Series 662696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662696	$2,400	$2,400	12.23%	1.00%	February 1, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662696. Member loan 662696 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,369 / month
Current employer:	YMCA	Debt-to-income ratio:	8.33%
Length of employment:	< 1 year	Location:	Chula Vista, CA

Home town:
Current & past employers:	YMCA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > A minor debt consolidation loan to pay off a dental bill in full because I would much rather deal with lending club than the medical billing company, better interest rate and customer service.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,793.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 662722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662722	$3,600	$3,600	6.92%	1.00%	January 31, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662722. Member loan 662722 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Northeast Georgia Health Systems	Debt-to-income ratio:	23.69%
Length of employment:	4 years	Location:	Cornelia, GA

Home town:
Current & past employers:	Northeast Georgia Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > Greetings ! I am a hard working RN with a good, secure job in a busy intensive care unit. I am trying very hard to become debt-free and will use this money to pay on a Discover card balance. I sincerely appreciate your consideration of this loan request. My goal is to oneday become a LC invester rather than a borrower. Thanks in advance.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	42
Revolving Credit Balance:	$31,785.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you please comment on your delinquency 42 months ago? Lending Club doesn't provide any further details. Thank you.	Type your answer here. Yes, egal, I will be happy to. I bought a small table at Pier One and charged it on my Pier One card (which I rarely used and had a zero balance). I was finishing up a nursing travel assignment and was in the process of moving (travel nursing agencies provide housing while on assignment). In the process of moving out of the apartment and relocating, I completely forgot about the charge I had made. Although I had formally filed a forwarding address with the USPO, the Pier One statement was never forwarded. I was never contacted by Pier One either by phone, e-mail, or a second statement. It was more than 30 days deliquent when I remembered that I had charged the table and had never gotten a bill for it. It was an honest mistake. I tried to have this removed from my credit report due to the circumstances of not receiving a statement ( nor a courtesy call or e-mail), but Pier One would not budge. I hope this clears it up for you. It is the only deliquency I have ever had. Thanks.

Member Payment Dependent Notes Series 662747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662747	$4,000	$4,000	10.74%	1.00%	January 31, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662747. Member loan 662747 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	n/a	Debt-to-income ratio:	1.97%
Length of employment:	n/a	Location:	Overland Park, KS

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > To consolidate debt. Borrower added on 01/27/11 > To restructure existing debt and for investment purposes. Borrower added on 01/28/11 > It is my goal to pay off early because of guaranteed income from VA disability and Social Security benefits.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,869.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	VA Disability/SSA
Hello, Please provide a description of the debt you wish to consolidate (amounts, interest rates and payment amounts) Also, what is the source of your income? Thank you.	Credit card debt approx. $3000. Plus, $1000 for investment purposes. Income VA disability/SSA approx $3300/mo.

Member Payment Dependent Notes Series 662969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662969	$1,400	$1,400	13.80%	1.00%	February 1, 2011	February 10, 2016	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662969. Member loan 662969 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,458 / month
Current employer:	Fidelity investments	Debt-to-income ratio:	6.26%
Length of employment:	2 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	Fidelity investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > I want to purchase a computer that my local computer store is holding for me. and doing some minor repairs to my truck. I would be able and willing to use my tax return to pay off the loan asap if required.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,502.00	Public Records On File:	1
Revolving Line Utilization:	56.50%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Fidelity investments, and where did you work before that?	I am a phone representative supporting large market payroll clients IE.....Fidelity,Bank of America, ABB, BASF, The Hartford.
What kind of computer are you getting?	The computer I want to get was actually made at the local comp store that i trust and where i take my computer if I can't fix a problem. It would cost me more if i was to build it myself and it will be much faster than the one I have now (which I will give to my mom when I get the faster one). The specifics that I'm interested in are below: Processor: Intel core i7860 Memory: 4 G Graphics: Nvidia 9800 GT Hard drive: 250 G Windows 7 I hope this is enough information.

Member Payment Dependent Notes Series 663723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663723	$6,000	$6,000	11.11%	1.00%	February 1, 2011	February 11, 2014	February 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663723. Member loan 663723 was requested on January 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,917 / month
Current employer:	Apple, Inc	Debt-to-income ratio:	8.66%
Length of employment:	1 year	Location:	Centennial, CO

Home town:
Current & past employers:	Apple, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/11 > I plan to use these funds to pay off my credit card debt. I have never defaulted on a loan, or missed a payment on a card or other monthly payment. My monthly budget is much higher than the monthly payment and my job is extremely secure. Probably one of the most secure jobs in the country.

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,163.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Apple? What are the 2 credit inquiries in the last 6 months for? Thank you!	I work in Apple retail. The inquiries are for, I believe, a credit card, and a car.

Prospectus Supplement (Sales Report) No. 4 dated February 1, 2011